As filed with the Securities and Exchange Commission on May 26, 2005
Registration No. 333-123667

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FEDERATED DEPARTMENT STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	5311	13-3324058
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 West Seventh Street
Cincinnati, Ohio 45202
(513) 579-7000
and
151 West 34th Street
New York, New York 10001
(212) 494-1602
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Dennis J. Broderick, Esq.
Senior Vice President, General Counsel and Secretary
Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202
(513) 579-7000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Lyle G. Ganske, Esq. Christopher J. Hewitt, Esq. Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114-1190 (216) 586-3939	Alan E. Charlson, Esq. Senior Vice President and General Counsel The May Department Stores Company 611 Olive Street St. Louis, Missouri 63101 (314) 342-6300	J. Michael Schell, Esq. Neil P. Stronski, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

     Approximate date of commencement of proposed sale to public: As soon as practicable following the effective date of this registration statement and the date on which all other conditions to the merger of The May Department Stores Company with and into Milan Acquisition LLC pursuant to the merger agreement described in the enclosed document have been satisfied or waived.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/ prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/ prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 26, 2005
PRELIMINARY COPY
TO THE STOCKHOLDERS OF
FEDERATED DEPARTMENT STORES, INC. AND
THE MAY DEPARTMENT STORES COMPANY
      Federated Department Stores, Inc., which is referred to as Federated, and The May Department Stores Company, which is referred to as May, have entered into an agreement and plan of merger whereby Federated will acquire May. In the merger, May stockholders will receive 0.3115 shares of Federated common stock and $17.75 in cash for each share of May common stock they own. Upon completion of the merger, we estimate that May’s former stockholders will own approximately 97 million, or approximately 36%, of the then-outstanding shares of Federated common stock. Federated’s stockholders will continue to own their existing shares, which will not be affected by the merger. Shares of Federated common stock are listed on the New York Stock Exchange under the symbol “FD.” Upon completion of the merger, May common stock, which is listed on the New York Stock Exchange under the symbol “MAY,” will be delisted.
      We are each holding our annual meeting of stockholders in order to obtain those approvals necessary to consummate the merger and to approve certain other matters as described in this joint proxy statement/ prospectus. Information about these meetings, the merger and other business to be considered by Federated and May stockholders is contained in this joint proxy statement/ prospectus. We urge you to read this joint proxy statement/ prospectus, and the documents incorporated by reference into this joint proxy statement/ prospectus, carefully and in their entirety, in particular, see “Risk Factors” beginning on page 22.
      We are very excited about the opportunities the proposed merger brings to both May and Federated stockholders, and we thank you for your consideration and continued support.

Terry J. Lundgren Chairman, President and Chief Executive Officer Federated Department Stores, Inc.	John L. Dunham Chairman, President and Chief Executive Officer The May Department Stores Company
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/ prospectus. Any representation to the contrary is a criminal offense.
This joint proxy statement/ prospectus is dated May 31, 2005, and is first being mailed to May and Federated stockholders on or about May 31, 2005.

REFERENCES TO ADDITIONAL INFORMATION
      Except where we indicate otherwise, as used in this joint proxy statement/ prospectus, “Federated” refers to Federated and its consolidated subsidiaries and “May” refers to May and its consolidated subsidiaries. This joint proxy statement/ prospectus incorporates important business and financial information about Federated and May from documents that each company has filed with the Securities and Exchange Commission, referred to as the SEC, but that have not been included in or delivered with this joint proxy statement/ prospectus. This joint proxy statement/ prospectus incorporates the annual report on Form 10-K of Federated for the fiscal year ended January 29, 2005, and the annual report on Form 10-K/A of May for the fiscal year ended January 29, 2005. If you are a May stockholder, the May annual report is delivered with this joint proxy statement/ prospectus. If you are a Federated stockholder, the Federated annual report is delivered with this joint proxy statement/ prospectus. For a list of documents incorporated by reference into this joint proxy statement/ prospectus and how you may obtain them, see “Where You Can Find More Information” beginning on page 185.
      This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this joint proxy statement/ prospectus by accessing the SEC’s website maintained at “www.sec.gov.”
      In addition, Federated’s SEC filings are available to the public on Federated’s website, www.fds.com/corporategovernance, and May’s filings with the SEC are available to the public on May’s website, www.mayco.com. Information contained on Federated’s website, May’s website or the website of any other person is not incorporated by reference into this joint proxy statement/ prospectus, and you should not consider information contained on those websites as part of this joint proxy statement/ prospectus.
      Federated will provide you with copies of this information relating to Federated, without charge, if you request them in writing or by telephone from:
Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202
Attention: Investor Relations
(513) 579-7780
      May will provide you with copies of this information relating to May, without charge, if you request them in writing or by telephone from:
The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101
Attention: Investor Relations
(314) 342-6300
      If you would like to request documents, please do so by July 6, 2005, in order to receive them before the annual meetings.
      Federated has supplied all information contained in or incorporated by reference in this joint proxy statement/ prospectus relating to Federated, and May has supplied all information contained in or incorporated by reference in this joint proxy statement/ prospectus relating to May.

THE MAY DEPARTMENT STORES COMPANY
611 Olive Street
St. Louis, Missouri 63101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 13, 2005
To our fellow Stockholders and Holders of ESOP preference shares of
The May Department Stores Company:
      We will hold our 2005 annual meeting of stockholders at 10:00 a.m., Eastern Daylight Savings Time, on July 13, 2005, at The Pierre-New York, 2 East 61st Street, New York, New York 10021, unless postponed or adjourned to a later date. The May annual meeting will be held for the following purposes:

1. To approve and adopt the Agreement and Plan of Merger, dated as of February 27, 2005, by and among May, Federated Department Stores, Inc. and Milan Acquisition LLC, a wholly owned subsidiary of Federated, and the transactions contemplated by the merger agreement, including the merger, pursuant to which May will merge with Milan Acquisition LLC, on the terms and subject to the conditions contained in the merger agreement, and each outstanding share of May common stock would be converted into the right to receive $17.75 in cash and 0.3115 shares of Federated common stock. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/ prospectus;

2. To elect four members of May’s board of directors;

3. To adopt an amendment to May’s amended and restated certificate of incorporation to provide for the annual election of directors;

4. To ratify the appointment of Deloitte & Touche LLP as May’s independent registered public accounting firm for the fiscal year ending January 28, 2006;

5. To approve adjournments or postponements of the May annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the May annual meeting to approve the above proposals; and

6. To consider and take action upon any other business that may properly come before the May annual meeting or any reconvened meeting following an adjournment or postponement of the May annual meeting.
      These items of business are described in the accompanying joint proxy statement/ prospectus. Only stockholders of record at the close of business on May 20, 2005, are entitled to notice of the May annual meeting and to vote at the May annual meeting and any adjournments or postponements of the May annual meeting.
      May’s board of directors approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, on February 27, 2005, and determined that the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, May and its stockholders. May’s board of directors recommends that you vote FOR the adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.
      May’s board of directors also recommends that you vote FOR the other May annual meeting proposals, all of which are described in detail in the accompanying joint proxy statement/ prospectus. Approval of the other May annual meeting proposals is not a condition to the merger.
      Under Delaware law, appraisal rights will be available to May stockholders of record who vote against approval and adoption of the merger agreement. To exercise your appraisal rights, you must strictly follow the procedures prescribed by Delaware law. These procedures are summarized in the accompanying joint proxy statement/ prospectus.

      Your vote is very important. Whether or not you plan to attend the May annual meeting in person, please complete, sign and date the enclosed proxy card(s) or voting instruction card(s) as soon as possible and return it in the postage-prepaid envelope provided, or vote your shares by telephone or over the Internet as described in the accompanying joint proxy statement/ prospectus. Completing a proxy now will not prevent you from being able to vote at the annual meeting by attending in person and casting a vote. However, if you do not return or submit the proxy or vote in person at the annual meeting, the effect will be the same as a vote against the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

By order of the board of directors,

Richard A. Brickson
Secretary and Senior Counsel
      Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card or voting instruction card.

If you have questions, contact:
The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101
Attention: Investor Relations
(314) 342-6300

St. Louis, Missouri, May 31, 2005
Your vote is important. Please complete, date, sign and return your proxy card(s) or voting instruction card(s), or, if available, vote your shares by telephone or over the Internet at your earliest convenience so that your shares are represented at the meeting.

FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street
Cincinnati, Ohio 45202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 13, 2005
To our fellow Stockholders of Federated Department Stores, Inc.:
      The annual meeting of stockholders of Federated Department Stores, Inc. (“Federated”) will be held at 11:00 a.m., Eastern Daylight Savings Time, on July 13, 2005, at Federated’s corporate offices located at 7 West Seventh Street, Cincinnati, Ohio 45202, unless postponed or adjourned to a later date. The Federated annual meeting will be held for the following purposes:

1. To authorize the issuance of Federated common stock pursuant to the terms of the Agreement and Plan of Merger, dated as of February 27, 2005, by and among The May Department Stores Company, Federated and Milan Acquisition LLC, a wholly owned subsidiary of Federated, pursuant to which May will merge with Milan Acquisition LLC on the terms and subject to the conditions contained in the merger agreement. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/ prospectus;

2. To elect three Class II members of Federated’s board of directors;

3. To adopt an amendment to Federated’s certificate of incorporation to provide for the annual election of directors;

4. To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending January 28, 2006;

5. To approve adjournments or postponements of the Federated annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Federated annual meeting to approve the above proposals; and

6. To consider and take action upon any other business that may properly come before the Federated annual meeting or any reconvened meeting following an adjournment or postponement of the Federated annual meeting.
      These items of business are described in the accompanying joint proxy statement/ prospectus. Only stockholders of record at the close of business on May 20, 2005, are entitled to notice of the Federated annual meeting and to vote at the Federated annual meeting and any adjournments or postponements of the Federated annual meeting.
      Federated’s board of directors approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, on February 27, 2005, and determined that the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Federated and its stockholders. Federated’s board of directors recommends that you vote FOR the issuance of Federated common stock pursuant to the merger agreement.
      Federated’s board of directors also recommends that you vote FOR the other Federated annual meeting proposals, all of which are described in detail in the accompanying joint proxy statement/ prospectus. Approval of the other Federated annual meeting proposals is not a condition to the merger.
      Your vote is very important. Whether or not you plan to attend the Federated annual meeting in person, please complete, sign and date the enclosed proxy card(s) or voting instruction card(s) as soon as possible and return it in the postage-prepaid envelope provided, or vote your shares by telephone or over the Internet as described in the accompanying joint proxy statement/ prospectus. Completing a proxy now will not prevent you from being able to vote at the annual meeting by attending in person and casting a vote. However, if you do not return or submit the proxy or vote in person at the annual meeting you could negatively effect the outcome of the proposal to approve the issuance of Federated common stock in the merger.

By order of the board of directors,

Dennis J. Broderick
Senior Vice President, General Counsel and Secretary
      Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card or voting instruction card.

If you have questions, contact:
Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202
Attention: Investor Relations
(513) 579-7780
Call Toll-Free: (800) 261-5385

Cincinnati, Ohio, May 31, 2005
Your vote is important. Please complete, date, sign and return your proxy card(s) or voting instruction card(s) or, if available, vote your shares by telephone or over the Internet at your earliest convenience so that your shares are represented at the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETINGS AND THE MERGER
      The following questions and answers briefly address some commonly asked questions about the annual meetings and the merger. They may not include all the information that is important to you. Federated and May urge you to read carefully this entire joint proxy statement/ prospectus, including the annexes and the other documents to which we have referred you. We have included page references in certain parts of this summary to direct you to a more detailed description of each topic presented elsewhere in this joint proxy statement/ prospectus.
The Merger

Q:	Why am I receiving this joint proxy statement/ prospectus?

A:	May and Federated have agreed to the acquisition of May by Federated under the terms of a merger agreement that is described in this joint proxy statement/ prospectus. A copy of the merger agreement is attached to this joint proxy statement/ prospectus as Annex A.

In order to complete the merger, Federated stockholders must vote to approve the issuance of shares of Federated common stock in the merger and May stockholders must approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger. May and Federated will hold separate meetings of their respective stockholders to obtain these approvals, as well as to consider various other proposals unrelated to the transaction.

This joint proxy statement/ prospectus contains important information about the merger, the merger agreement and the annual meetings of the respective stockholders of May and Federated, which you should read carefully. The enclosed voting materials allow you to vote your shares without attending your respective company’s annual meeting.

Your vote is very important. We encourage you to vote as soon as possible.

Q:	What is the proposed transaction for which I am being asked to vote?

A:	May stockholders are being asked to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger. The approval of this proposal by May stockholders is a condition to the effectiveness of the merger. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 111.

Federated stockholders are being asked to authorize the issuance of Federated common stock pursuant to the terms of the merger agreement at the Federated annual meeting. The approval of this proposal by the Federated stockholders is a condition to the effectiveness of the merger. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 111.

Q:	What are the positions of the May and Federated boards of directors regarding the merger?

A:	Both boards of directors have approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, their respective company and stockholders. The May board of directors recommends that the May stockholders vote FOR the proposal to adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the May annual meeting. The Federated board of directors recommends that the Federated stockholders vote FOR the proposal to authorize the issuance of Federated common stock pursuant to the terms of the merger agreement at the Federated annual meeting. See “The Merger — Federated’s Reasons for the Merger and Recommendation of Federated’s Board of Directors” beginning on page 55 and “The Merger — May’s Reasons for the Merger and Recommendation of May’s Board of Directors” beginning on page 51.

Q:	What vote is needed by May stockholders to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the May annual meeting?

A:	The approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of a majority of the outstanding shares of May common stock and May Employee Stock Ownership Plan preference stock, which are referred to as ESOP preference shares, entitled to vote, voting together as one class. If a May stockholder does not vote, it will have the same effect as a vote against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. See “The May Annual Meeting — Quorum and Voting Rights” beginning on page 29.

Q:	What vote is needed by Federated stockholders to authorize the issuance of Federated common stock pursuant to the terms of the merger agreement at the Federated annual meeting?

A:	The authorization of the issuance of Federated common stock pursuant to the terms of the merger agreement requires the affirmative vote of at least a majority of the votes cast by the holders of outstanding shares of Federated common stock present (in person or by proxy) at the Federated annual meeting, where the holders of at least a majority of all outstanding shares of Federated common stock vote on the proposal. If a Federated stockholder does not vote, it will not have the same effect as a vote against the merger agreement. However, it can negatively affect the vote on such proposal if their failure to be counted results in less than a majority in interest of all outstanding shares of Federated common stock being voted on such proposal. See “The Federated Annual Meeting — Quorum and Voting Rights” beginning on page 37.

Q:	Where does Federated common stock trade?

A:	Shares of Federated common stock trade on the New York Stock Exchange under the symbol “FD.”

Q:	When do you expect to complete the merger?

A:	If the merger agreement and the transactions contemplated by the merger agreement, including the merger, are approved and adopted at the May annual meeting and the issuance of Federated common stock is authorized at the Federated annual meeting, we expect to complete the merger as soon as possible after the satisfaction of the other conditions to the merger. There may be a substantial period of time between the approval of the proposals by stockholders at the annual meetings of May’s and Federated’s stockholders and the effectiveness of the merger. We currently anticipate that the merger will be completed in the third quarter of 2005. See “The Merger Agreement — The Merger; Closing” on page 96.

Q:	Should I send in my stock certificates now?

A:	No. If the merger is completed, Federated will send May stockholders written instructions for sending in their stock certificates. See “The May Annual Meeting — Proxy Solicitations” on page 35 and “The Merger Agreement — Exchange of Shares” on page 99. Federated stockholders will not need to send in their stock certificates.

Q:	Who can answer my questions about the merger?

A:	If you have any questions about the merger or your annual meeting, need assistance in voting your shares, or need additional copies of this joint proxy statement/ prospectus or the enclosed proxy card(s) or voting instructions, you should contact:

Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202
Attention: Investor Relations
Telephone: (513) 579-7780

or

The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101
Attention: Investor Relations
Telephone: (314) 342-6300
Other Federated Annual Meeting Proposals

Q:	On what other proposals am I being asked to vote at the Federated annual meeting?

A:	At Federated’s annual meeting, in addition to voting upon the issuance of Federated stock pursuant to the merger agreement, Federated stockholders will be asked:

• To elect three Class II members of Federated’s board of directors;

• To adopt an amendment to Federated’s Certificate of Incorporation to provide for the annual election of directors;

• To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending January 28, 2006;

• To approve adjournments or postponements of the Federated annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Federated annual meeting to approve the above proposals; and

• To consider and take action upon any other business that may properly come before the Federated annual meeting (or any reconvened meeting) following an adjournment or postponement of the Federated annual meeting.

See “The Federated Annual Meeting — Purposes of the Federated Annual Meeting” beginning on page 36.

Q:	What vote is necessary to approve the other proposals at the Federated annual meeting?

A:	The election of three Class II members of Federated’s board of directors requires the affirmative vote of a plurality of the shares of Federated common stock present in person or represented by proxy at the Federated annual meeting and entitled to vote.

The proposal to amend Federated’s certificate of incorporation to adopt a system for the annual election of all Federated directors requires the affirmative vote of a majority of all outstanding shares of Federated common stock to take effect in accordance with the schedule more fully described in the proposal.

The ratification of the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending January 28, 2006, requires the affirmative vote of the holders of a majority of Federated common stock present in person or represented by proxy entitled to vote and actually voted at the Federated annual meeting.

A proposal to approve adjournments or postponements of the Federated annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Federated annual meeting to approve the above proposals requires the affirmative vote of the holders of a majority of Federated common stock present in person or represented by proxy entitled to vote and actually voted at the Federated annual meeting.
Other May Annual Meeting Proposals

Q:	On what other proposals am I being asked to vote at the May annual meeting?

A:	At May’s annual meeting, in addition to voting upon the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. May stockholders will be asked:

• To elect four members of May’s board of directors;

• To adopt an amendment to May’s amended and restated certificate of incorporation to provide for the annual election of directors;

• To ratify the appointment of Deloitte & Touche LLP as May’s independent registered public accounting firm for the fiscal year ending January 28, 2006;

• To approve adjournments or postponements of the May annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the May annual meeting to approve the above proposals; and

• To consider and take action upon any other business that may properly come before the May annual meeting (or any reconvened meeting) following an adjournment or postponement of the May annual meeting.

See “The May Annual Meeting — Purposes of the May Annual Meeting” on page 29.

Q:	What vote is necessary to approve the other proposals at the May annual meeting?

A:	The election of the four members of May’s board of directors requires the affirmative vote of a plurality of the shares of May common stock and ESOP preference shares, voting together as one class, present in person or represented by proxy at the May annual meeting and entitled to vote.

The proposal to amend May’s amended and restated certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of May common stock and ESOP preference shares, voting together as one class.

Ratification of the appointment of Deloitte & Touche LLP as May’s independent registered public accounting firm for the fiscal year ending January 28, 2006, requires the affirmative vote of the holders of a majority of the shares of May common stock and ESOP preference shares, voting together as one class, present in person or represented by proxy and entitled to vote at the May annual meeting.

A proposal to approve adjournments or postponements of the May annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the May annual meeting to approve the above proposals requires the affirmative vote of a majority of the shares of May common stock and ESOP preference shares, voting together as one class, present in person or represented by proxy and entitled to vote at the May annual meeting.
Procedures

Q:	When and where are the annual meetings?

A:	The May annual meeting will be held at The Pierre-New York, 2 East 61st Street, New York, New York 10021, on July 13, 2005.

The Federated annual meeting will be held at Federated’s corporate offices, 7 West Seventh Street, Cincinnati, Ohio 45202, on July 13, 2005.

Q:	What should I do now?

A:	You should read this joint proxy statement/ prospectus carefully, including the annexes, and return your completed, signed and dated proxy card(s) or voting instruction card(s) by mail in the enclosed postage-paid envelope or, if available, by submitting your proxy by telephone or over the Internet as soon as possible so that your shares will be represented and voted at your annual meeting.

Q:	If I am going to attend my annual meeting, should I return my proxy card(s) or voting instruction card(s)?

A:	Yes. Returning your signed and dated proxy card(s) or voting instruction card(s) or voting by telephone or over the Internet, if available, ensures that your shares will be represented and voted at your annual meeting. See “Summary — Voting; Proxies” beginning on page 9, “The May Annual Meeting — How to Vote” on page 34 and “The Federated Annual Meeting — How to Vote” beginning on page 42.

Q:	What does it mean if I receive multiple proxy cards?

A:	Your shares may be registered in more than one account, such as brokerage accounts and 401(k) accounts. It is important that you complete, sign, date and return each proxy card or voting instruction card you receive, or, if available, vote using the telephone or the Internet as described in the instructions included with your proxy card(s) or voting instruction card(s).

Q:	Where can I find more information about Federated and May?

A:	You can find more information about Federated and May from various sources described under “Where You Can Find More Information” beginning on page 185.

SUMMARY
      This summary of the material information contained in this joint proxy statement/ prospectus may not include all the information that is important to you. To understand fully the proposed merger, and for a more detailed description of the terms and conditions of the merger and certain other matters being considered at your annual meeting, you should read this entire joint proxy statement/ prospectus and the documents to which we have referred you. See “Where You Can Find More Information” beginning on page 185. We have included page references parenthetically in this summary to direct you to a more detailed description of each topic presented in this summary.
Information about Federated (beginning on page 117)
      Federated, a Delaware corporation, through its subsidiaries, operates 394 department stores and 65 furniture galleries and specialty stores. In addition, through its subsidiaries, Federated conducts direct-to-customer mail catalog and electronic commerce businesses. The stores are located in 34 states, Puerto Rico and Guam. Federated is headquartered in New York, New York and Cincinnati, Ohio and employs approximately 112,000 full-time and part-time employees.
Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202
Attention: Investor Relations
Telephone: (513) 579-7780
Information about May (beginning on page 144)
      May, a Delaware corporation, through its subsidiaries, operates seven regional department store divisions nationwide under 12 trade names and a bridal group that includes some of the most recognized names in the wedding industry. At January 29, 2005, May operated 491 department stores in 39 states and the District of Columbia, 239 David’s Bridal Stores in 45 states and Puerto Rico, 449 After Hours Formalwear stores in 31 states and 11 Priscilla of Boston stores in nine states. May is headquartered in St. Louis, Missouri and employs approximately 132,000 full-time and part-time employees.
The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101
Attention: Investor Relations
Telephone: (314) 342-6300
The Merger (beginning on page 44)

General
      On February 27, 2005, the boards of directors of May and Federated each approved the merger of May with a newly formed and wholly owned subsidiary of Federated, which is referred to as Merger Sub, upon the terms and subject to the conditions contained in the merger agreement. The surviving company of the merger will become a wholly owned subsidiary of Federated.
      May and Federated both believe that the merger will provide substantial strategic and financial benefits to the stockholders of both companies by creating one of the largest retail chains in the United States. In addition, May is also proposing the merger to provide its stockholders with the opportunity to receive a premium for their shares (0.42% over the closing price of May common stock on February 25, 2005, the last full trading day before the announcement of the merger, and 27.5% over the closing price of May common stock on January 14, 2005, the last full trading day before reports in the press regarding a potential transaction between May and Federated), and to offer May stockholders the opportunity to participate in the growth and opportunities of the combined companies by receiving Federated common stock in the merger. To review the reasons for the merger in greater detail, see “The Merger — Federated’s Reasons for the Merger and

Recommendation of Federated’s Board of Directors” beginning on page 55 and “The Merger — May’s Reasons for the Merger and Recommendation of May’s Board of Directors” beginning on page 51.
      We encourage you to read the merger agreement, which governs the merger and is attached as Annex A to this joint proxy statement/ prospectus, because it sets forth the terms of the merger of May with Merger Sub.

Merger Consideration
      Holders of May common stock (other than May, Federated and dissenting May stockholders who properly exercise their appraisal rights) will be entitled to receive for each share of May common stock:

•	$17.75 in cash, without interest; and

•	0.3115 fully paid, nonassessable shares of Federated common stock.
      As a result, Federated will issue approximately 97 million shares of Federated common stock and approximately $5.5 billion in cash in the merger based upon the number of shares of May common stock outstanding on the record date of the May annual meeting and assuming full conversion of the ESOP preference shares as of such date. We refer to the stock and cash consideration to be paid to May stockholders by Federated as the merger consideration.
      The total value of the merger consideration that a May stockholder receives in the merger may vary. The value of the cash portion of the merger consideration is fixed at $17.75 for each share of May common stock. The value of the stock portion of the merger consideration is not fixed and will depend upon the value of 0.3115 shares of Federated common stock. This value may be ascertained by multiplying the trading price of Federated common stock by 0.3115.
      If the total value of the Federated common stock to be received in the merger falls below 40% of the total consideration paid on the closing date, the merger may be taxable for federal income tax purposes. In that event, Federated may elect to pay more in Federated common stock to maintain the nontaxable status of the merger or, if Federated does not so elect, May may elect to increase the cash consideration received in the merger for each share of May common stock to $18.75. Under the merger agreement, there are no other circumstances in which the exchange ratio or the cash consideration increases. Federated and May will issue a joint press release if either the exchange ratio or the cash consideration increases. See “Risk Factors — If the total value of the Federated common stock to be received falls below 40% of the total consideration, May stockholders could be required to accept $18.75 per share in cash and 0.3115 shares of Federated common stock in a transaction that is currently taxable to such May stockholders” beginning on page 24.
      Federated will fund the cash portion of the merger consideration from cash on hand, cash from operations, borrowings under existing or new credit facilities, the issuance of long-term debt or other securities or a combination of the foregoing. Federated may also sell a portion of its or May’s credit card related assets and proceeds from such a transaction may be used to fund the cash portion, or to repay debt incurred to fund the cash portion, of the merger consideration.

May Equity Awards
      In general, upon completion of the merger, options to purchase shares of May common stock granted by May to its employees will be assumed by Federated and converted into options to purchase shares of Federated common stock. Federated has agreed to assume each of May’s stock option plans at the effective time of the merger. Each unvested May stock option outstanding under any May stock option plan will become fully vested and exercisable in connection with the merger, as described herein.
      Restricted shares of May common stock granted by May to its employees and directors will become fully vested in connection with the merger and the holders of those shares will be entitled to receive the merger consideration with respect to those shares upon completion of the merger.

      For a full description of the treatment of May equity awards, see “The Merger — Interests of May Directors and Executive Officers in the Merger — Equity-Based Awards” beginning on page 84.

May ESOP Preference Shares
      In connection with the merger and in accordance with the terms and conditions of the May ESOP preference shares, each issued and outstanding May ESOP preference share will be converted immediately prior to the effectiveness of the merger into shares of May common stock, and such shares of May common stock will be converted into the merger consideration upon completion of the merger, as described herein.
Opinions of our Financial Advisors (beginning on page 57 for May and 75 for Federated)
      Opinions of May’s Financial Advisors. In deciding to approve the merger agreement, the May board of directors considered the opinion of May’s financial advisor, Morgan Stanley & Co. Incorporated, which is referred to as Morgan Stanley. The May board of directors received a written opinion from Morgan Stanley to the effect that, as of February 27, 2005, and based upon and subject to the various considerations, assumptions and limitations described in its opinion, the merger consideration to be received by holders of shares of May common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of Morgan Stanley’s written opinion is attached to this joint proxy statement/ prospectus as Annex B. May encourages you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Morgan Stanley’s opinion is addressed to the May board of directors and is one of many factors considered by the May board of directors in deciding to approve the merger. Morgan Stanley’s opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or whether such stockholders should take any other action relating to the transaction. For its services, Morgan Stanley will be entitled to receive a transaction fee, the principal portion of which is payable upon the completion of the transaction.
      In deciding to approve the merger agreement, the May board of directors also considered the opinion of May’s financial advisor, Peter J. Solomon Company, L.P., which is referred to as Peter J. Solomon Company or PJSC. The May board of directors received a written opinion from Peter J. Solomon Company to the effect that, as of February 27, 2005, and based upon and subject to the various assumptions made, matters considered and limitations described in its opinion, the consideration proposed to be received by holders of May common stock in connection with the merger was fair from a financial point of view to such holders. The full text of Peter J. Solomon Company’s written opinion is attached to this joint proxy statement/ prospectus as Annex C. May encourages you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Peter J. Solomon Company’s opinion is addressed to the May board of directors and is one of many factors considered by the May board of directors in deciding to approve the merger. Peter J. Solomon Company’s opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger. Under the terms of its engagement with May, Peter J. Solomon Company received a customary fee for its financial advisory services in connection with the merger, all of which was payable upon the delivery of Peter J. Solomon Company’s opinion.
      Opinion of Federated’s Financial Advisor. Goldman, Sachs & Co., which is referred to as Goldman Sachs, acted as financial advisor to Federated in connection with the transaction. Goldman Sachs delivered an oral opinion to Federated’s board of directors, subsequently confirmed in writing, to the effect that, as of February 27, 2005, and based upon and subject to the factors and assumptions set forth in the opinion, the $17.75 in cash and 0.3115 shares of Federated common stock to be paid by Federated for each outstanding share of May common stock pursuant to the merger agreement was fair, from a financial point of view, to Federated. The full text of the written opinion of Goldman Sachs, dated February 27, 2005, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this joint proxy statement/ prospectus. Goldman Sachs provided its opinion for the information and assistance of Federated’s board of directors in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Federated common stock should vote with respect to the merger. For its services, Goldman Sachs will be entitled to receive a transaction fee, the principal portion of which is payable upon the completion of the transaction.
Record Date; Outstanding Shares; Shares Entitled to Vote (beginning on page 29 for May and 37 for Federated)
      Federated Stockholders. The record date for the meeting for Federated stockholders was May 20, 2005. This means that you must have been a stockholder of record of Federated’s common stock at the close of business on May 20, 2005, in order to vote at the annual meeting. You are entitled to one vote for each share of common stock you own. On Federated’s record date, 170,112,496 shares of common stock were outstanding. This number excludes shares held in the treasury of Federated or by subsidiaries of Federated, which carry no votes.
      May Stockholders. The record date for the meeting for May stockholders was May 20, 2005. This means that you must have been a stockholder of record of May’s common stock or of May’s ESOP preference shares at the close of business on May 20, 2005, in order to vote at the annual meeting. You are entitled to one vote for each share of common stock you own. On May’s record date, May’s voting securities carried 311,993,938 votes, which consisted of 299,443,318 shares of common stock (excluding 21,012,176 shares of treasury stock) and 371,457 ESOP preference shares, which carry 12,550,620 votes.
Voting; Proxies (beginning on page 32 for May and 41 for Federated)

General
      You may vote your shares by signing, dating and mailing the enclosed proxy card(s) or voting instruction card(s), or, if available, by voting by telephone or over the Internet. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in “street name” to direct their vote by the Internet or telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this joint proxy statement/ prospectus. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the voting instructions enclosed with the proxy form from the bank or brokerage firm.
      If you participate in May’s profit sharing plan, you will receive a voting instruction card for the May common stock and ESOP preference shares allocated to your accounts in that plan. Under the terms of the plan, the plan trustee must receive your voting instructions by 11:59 p.m., Eastern Daylight Savings Time on July 8, 2005.
      If you participate in Federated’s Profit Sharing 401(k) Investment Plan, you will receive a voting instruction card for your proportional interest in any Federated shares in that plan. Under the terms of the plan, the plan trustee must receive your voting instructions by 5:00 p.m., Eastern Daylight Savings Time on July 11, 2005.

How Proxies Will Be Voted
      If you complete, sign and date your proxy card(s) or voting instruction card(s), or, if available, vote by telephone or the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) or voting instruction card(s) but do not indicate how you want to vote at your annual meeting, your proxy will be voted FOR each of the proposals presented at your annual meeting.

Changing Your Vote
      If you are a record holder of May common stock, May ESOP preference shares or Federated common stock, you can change your vote by:

•	sending a written notice to the corporate secretary of the company in which you hold shares that is received prior to your annual meeting and states that you revoke your proxy;

•	signing and delivering a new proxy card(s) or voting instruction card(s) bearing a later date;

•	if available, voting again by telephone or over the Internet and submitting your proxy so that it is received prior to your annual meeting; or

•	attending your annual meeting and voting in person, although your attendance alone will not revoke your proxy.
      If your shares are held in a “street name” account, you must contact your broker, bank or other nominee to change your vote.

Voting Shares Held in Street Name
      If a broker, bank or other nominee holds your common stock for your benefit but not in your own name, your shares are in “street name.” In that case, your broker, bank or other nominee will send you a voting instruction form to use in voting your shares. The availability of Internet and telephone voting depends on the voting procedures of your broker, bank or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in street name and you wish to vote in person at your annual meeting, you must contact your broker, bank or other nominee and request a document called a “legal proxy.” You must bring this legal proxy to your respective annual meeting in order to vote in person.
      Generally, a broker, bank or other nominee may only vote the common stock that it holds in street name for you in accordance with your instructions. However, if your broker, bank or other nominee has not received your instructions, your broker, bank or other nominee has the discretion to vote on certain matters that are considered routine. A “broker non-vote” occurs if your broker, bank or other nominee cannot vote on a particular matter because your broker, bank or other nominee has not received instructions from you and because the proposal is not routine. See “The May Annual Meeting — Voting; Proxies — Voting Shares Held in Street Name” beginning on page 33 and “The Federated Annual Meeting — Voting; Proxies — Voting Shares Held in Street Name” beginning on page 41.

Abstaining from Voting
      Depending upon the nature of the proposal, abstentions will either not be counted and therefore have no effect on the proposal or will have the same effect as a vote against the proposal. See “The May Annual Meeting — Voting; Proxies — Abstaining from Voting” on page 34 and “The Federated Annual Meeting — Voting; Proxies — Abstaining from Voting” on page 42.
Stock Ownership of Directors and Executive Officers (beginning on page 144 for Federated and
170 for May)
      May. At the close of business on the record date for the May annual meeting, directors and executive officers of May and their affiliates beneficially owned and were entitled to vote approximately 1,067,940 shares of May common stock, collectively representing less than 1% of the shares of May common stock outstanding on that date.
      Federated. At the close of business on the record date for the Federated annual meeting, directors and executive officers of Federated and their affiliates beneficially owned and were entitled to vote approximately 151,585 shares of Federated common stock, collectively representing less than 1% of the shares of Federated common stock outstanding on that date.
Ownership of Federated After the Merger
      Based on the number of shares of Federated and May common stock outstanding on their respective record dates, after completion of the merger, Federated expects to issue approximately 97 million shares of Federated common stock and former May stockholders will own approximately 36% of the then-outstanding shares of Federated common stock.

Interests of May Directors and Executive Officers in the Merger (beginning on page 83)
      When considering the recommendation of its board of directors with respect to the merger agreement and the transactions contemplated by the merger agreement, including the merger, May stockholders should be aware that some directors and executive officers of May have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, their interests as stockholders and the interests of May stockholders generally. The May board of directors was aware of these interests during its deliberations on the merits of the merger and in deciding to recommend that you vote for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the May annual meeting. For a more detailed discussion of these interests, see “Risk Factors — Certain directors and executive officers of May have interests and arrangements that are different from, or in addition to, May stockholders” beginning on page 22 and “The Merger — Interests of May Directors and Executive Officers in the Merger” beginning on page 83.
Federated Board of Directors After the Merger (beginning on page 83)
      The members of the Federated board of directors who are in office immediately prior to the merger are expected to remain as members of the Federated board of directors after the completion of the merger. Federated will also select two individuals who were directors of May as of the date of the merger agreement and who are recommended by the Nominating and Corporate Governance Committee of Federated’s board of directors, and, if those individuals are willing to serve, Federated shall use its reasonable best efforts to appoint those individuals, at the effective time of the merger, to the Federated board of directors.
Listing of Federated Common Stock and Delisting of May Common Stock
      Application will be made to have the shares of Federated common stock issued in the merger approved for listing on the NYSE, where Federated common stock currently is traded under the symbol “FD.” If the merger is completed, May common stock will no longer be listed on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, and May will no longer file periodic reports with the SEC.
Appraisal Rights (beginning on page 88)
      Federated. Under Delaware law, holders of Federated common stock are not entitled to appraisal rights in connection with the issuance of Federated common stock in the merger or in connection with any other proposal to be voted on at the Federated annual meeting.
      May. Holders of May common stock who do not wish to accept the consideration payable pursuant to the merger may seek, under Section 262 of the DGCL, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more than, less than or the same as the merger consideration for the May common stock. Failure to strictly comply with all the procedures required by Section 262 of the DGCL will result in a loss of the right to appraisal.
      Merely voting against the merger will not preserve the right of May stockholders to appraisal under Delaware law. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. May stockholders who hold shares in the name of a broker or other nominee must instruct their nominee to take the steps necessary to enable them to demand appraisal for their shares.
      Holders of May common stock are not entitled to appraisal rights in connection with any other proposals to be voted on at the May annual meeting.
      Annex E to this joint proxy statement/ prospectus contains the full text of Section 262 of the DGCL, which relates to the rights of appraisal. We encourage you to read these provisions carefully and in their entirety.

Conditions to Completion of the Merger (beginning on page 111)
      Completion of the merger depends on a number of conditions being satisfied or waived. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 111.

Antitrust Clearance
      The completion of the merger is subject to compliance with the HSR Act. The notifications required under the HSR Act to the U.S. Federal Trade Commission, or the FTC, and the Antitrust Division of the U.S. Department of Justice, or the Antitrust Division, were filed on March 8, 2005. On April 7, 2005, Federated and May received from the FTC requests for additional information with respect to the proposed merger. As a result of the requests for additional information, the waiting period under United States federal antitrust law will be extended until 11:59 P.M. Eastern Daylight Savings Time on the 30th day after both Federated and May have substantially complied with the requests for additional information or such later time as is agreed among the parties and the FTC, unless the waiting period is earlier terminated because the FTC determines to close its review. In addition, Federated and May have agreed to provide the same information they are providing to the FTC to State Attorneys General that request, and agree to maintain the confidentiality of, such information.
      Federated and May have agreed to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law and regulations, including the HSR Act, to complete the merger as promptly as practicable, but in no event later than October 3, 2005, which date may be extended to August 31, 2006, in circumstances described below, in “The Merger Agreement — Termination of the Merger Agreement” beginning on page 113. We refer to this October 3, 2005 date, as it may be extended, as the outside date.
      Among other things, Federated and its subsidiaries have agreed to take any and all actions necessary to ensure that:

•	no requirement for non-action, a waiver, consent or approval of the FTC, the Antitrust Division, any State Attorney General or other governmental entity;

•	no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding; and

•	no other matter relating to any antitrust or competition law or regulation, would preclude completion of the merger by the outside date under the merger agreement, provided that in no event shall Federated be required to dispose of, or hold separate, assets of May, Federated or their respective subsidiaries which, in the aggregate, accounted for annual net sales for the most recently completed fiscal year exceeding $4 billion.
Termination of the Merger Agreement and Termination Fees (beginning on page 113)
      Before the effective time of the merger, the merger agreement may be terminated by the mutual written consent of Federated and May, or by either Federated or May under certain specified circumstances, including uncured material breaches of the merger agreement. Upon the termination of the merger agreement under certain circumstances, May or Federated may be required to pay a termination fee of up to $350 million to the other party. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 113 and “The Merger Agreement — Termination Fees” beginning on page 114.
No Solicitation by May (beginning on page 104)
      The merger agreement restricts the ability of May to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in May. However, if May receives an acquisition proposal from a third party that May’s board of directors determines in good faith (after consultation with its outside counsel and its financial advisor) constitutes a superior proposal or would reasonably be expected to lead to a superior proposal, May may furnish nonpublic information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions.
Material United States Federal Income Tax Consequences (beginning on page 92)
      Federated and May intend that the merger, as currently contemplated, qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.
      Assuming that the merger is completed as currently contemplated, we expect that the May stockholders will not recognize gain or loss in respect of the stock portion of the merger consideration, except for gain or loss resulting from the receipt of cash in lieu of a fractional share of Federated common stock. In addition, we expect that the May stockholders generally will recognize capital gain, but not loss, in an amount equal to the lesser of (i) the cash they receive in the merger (excluding cash in lieu of a fractional share of Federated common stock) and (ii) the excess of the sum of the fair market value of the Federated common stock and cash they receive (again excluding cash received in lieu of a fractional share of Federated common stock) over their adjusted tax basis in their May common stock.
      If the merger is taxable under the circumstances described in “— The Merger — Merger Consideration” beginning on page 7, each May stockholder generally will recognize capital gain or loss equal to the difference, if any, between the amount by which the sum of the amount of cash received and the fair market value of the shares of Federated common stock received as of the effective time of the merger exceeds the stockholder’s adjusted tax basis in the stockholder’s shares of May common stock.
      We anticipate that the merger will have no material U.S. federal income tax consequences to Federated stockholders.
      Tax matters are very complicated. You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this joint proxy statement/ prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger.
Accounting Treatment
      The merger will be accounted for as a business combination using the “purchase” method of accounting. Federated will be the acquirer for financial accounting purposes.
Risks
      In evaluating the merger, the merger agreement or the issuance of shares of Federated common stock in the merger, you should carefully read this joint proxy statement/ prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 22.
Litigation Related to the Merger
      As of the date of this joint proxy statement/ prospectus, May and Federated are aware of one purported class action lawsuit that has been filed against May and its board of directors in connection with the merger. Among other things, the complaint in the lawsuit requests an order to prevent the closing of the merger. May believes that the lawsuit is without merit and intends to contest it vigorously. See “The Merger — Certain Events” on page 92.

Transition Leadership Team
      In connection with the merger, Federated and May have established a Transition Leadership Team, effective April 1, 2005, to plan for the integration of Federated and May. The team is comprised of the following individuals from both Federated and May:

Federated	May

Tom Cole, Vice Chair	John Dunham, Chairman, President and Chief Executive Officer
Dennis Broderick, Senior Vice President, General Counsel and Secretary	Alan Charlson, Senior Vice President and General Counsel
David Clark, Senior Vice President, Human Resources	John Danahy, Chairman, May Merchandising Company and May Department Stores International
Jim Gray, President and Chief Operating Officer, Macy’s East	Tom Fingleton, Executive Vice President and Chief Financial Officer
Karen Hoguet, Senior Vice President and Chief Financial Officer	Brian Keck, Senior Vice President, Human Resources
Len Marcus, President and Chief Operating Officer, Macy’s Merchandising Group
Peter Sachse, President and Chief Marketing Officer, Macy’s Corporate Marketing
Comparison of Rights of Stockholders (beginning on page 177)
      As a result of the merger, the holders of May common stock will become holders of Federated common stock. Following the merger, May stockholders will have different rights as stockholders of Federated than as stockholders of May due to differences between the certificates of incorporation and by-laws of Federated and May. Federated stockholders will retain their shares of Federated common stock and their rights will continue to be governed by Federated’s certificate of incorporation and by-laws. For a copy of Federated’s or May’s certificate of incorporation or by-laws, see “Where You Can Find More Information” beginning on page 185.

FINANCIAL SUMMARY
Federated Market Price Data and Dividends
      Federated common stock is traded on the New York Stock Exchange under the symbol “FD.” The following table shows for the periods indicated the high and low sales prices for Federated common stock as reported on the New York Stock Exchange.

	Price Range of
	Common Stock

Fiscal Year Ended	High	Low

February 1, 2003:
First Quarter	$44.26	$36.83
Second Quarter	44.10	31.39
Third Quarter	38.13	23.59
Fourth Quarter	34.75	25.50
January 31, 2004:
First Quarter	30.91	23.51
Second Quarter	40.90	29.93
Third Quarter	47.93	38.50
Fourth Quarter	50.60	42.54
January 29, 2005:
First Quarter	55.06	46.95
Second Quarter	51.07	44.07
Third Quarter	51.10	42.80
Fourth Quarter	59.40	49.33
January 28, 2006:
First Quarter	65.08	54.90
Second Quarter (through May 20, 2005)	69.05	57.69
      The last reported sales prices of Federated common stock on the New York Stock Exchange on February 25, 2005, and May 20, 2005, were $56.79 and $68.86, respectively. February 25, 2005, was the last full trading day prior to the public announcement of the merger. May 20, 2005, was the most recent practicable date prior to the mailing of this joint proxy statement/prospectus to Federated’s and May’s stockholders.
      The Federated board of directors has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether or not to pay dividends and the amount of any dividends are based on compliance with the DGCL, compliance with agreements governing Federated’s indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the board of directors considers important. Federated initiated a quarterly dividend of $0.125 per share in the second quarter of 2003, and increased that dividend to $0.135 per share in the second quarter of 2004. Under the merger agreement, Federated is permitted to issue a quarterly dividend not to exceed $0.14 per share during the period before the effective date of the merger. In addition, Federated has agreed to increase its quarterly dividend to $0.25 per share, beginning with the first quarterly dividend with a record date on or after the effective date of the merger. While Federated intends to maintain dividends at this level for the foreseeable future, it cannot assure that it will continue to pay dividends at this level, or at all.

May Market Price Data and Dividends
      May common stock is traded on the New York Stock Exchange under the symbol “MAY.” The following table shows for the periods indicated the high and low sales prices for May common stock on the New York Stock Exchange.

	Price Range of
	Common Stock

Fiscal Year Ended	High	Low

February 1, 2003:
First Quarter	$37.75	$33.04
Second Quarter	37.08	25.74
Third Quarter	30.50	20.10
Fourth Quarter	26.10	20.08
January 31, 2004:
First Quarter	21.72	17.81
Second Quarter	25.34	20.02
Third Quarter	28.20	23.70
Fourth Quarter	34.06	26.37
January 29, 2005:
First Quarter	36.48	29.84
Second Quarter	30.80	24.62
Third Quarter	26.79	23.04
Fourth Quarter	36.45	25.63
January 28, 2006:
First Quarter	37.46	30.55
Second Quarter (through May 20, 2005)	38.66	35.15
      The last reported sales prices of May common stock on the New York Stock Exchange on February 25, 2005, and May 20, 2005, were $35.35 and $38.50, respectively. February 25, 2005, was the last full trading day prior to the public announcement of the merger. May 20, 2005, was the most recent practicable date prior to the mailing of this joint proxy statement/prospectus to Federated’s and May’s stockholders.
      The May board of directors has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether or not to pay dividends and the amount of any dividends are based on compliance with the DGCL, compliance with agreements governing May’s indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the board of directors considers important. May paid an annual dividend of $0.97 per share in 2004. Under the merger agreement, May is permitted to issue a quarterly dividend not to exceed $0.245 per share during the period before the effective date of the merger. May has consistently paid dividends over the past five years, with dividends increasing one cent per share in each of the last four years. While May anticipates that if the merger were not consummated it would continue to pay dividends at the current level, it cannot assure that it would continue to pay dividends at this level, or at all.

Selected Historical Financial Data of Federated
      The following table shows selected historical financial data for Federated. The data as of and for each of the five years ended January 29, 2005, were derived from Federated’s audited consolidated financial statements.
      Detailed historical financial information is included in the audited consolidated balance sheets as of January 29, 2005, and January 31, 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended January 29, 2005 included in Federated’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005, filed on March 28, 2005. You should read the following selected financial data together with Federated’s historical consolidated financial statements, including the related notes, and the other information contained or incorporated by reference in this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 185.

	Year Ended,

	January 29,	January 31,	February 1,	February 2,	February 3,
	2005	2004	2003	2002	2001

	(In millions, except per share data)
Consolidated Statement of Operations Data:
Net Sales	$15,630	$15,264	$15,435	$15,651	$16,638
Cost of sales	9,297	9,099	9,255	9,584	9,955

Gross margin	6,333	6,165	6,180	6,067	6,683
Selling, general and administrative expenses	4,933	4,824	4,837	4,801	4,912
Asset impairment and restructuring charges	—	—	—	162	80

Operating income	1,400	1,341	1,343	1,104	1,691
Interest expense	(299)	(266)	(311)	(347)	(327)
Interest income	15	9	16	7	6

Income from continuing operations before income taxes	1,116	1,084	1,048	764	1,370
Federal, state and local income tax expense	(427)	(391)	(410)	(256)	(549)

Income from continuing operations	689	693	638	508	821
Discontinued operations	—	—	180	(784)	(1,005)

Net income (loss)	$689	$693	$818	$(276)	$(184)

Basic earnings (loss) per share:
Income from continuing operations	$3.93	$3.76	$3.23	$2.60	$4.01
Net income (loss)	3.93	3.76	4.15	(1.41)	(.90)
Diluted earnings (loss) per share:
Income from continuing operations	$3.86	$3.71	$3.21	$2.54	$3.97
Net income (loss)	3.86	3.71	4.12	(1.38)	(.89)
Average number of diluted shares outstanding	174.5	183.8	196.6	195.1	204.3
Cash dividends paid per share	$.53	$.375	$—	$—	$—
Depreciation and amortization	$737	$710	$680	$689	$651
Capital expenditures	$548	$568	$627	$651	$786
Balance Sheet Data (at year end):
Cash and cash equivalents	$868	$925	$716	$636	$222
Total assets	14,885	14,550	14,441	16,112	17,012
Short-term debt	1,242	908	946	1,012	1,117
Long-term debt	2,637	3,151	3,408	3,859	3,845
Shareholders’ equity	6,167	5,940	5,762	5,564	5,822

Selected Historical Financial Data of May
      The following table shows selected historical financial data for May. The data as of and for each of the five years ended January 29, 2005, were derived from May’s audited consolidated financial statements.
      Detailed historical financial information is included in the audited consolidated balance sheets as of January 29, 2005, and January 31, 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended January 29, 2005 included in May’s Annual Report on Form 10-K/A for the fiscal year ended January 29, 2005, filed on May 10, 2005. You should read the following selected financial data together with May’s historical consolidated financial statements, including the related notes, and the other information contained or incorporated by reference in this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 185.

	Year Ended,

	January 29,	January 31,	February 1,	February 2,	February 3,
	2005	2004	2003	2002	2001

		(In millions, except per share data)
Statement of Operations Data:
Net sales	$14,441	$13,343	$13,491	$13,883	$14,210
Net Earnings	524	434	542	703	858
Balance Sheet Data:
Total assets	$15,163	$12,122	$12,030	$11,964	$11,574
Long-term debt and preference stock	5,873	4,032	4,300	4,689	4,833
Shareowners’ equity	4,475	4,191	4,035	3,841	3,855
Other Data:
Earnings per share — diluted:
Net earnings per share — diluted	$1.70	$1.41	$1.76	$2.21	$2.62
Dividends per common share	$.97	$.96	$.95	$.94	$.93

Selected Unaudited Pro Forma Financial Data of Federated
      The following selected unaudited pro forma financial data of Federated give effect to the merger as if the merger had been completed as of February 1, 2004, with respect to the pro forma results of operations data, and as of January 29, 2005, with respect to the pro forma balance sheet data.
      The following selected unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of Federated and May, which are incorporated by reference in this joint proxy statement/ prospectus, and the other information contained or incorporated by reference in this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 185.
      The following selected unaudited pro forma financial data reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to May’s net assets. The purchase price allocation reflected herein is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of May as of the date of the completion of the merger. Accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected herein.
      The following selected unaudited pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of what Federated’s actual financial position or results of operations would have been had the merger been completed on the dates indicated above. The following selected unaudited pro forma financial data do not give effect to (1) Federated’s or May’s results of operations or other transactions or developments since January 29, 2005, (2) the synergies, cost savings and one-time charges expected to result from the merger, or (3) the effects of transactions or developments, including sales of stores or other assets, which may occur subsequent to the merger. In addition, the following selected unaudited pro forma financial data assume the absence of any adjustment to the purchase price provided for in the merger agreement. The foregoing matters, and the possible sale by Federated of its or May’s credit card related assets and use of the proceeds from such a transaction to fund the cash portion, or to repay debt incurred to fund the cash portion, of the purchase price payable in the merger, could cause both Federated’s pro forma historical financial position and results of operations, and Federated’s actual future financial position and results of operations, to differ materially from those presented in the following selected unaudited pro forma financial data. See “Risk Factors — The unaudited pro forma financial data included in this joint proxy statement/ prospectus are preliminary and Federated’s actual financial position and results of operations may differ materially from the unaudited pro forma financial data included in this joint proxy statement/ prospectus” beginning on page 23.

Year Ended
January 29, 2005

(In millions,
except per share
data)
Results of Operations Data:
Net sales	$31,064
Net income	1,018
Diluted earnings per share	3.66

At
January 29,
2005

(In millions)
Balance Sheet Data:
Total assets	$37,181
Short-term debt	3,520
Long-term debt	12,289

Total debt	15,809
Total shareholders’ equity	12,151

COMPARATIVE PER SHARE INFORMATION
      The following table presents income from continuing operations, cash dividends declared and book value per common share data separately for Federated and May on a historical basis, on an unaudited pro forma combined basis per Federated common share and on an unaudited pro forma combined basis per May equivalent common share. The following unaudited pro forma data give effect to the merger as if the merger had been completed as of February 1, 2004, with respect to the pro forma income from continuing operations per common share data, and as of January 29, 2005, with respect to the pro forma book value per common share data. The following selected unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of Federated and May, which are incorporated by reference in this joint proxy statement/ prospectus, and the other information contained or incorporated by reference in this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 185.
      The unaudited pro forma combined data per Federated common share are (1) based upon the historical weighted average number of Federated common shares outstanding, adjusted to include the estimated number of Federated common shares to be issued in the merger, and (2) in the case of cash dividends paid per common share, reflect Federated’s agreement to increase its quarterly dividend to $0.25 per share following the merger. See “Pro Forma Financial Data” beginning on page 169. We have based the unaudited pro forma combined data per May equivalent common share on the unaudited pro forma combined per Federated common share amounts, multiplied by the exchange ratio of 0.3115.
      The following unaudited pro forma data reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to May’s net assets. The purchase price allocation reflected herein is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of May as of the date of the completion of the merger. Accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected herein.
      The following unaudited pro forma data are presented for illustrative purposes only and are not necessarily indicative of what Federated’s actual financial position or results of operations would have been had the merger been completed on the dates indicated above. The following unaudited pro forma data do not give effect to (1) Federated’s or May’s results of operations or other transactions or developments since January 29, 2005, (2) the synergies, cost savings and one-time charges expected to result from the merger, or (3) the effects of transactions or developments, including sales of stores or other assets, which may occur subsequent to the merger. In addition, the following unaudited pro forma data assume the absence of any adjustment to the purchase price provided for in the merger agreement. The foregoing matters, and the possible sale by Federated of its or May’s credit card related assets and use of the proceeds from such a transaction to fund the cash portion, or to repay debt incurred to fund the cash portion, of the purchase price payable in the merger, could cause both Federated’s pro forma historical financial position and results of operations, and Federated’s actual future financial position and results of operations, to differ materially from those presented in the following selected unaudited pro forma financial data. See “Risk Factors — The unaudited pro forma financial data included in this joint proxy statement/ prospectus are preliminary and

Federated’s actual financial position and results of operations may differ materially from the unaudited pro forma financial data included in this joint proxy statement/ prospectus” beginning on page 23.

				Pro Forma Combined
	Federated		Pro Forma Combined	Data per May
	Historical per	May Historical	Data per Federated	Equivalent
	Share Data	per Share Data	Common Share	Common Share

At or for the Year Ended January 29, 2005:
Income from continuing operations per common share:
Basic	$3.93	$1.74	$3.74	$1.17
Diluted	3.86	1.70	3.66	1.14
Cash dividends declared per common share	.53	.97	1.00	.31
Book value per common share	36.89	15.27	45.89	14.29
COMPARATIVE MARKET VALUE INFORMATION
      The following table presents:

•	the closing prices per share and aggregate market value of Federated common stock and May common stock, in each case based on closing prices for those shares on the New York Stock Exchange, on February 25, 2005, the last trading day prior to the public announcement of the proposed merger, and May 20, 2005, the last trading day for which this information could be calculated prior to the date of this joint proxy statement/ prospectus; and

•	the equivalent price per share and equivalent market value of shares of May common stock, based on the exchange ratio of 0.3115 and the closing price for Federated common stock on the New York Stock Exchange on May 20, 2005.

	Federated	May	May
	Historical	Historical	Equivalent(1)

February 25, 2005
Closing price per common share	$56.79	$35.35	$35.44
Market value of common shares (in billions)(2)	$9.52	$10.88
May 20, 2005
Closing price per common share	$68.86	$38.50	$39.20
Market value of common shares (in billions)(3)	$11.71	$12.01

(1)	The May equivalent price per share reflects the fluctuating value of Federated common stock that May stockholders would receive for each share of May common stock if the merger was completed on either February 25, 2005, or May 20, 2005. The May equivalent price per share is equal to the sum of (i) $17.75 and (ii) the closing price of Federated common stock on the applicable date multiplied by 0.3115.

(2)	Based on 167,598,278 shares of Federated common stock and 293,834,196 shares of May common stock outstanding and May ESOP preference shares convertible into 14,036,843 shares of May common stock as of February 25, 2005.

(3)	Based on 170,112,496 shares of Federated common stock and 299,443,318 shares of May common stock outstanding and May ESOP preference shares convertible into 12,550,620 shares of May common stock as of May 20, 2005.

RISK FACTORS
      In deciding whether to vote for approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, in the case of May stockholders, or for approval of the issuance of Federated common stock, in the case of Federated stockholders, we urge you to carefully consider all of the information we have included and incorporated by reference in this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 185. You should also read and consider the risks associated with each of the businesses of Federated and May because these risks will also affect the combined company. These risks can be found in the Federated and May Annual Reports on Form 10-K and Form 10-K/A, respectively, for the year ended January 29, 2005, which are filed with the SEC and incorporated by reference into this joint proxy statement/ prospectus. In addition, we urge you to carefully consider the following material risks relating to the merger and the business of the combined company.
Risks Relating to the Merger

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the market price of Federated common stock or May common stock to decline.
      The merger is subject to customary conditions to closing, including the receipt of required approvals of the stockholders of May and Federated. If any condition to the merger is not satisfied or, if permissible, waived, the merger will not be completed. In addition, Federated and May may terminate the merger agreement in certain circumstances. If Federated and May do not complete the merger, the market price of Federated common stock or May common stock may fluctuate to the extent that the current market prices of those shares reflect a market assumption that the merger will be completed. Federated and May will also be obligated to pay certain investment banking, financing, legal and accounting fees and related expenses in connection with the merger, whether or not the merger is completed. In addition, Federated and May have each diverted significant management resources in an effort to complete the merger and are each subject to restrictions contained in the merger agreement on the conduct of its business. If the merger is not completed, each of Federated and May will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit. Further, in specified circumstances, May and Federated may be required to pay to the other a termination fee of up to $350 million if the merger agreement is terminated. For a detailed description of the circumstances in which such termination fee will be paid, see “The Merger Agreement — Termination Fees” beginning on page 116.

Whether or not the merger is completed, the announcement and pendency of the merger could cause disruptions in the businesses of Federated and May, which could have an adverse effect on their business and financial results.
      Whether or not the merger is completed, the announcement and pendency of the merger could cause disruptions in the businesses of Federated and May. Specifically:

•	current and prospective employees may experience uncertainty about their future roles with the combined company, which might adversely affect Federated and May’s ability to retain key managers and other employees; and

•	the attention of management of each of Federated and May may be directed toward the completion of the merger.

Certain directors and executive officers of May have interests and arrangements that are different from, or in addition to, May stockholders.
      When considering the recommendation of the May board of directors with respect to the merger, May stockholders should be aware that some directors and executive officers of May have interests in the merger that are different from, or in addition to, their interests as stockholders and the interests of stockholders generally. These interests include:

•	payments under employment agreements and severance agreements which, in either case, may be triggered if the executive officer’s employment is terminated under certain circumstances following the merger — for May’s 13 current executive officers, the aggregate of these payments could be up to approximately $46.8 million;

•	potential appointment of two members of May’s board of directors to the Federated board of directors following the merger;

•	potentially becoming executive officers, employees or consultants of Federated after the transaction;

•	accelerated vesting and exercisability of May stock options and restricted stock issued under May’s equity compensation plans — May’s 13 current executive officers and 8 current non-management directors currently hold, in the aggregate, 511,805 and 49,990 shares of restricted stock, respectively, and May’s 13 current executive officers hold 828,450 unvested stock options with a weighted average exercise price of $30.988 per share;

•	continued benefits under May plans for one year following the effective date of the merger, as well as continued compensation and benefits from one year following the effective date of the merger through the third year following the effective date of the merger that are in the aggregate substantially comparable to that provided by May immediately prior to the effective time of the merger;

•	accelerated payment of previously vested amounts credited under May’s deferred compensation programs — May’s 13 current executive officers currently have credited to their accounts an aggregate of approximately $5.82 million and 217,055 stock units and May’s 8 non-management directors currently have credited to their accounts an aggregate of approximately $300,000 and 187,965 stock units; and

•	Federated’s agreement to indemnify each present and former May officer and director against liabilities arising out of that person’s services as an officer or director, and maintain directors’ and officers’ liability insurance for a period of six years after closing to cover May directors and officers, subject to certain limitations.
      As a result of these interests, these directors and executive officers may be more likely to support and to vote to adopt the merger agreement than if they did not have these interests. Stockholders should consider whether these interests may have influenced those directors and officers to support or recommend adoption of the merger agreement. As of the close of business on the record date for the May annual meeting, May directors and executive officers were entitled to vote less than 1% of the then-outstanding shares of May common stock. See “The Merger — Interests of May Directors and Executive Officers in the Merger” beginning on page 83.

The unaudited pro forma financial data included in this joint proxy statement/ prospectus are preliminary and Federated’s actual financial position and results of operations may differ materially from the unaudited pro forma financial data included in this joint proxy statement/ prospectus.
      The unaudited pro forma financial data in this joint proxy statement/ prospectus reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to May’s net assets. The purchase price allocation reflected in this joint proxy statement/ prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of May as of the date of the completion of the merger. Federated may need to revise materially its current estimates of those assets and liabilities as the valuation process and accounting policy review are finalized. Accordingly, the actual purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/ prospectus.
      The unaudited pro forma financial data in this joint proxy statement/ prospectus are presented for illustrative purposes only and are not necessarily indicative of what Federated’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma financial data in this joint proxy statement/ prospectus do not give effect to (1) Federated or May’s results of operations or other transactions or developments since January 29, 2005, (2) the synergies, cost savings and one-time charges expected to result from the merger or (3) the effects of transactions or developments, including sales of stores or other assets, which may occur after the merger. In addition, the unaudited pro forma financial data in this joint proxy statement/ prospectus assume the absence of any adjustment to the purchase price provided for in the merger agreement. The foregoing matters, Federated’s possible sale of its or May’s credit card related assets and use of the proceeds from such a transaction to fund the cash portion, or to repay debt incurred to fund the cash portion, of the purchase price payable in the merger, and other factors could cause both Federated’s pro forma historical financial position and results of operations, and Federated’s actual future financial position and results of operations, to differ materially from those presented in the unaudited pro forma financial data in this joint proxy statement/ prospectus.

The value of the Federated common stock that May stockholders receive in the merger may be less than the value of such Federated common stock when the merger was publicly announced. Further, at the May annual meeting, May stockholders will not know the exact value of Federated common stock that will be issued in the merger.
      The exchange ratio for Federated common stock to be issued in the merger has been fixed. The price of Federated common stock will fluctuate until May’s stockholders receive their shares. Federated and May are working to complete the merger as quickly as possible. However, the time period between the stockholder votes taken at the annual meetings and the completion of the merger will depend upon the status of antitrust clearance that must be obtained prior to the completion of the merger and the satisfaction or waiver of the other conditions described in this joint proxy statement/ prospectus, and there is currently no way to predict how long it will take to obtain these approvals. Because the date when the merger is completed may be later than the date of the annual meetings, Federated and May stockholders will not know the exact value of the Federated common stock that will be issued in the merger at the time they vote on the merger proposals. As a result, if the market price of Federated common stock at the completion of the merger is higher or lower than the market price on the date of the May annual meeting, the value of the Federated common stock received by May stockholders in the merger will be higher or lower, respectively, than the value of such Federated common stock on the date of the May annual meeting.

If the total value of the Federated common stock to be received falls below 40% of the total consideration, May stockholders could be required to accept $18.75 per share in cash and 0.3115 shares of Federated common stock in a transaction that is currently taxable to such May stockholders.
      Generally, in order to preserve the tax-deferral feature of the merger sought by qualifying it as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the market value of the Federated common stock portion of the total consideration paid in the merger, as of the closing, must represent a sufficiently high proportion of the total consideration to satisfy the so-called “continuity of interest requirement” for such reorganizations. The “continuity of interest” requirement would begin to be in doubt if the per share market price of Federated common stock were to deteriorate so substantially that the total common stock portion of the total consideration constituted less than 40% of the total consideration. If the opinions described under the caption “Material United States Federal Income Tax Consequences” were not able to be delivered by reason of such a price deterioration in Federated common stock, Federated would then have the option to increase the number of shares of Federated common stock issuable in the merger to maintain qualification as a reorganization. If Federated were to decline to make such an election, May would then have the right to require Federated to increase the cash portion of the consideration payable by $1.00 to $18.75 and to complete the merger, notwithstanding that the merger would be fully taxable to May stockholders. May would also have the right to decline to complete the merger. See the Risk Factor immediately above generally describing the risk relating to the value of the Federated common stock that May stockholders receive in the merger, as well as “The Merger Agreement — Merger Consideration” beginning on page 97 and “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 111. May does not currently anticipate requesting updated fairness opinions from its financial advisors in the event the consideration to be received by May stockholders will differ as described above as a result of a significant decline in the value of Federated common stock.

Federated may be required under the merger agreement to dispose of assets that account for up to $4 billion in annual net sales if required by governmental entities to obtain antitrust clearance for the merger.
      Each of Federated and May has agreed to use its reasonable best efforts to obtain all governmental clearances or approvals under federal, state or foreign antitrust laws. In connection with obtaining antitrust clearance for the proposed merger, Federated may be required under the merger agreement to dispose of any assets required by governmental entities, but only to the extent such assets do not account for more than $4 billion in net sales for the most recently completed fiscal year. It is uncertain whether asset dispositions will be required and in what amount, whether Federated will be able to dispose of such assets or, if those assets are sold, at what price they may be sold and the impact that such dispositions may have on Federated’s profitability.
Risks Relating to Federated’s Operations After the Consummation of the Merger

Federated’s failure to integrate May successfully and on a timely basis into Federated’s operations could reduce Federated’s profitability.
      Federated expects that the acquisition of May will result in certain synergies, business opportunities and growth prospects. Federated, however, may never realize these expected synergies, business opportunities and growth prospects. Federated may experience increased competition that limits its ability to expand its business, Federated may not be able to capitalize on expected business opportunities, including retaining May’s current retail customers, assumptions underlying estimates of expected cost savings may be inaccurate, or general industry and business conditions may deteriorate. In addition, there can be no assurance that Federated’s execution of its post-merger strategy to rebrand certain May stores will improve its operating performance. Integrating operations will require significant efforts and expenses on the part of both Federated and May. Personnel may leave or be terminated because of the merger. Federated’s management may have its attention diverted while trying to integrate May. If these factors limit Federated’s ability to integrate the operations of May successfully or on a timely basis, Federated’s expectations of future results of operations, including certain cost savings and synergies expected to result from the merger, may not be met. In addition, Federated’s growth and operating strategies for May’s business, including the possibility of rebranding certain May stores, may be different from the strategies that May currently is pursuing. If Federated’s strategies are not the proper strategies for May, it could have a material adverse effect on the business, financial condition and results of operations of Federated.

The results of Federated’s operations after the merger may be affected by factors different from, or in addition to, those currently affecting the results of May’s operations, and the market value of Federated common stock may decrease after the closing date of the merger.
      Upon completion of the merger, the holders of May common stock will become holders of Federated common stock. Federated is involved in different geographic areas than May and the results of Federated’s operations after the merger may be affected by factors different from or in addition to those currently affecting the results of May’s operations. The market value of the shares of Federated common stock that May stockholders receive in the merger could decrease following the closing date of the merger. For a discussion of the businesses of Federated and May and factors to consider in connection with those businesses, please see the documents incorporated by reference into this joint proxy statement/ prospectus and listed under the section captioned “Where You Can Find More Information” beginning on page 185.

The price of Federated common stock has been volatile and may continue to fluctuate significantly, which may cause you to lose a significant portion of your investment.
      The market price of Federated common stock has been and may continue to be volatile. From February 1, 2002, to May 20, 2005, the sale price of Federated common stock ranged from a low of $23.51 per share to a high of $69.05 per share. Federated common stock may continue to be subject to fluctuations as a result of a variety of factors, including factors beyond its control. These include:

•	competitive conditions in retail and related services industries;

•	changes in consumer confidence, tastes, preferences, fashion trends and spending;

•	the availability and level of consumer debt;

•	anticipated cash flow and the ability of Federated to maintain sufficient operating cash flow and liquidity;

•	the possibility that new business and strategic options for one or more business segments will be identified, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships;

•	trade restrictions, tariffs and other factors potentially affecting the ability to find qualified vendors and access products in an efficient manner;

•	the ability to successfully implement initiatives to improve inventory management capabilities;

•	changes in interest rates;

•	social and political conditions such as war, political unrest and terrorism or natural disasters;

•	volatility in financial markets;

•	changes in debt ratings, credit spreads and cost of funds;

•	the possibility of interruptions in systematically accessing the public debt markets;

•	the impact of seasonal buying patterns, which are difficult to forecast with certainty; and

•	general economic conditions and normal business uncertainty.
      Federated may fail to meet expectations of its stockholders or of analysts at some time in the future, and its stock price could decline as a result. In addition, sales of a substantial number of shares of Federated common stock in the public market or the appearance that these shares are available for sale could adversely affect the market price for Federated common stock.

Anti-takeover provisions could delay, deter or prevent a change in control of Federated even if the change in control would be beneficial to Federated stockholders.
      Federated is a Delaware corporation subject to Delaware state law. Some provisions of Delaware law could interfere with or restrict takeover bids or other change in control events affecting Federated. Also, provisions in Federated’s certificate of incorporation and other agreements to which Federated is a party could delay, deter or prevent a change in control of Federated, even if a change in control would be beneficial to stockholders. One statutory provision prohibits, except under specified circumstances, Federated from engaging in any business combination with any stockholder who owns 15% or more of Federated’s common stock (which stockholder, under the statute, would be considered an “interested stockholder”) for a period of three years following the time that such stockholder became an interested stockholder. Federated’s certificate of incorporation contains a similar prohibition. In addition, Federated may be required to make payments to certain officers of Federated under severance agreements in connection with a change in control of Federated, which may make Federated a less attractive target to a potential acquirer.

Federated faces significant competition in the retail industry.
      Federated conducts its retail merchandising business under highly competitive conditions. Although Federated is one of the nation’s largest retailers, it has numerous and varied competitors at the national and local levels, including conventional and specialty department stores, other specialty stores, category killers, mass merchants, value retailers, discounters, and Internet and mail-order retailers. Competition is characterized by many factors, including assortment, advertising, price, quality, service, location, reputation and credit availability. If Federated does not compete effectively with regard to these factors, its results of operations could be materially and adversely affected.

Federated’s sales and operating results depend on consumer preferences and fashion trends.
      Federated’s sales and operating results depend in part on its ability to predict or respond to changes in fashion trends and consumer preferences in a timely manner. Federated develops new retail concepts and continuously adjusts its industry position in certain major and private-label brands and product categories in an effort to satisfy customers. Any sustained failure to identify and respond to emerging trends in lifestyle and consumer preferences could have a material adverse affect on Federated’s business. Consumer spending may be affected by many factors outside of Federated’s control, including competition from store-based retailers, mail-order and Internet companies, consumer confidence and preferences, weather that affects consumer traffic, and general economic conditions.

Federated is subject to global economic and political conditions.
      Global economic and political factors that are beyond Federated’s control influence its forecasts and directly affect performance. These factors include interest rates, rates of economic growth, fiscal and monetary policies of governments, inflation, deflation, consumer credit availability, consumer debt levels, tax rates and policy, unemployment trends, terrorist threats and activities, worldwide military and domestic disturbances and conflicts, and other matters that influence consumer confidence, spending and tourism. Increasing volatility in financial markets may cause these factors to change with a greater degree of frequency and magnitude. Increases in interest rates may increase our financing costs.

Federated depends upon the success of its advertising and marketing programs.
      Federated’s advertising and promotional costs, net of cooperative advertising allowances, amounted to $716 million for the fiscal year ended January 29, 2005. Its business depends on high customer traffic in its stores and effective marketing. Federated has many initiatives in this area, and it often changes its advertising and marketing programs. If its advertising and marketing efforts are not effective, this could negatively affect its results.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This joint proxy statement/ prospectus, including information and other documents incorporated by reference into this joint proxy statement/ prospectus, contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 that relate to the businesses of Federated and May. These forward-looking statements are found at various places throughout this joint proxy statement/ prospectus and the other documents incorporated by reference in this joint proxy statement/ prospectus. These forward-looking statements include, without limitation, those relating to projected financial and operating results, earnings and cash flows, future actions, new projects, strategies and the outcome of contingencies such as legal proceedings, in each case relating to Federated or May, respectively. Those forward looking statements, wherever they occur in this joint proxy statement/ prospectus or the other documents incorporated by reference in this joint proxy statement/ prospectus, are necessarily estimates or projections reflecting the judgment of the respective management of Federated and May and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by those forward-looking statements.

      You should understand that the risks, uncertainties, factors and assumptions listed and discussed in this joint proxy statement/ prospectus, including those set forth under the heading “Risk Factors” beginning on page 22; the risks discussed in May’s Annual Report on Form 10-K/A for the fiscal year ended January 29, 2005, in Item 7A “Qualitative and Quantitative Disclosures about Market Risk”; the risks discussed in Federated’s Annual Report on Form  10-K for the fiscal year ended January 29, 2005, in Item 7A “Qualitative and Quantitative Disclosures about Market Risk”; and the following important factors and assumptions, could affect the future results of Federated following the merger, or the future results of Federated and May if the merger does not occur, and could cause actual results to differ materially from those expressed in any forward-looking statements:

•	the ability of Federated to integrate the May businesses with Federated’s businesses and achieve the expected synergies from the merger;

•	the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the May annual meeting;

•	the approval of the issuance of Federated common stock in connection with the merger at the Federated annual meeting;

•	the timing of the completion of the merger;

•	the actual financial position and results of operations of Federated following the merger, which may differ significantly from the pro forma financial data contained in this joint proxy statement/ prospectus;

•	the impact of competitive products and pricing;

•	general market conditions in the retail industry;

•	the level of capital resources required for future acquisitions and operations; and

•	changes in laws and regulations.
      You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the joint proxy statement/ prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Neither Federated nor May undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/ prospectus or to reflect the occurrence of unanticipated events, except as required by law.
THE MAY ANNUAL MEETING
General
      This joint proxy statement/ prospectus is being provided to May stockholders as part of a solicitation of proxies by the May board of directors for use at the annual meeting of May stockholders and at any adjournment or postponement thereof. This joint proxy statement/ prospectus is first being furnished to stockholders of May on or about May 31, 2005. In addition, this joint proxy statement/ prospectus is being furnished to May stockholders as a prospectus for Federated in connection with the issuance by Federated of shares of Federated common stock to May stockholders in connection with the merger. This joint proxy statement/ prospectus provides May stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the annual meeting of May stockholders.
Date, Time and Place of the May Annual Meeting
      The annual meeting of May stockholders will be held at 10:00 a.m., Eastern Daylight Savings Time, on July 13, 2005, at The Pierre-New York, 2 East 61st Street, New York, New York 10021.

Purposes of the May Annual Meeting
      At the May annual meeting, May’s stockholders will be asked:

•	To approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger;

•	To elect four members of May’s board of directors;

•	To adopt an amendment to May’s amended and restated certificate of incorporation to provide for the annual election of directors;

•	To ratify the appointment of Deloitte & Touche LLP as May’s independent registered public accounting firm for the fiscal year ending January 28, 2006;

•	To approve adjournments or postponements of the May annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the May annual meeting to approve the above proposals; and

•	To consider and take action upon any other business that may properly come before the May annual meeting, or any reconvened meeting, following an adjournment or postponement of the May annual meeting.
Record Date; Outstanding Shares; Shares Entitled to Vote
      The record date for the meeting for May stockholders was May 20, 2005. This means that you must have been a stockholder of record of May’s common stock or of May’s ESOP preference shares at the close of business on May 20, 2005, in order to vote at the annual meeting. You are entitled to one vote for each share of common stock you own (or in the case of ESOP preference shares, one vote for each whole share of May common stock represented by such ESOP preference share). On May’s record date, May’s voting securities carried 311,993,938 votes, which consisted of 299,443,318 shares of common stock (excluding 21,012,176 shares of treasury stock) and 371,457 ESOP preference shares, which carry 12,550,620 votes.
      A complete list of May stockholders entitled to vote at the May annual meeting will be available for inspection at the executive offices of May during regular business hours for a period of no less than ten days before the annual meeting.
Quorum and Voting Rights
      A quorum of stockholders is necessary to hold a valid annual meeting of May. The required quorum for the transaction of business at the annual meeting is a majority of the outstanding shares of May common stock entitled to vote and present at the annual meeting, whether in person or by proxy. All shares of May common stock represented at the May annual meeting, including abstentions and broker non-votes, will be treated as shares that are present for purposes of determining the presence of a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker, bank or other nominee does not have discretionary voting power on such proposal. For purposes of voting on each of the proposals set forth below, the owners of shares of common stock and ESOP preference shares vote together as one class.
      The votes required to approve the respective proposals at the May annual meeting are:

•	Approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of a majority of the outstanding shares of May common stock and ESOP preference shares entitled to vote, voting together as one class.

•	The election of four members of May’s board of directors requires the affirmative vote of a plurality of the shares of May common stock and ESOP preference shares, voting together as one class, present in person or represented by proxy at the May annual meeting and entitled to vote.

•	Approval of the amendment to May’s amended and restated certificate of incorporation to provide for the annual election of directors requires the affirmative vote of a majority of the outstanding shares of May common stock and ESOP preference shares, voting together as one class.

•	Ratification of the appointment of Deloitte & Touche LLP as May’s independent registered public accounting firm for fiscal year ending January 28, 2006, requires the affirmative vote of the holders of a majority of the shares of May common stock and ESOP preference shares, voting together as one class, present in person or represented by proxy and entitled to vote at the May annual meeting.

•	Approval of adjournments or postponements of the May annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the May annual meeting to approve the above proposals, requires the affirmative vote of a majority of the shares of May common stock and ESOP preference shares, voting together as one class, present in person or represented by proxy and entitled to vote at the May annual meeting.
For a discussion of how broker non-votes and abstentions will affect the outcome of the vote on these proposals, see “— Voting; Proxies — Voting Shares Held in Street Name” beginning on page 33 and “— Voting; Proxies — Abstaining from Voting” on page 34.
Recommendation of the Board of Directors
      As discussed elsewhere in this joint proxy statement/ prospectus, May’s board of directors has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has determined that the transactions contemplated by the merger agreement are advisable and fair to and in the best interests of May and its stockholders. The May board of directors recommends that May stockholders vote:

•	FOR the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the May annual meeting. See “May’s Reasons for the Merger and Recommendation of May’s Board of Directors” beginning on page 51; and

•	FOR each of the other proposals presented at the May annual meeting.
ITEM 1 — THE MERGER
      As discussed elsewhere in this joint proxy statement/ prospectus, May stockholders are considering and voting on a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger. You should read carefully this joint proxy statement/ prospectus in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you are directed to the merger agreement, which is attached as Annex A to this joint proxy statement/ prospectus.
The May board of directors recommends that May stockholders vote FOR the merger, and your proxy will be so voted unless you specify otherwise.
ITEM 2 — ELECTION OF DIRECTORS
      Four directors are to be elected by stockholders at the May annual meeting. In accordance with the recommendation of the nominating and governance committee of the board of directors, the May board of directors has nominated Marsha J. Evans, David B. Rickard, Joyce M. Roché and R. Dean Wolfe, each of whom is currently a member of the board, for election. Each non-management nominee (Mrs. Evans, Mr. Rickard and Ms. Roché) and May’s other non-management directors are “independent” directors under May’s independence standards described on page 148.

      The board of directors is currently divided into three classes and the terms of the remaining directors expire in 2006 or 2007. If you approve the proposal to amend the amended and restated certificate of incorporation to provide for the annual election of directors, as more fully described in the following item, all four nominees will serve for one year terms expiring at the 2006 annual meeting of stockholders. If you do not approve the proposal to amend the amended and restated certificate of incorporation, the four nominees will serve three-year terms expiring in 2008.
      The May board of directors has no reason to believe that any of the nominees will not serve if elected. However, if any nominee should subsequently become unavailable to serve as a director, the May board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote for such substitute nominee designated by the May board. Alternatively, the May board may reduce the number of directors to be elected at the May annual meeting.
      For information regarding the four nominees and regarding the May board of directors as a whole, see “Information about May — Directors of May” beginning on page 145.
The May board of directors recommends that May stockholders vote FOR the election of the nominees named above, and your proxy will be so voted unless you specify otherwise.
ITEM 3 — AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS
      Article Thirteenth of May’s amended and restated certificate of incorporation currently provides that the May board is to be divided into three classes of approximately equal size that have staggered three-year terms. The May board is submitting for a stockholder vote a proposal to amend May’s certificate of incorporation to phase out the classification of the board and to provide instead for the annual election of all directors.
      May stockholders have considered a proposal submitted by Mrs. Evelyn Y. Davis, Editor, Highlights and Lowlights, to declassify the May board of directors at each annual stockholder meeting since 1988. At each of the last five annual meetings, the proposal received a favorable vote of a majority of the votes cast. At each of the last two annual meetings, the proposal received a favorable vote of a majority of the shares outstanding. Mrs. Davis submitted again a similar proposal for consideration at the 2005 May annual meeting.
      The nominating and governance committee and the full board regularly have considered the advantages, disadvantages and appropriateness of annually elected and staggered boards, taking a variety of perspectives into account. In light of the increasing sentiment among May’s stockholders to support declassifying the board, the board’s decision to approve the merger with Federated and Federated’s board’s decision to recommend the declassification of its board, May’s board of directors, upon recommendation of the nominating and governance committee, has decided that it is an appropriate time to recommend that the stockholders declassify the May board. May’s board has authorized May’s management to reach an agreement with Mrs. Davis providing for the withdrawal of Mrs. Davis’ proposal in return for the May board’s submission of this proposal.
      If you approve the amendment to the certificate of incorporation, all directors standing for election would be elected for one-year terms, as described below:

•	All directors elected at the 2005 annual meeting or thereafter would be elected for one-year terms;

•	Directors assigned to the class of 2006, who were previously elected at earlier annual meetings, would stand for election in 2006 and would be elected for one-year terms thereafter;

•	Directors assigned to the class of 2007, who were previously elected at an earlier annual meeting, would stand for election in 2007 and would be elected for one-year terms thereafter; and

•	Vacancies that occur during the year would continue to be filled by the board of directors to serve only until the next annual meeting.
      If you do not approve the proposed amendment to May’s amended and restated certificate of incorporation at this meeting, the board will remain classified and the directors elected at this meeting will serve for a term ending at May’s 2008 annual meeting.

      The proposed amendment to May’s amended and restated certificate of incorporation is attached to this joint proxy statement/ prospectus as Annex G.
The May board of directors recommends that May stockholders vote FOR the amendment to May’s amended and restated certificate of incorporation, and your proxy will be so voted unless you specify otherwise.
ITEM 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The audit committee appointed Deloitte & Touche LLP, an independent registered public accounting firm, as auditors for May and its subsidiaries for the fiscal year ending January 28, 2006. This appointment is subject to ratification by May stockholders at the annual meeting. Unless you direct otherwise, the proxies will vote your shares for the ratification of this appointment. A representative of Deloitte & Touche LLP will attend the meeting to respond to appropriate questions and to make a statement if he so desires.
      For fiscal 2004 and 2003, May paid to Deloitte & Touche LLP the following fees (dollars in millions):

	2004	2003

Audit Fees	$4.3	$2.6
Audit-Related Fees(1)	0.3	0.3
Tax Fees(2)	0.2	0.2
All Other Fees(3)	0.3	0.0

Total fees	$5.1	$3.1

(1)	Audit-Related Fees include fees related to benefit plans, foundation and trust audits.

(2)	Tax Fees consist of tax compliance services.

(3)	All Other Fees include acquisition financial due diligence and purchase accounting services.
      The May board of directors recommends that May stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP, and your proxy will be so voted unless you specify otherwise.
ITEM 5 — APPROVE ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES
      Stockholders may be asked to vote on a proposal to adjourn or postpone the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the other proposals. See the discussion regarding adjournments and postponements below in “— Other Business; Adjournments and Postponements” on page 36.
      The May board of directors recommends that May stockholders, if necessary or appropriate, vote FOR the proposal to adjourn or postpone the May annual meeting, and your proxy will be so voted unless you specify otherwise.
Voting by May’s Directors and Executive Officers
      As of the record date for the May annual meeting, May’s directors and executive officers had the right to vote approximately 1,067,940 shares of the then outstanding May voting stock at the May annual meeting. As of the record date of the May annual meeting, these shares represented less than 1% of the May common stock outstanding and entitled to vote at the meeting.
Voting; Proxies
      You may vote in person at the May annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the annual meeting. If you vote by proxy, you may change your vote if you attend the annual meeting.

      If you own common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card(s), or, if available, vote by telephone or over the Internet, your proxy will be voted in accordance with your instructions. If you participate in May’s dividend reinvestment plan, the enclosed proxy card(s) includes the shares in your dividend reinvestment plan account. The named proxies will vote all shares at the meeting that have been properly voted (whether by Internet, telephone or mail) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to tell the proxies how to vote your shares on each proposal, your proxy will be voted FOR each of the proposals presented.
      If you hold shares of May common stock in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, please follow the voting instructions provided by that entity. Also, see “— Voting Shares Held in Street Name” beginning on page 33.
      If you participate in May’s profit sharing plan, you will receive a voting instruction card for the common stock and ESOP preference shares allocated to your accounts in that plan. You may instruct the plan trustee on how to vote your shares by signing, dating and mailing the enclosed voting instruction card(s), or by submitting your voting instructions by telephone or over the Internet. The plan trustee will vote your shares in accordance with your instructions and the terms of the plan. If you fail to vote, the trustee, subject to its fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended, which is referred to as ERISA, will vote your shares in the same proportion as it votes the shares for which it receives instructions from other plan participants. Under the terms of the plan, the trustee must receive your voting instructions by 11:59 p.m., Eastern Daylight Savings Time on July 8, 2005.

Voting Shares Held in Street Name
      Generally, a broker, bank or other nominee may only vote the common stock that it holds in street name for you in accordance with your instructions. However, if your broker, bank or other nominee has not received your instructions, your broker, bank or other nominee has the discretion to vote on certain matters that are considered routine. A “broker non-vote” occurs if your broker, bank or other nominee cannot vote on a particular matter because your broker, bank or other nominee has not received instructions from you and because the proposal is not routine.
      If you wish to vote on the proposal to adopt and approve the merger, you must provide instructions to your broker, bank or other nominee because this proposal is not routine. If you do not provide your broker, bank or other nominee with instructions, your broker, bank or other nominee will not be authorized to vote with respect to adopting and approving the merger, and a broker non-vote will occur. This will have the same effect as a vote against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.
      If you wish to vote on the proposal to amend May’s amended and restated certificate of incorporation, you must provide instructions to your broker, bank or other nominee because this proposal is not routine. If you do not provide your broker, bank or other nominee with instructions, your broker, bank or other nominee will not be authorized to vote with respect to amending the amended and restated certificate of incorporation and a broker non-vote will occur. This will have the same effect as a vote against the amendment of the amended and restated certificate of incorporation.
      If you wish to vote on the proposals to elect the four directors, to ratify the appointment of May’s independent registered public accounting firm or to act upon any other routine business that may properly come before the May annual meeting, you should provide instructions to your broker, bank or other nominee. If you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee generally will have the authority to vote on the election of directors, the ratification of the appointment of the independent registered public accounting firm and other routine matters.
      If you wish to vote on any proposal to approve adjournments or postponements of the May annual meeting, you should provide instructions to your broker, bank or other nominee. If you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee generally will have the authority to vote on proposals such as the adjournment or postponement of meetings. However, your broker, bank or other nominee will not be authorized to vote on any proposal to adjourn or postpone the meeting solely relating to the solicitation of proxies to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Abstaining from Voting
      Your abstention from voting will have the following effects:

•	Abstentions will have the same effect as a vote against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

•	Abstentions will have the same effect as a vote against the approval of the amendment to May’s amended and restated certificate of incorporation.

•	Abstentions will not be counted for determining the election of the board of directors. As a result, abstentions will not have an effect on the outcome of the election of the board of directors.

•	Abstentions will have the same effect as a vote against the ratification of the appointment of the independent registered public accounting firm.

•	Abstentions will have the same effect as a vote against the approval of adjournments or postponements of the May annual meeting.
How to Vote
      You have three voting options:

•	Internet: You can vote over the Internet at the Web address shown on your proxy card or voting instruction card (www.proxyvote.com). Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s) or voting instruction card(s).

•	Telephone: You can vote by telephone by calling the toll-free number on your proxy card(s) or voting instruction card(s). Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, do not return your proxy card(s) or voting instruction card(s).

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card(s) or voting instruction card(s) in the postage-paid envelope included with this joint proxy statement/ prospectus.
      A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this joint proxy statement/ prospectus. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by the Internet or telephone through such a program must be received by 11:59 p.m., Eastern Daylight Savings Time, on July 12, 2005. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the May annual meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in street name at the annual meeting.

Revoking Your Proxy
      You can revoke your proxy at any time before its exercise by:

•	sending a written notice to the Corporate Secretary of May, at 611 Olive Street, St. Louis, Missouri 63101, bearing a date later than the date of the proxy, that is received prior to the May annual meeting and states that you revoke your proxy;

•	voting again over the Internet or by telephone;

•	signing another proxy card(s) or voting instruction card(s) bearing a later date and mailing it so that it is received prior to the annual meeting; or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.
      If your shares are held in street name by your broker, you will need to contact your broker to revoke your proxy.
Other Voting Matters

Voting in Person
      If you plan to attend the May annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in street name, you must first obtain a legal proxy authorizing you to vote the shares in person, which you must bring with you to the annual meeting.

Electronic Access to Proxy Materials
      This joint proxy statement/ prospectus and May’s 2004 Form 10-K/A for the fiscal year ending January 29, 2005, are available on our Internet site at www.mayco.com.

People with Disabilities
      We can provide reasonable assistance to help you participate in the annual meeting if you tell us about your disability and how you plan to attend. Please call or write to May’s Corporate Secretary at 611 Olive Street, St. Louis, Missouri 63101, (314) 342-6300.
Proxy Solicitations
      May is soliciting proxies for the May annual meeting from May stockholders. May will bear the entire cost of soliciting proxies from May stockholders, except that Federated and May will share equally the expenses incurred in connection with the filing of the registration statement of which this joint proxy statement/ prospectus forms a part with the SEC and the printing and mailing of this joint proxy statement/ prospectus. In addition to this mailing, May’s directors, officers and employees (who will not receive any additional compensation for their services) may solicit proxies personally, electronically or by telephone. May has also engaged D.F. King & Co., Inc., for a fee of $19,500 plus reimbursement of expenses to assist in the solicitation of proxies. May and its proxy solicitors will also request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of May common stock and will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in doing so. The extent to which these proxy-soliciting efforts will be necessary depends upon how promptly proxies are submitted. You should promptly vote by telephone or over the Internet or submit your completed proxy card(s) without delay by mail.
      Stockholders should not submit any stock certificates with their proxy cards.

Other Business; Adjournment and Postponements
      We are not aware of any other business to be acted upon at the annual meeting. If, however, other matters are properly brought before the annual meeting, your proxies will have discretion to vote or act on those matters according to their best judgment.
      Any adjournment may be made from time to time by approval of the stockholders holding a majority of the voting power present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by an announcement made at the annual meeting. In addition, if the adjournment of the annual meeting is for more than 30 days or if after the adjournment a new record date is fixed for an adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at such annual meeting. If a quorum is not present at the annual meeting, stockholders may be asked to vote on a proposal to adjourn or postpone the annual meeting to solicit additional proxies. If a quorum is not present at the annual meeting, the holders of a majority of the shares entitled to vote who are present in person or by proxy may adjourn or postpone the annual meeting. If a quorum is present at the annual meeting but there are not sufficient votes at the time of the annual meeting to approve the other proposal(s), holders of common stock may also be asked to vote on a proposal to approve the adjournment or postponement of the annual meeting to permit further solicitation of proxies.
Assistance
      If you need assistance in completing your proxy card or have questions regarding May’s annual meeting, please contact May’s Investor Relations at (314) 342-6300 or write to The May Department Stores Company, 611 Olive Street, St. Louis, Missouri 63101, Attention: Investor Relations.
THE FEDERATED ANNUAL MEETING
General
      This joint proxy statement/ prospectus is being provided to Federated stockholders as part of a solicitation of proxies by the Federated board of directors for use at the annual meeting of Federated stockholders and at any adjournment or postponement thereof. This joint proxy statement/ prospectus is first being furnished to stockholders of Federated on or about May 31, 2005. This joint proxy statement/ prospectus provides Federated stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the annual meeting of Federated stockholders.
Date, Time and Place of the Federated Annual Meeting
      The annual meeting of Federated stockholders will be held at 11:00 a.m., Eastern Daylight Savings Time, on July 13, 2005, at Federated’s corporate offices located at 7 West Seventh Street, Cincinnati, Ohio 45202.
Purposes of the Federated Annual Meeting
      At the Federated annual meeting, Federated stockholders will be asked:

•	to authorize the issuance of Federated common stock pursuant to the terms of the merger agreement;

•	to elect three Class II members of Federated’s board of directors;

•	to amend Federated’s certificate of incorporation to adopt a system for the annual election of all of Federated’s directors;

•	to ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending January 28, 2006;

•	to approve adjournments or postponements of the Federated annual meeting, if necessary to permit further solicitation of proxies if at the time of the Federated annual meeting to approve the above proposals; and

•	to consider and take action upon any other business that may properly come before the Federated annual meeting or any reconvened meeting following an adjournment or postponement of the Federated annual meeting.
Record Date; Outstanding Shares; Shares Entitled to Vote
      The record date for the meeting for Federated stockholders was May 20, 2005. This means that you must have been a stockholder of record of Federated’s common stock at the close of business on May 20, 2005, in order to vote at the annual meeting. You are entitled to one vote for each share of common stock you own. On Federated’s record date, 170,112,496 shares of common stock were outstanding. This number excludes shares held in the treasury of Federated or by subsidiaries of Federated, which carry no votes.
      A complete list of Federated stockholders entitled to vote at the Federated annual meeting will be available for inspection at the executive offices of Federated during regular business hours for a period of no less than ten days before the annual meeting.
      The Federated board of directors has adopted a policy under which all voting materials that identify the votes of specific stockholders will be kept confidential and will not be disclosed to officers, directors or employees of Federated or third parties except as described below. Voting materials may be disclosed in any of the following circumstances:

•	if required by applicable law;

•	to persons engaged in the receipt, counting, tabulation or solicitation of proxies who have agreed to maintain stockholder confidentiality as provided in the policy;

•	in those instances in which stockholders write comments on their proxy cards or otherwise consent to the disclosure of their vote to Federated’s management;

•	in the event of a proxy contest or a solicitation of proxies in opposition to the voting recommendations of the board;

•	in respect of a stockholder proposal that Federated’s Nominating and Corporate Governance Committee, after having allowed the proponent of the proposal an opportunity to present its views, determines is not in the best interests of Federated and its stockholders; and

•	in the event that representatives of Federated determine in good faith that a bona fide dispute exists as to the authenticity or tabulation of voting materials.
      The policy described above will apply to the Federated annual meeting.
Quorum and Voting Rights
      A quorum of stockholders is necessary to hold a valid annual meeting of Federated. The holders of a majority of the stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting of the stockholders for the transaction of business at the meeting. All shares of Federated common stock represented at the Federated annual meeting, including abstentions and “broker non-votes,” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker, bank or nominee does not have discretionary voting power on such proposal.

      The votes required to approve the respective proposals at the Federated annual meeting are:

•	The authorization of the issuance of Federated common stock pursuant to the terms of the merger agreement requires the approval of at least a majority of the votes cast by the holders of outstanding shares of Federated common stock present (in person or by proxy) at the Federated annual meeting, where the holders of at least a majority of all outstanding shares of Federated common stock vote on the proposal.

•	The election of three Class II members of Federated’s board of directors requires the affirmative vote of a plurality of the shares of Federated common stock present in person or represented by proxy at the Federated annual meeting and entitled to vote.

•	In order to take effect in accordance with the schedule more fully described in the proposal, the proposal to amend Federated’s certificate of incorporation to adopt a system for the annual election of all Federated directors requires the affirmative vote of a majority of all outstanding shares of Federated common stock.

•	Ratification of the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending January 28, 2006, requires the affirmative vote of the holders of a majority of Federated common stock present in person or represented by proxy entitled to vote and actually voted at the Federated annual meeting.

•	Approval of adjournments or postponements of the Federated annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Federated annual meeting to approve the above proposals, requires the affirmative vote of the holders of a majority of Federated common stock present in person or represented by proxy entitled to vote and actually voted at the Federated annual meeting.
For a discussion of how broker non-votes and abstentions will affect the outcome of the vote on these proposals, see “— Voting; Proxies — Voting Shares Held in Street Name” beginning on page 41 and “ — Voting; Proxies — Abstaining from Voting” on page 42.
Recommendation of the Board of Directors
      As discussed elsewhere in this joint proxy statement/ prospectus, Federated’s board of directors has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has determined that the transactions contemplated by the merger agreement are advisable and fair to and in the best interests of Federated and its stockholders. The Federated board of directors recommends that Federated stockholders vote:

•	FOR the issuance of Federated common stock pursuant to the merger agreement.

•	FOR the other proposals presented at the Federated annual meeting.
ITEM 1 — THE ISSUANCE OF FEDERATED COMMON STOCK PURSUANT
TO THE MERGER AGREEMENT
      As discussed elsewhere in this joint proxy statement/ prospectus, Federated stockholders are considering and voting on a proposal to approve the issuance of shares of Federated common stock pursuant to the terms of the merger agreement. Federated stockholders should read carefully this joint proxy statement/ prospectus in its entirety for more detailed information concerning the merger agreement and the merger. In particular, Federated stockholders are directed to the merger agreement, which is attached as Annex A to this joint proxy statement/ prospectus.
The Federated board of directors recommends that Federated stockholders vote FOR the issuance of common stock pursuant to the merger, and your proxy will be so voted unless you specify otherwise.

ITEM 2 — ELECTION OF DIRECTORS
      Federated’s certificate of incorporation and by-laws provide that the directors of Federated are to be classified into three classes, with the directors in each class serving for three-year terms and until their successors are elected. Mr. Earl G. Graves, Sr., a Class III director, will retire at the Federated annual meeting in accordance with the mandatory retirement policy set forth in Federated’s Corporate Governance Principles.
      In accordance with the recommendation of the Nominating and Corporate Governance Committee, referred to herein as the NCG Committee, the Federated board of directors has nominated Meyer Feldberg, Terry J. Lundgren and Marna C. Whittington, each of whom is currently a member of the board, for election as Class II Directors. If elected, such nominees will serve for a three-year term to expire at Federated’s annual meeting of stockholders in 2008 or until their successors are duly elected and qualified.
      The Federated board of directors has no reason to believe that any of the nominees will not serve if elected. However, if any nominee should subsequently become unavailable to serve as a director, the Federated board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote for such substitute nominee designated by the Federated board. Alternatively, the Federated board may reduce the number of directors to be elected at the Federated annual meeting.
      For information regarding the Class II directors nominated for reelection, and regarding the Federated board of directors as a whole, see “Information about Federated — Directors of Federated” beginning on page 118.
The Federated board of directors recommends that Federated stockholders vote FOR the election of the nominees named above, and your proxy will be so voted unless you specify otherwise.
ITEM 3 — AMENDMENT TO THE CERTIFICATE OF INCORPORATION SEEKING THE ANNUAL ELECTION OF ALL DIRECTORS
      Federated’s certificate of incorporation presently provides that the Federated board is to be divided into three classes that have staggered three-year terms. The Federated board is submitting for a stockholder vote a proposal to amend Federated’s certificate of incorporation to declassify its board of directors. If this proposal is approved, Federated’s amended certificate of incorporation will provide that beginning at the annual meeting in 2006, as current terms expire, directors will be elected at each annual meeting of Federated stockholders for a one-year term. Thus, if this proposal is approved, present directors, including the directors elected at the 2005 Federated annual meeting, would continue to serve for their elected terms. By 2008, all directors would be elected annually and would be serving one year terms.
      The proposed amendment to Federated’s certificate of incorporation is attached to this joint proxy statement/ prospectus as Annex F and this discussion is qualified in its entirety by such Annex. If the proposed amendment is adopted, references to the existence of a classified board will be deleted from Article Seventh of Federated’s certificate of incorporation. Article Seventh of Federated’s certificate of incorporation will be further amended to set forth the procedure to phase in the annual election of directors.
      Federated stockholders have considered a proposal submitted by Mrs. Evelyn Y. Davis, Editor, Highlights and Lowlights, to declassify the Federated board of directors at six of the seven most recent Federated annual meetings. At the 2004 annual meeting, the proposal received a favorable vote of 87% of the votes cast. Mrs. Davis submitted again a similar proposal for consideration at the 2005 Federated annual meeting. Over the past several years, Federated’s board of directors, management and outside advisors have, on numerous occasions, considered the advantages, disadvantages and appropriateness of having a classified board of directors. Federated’s board recognizes that Federated stockholders have consistently provided majority support for proposals to declassify Federated’s board and that, in general, classified director terms are opposed by a number of stockholder groups. In light of the support for prior Federated declassification proposals, the Federated board has determined to submit the proposal to a binding vote and authorized Federated’s management to reach an agreement with Mrs. Davis providing for the withdrawal of Mrs. Davis’ proposal in return for the Federated board’s submission of this proposal.

      Under the provisions of Federated’s certificate of incorporation the proposal to amend its certificate of incorporation will require the affirmative vote of the holders of at least a majority of the voting stock of Federated to take effect in accordance with the schedule more fully described in the proposal.
The Federated board of directors recommends that Federated stockholders vote FOR the amendment to Federated’s certificate of incorporation, and your proxy will be so voted unless you specify otherwise.
ITEM 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the books, records and accounts of Federated for the fiscal year ending January 28, 2006. The Audit Committee’s appointment is subject to ratification by Federated’s stockholders. KPMG LLP and its predecessors have served as the independent registered public accounting firm for Federated since 1988, and are considered well qualified. Representatives of KPMG LLP are expected to be present at the Federated annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm
      The table below summarizes the fees paid to KPMG LLP during fiscal 2004 and fiscal year 2003:

Year	Audit ($)	Audit-Related ($)	Tax ($)	All Other ($)	Total ($)

2004	3,723,000	830,500	309,747	0	4,863,247
2003	2,325,650	787,400	162,000	69,000	3,344,050
      Audit fees represent fees for professional services rendered for the audit of Federated’s annual financial statements, the audit of Federated’s internal control over financial reporting and the reviews of the interim financial statements included in Federated’s Forms 10-Q.
      Audit-related fees represent professional services principally related to the audits of financial statements of employee benefit plans, audits of financial statements of certain subsidiaries and certain agreed upon procedures reports.
      Tax fees represent professional services related to tax compliance and consulting services, provided, however, that such tax consulting services did not involve the provision of advice regarding tax strategy or planning.
      All other fees represent professional services other than those covered above. Included in this are fees related to consulting services specifically on one project in fiscal year 2003.
      The Federated board of directors recommends that Federated stockholders vote FOR the ratification of the appointment of KPMG LLP, and your proxy will be so voted unless you specify otherwise.
ITEM 5 — APPROVE ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES
      Stockholders may be asked to vote on a proposal to adjourn or postpone the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the other proposals. See the discussion regarding adjournments and postponements below in “— Other Business; Adjournments and Postponements” on page 44.
      The Federated board of directors recommends that Federated stockholders, if necessary or appropriate, vote FOR the proposal to adjourn or postpone the Federated annual meeting, and your proxy will be so voted unless you specify otherwise.

Voting by Federated’s Directors and Executive Officers
      As of the record date for the Federated annual meeting, Federated’s directors and executive officers had the right to vote approximately 151,585 shares of the then outstanding Federated common stock at the Federated annual meeting. As of the record date of the Federated annual meeting, these shares represented less than 1% of the Federated common stock outstanding and entitled to vote at the meeting.
Voting; Proxies
      You may vote in person at the Federated annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the annual meeting. If you vote by proxy, you may change your vote if you attend the annual meeting.
      If you own common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card(s), or, if available, vote by telephone or over the Internet, your proxy will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting that have been properly voted (whether by Internet, telephone or mail) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to tell the proxies how to vote your shares on each proposal, your proxy will be voted FOR each of the proposals presented.
      If you hold shares of Federated common stock in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, please follow the voting instructions provided by that entity. Also, see “— Voting Shares Held in Street Name” beginning on page 41.
      If you participate in Federated’s Profit Sharing 401(k) Investment Plan, you will receive a voting instruction card for the common stock allocated to your accounts in that plan. You may instruct the plan trustee on how to vote your proportional interest in any Federated shares by signing, dating and mailing the enclosed voting instruction card(s), or by submitting your voting instructions by telephone or over the Internet. The plan trustee will vote your proportional interest in accordance with your instructions and the terms of the plan. If you fail to vote, the trustee, subject to its fiduciary obligations under ERISA, will vote your proportional interest in the same proportion as it votes the proportional interests for which it receives instructions from other plan participants. Under the terms of the plan, the trustee must receive your voting instructions by 5:00 p.m., Eastern Daylight Savings Time on July 11, 2005.

Voting Shares Held in Street Name
      Generally, a broker, bank or other nominee may only vote the common stock that it holds in street name for you in accordance with your instructions. However, if your broker, bank or other nominee has not received your instructions, your broker, bank or other nominee has the discretion to vote on certain matters that are considered routine. A “broker non-vote” occurs if your broker, bank or other nominee cannot vote on a particular matter because your broker, bank or other nominee has not received instructions from you and because the proposal is not routine.
      If you wish to vote on the proposal to issue Federated common stock pursuant to the merger agreement, you must provide instructions to your broker, bank or other nominee because this proposal is not routine. If you do not provide your broker, bank or other nominee with instructions, your broker, bank or other nominee will not be authorized to vote with respect to the issuance of Federated common stock, and a broker non-vote will occur. Such a broker non-vote will not be counted for determining whether the share issuance proposal has been approved. However, broker non-votes can negatively affect the vote on the Federated share issuance proposal if their failure to be counted results in less than a majority of all outstanding shares of Federated common stock being voted.
      If you wish to vote on the proposal to amend Federated’s certificate of incorporation, you must provide instructions to your broker, bank or other nominee because this proposal is not routine. If you do not provide your broker, bank or other nominee with instructions, your broker, bank or other nominee will not be authorized to vote with respect to amending the certificate of incorporation, and a broker non-vote will occur. This will have the same effect as a vote against the amendment of the certificate of incorporation.
      If you wish to vote on the proposals to elect the three Class II directors, to ratify the appointment of Federated’s independent registered public accounting firm or to act upon any other routine business that may properly come before the Federated annual meeting, you should provide instructions to your broker, bank or other nominee. If you do not provide your broker, bank or other nominee with instructions, your broker, bank or other nominee generally will have the authority to vote on the election of directors, the ratification of the appointment of the independent registered public accounting firm and other routine matters.
      If you wish to vote on any proposal to approve adjournments or postponements of the Federated annual meeting, you should provide instructions to your broker, bank or other nominee. If you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee generally will have the authority to vote on proposals such as the adjournment or postponement of meetings. However, your broker, bank or other nominee will not be authorized to vote on any proposal to adjourn or postpone the meeting solely relating to the solicitation of proxies to approve the proposal to issue Federated common stock pursuant to the merger agreement.

Abstaining from Voting
      Your abstention from voting will have the following effects:

•	Abstentions will not be counted for determining whether the share issuance proposal has been approved. However, an abstention can negatively affect the vote on the Federated share issuance proposal if their failure to be counted results in less than a majority of all outstanding shares of Federated common stock being voted.

•	Abstentions will have the same effect as a vote against the approval of the amendment to Federated’s certificate of incorporation.

•	Abstentions will not be counted for determining the election of the board of directors. As a result, abstentions will not have an effect on the outcome of the election of the board of directors.

•	Abstentions will not be counted for the ratification of the appointment of the independent registered public accounting firm.

•	Abstentions will not be counted for the approval of adjournments or postponements of the Federated annual meeting.
How to Vote
      You have three voting options:

•	Internet: You can vote over the Internet at the Web address shown on your proxy card(s). Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s) or voting instruction card(s).

•	Telephone: You can vote by telephone by calling the toll-free number on your proxy card(s) or voting instruction card(s). Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, do not return your proxy card(s) or voting instruction card(s).

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card(s) or voting instruction card(s) in the postage-paid envelope included with this joint proxy statement/ prospectus.
      A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this joint proxy statement/ prospectus. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by the Internet or telephone through such a program must be received by 5:00 p.m., Eastern Daylight Savings Time, on July 12, 2005. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the Federated annual meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in street name at your annual meeting.
Revoking Your Proxy
      You can revoke your proxy at any time before its exercise by:

•	sending a written notice to the Corporate Secretary of Federated, at 7 West Seventh Street, Cincinnati, Ohio 45202, bearing a date later than the date of the proxy that is received prior to the Federated annual meeting and states that you revoke your proxy;

•	voting again over the Internet or by telephone;

•	signing another proxy card(s) or voting instruction card(s) bearing a later date and mailing it so that it is received prior to the annual meeting; or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.
      If your shares are held in street name by your broker, you will need to contact your broker to revoke your proxy.
Other Voting Matters

Voting in Person
      If you plan to attend the Federated annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in street name, you must first obtain a legal proxy authorizing you to vote the shares in person, which you must bring with you to the annual meeting.

Electronic Access to Proxy Material
      This joint proxy statement/ prospectus and Federated’s 2004 Form 10-K for the fiscal year ending January 29, 2005, are available on our Internet site at www.fds.com/corporategovernance.

People with Disabilities
      We can provide you with reasonable assistance to help you participate in the annual meeting if you tell us about your disability and how you plan to attend. Please call or write to Federated’s Corporate Secretary at 7 West Seventh Street, Cincinnati, Ohio 45202, (513) 579-7000, at least two weeks before your annual meeting.
Proxy Solicitations
      Federated is soliciting proxies for the Federated annual meeting from Federated stockholders. Federated will bear the entire cost of soliciting proxies from Federated stockholders, except that Federated and May will share equally the expenses incurred in connection with the filing of the registration statement of which this joint proxy statement/ prospectus forms a part with the SEC and the printing and mailing of this joint proxy statement/ prospectus. In addition to this mailing, Federated’s directors, officers and employees (who will not receive any additional compensation for their services) may solicit proxies personally, electronically or by telephone. Federated has also engaged Georgeson Shareholder Communications, Inc. for a fee of approximately $25,000 plus reimbursement of expenses to assist in the solicitation of proxies. Federated and its proxy solicitors will also request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of Federated common stock and will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in doing so. The extent to which these proxy-soliciting efforts will be necessary depends upon how promptly proxies are submitted. You should promptly vote by telephone or over the Internet or submit your completed proxy card(s) without delay by mail.
Other Business; Adjournments or Postponements
      We are not aware of any other business to be acted upon at the annual meeting. If, however, other matters are properly brought before the annual meeting, your proxies will have discretion to vote or act on those matters according to their best judgment.
      Any adjournment may be made from time to time by approval of the stockholders holding a majority of the voting power present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by an announcement made at the annual meeting. In addition, if the adjournment of the annual meeting is for more than 30 days or if after the adjournment a new record date is fixed for an adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at such annual meeting. If a quorum is not present at the annual meeting, stockholders may be asked to vote on a proposal to adjourn or postpone the annual meeting to solicit additional proxies. If a quorum is not present at the annual meeting, the holders of a majority of the shares entitled to vote who are present in person or by proxy may adjourn or postpone the annual meeting. If a quorum is present at the annual meeting but there are not sufficient votes at the time of the annual meeting to approve the other proposal(s), holders of common stock may also be asked to vote on a proposal to approve the adjournment or postponement of the annual meeting to permit further solicitation of proxies.
Assistance
      If you need assistance in completing your proxy card or have questions regarding Federated’s annual meeting, please contact Federated’s Investor Relations at (513) 579-7780 or write to Federated Department Stores, Inc., 7 West Seventh Street Cincinnati, Ohio 45202, Attention: Investor Relations.
THE MERGER
Background of the Merger
      Growth through acquisitions has been one of the hallmarks of Federated’s business strategy since Federated was born through the combination of Abraham & Straus of Brooklyn, Filene’s of Boston, F&R Lazarus & Co. of Columbus, Ohio and Bloomingdale’s of New York on March 6, 1929. Since that time, Federated has considered a number of possible acquisition candidates, including, periodically over the past two decades, May.
      In 1988, May and Federated discussed the possibility of May’s acquiring Federated, but did not reach agreement on a transaction. However, in conjunction with another transaction by Federated that year, May did acquire two divisions then owned by Federated — Foley’s and Filene’s.
      In the more recent past, the two companies have twice discussed the possibility of a stock-for-stock merger of equals — once in 1999 and again in 2002. In each case, the two companies entered into a confidentiality agreement, provided one another with the opportunity for due diligence and discussed how such a transaction might be structured. Neither discussion reached the stage of a possible agreement either on the economics of an exchange ratio or the structure of a transaction and the post-transaction governance arrangements.
      On December 9, 2004, Federated’s management and Goldman Sachs, financial advisors to Federated, met with Federated’s board to discuss its options in response to industry trends facing Federated, which included a possible business combination with May, and structural governance and other issues to be considered in an acquisition of May. During the course of the December 9, 2004 meeting, Federated’s management indicated to Federated’s board that it intended to perform additional reviews and analyses regarding a possible business combination with May. On January 11, 2005, Federated’s management updated Federated’s board telephonically and reported on the results of the additional analytical work undertaken by Federated’s management regarding a possible business combination with May. At the close of management’s presentation, Federated’s board authorized management to approach May regarding a possible business combination with May.
      Later in the day on January 11, 2005, Terry J. Lundgren, chairman of the board, president and chief executive officer of Federated, called Eugene S. Kahn, then chairman of the board and chief executive officer of May, to propose discussion of a business combination between Federated and May in which Federated would be the surviving company. No specifics were discussed on this call. Mr. Lundgren and Mr. Kahn agreed to meet shortly thereafter to explore the possibility of such a business combination in detail.
      On January 14, 2005, May announced Mr. Kahn’s resignation as chairman and chief executive officer of May, which Mr. Kahn had tendered earlier that day. May also said John L. Dunham, president of May, had been named by the board of directors as acting chairman and chief executive officer in addition to his duties as president, and that the board would immediately begin a search to fill the chief executive officer position. At its meeting that day the board elected Russell E. Palmer as lead director and designated James M. Kilts as the chairman of the CEO search committee. The board noted the pending appointment between Mr. Kahn and Mr. Lundgren and suggested Mr. Dunham should let Mr. Lundgren call again to renew his request for a meeting. The board authorized Mr. Dunham to meet with Mr. Lundgren if Mr. Lundgren asked, and generally authorized management under Mr. Dunham’s leadership to discuss a possible business combination with Federated if the occasion arose. The board also designated Mr. William Stiritz to participate in such discussions on behalf of the board, as appropriate, if they were to occur.
      On January 17, 2005, Mr. Lundgren telephoned Mr. Dunham and suggested they meet so that Mr. Lundgren could share with Mr. Dunham his vision of a combined Federated-May. They also discussed whether to include their respective financial advisors in the meeting.
      On January 18, 2005, Mr. Lundgren called Mr. Dunham and proposed that he and Mr. Ronald W. Tysoe, vice chair, finance and real estate of Federated, would come to St. Louis the next Tuesday or Wednesday (January 25 or 26). Mr. Dunham said he would consider this proposal and call Mr. Lundgren back with an answer.
      On January 20, 2005, Mr. Dunham called Mr. Lundgren. He described generally what kinds of things May was working on and specifically said the board was pursuing a search for a new CEO. He said May’s board and its management were extremely concerned with the rumors in the market regarding a potential transaction between the two companies that were distracting for everyone and a disruption for May’s business. He informed Mr. Lundgren of the special role conferred on Mr. Stiritz in connection with any business combination discussions. Acknowledging the pendency of the meeting request on behalf of Mr. Lundgren, Mr. Dunham suggested that Morgan Stanley and Goldman Sachs should meet before the company representatives did. Mr. Lundgren agreed to this suggestion.
      The following day a representative of Morgan Stanley met with a representative of Goldman Sachs. They discussed shareholder value, the fact that Federated considered this transaction an acquisition of May rather than a merger-of-equals and that Federated could move very quickly to a definitive agreement. In addition, Goldman Sachs reiterated Mr. Lundgren’s request for a meeting of senior executives of both companies in St. Louis and specifically suggested it occur on Wednesday, January 26. The meeting took place on January 26, 2005. May was represented by Mr. Dunham and Mr. William P. McNamara, vice chairman. Federated was represented by Mr. Lundgren, Mr. Thomas G. Cody, vice chair, and Mr. Tysoe. Morgan Stanley and Goldman Sachs also attended. Mr. Lundgren described his vision for a combined Federated-May, namely creating the premier fashion retailer in the United States. Mr. Lundgren expressed his interest in retaining May’s associates, having a divisional headquarters in St. Louis as well as a regional corporate presence and incorporating best practices from both companies. He said Federated was willing to move quickly toward executing a definitive agreement and would make a strong contractual commitment to complete the deal. Mr. Lundgren did not discuss price, but said Federated wished to acquire all outstanding shares of May in exchange for a combination of cash and Federated common stock. Mr. Dunham emphasized he was not in a position to negotiate a transaction or to discuss price. He said he and May’s management would discuss the matter with the board, and if there were interest in pursuing a transaction, the two companies would need to enter into an appropriate confidentiality agreement. Concurrently on January 26, Morgan Stanley met separately with Goldman Sachs. They discussed in general terms the structure of a possible transaction, Federated’s willingness to undertake a strong contractual commitment to close the transaction, Federated’s intention to increase the post-closing annual dividend to $1.00 per share and the possibility of May designating two of its board members to the Federated board. In addition, Goldman Sachs conveyed Federated’s belief that due diligence could be completed very quickly.
      On the morning of January 31, 2005, May held a previously scheduled board meeting. Management gave the board a general update on January sales and a status report on the integration of Marshall Field’s. Following that discussion, representatives of Morgan Stanley joined the meeting. They and May management reported to the board on the prior week’s meeting with Federated and informed the board that Mr. Lundgren had called Mr. Dunham to tell him Federated’s board would be meeting later in the day and he would then be sending a letter to the attention of Mr. Stiritz and Mr. Dunham.
      On the afternoon of January 31, 2005, the Federated board met to receive an update from management and Goldman Sachs on the discussions with May, and authorized management to make a formal offer to May. Following the board meeting, Federated delivered a letter to the board of directors of May communicating Federated’s proposal to acquire May. Quoting directly from the letter, the “specific elements of the proposal” consisted of the following:

Based on the information currently available to us, Federated is prepared to offer $33.25 per share for all the outstanding common stock of May. This price represents a premium of approximately 20% to both the closing price of May’s stock on January 13, 2005 and to the 3-year average price prior to that date. We are contemplating a cash and stock transaction involving 40% cash and 60% stock, assuming a fixed number of Federated shares.

Our projected financial plan anticipates raising the current Federated dividend significantly to $1.00 per share after closing.

The capital structure of the new company contemplates that there will be significant share repurchases in the future, while at the same time preserving the company’s investment grade rating.

In order to ensure that there is some continuity of the May perspective in the boardroom, we are willing to discuss adding two existing May directors to the Federated Board should there be an interest in doing so.

The Federated Board of Directors has been fully briefed on this proposal and is very excited about the prospect of putting our two companies together. We are prepared to act quickly to execute a definitive agreement and consummate a transaction as soon as possible. Our team and advisors are available to complete our due diligence immediately. As we explained to [Mr. Dunham and Mr. McNamara] last week, we do not anticipate any delays in our ability to expeditiously complete a transaction and we are prepared to provide your Board with a strong contractual commitment to close the acquisition.

This proposal should be considered non-binding and is subject to, among other things, the satisfactory completion of our due diligence and the negotiation and execution of a mutually satisfactory merger agreement. We would expect the definitive documentation to contain customary representations and warranties, closing conditions and no-shop and deal protection provisions.
      The May board met briefly in the afternoon on February 1, 2005, to review and discuss the proposal letter from Federated and to consider whether and how best to proceed with further discussions with Federated. The May board reconvened on February 2, 2005, and again on February 3, 2005, to discuss Federated’s proposal to acquire May, as well as whether and how to proceed. Among other considerations, the board believed it was necessary to reinstate a version of the confidentiality agreement that May and Federated had had in place for the 2002 merger of equals discussions, which had expired. Particular consideration was given to the question whether such agreement should — as had been the case in the 2002 agreement — include a mutual “standstill” agreement preventing unsolicited tender offers or acquisition proposals by either side. At the conclusion of the February 3 meeting the board authorized May management and legal counsel to negotiate a confidentiality agreement, appropriate in the circumstances, to permit the companies to exchange confidential financial information as part of a bilateral due diligence. The board also authorized Morgan Stanley to communicate to Goldman Sachs on behalf of Federated that the board had rejected Federated’s proposal. On the evening of February 3, 2005, legal counsel for May and Federated discussed, negotiated and agreed on the form of confidentiality agreement they could recommend respectively to May and Federated.
      On Friday, February 4, 2005, Federated and May signed a confidentiality agreement which contained standstill obligations on the parties for a period of 18 months, subject to certain specified exceptions. Also on February 4, 2005, May and Federated convened a due diligence conference call that included Mr. Dunham and Mr. Thomas D. Fingleton, May’s executive vice president and chief financial officer, Mr. Thomas G. Cody, Mr. Tysoe and Ms. Karen M. Hoguet, Federated’s chief financial officer, as well as representatives of Morgan Stanley and Goldman Sachs.
      The Federated board met on February 5, 2005. At this board meeting, Goldman Sachs presented a preliminary analysis of a Federated-May combination. In addition, legal counsel to Federated discussed the board’s fiduciary duties in the context of an acquisition transaction.
      Between February 5, 2005, and February 7, 2005, representatives of Goldman Sachs and Morgan Stanley were in frequent communication, discussing a variety of issues relating to how a possible transaction might be structured, what type of additional information and due diligence was needed to make progress and how to price the transaction. In the latter regard, Morgan Stanley informed Goldman Sachs the May board had rejected the proposal in Federated’s January 31 letter because, among other reasons, the price was not high enough and needed to be increased substantially.
      On February 7, 2005, Federated delivered a second letter to the May board communicating a revised proposal. The operative paragraphs of that letter read as follows:

Federated is prepared to increase its offer by $1.00 to $34.25 per share. In an effort to pay our best price, we are also shifting the mix of consideration to 50% cash and 50% stock. In light of Morgan Stanley’s clear guidance that the upfront purchase price is a priority for May directors, this change was necessary to deliver maximum value to your shareholders. As we indicated in our letter of January 31, 2005, we are contemplating offering a unit to May’s shareholders made up of cash and stock and the number of Federated shares will be fixed upon acceptance of this proposal.

I want to emphasize to you that in formulating this revised offer we are “putting our best foot forward.” The price of 34.25 per share represents a premium in excess of 23% to the closing price of May’s stock on January 13, 2005 and it represents an attractive premium to May’s one, three and five year average stock price. In addition, I want to reiterate that we are prepared to enter into a definitive merger agreement quickly, and we are willing to provide your Board with a strong contractual commitment to close.
      On February 9, 2005, the May board met to consider Federated’s revised proposal. Management presented a comparison of expected performance and related results in two basic scenarios — one scenario contemplating May’s continuing as an independent company and the second scenario contemplating Federated’s acquisition of May. After considering management’s presentation and receipt of advice from its independent advisors, the board concluded the acquisition proposal from Federated would be unlikely to produce value for stockholders superior to the value expected in the independent company scenario, taking into account the risks and uncertainties associated with each scenario. Accordingly, the board rejected the Federated proposal and authorized management and Mr. Stiritz to seek a higher price.
      On February 10, 2005, Messrs. Stiritz and Dunham called Messrs. Lundgren and Tysoe to convey the May board’s message that the $34.25 price per share was not adequate and had been rejected by the board.

Messrs. Stiritz and Dunham also informed Messrs. Lundgren and Tysoe that the May board had authorized them to state that the May board would be willing to entertain favorably, subject to contract terms and conditions, a proposal from Federated that would equal or exceed a value of $36 per May share, keeping the consideration split at 50% cash and 50% Federated common stock. Mr. Lundgren replied that Federated would not pay $36 per share for May’s outstanding common stock and that, in view of the May board’s position, there would be no further discussions because they could serve no purpose.
      On February 14, 2005, the May board met for an update concerning discussions with Federated. The board was informed that Federated had rejected May’s $36.00 per share proposal and had said the negotiations were over. The board reconsidered and reconfirmed the position it had adopted at its February 9 meeting and instructed Morgan Stanley to refrain from further discussions with Goldman Sachs or Federated. The board also instructed management to pursue the strategic plan for remaining independent presented to the board at the February 9 meeting and advised that the search for a new CEO would continue.
      On February 16, 2005, the Federated board met telephonically to receive an update from management and Goldman Sachs on discussions with May, and authorized management to increase the offer price for May.
      On February 17, 2005, Federated sent a letter to the May board proposing to reconvene the discussions between the two companies on a revised basis. The text of the letter was as follows:

I am writing to convey the terms of a revised and final proposal whereby Federated would acquire all of the common stock of May.

Federated is prepared to increase its offer by $1.00 to $35.25 per share in a transaction comprised of 50% cash and 50% stock. As indicated in our letter of February 7, 2005, we are offering May shareholders consideration in the form of a unit made up of cash and stock where the number of Federated shares will be fixed based on our closing price of $57.39 on February 16, 2005.(1)

I believe both our companies need to promptly resolve the matter of the potential merger. The leaks and rumors about a possible transaction have been damaging to both Federated and May. Under the circumstances, we are prepared to immediately commence our due diligence and simultaneously negotiate a definitive merger agreement. If at all possible, it would be our intention to announce a transaction concurrent with the release of our year end financials on Tuesday, February 22, 2005. Therefore, in the spirit of trying to bring our respective efforts to negotiate a transaction to a swift conclusion, this proposal will remain open until 12:00 noon (EST) on Friday, February 18, 2005.

I look forward to hearing back from you as soon as possible.
      Later on February 17, 2005, after consultation with Morgan Stanley and Skadden Arps, legal counsel to May, on the subject of the letter, Mr. Stiritz and Mr. Dunham called Mr. Lundgren. They told him May would not be able to meet the one-day deadline set in the letter, among other reasons because it would be necessary to convene an in-person board meeting to respond. They also told him May was prepared to begin working on a draft merger agreement but that the May board would only negotiate price if the parties could agree on a mutually acceptable form of merger agreement and could complete all their due diligence inquiries. They specifically expressed doubt that the $35.25 price proposed would be acceptable to the May board. Finally, they said they did not think the February 22 target for an announcement was realistic. On February 18, 2005, Mr. Tysoe called Mr. Dunham to tell him May would shortly receive a draft merger agreement which he thought could be fully negotiated to the parties’ mutual satisfaction in a very short time. Later the same day Federated’s legal counsel distributed a draft merger agreement to May and its legal counsel.
      Between February 19, 2005 and February 23, 2005, Federated and May, together with their legal and financial advisors, conducted reciprocal business and legal due diligence. On February 23, 2005, May retained

      (1) The computation implied by this proposal (50% × $35.25 = $17.63 and $17.63/$57.39 = 0.3072) resulted in a price of $17.63 in cash and 0.3072 shares of Federated common stock for each share of May common stock.

Peter J. Solomon Company as an additional financial advisor in connection with the possible business combination transaction with Federated. May retained Peter J. Solomon Company because of its qualifications, reputation and experience, particularly its expertise as a financial advisor in the retail sector, and because, in light of the extraordinary nature and significance of the proposed transaction to May and the size and complexity of the proposed transaction, the May board of directors believed May and its stockholders would benefit from Peter J. Solomon Company’s advice. That day, counsel to May distributed a revised draft of the merger agreement to Federated and its counsel.
      During the week of February 21, 2005, Mr. Lundgren called Mr. Stiritz on one or two occasions and they discussed the progress of the negotiations.
      On February 24, 2005, representatives of May and its legal counsel held a telephonic meeting with representatives of Federated and its legal counsel to discuss May’s comments on the draft merger agreement. Many issues were resolved as a result of that conversation. Issues that remained open included the language regarding the parties’ obligations to obtain governmental approvals, conditions, termination events and related termination fee triggers, various issues relating to how all May associates would be treated in the merger and thereafter and how the merger would affect various May employee benefit programs. The principal focus of these discussions for May was minimizing the risk of non-consummation of the merger because of regulatory or other obstacles.
      Between February 24, 2005, and February 27, 2005, representatives of May and its legal counsel continued to negotiate with representatives of Federated and its legal counsel over the remaining issues to the merger agreement. The significant open issues that remained were the size of the break up fees each party would pay to the other and the language regarding the parties’ obligations to obtain governmental approvals and the consequences attendant upon a failure to do so. Concurrently with such negotiations, the parties continued their respective due diligence reviews.
      On February 25, 2005, the Federated board convened a regularly scheduled meeting. At this meeting, the Federated board reviewed with Federated’s management and legal and financial advisors the status of negotiations with May and the proposed terms and conditions of the merger. During this meeting, Federated’s management also reviewed the results of its due diligence investigation. Federated’s outside legal counsel reviewed the material terms and conditions of the merger agreement, as reflected in the then current draft, the legal duties and responsibilities of the Federated board in connection with the proposed merger, and the legal risk profile of a combination with May. Federated’s financial advisor reviewed its financial analysis of the proposed merger and indicated that it was prepared to deliver to the Federated board an opinion to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid for each share of May was fair, from a financial point of view, to Federated. The Federated board carefully considered the benefits and risks of a merger with May to Federated and its stockholders, and following a thorough discussion, authorized management to continue negotiations with May on the terms discussed at the meeting.
      On the morning of February 26, 2005, May convened its board. At the meeting, the May board reviewed with May’s management and legal and financial advisors the status of negotiations with Federated and the proposed terms and conditions of the merger. During this meeting, May’s management also reviewed the results of its due diligence investigation. May’s outside accountants, Deloitte & Touche, made a presentation and answered questions concerning their due diligence investigation of Federated. May’s outside legal counsel reviewed the material terms and conditions of the merger agreement, as reflected in the then current draft. Substantial discussion was devoted to the provisions relating to the risk of non-consummation of the merger once it had been agreed and announced and to the provisions still at issue — including circumstances in which May could negotiate with a competing bidder, circumstances in which May could terminate the agreement to accept a better offer, the terms applicable to such circumstances, including payment of termination fees and the amounts thereof, and provisions governing the circumstances if the merger were the subject of opposition from state or federal antitrust regulators and the amount of a “reverse” termination fee that would be payable if Federated terminated the merger agreement by reason of such opposition. The May board also received and discussed both financial and tactical advice from Morgan Stanley, and tactical advice from Skadden Arps, concerning whether and how to attempt to negotiate an improvement in Federated’s proposed merger price. The May board carefully considered the benefits and risks potentially accruing to May and its stockholders as a result of a merger with Federated and following a thorough discussion, gave negotiating instructions with respect to the open issues in the merger agreement and authorized Morgan Stanley to communicate with Goldman Sachs seeking an increase in the merger consideration.
      Later on February 26, 2005, Morgan Stanley informed Goldman Sachs that the board was divided on the question of price and that if Federated did not increase its price to a current value of $36 per share there was no assurance of a favorable May response and a unanimously favorable board response could be unlikely. The question of current value was based on whether the computation of the 50% Federated common stock portion of the consideration would be calculated on the Friday, February 25th closing market price of $56.79 or would remain fixed at the February 16th closing price of 57.39 which, because of the decline in stock price, diminished the current value of the common stock portion of the consideration. Morgan Stanley also communicated certain other information about the board’s position on other contractual issues. Later that evening (February 26), R. Dean Wolfe, executive vice president of May, and Alan E. Charlson, senior vice president and general counsel of May, spoke with Mr. Tysoe and Dennis R. Broderick, senior vice president, general counsel and secretary of Federated, on the subject of Federated’s contractual obligations relating to obtaining antitrust clearance and the consequences attendant upon a failure to receive such clearance. As a result of that conversation, legal counsel for Federated and legal counsel for May worked out mutually acceptable contractual language to implement the principles discussed in the earlier conversation.
      On the morning of February 27, 2005, Mr. Stiritz called Mr. Lundgren to reiterate that the May board was divided on the question of price. He encouraged Mr. Lundgren to increase Federated’s price to $36 per May share and to compute the 50% common stock portion of the consideration using Federated’s February 25th closing price of $56.79. He also stressed the importance of Federated’s making the strongest possible contractual commitment to obtain the necessary antitrust clearance and the related importance of the termination fee payable if the merger did not close because such clearance was not received.
      Later in the morning of February 27, 2005, Federated reconvened its directors meeting to consider May’s request to increase Federated’s offer to $36 per May share. At this meeting, management of Federated asked the Federated board for authority to offer up to $35.50 per May share, comprised of $17.75 in cash and 0.3115 shares of Federated common stock per May share, the stock component of which was equal to $17.75 based on the average of the closing prices for Federated’s common stock for the ten trading days ended Friday, February 25, 2005 (which was $56.99 per Federated share). Management also asked for authority to pay up to a $350 million termination fee to May in certain circumstances and to make certain commitments with respect to obtaining government approval of the transaction. Legal counsel to Federated then reviewed again with the Federated board the legal risk profile of the proposed combination and the changes that had been made to the merger agreement since the board’s February 25, 2005 meeting. Representatives of Goldman Sachs then recapped the negotiations that had taken place with their counterparts at Morgan Stanley since May’s board meeting had adjourned the day before and delivered its opinion that, as of February 27, 2005, and based on and subject to the factors and assumptions set forth in its opinion, the consideration to be paid for each share of May was fair, from a financial point of view, to Federated. Following a thorough discussion, the Federated board determined that the merger was in the best interests of the stockholders of Federated and, subject to May’s approval and the satisfactory negotiation of all open issues, approved the merger and the merger agreement, resolved to recommend that stockholders of Federated vote to approve the issuance of Federated common stock in the merger, and authorized its executive officers to execute and deliver the merger agreement.
      On the afternoon on February 27, 2005, May reconvened its board to consider Federated’s latest proposal. The May board received a report of the final negotiations of the form of the merger agreement from its legal counsel, including in particular the contractual obligations, conditions and termination rights relating to obtaining regulatory approvals, payment of a “reverse” termination fee by Federated if the merger was not consummated due to antitrust regulatory opposition, as well as the provisions and termination fees applicable in situations in which the transaction were made the subject of competitive bids from third parties or in which either board withdrew its recommendation of the merger. The board also received the opinions of Mor-

gan Stanley and Peter J. Solomon Company with respect to the fairness from a financial point of view of the consideration to be paid by Federated in the merger to May stockholders, as well as presentations explaining the assumptions, methodologies and bases for such opinions. Following a thorough discussion, the May board unanimously (with one abstention) determined that the merger was in the best interests of the May stockholders and approved the merger and the merger agreement, resolved to recommend that May stockholders vote to approve the merger, and authorized its executive officers to execute and deliver the merger agreement.
      On the evening of February 27, 2005, the parties executed and delivered the merger agreement. Prior to the commencement of trading on February 28, 2005, Federated and May issued a joint press release announcing the execution and delivery of the merger agreement.
May’s Reasons for the Merger and Recommendation of May’s Board of Directors
      The May board of directors believes that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to and in the best interests of May and its stockholders. Accordingly, the May board of directors has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that May stockholders vote FOR approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.
      As described above under “— Background of the Merger,” the May board of directors, prior to and in reaching its decision at its meeting on February 27, 2005, to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, consulted on numerous occasions with May’s senior executive officers and May’s financial and legal advisors and considered a variety of factors weighing positively in favor of the merger, including, without limitation, the following:

•	the strategic nature of the transaction, which will combine May’s and Federated’s respective businesses to create one of the largest national retail store chains in the United States, with pro forma combined sales expected to exceed $30 billion, all of which should provide the combined company with a strong foundation for improved performance;

•	the May board of directors’ analysis and understanding of management’s “stand-alone” plans for May in the context of the increasingly competitive conditions in the retail industry generally, including pressures from both discount and high-end retailers, and the board’s analysis of the business, operations, financial performance, financial condition, earnings and prospects of May on a stand-alone basis, particularly in view of May’s recent financial performance in comparison to May’s peers, and the board’s belief, based on its analysis and understanding, that the combined company, with its greater size and scale, would be better positioned to succeed in light of the risks and potential rewards associated with May continuing to operate on a stand-alone basis and other alternatives reasonably available to May, including growth through acquisition of assets or other companies and disposition of non-strategic assets;

•	the value to be received by holders of May common stock in the merger, including the fact that, based on the closing price of May’s common stock on January 14, 2005 (the last full trading day before the announcement of the resignation of Chairman and CEO Gene Kahn and rumors of a possible business combination transaction between May and Federated were reported by several national news organizations), the value of the merger consideration represented:

•	a premium of approximately 27.5% over the closing price of May common stock on the NYSE on January 14, 2005;

•	a premium of approximately 23.7%, 35.5% and 24.3% over the median closing price of May common stock on the NYSE for the thirty-day, six-month and twelve-month trading periods, respectively, ending with January 14, 2005;

•	the fact that the initial 50/50 split of stock and cash in the merger consideration affords May stockholders both the opportunity to participate in the growth and opportunities of the combined company through the stock component of the merger consideration and to receive cash for the value of their shares through the cash component of the merger consideration;

•	the fact that May stockholders as a group will own, on a fully-diluted basis, approximately 35% of the outstanding Federated common stock immediately following the merger;

•	because the stock portion of the merger consideration is a fixed number of shares of Federated common stock, the opportunity for May stockholders to benefit from any increase in the trading price of Federated common stock between the announcement of the merger and the completion of the merger, as well as any increase after completion of the merger;

•	the fact the Federated agreed to increase its quarterly dividend to $0.25 following completion of the merger;

•	the May board of directors’ understanding of the historical information concerning May’s and Federated’s respective businesses, financial performance and condition, operations, management, competitive positions, prospects and stock performance, including the report of May’s management on the results of May’s due diligence review of Federated and its assets, liabilities, financial condition, business and prospects, which confirmed the otherwise publicly available information regarding Federated, confirmed the positive view of Federated’s business, was consistent with the board’s expectations regarding potential operating efficiencies and cost savings reasonably available as a result of the merger and supported the board’s determination that the combined company should have a strong foundation for growth and improved performance;

•	anticipated cost savings and operating synergies available to the combined company from the merger through consolidation of central functions, division integrations and the continuation across the combined company of the best practices and traditions of May and Federated following completion of the merger which is expected to positively enhance the combined company’s earnings and create value for stockholders;

•	the potential ability of the combined company to maintain and strengthen relationships with a broader base of suppliers and mall operators through improved operational efficiencies in such areas as marketing and supply chain management;

•	the fact that the business combination with Federated provides the combined company with additional unique and differentiated products that should enable the combined company to better differentiate itself from other retailers and expand the points of distribution for its private labels in key geographic areas;

•	Morgan Stanley’s opinion described in the section entitled “— Opinions of May’s Financial Advisors” beginning on page 57, including its analysis rendered orally on and confirmed in writing as of February 27, 2005, to the effect that, as of February 27, 2005, and based on and subject to various assumptions made, matters considered and limitations described in its written opinion, the consideration proposed to be received by holders of May common stock in the merger agreement was fair, from a financial point of view, to such holders;

•	Peter J. Solomon Company’s opinion described in the section entitled “— Opinions of May’s Financial Advisors” beginning on page 57, including its analysis rendered orally on and confirmed in writing as of February 27, 2005, to the effect that, as of February 27, 2005, and based on and subject to various assumptions made, matters considered and limitations described in its written opinion, the consideration proposed to be received by holders of May common stock in the merger was fair, from a financial point of view, to such holders;

•	the fact that the May board of directors had not received any indications of interest from other parties regarding a potential business combination despite public speculation and commentary regarding a potential business combination transaction involving May;

•	the fact that May stockholders who dissent from the merger will have appraisal rights, as described in the section entitled “— Appraisal Rights of May Stockholders” beginning on page 88;

•	the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, resulting in the common stock portion of the merger consideration to be received by May stockholders not being subject to federal income tax, as described in the section entitled “Material United States Federal Income Tax Consequences” beginning on page 92;

•	the May board’s belief, in light of the commitments made by Federated in the merger agreement, that, based on available information, the transaction should not present an unacceptable risk of non-consummation due to antitrust concerns; and

•	the terms and conditions of the merger agreement, including:

•	the fact that the terms of the merger agreement provide that, under certain circumstances, and subject to certain conditions more fully described in the section entitled “The Merger Agreement — Covenants and Agreements — No Solicitation by May” beginning on page 104, May can furnish information to and conduct negotiations with a third party in connection with an unsolicited proposal for a business combination or acquisition of May that is likely to lead to a superior proposal and the May board of directors can terminate the merger agreement for a superior proposal or change its recommendation prior to stockholder approval of the merger agreement;

•	the fact that there are limited circumstances in which the board of directors of Federated may change or modify its recommendation to its stockholders to approve the issuance of shares of Federated common stock in the merger, and that Federated agreed to pay a termination fee of $350 million to May in the event that the board of directors of Federated changes or modifies its recommendation, as described in the section entitled “The Merger Agreement — Termination Fees” beginning on page 114;

•	the fact that Federated agreed to pay a termination fee to May ranging from $150 million to $350 million in the event that the merger agreement is terminated due to a failure to obtain necessary antitrust clearance;

•	the fact that the completion of the merger is not conditioned on Federated’s obtaining financing;

•	the fact that the conditions required to be satisfied prior to completion of the merger are customary and can be expected to be fulfilled in the ordinary course and the corresponding likelihood that the merger will be consummated;

•	the fact that two members of the May board of directors are expected to be appointed to the Federated board of directors, which is expected to provide a degree of continuity and involvement by May directors in the combined company following the merger;

•	the fact that Federated agreed to continue all of May’s employee benefit plans in accordance with their terms in effect immediately prior to the effective time of the merger for one year after the merger and, for the second and third years after the merger, Federated agreed to provide a substantially comparable level of compensation and employee benefits (excluding equity-based awards) to all continuing May employees (other than those subject to collective bargaining obligations or agreements);

•	the fact that Federated agreed to maintain a major division headquarters, as well as certain regional corporate support functions, in St. Louis, which the May board of directors considered important in light of May’s importance to the St. Louis area and the effect on employees; and

•	the fact that Federated agreed to honor May’s existing charitable contribution commitments and fund future charitable contributions (subject to certain agreed parameters).

      In addition to these factors, the May board of directors also considered the potential adverse impact of other factors weighing negatively against the proposed transaction, including, without limitation, the following:

•	the risk that, notwithstanding the likelihood of the merger’s being completed, the merger might not be completed, including the effect of the pendency of the merger and such failure to be completed may have on:

•	the trading price of May common stock;

•	May’s operating results, including the costs incurred in connection with the transaction;

•	May’s ability to attract and retain key personnel; and

•	May’s ability to retain customers and maintain sales;

•	the possibility of significant costs and delays resulting from seeking antitrust clearance necessary for completion of the proposed merger;

•	because the stock portion of the merger consideration is a fixed number of shares of Federated common stock, May stockholders could be adversely affected by a decrease in the trading price of Federated common stock after the date of execution of the merger agreement, and the merger agreement does not provide May with a price-based termination right or other similar protection for May or its stockholders (other than in order to protect the tax-free nature of the transaction to the extent of the stock consideration to be received by May stockholders in the merger, as discussed in “The Merger Agreement — Merger Consideration” beginning on page 97);

•	the limitations imposed in the merger agreement that restrict, among other things, May’s ability prior to the completion of the merger to solicit or enter into any agreement relating to an alternative business combination, or enter into any discussions of any proposals that may lead to an alternative business combination, as more fully described in the section entitled “The Merger Agreement — Covenants and Agreements — No Solicitation by May” beginning on page 104;

•	the requirement that May must pay to Federated a termination fee of $350 million if the merger — agreement is terminated under circumstances specified in the merger agreement, as described in the section entitled “The Merger Agreement — Termination Fees” beginning on page 114;

•	the challenges inherent in combining the businesses, operations and workforces of two large companies, including the possibility that management may be distracted from regular business concerns by (1) unforeseen difficulties in integrating operations and systems and (2) possible employee uncertainty in the face of potential workforce reductions and difficulties in assimilating employees;

•	the likelihood of realizing and the risks of not realizing the expected operating synergies and cost savings; and

•	the risks described in the section entitled “Risk Factors” beginning on page 22.
      The May board of directors also considered the interests that certain executive officers and directors of May may have with respect to the merger in addition to their interests as stockholders of May generally, as described in the Section entitled “— Interests of May’s Directors and Executive Officers in the Merger” on page 83, which the May board of directors considered as being neutral in its evaluation of the proposed transaction.
      The May board of directors concluded that the positive factors significantly outweighed the negative and neutral factors described above. This discussion of the information and factors considered by the May board of directors includes material positive, negative and neutral factors considered by the May board of directors, but it is not intended to be exhaustive and may not include all of the factors considered by the May board of directors. In reaching its determination to approve and recommend the merger agreement and the transactions contemplated by the merger agreement, including the merger, the May board of directors did not find it useful to and did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to and in the best interests of May and its stockholders. Rather, the May board of directors viewed its position and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual members of the May board of directors may have given differing weights to different factors.
      After considering this information, the May board of directors approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommended that May stockholders approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.
Federated’s Reasons for the Merger and Recommendation of Federated’s Board of Directors
      Federated’s board of directors has approved the merger agreement and determined that the transactions contemplated by the merger agreement are advisable and in the best interests of Federated and its stockholders. Federated’s board of directors recommends that Federated stockholders vote FOR the proposal to authorize the issuance of Federated common stock pursuant to the terms of the merger agreement at the Federated annual meeting.
      In reaching its conclusion to approve the merger and the related transactions and to recommend that Federated stockholders authorize the issuance of Federated common stock in connection with the merger, the Federated board considered the following factors as generally supporting its decision to enter into the merger agreement.
      Strategic Considerations. Federated’s board believes that the merger with May will provide a number of significant strategic opportunities and benefits, including the following, all of which it viewed as generally supporting its decision to approve the merger with May:

•	The merger is expected to create a more efficient, competitive national retailer, with approximately $30 billion in annual revenues and significantly broader geographic coverage, with a total of approximately 1,650 stores (including approximately 700 bridal and formalwear stores) in 49 states, Guam, Puerto Rico and the District of Columbia. The combined companies will own and operate stores in 64 of the nation’s top 65 geographic areas with relatively little overlap.

•	The merger with May will provide the combined companies with an opportunity to compete more effectively in the highly competitive, broad-based retail environment, including with national retailers such as Sears/ K-Mart, J.C. Penney’s, Target, Wal-Mart, The Limited, Linens ‘n Things, Bed, Bath & Beyond, Nordstrom’s, Kohl’s, Neiman Marcus, Saks Fifth Avenue and others.

•	Federated’s board of directors also considered management’s view that the combined companies should produce cost synergies of approximately $175 million in 2006 and approximately $450 million in 2007, resulting from purchasing efficiencies, the ability to advertise nationally, the consolidation of corporate services and headquarters functions, reductions in distribution and marketing costs, and the adoption of best practices across the combined companies, all of which will increase competition and benefit consumers. These benefits are expected to be realized by the end of 2007, and the merger is expected to be accretive to Federated’s per share earnings in 2007. While these synergies reflect management’s estimates, the Federated board recognized there could be no assurance that they would be achieved. In addition, the potential to realize greater synergies represents an additional factor considered by Federated’s board.

•	Federated’s board also considered the possibility of achieving higher comparable store sales growth as a result of leveraging the combined companies’ best people, products and practices and enhanced ability to compete in the retail industry on a national scale.

•	Federated’s board considered the opportunities and benefits of extending its business into additional geographic areas as a result of the merger. May has a strong list of retail store assets located in the midwest and elsewhere, including Famous-Barr, Filene’s, Foley’s, Hecht’s, Kaufmann’s,

Lord & Taylor, L.S. Ayers, Marshall Field’s, Meier & Frank, Robinsons-May, Strawbridge’s and The Jones Store, which complement Federated’s current geographic footprint.

•	Federated’s board considered that Federated will be able to augment its talent pool with the most capable managers from May.

      Other Factors Considered by the Federated Board. In addition to considering the strategic factors outlined above, the Federated board considered the following additional factors, all of which it viewed as generally supporting its decision to approve the merger with May:

•	historical information concerning May’s and Federated’s respective businesses, financial performance and condition, operations, management, competitive positions and stock performance, including the results of the due diligence review of May’s assets, liabilities, financial condition, businesses and operations, which indicated that there were no material risks associated with acquiring May, and which were consistent with the expectations of the board as to potential operating efficiencies and cost savings as well as other strategic and financial benefits reasonably anticipated as a result of the merger, and which comparisons and review generally informed the board’s determination as to the relative values of Federated, May and the combined companies, enabling Federated to increase the value of the merger consideration;

•	management’s strategy of potentially re-branding many May stores as Macy’s, which re-branding strategy management believes will be successful based on the success of the co-branding strategy with respect to Federated’s regional stores;

•	management’s assessment that the proposed merger was likely to meet certain criteria they deemed necessary for a successful merger — strategic fit, acceptable execution risk, and financial benefits to Federated and Federated’s stockholders;

•	the financial analyses and presentations of Federated’s financial advisor and its opinion that, as of February 27, 2005, the consideration to be paid to the May stockholders in the merger was fair, from a financial point of view, to Federated (the written opinion of Goldman Sachs is attached as Annex D to this joint proxy statement/ prospectus and discussed in detail under “— Opinion of Federated’s Financial Advisor” beginning on page 75);

•	the terms and conditions of the merger agreement, including:

•	the limited number and nature of the conditions to May’s obligation to consummate the merger and the limited risk of non-satisfaction of such conditions; and

•	that Federated may be entitled to receive a $350 million termination fee from May if the merger is not consummated for certain reasons;

•	the determination that an exchange ratio that is fixed, subject to adjustment in certain circumstances in Federated’s discretion, is appropriate to reflect the strategic purpose of the merger and consistent with market practice for mergers of this type and that a fixed exchange ratio avoids fluctuations caused by near-term market volatility; and

•	the likelihood that the merger will be completed on a timely basis, including the likelihood that the merger will receive all necessary antitrust and other regulatory approvals without unacceptable conditions on a timely basis.
      Potential Risks Considered by the Federated Board. Federated’s board of directors also considered the potential risks of the merger and potential conflicts of interest, including the following:

•	the challenges of combining the operations of two major retail businesses and effecting certain cultural changes;

•	the possible disruptions from certain anticipated workforce reductions to be implemented as part of the merger integration plan;

•	the risk that anticipated operating profit synergies and cost savings will not be achieved (or the risk that certain cost savings will adversely affect operating profits);

•	the one-time costs of the acquisition and integration, which management estimated at approximately $1 billion spread over a three-year period;

•	the risk that Federated may be required under the merger agreement to commit to dispose of assets of the combined companies valued at up to $4 billion if required by any governmental entity in order to obtain antitrust clearance for the merger;

•	the risk that Federated will have to pay May a fee of up to $350 million if the merger agreement is terminated under certain circumstances;

•	the potential dilution to Federated’s stockholders; and

•	the risk of diverting management’s attention from other strategic priorities to implement merger integration efforts.
      The foregoing discussion of the information and factors considered by Federated’s board of directors is not meant to be exhaustive but is believed to include all material factors considered by it in connection with its determination that the terms of the merger agreement, including the issuance of Federated common stock in the merger, are advisable and in the best interests of Federated and its stockholders. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Federated board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Federated board may have given different weight to different factors. The Federated board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Federated’s management and Federated’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination. The Federated board also considered the experience and expertise of Goldman Sachs, its financial advisor, in reviewing quantitative analyses of the financial terms of the merger. See “— Opinion of Federated’s Financial Advisor” beginning on page 75.
Opinions of May’s Financial Advisors

Morgan Stanley
      May retained Morgan Stanley to provide financial advisory services in connection with the proposed merger with Federated. The May board of directors selected Morgan Stanley to act as May’s financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of May. At the meeting of the May board of directors on February 27, 2005, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, as of February 27, 2005, that based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the holders of shares of May common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
      The full text of Morgan Stanley’s opinion, dated as of February 27, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in rendering its opinion is attached as Annex B to this joint proxy statement-prospectus. We urge you to read this opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the board of directors of May, addresses only the fairness from a financial point of view of the consideration to be received by the holders of May common stock pursuant to the merger agreement and does not address any other aspect of the merger or constitute a recommendation to any May stockholder as to how to vote at the annual meeting. This summary is qualified in its entirety by reference to the full text of the opinion.

      In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of May and Federated, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning May prepared by the management of May;

•	reviewed certain financial projections prepared by the management of May;

•	discussed the past and current operations and financial condition and the prospects of May, with senior executives of May;

•	discussed the past and current operations and financial condition and the prospects of Federated, with senior executives of Federated;

•	discussed certain limited financial projections for Federated with the management of Federated;

•	discussed limited pro forma financial projections, including information relating to strategic, financial and operational benefits and issues anticipated from the merger, with senior executives of Federated;

•	discussed the strategic rationale of the merger with the management of May and Federated;

•	reviewed the pro forma impact of the merger on Federated’s publicly available operating statistics, consolidated capitalization and financial ratios;

•	reviewed the reported prices and trading activity for May common stock and Federated common stock;

•	compared the financial performance of May and Federated and the prices and trading activity of May common stock and Federated common stock with that of certain other comparable publicly-traded companies and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in discussions and negotiations among representatives of May, Federated and their financial and legal advisors;

•	reviewed the draft merger agreement, dated February 27, 2005 and certain related documents; and

•	considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.
      In arriving at its opinion, among other things, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by May and Federated for the purposes of its opinion. With respect to the financial projections supplied to Morgan Stanley or discussed with Morgan Stanley, including information relating to strategic, financial and operational benefits and issues anticipated from the merger, Morgan Stanley assumed they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of May and Federated. For purposes of its analysis with respect to Federated and after discussions with the management of Federated, Morgan Stanley used and relied on publicly available projections of equity research analysts who report on Federated. Morgan Stanley also relied without independent verification on the assessments of management of May and Federated of the strategic rationale of the merger. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement with no material waiver, delay or amendment, including, among other things, that the merger would be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley assumed that in connection with the receipt of all the necessary regulatory and other approvals and consents for the proposed merger, no restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, regulatory, accounting or tax expert and assumed the accuracy and veracity of assessments by such advisors to May and Federated with respect to such issues. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Federated and May of the timing and risks associated with the integration of Federated and May. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of May or Federated, nor was it furnished with any such appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.
      The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion. Although each analysis was provided to the May board of directors, in connection with arriving at its opinion, Morgan Stanley considered all of its analysis as a whole and did not attribute any particular weight to any analysis described below. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.
      In connection with its analysis, Morgan Stanley calculated the per share “implied merger consideration” for each share of May common stock pursuant to the merger agreement, which provides for the payment of $17.75 in cash and 0.3115 shares of Federated common stock for each share of May common stock. Based on the average price per share of Federated common stock for the ten-day trading period ending February 25, 2005, which was $56.99, the implied merger consideration as of February 25, 2005, was $35.50, which was the sum of $17.75 plus $17.75 (the product of 0.3115 multiplied by $56.99).
      In addition, for purposes of its analysis, Morgan Stanley noted that both May and Federated have fiscal years ending on January 31, so references to specific years in the following analyses refer to fiscal years ending on January 31 of the following year. For example, a reference to 2007 earnings per share represents the earnings per share for the fiscal year ending January 31, 2008.

Historical Common Stock Performance
      Morgan Stanley performed an historical share price analysis to provide the May board with background information and perspective with respect to the historical share prices of May and Federated common stock.

May
      Consequently, Morgan Stanley reviewed the historical closing prices and average closing prices of May common stock over various periods during the last ten years. The tables below summarize the historical performance of May common stock during the periods specified.

Average
May Common Stock Average Share Price(1)(2)	per Share
for Period Ending February 25, 2005	Price ($)

6 Months	28.31
1 Year	28.94
2 Years	27.22
3 Years	27.68
5 Years	29.05
10 Years	31.38

(1)	Represents unweighted average

(2)	Represents split-adjusted prices

May Common Stock — Historical Trading Range	Low	High
for Period Ending February 25, 2005	($)	($)

6 Months	24	35
1 Year	24	36
3 Years	18	38
      Morgan Stanley noted that the per share implied merger consideration for May common stock was $35.50 calculated as of February 25, 2005.

Federated
      Morgan Stanley also reviewed the historical trading ranges of Federated common stock during various periods over the last three years. The table below summarizes the historical performance of Federated common stock during the periods specified.

Federated Common Stock — Historical Trading Range	Low	High
for Period Ending February 25, 2005	($)	($)

6 Months	43	59
1 Year	43	59
3 Years	24	59
      Morgan Stanley noted that the price per share of Federated common stock as of February 25, 2005, was $56.79.

Historical Relative Stock Price Analysis
      Morgan Stanley reviewed the closing share prices of May common stock relative to the corresponding closing share prices of Federated common stock during various periods over the last five years to provide background information and perspective on the relationship between May and Federated common stock. Morgan Stanley examined these historical relative stock prices and the following table summarizes its analysis:

		Implied
	Historical	May Common
	Relative Stock	Stock Price
Period Ending February 25, 2005	Price (x)	per Share ($)(2)

February 25, 2005	0.622	35.35
January 14, 2005(1)	0.477	27.84
Last 6 Months	0.541	30.72
Last 1 Year	0.571	32.43
Last 2 Years	0.607	34.47
Last 3 Years	0.675	38.36
Last 5 Years	0.749	42.53

(1)	Last trading day prior to reports appearing in the popular press regarding a potential transaction

(2)	Calculated by multiplying the historical relative stock price for a given period by Federated’s closing share price of $56.79 as of February 25, 2005, with the exception of the January 14, 2005 implied price which was based on Federated’s closing share price of $58.37 as of that date
      Morgan Stanley noted that the implied merger consideration for May common stock was $35.50 and the implied relative stock price (assuming no cash consideration) was 0.625x, each calculated as of February 25, 2005.

Historical Forward P/ E Ratio Analysis
      Morgan Stanley reviewed and compared the historical forward P/E ratios for May and Federated during various periods over the last five years to provide background information and perspective on the relationship between May and Federated common stock trading levels. These ratios are calculated by dividing the share price as of a certain date by the 12-month forward EPS, or future earnings per share, estimate as of that same date based on the I/B/E/S median of publicly available equity research projections. I/B/E/S is a data source that monitors and publishes a compilation of earnings per share estimates produced by selected research analysts on companies of interest to investors. Morgan Stanley examined these ratios during various periods ending February 25, 2005. These average historical forward P/ E ratios, as well as the implied premium of May’s ratios to those of Federated, are as follows:

	P/E Ratios
					May
Period Ending February 25, 2005	May		Federated		Premium

February 25, 2005	15.6x		12.4x		26.4%
January 14, 2005	12.2x		12.7x		(4.2)%
Last 6 Months	12.1x		11.8x		3.0%
Last 1 Year	12.4x		11.9x		4.1%
Last 2 Years	12.7x		11.7x		8.6%
Last 3 Years	12.2x		10.9x		11.5%
Last 5 Years	11.6x		10.3x		13.6%
All-Time High (during the last 5 years)	16.9x	(1)	14.1x	(2)	19.9%

(1)	As of February 18, 2004

(2)	As of March 4, 2004
      Morgan Stanley noted that the implied forward P/ E multiple based on the implied merger consideration for May common stock of $35.50 calculated as of February 25, 2005, was 15.7x, which implied a premium of 27.0% for the implied merger consideration.

Selected Precedent Transaction Analysis
      Morgan Stanley also performed a precedent transaction analysis, which is designed to provide a valuation of May based on publicly available financial terms and premia of selected transactions that share some characteristics with the merger. In selecting the transactions it used in this analysis, Morgan Stanley reviewed transactions since January 1, 2000 to present with an aggregate value greater than $10 billion involving cash consideration representing between 25% and 50% of the transaction’s total aggregate value. In this analysis, “aggregate value” is a measure of each company’s value that is calculated by adding its market capitalization, total debt, preferred shares and minority interest less cash and cash equivalents.
      In its analysis, Morgan Stanley reviewed the following precedent transactions:

•	GPU Inc./ FirstEnergy

•	Banacci/ Citigroup

•	Sears Roebuck/ KMart Holding Corp

•	Guidant/ Johnson & Johnson

•	Times Mirror/ Tribune

•	Aventis/ Sanofi-Synthelabo

•	Caesars Entertainment/ Harrah’s Entertainment

•	Credit Commercial de France/ HSBC

      From these selected transactions, Morgan Stanley, based on its experience with the department store industry generally and large merger and acquisition transactions, derived a reference range of premia paid relative to the trading share prices at two different periods of time preceding the announcement of a transaction. The premium paid relative to the share price four weeks prior to deal announcement ranged from 15.5% to 67.1%, with a median of 32.8%. The premium paid relative to the share price one day prior to deal announcement ranged from 7.0% to 96.1%, with an average of 17.1%. Morgan Stanley then selected an unaffected premium range of 20% to 30% based on the precedent transactions listed above and applied that range to the May common stock price as of January 14, 2005, the last trading day prior to news reports appearing in the popular press regarding potential discussions between May and Federated. The analysis resulted in a range of implied values of $33 to $36 per share of May common stock.
      Morgan Stanley noted that the per share implied merger consideration for May common stock was $35.50 calculated as of February 25, 2005.
      No transaction utilized in the selected precedent transactions analysis is identical to the merger. In evaluating the transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of May or Federated, such as the impact of competition on May or Federated and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of May or Federated or in the financial markets in general. Mathematical analysis, such as determining the mean or median, or the high or the low, is not in itself a meaningful method of using comparable transaction data.

Present Value of Equity Research Analyst Targets
      Morgan Stanley reviewed publicly available equity research on May and Federated and used the per share price targets from these research reports to arrive at a range of present values per share of May and Federated common stock.

May
      For May, Morgan Stanley considered the range of publicly available equity research analyst price targets prior to January 14, 2005, the last trading day prior to news reports appearing in the popular press regarding potential discussions between May and Federated, and calculated the present value of such targets based on a nine-month period and assuming a 10% estimated cost of equity. This analysis resulted in a range of implied values of $28 to $33 per share of May common stock.
      Morgan Stanley noted that the per share implied merger consideration for May common stock was $35.50 calculated as of February 25, 2005.

Federated
      For Federated, Morgan Stanley considered the range of publicly available equity research analyst price targets prior to February 25, 2005, and calculated the present value of such targets based on a nine-month period and assuming a 10% estimated cost of equity. This analysis resulted in a range of implied values of $51 to $61 per share of Federated common stock.
      Morgan Stanley noted that the price per share of Federated common stock as of February 25, 2005, was $56.79.

Future Stock Price Present Value
      Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the future value of a company’s common equity, as a function of the company’s future earnings and its current forward P/ E multiple. The resulting value is subsequently discounted to arrive at the present value of May and Federated future stock price.

May
      For May, Morgan Stanley considered the range of values per share for May based on the estimated 2007 earnings per share provided by May’s management under four different scenarios as well as the estimated 2007 earnings per share based on the I/B/E/S median of publicly available equity research projections, referred to as the Research Case. In its analysis, Morgan Stanley assumed all of the scenarios were achievable and did not make any judgment with respect to the potential risks embedded in the different scenarios prepared by May’s management. The following table presents the resulting ranges of implied per share values for May, assuming a forward P/ E multiple range of 11.0x to 15.0x based on the historical forward P/ E range that was used to calculate the future stock price as of the end of 2006 and which was then discounted for a two-year period at a 10% estimated cost of equity.

Implied per Share
Value of May
Common Stock

Research Case	$22 - $31
Management Case A(1)	$25 - $34
Management Case B(2)	$26 - $35
Management Case C(3)	$28 - $38
Management Case D(4)	$29 - $40

(1)	May management internal five-year projections

(2)	May management internal five-year projections including share repurchases and debt refinancing

(3)	May management internal five-year projections including share repurchases and debt refinancing and the benefits of divisional consolidation

(4)	May management internal five-year projections including share repurchases and debt refinancing, the benefits of divisional consolidations and sale of the credit card receivables
      Morgan Stanley also prepared a sensitivity analysis on the present value of May’s future stock price. Specifically, Morgan Stanley considered the range of values per share for May implied by a range of forward P/ E multiples between 9.0x and 15.0x and a range of potential earnings per share compound annual growth rate between 2005 and 2007 of 0% to 20% and using May’s 2004 earnings per share of $1.93 (includes $0.10 of store divestiture costs per 2004 earnings press release and $0.13 of other charges per management guidance). This analysis resulted in a range of implied values per share of May common stock of $14 to $41.
      Morgan Stanley noted that the per share implied merger consideration for May common stock was $35.50 calculated as of February 25, 2005.

Federated
      For Federated, Morgan Stanley considered the range of values per share for Federated based on financial forecasts and estimates based on the I/B/E/S median of publicly available equity research projections for 2005 to 2007. The following table presents the resulting ranges of implied per share values for Federated, assuming Federated’s current forward P/ E multiple range of 12.0x to 13.0x for 2005 to estimate the current Federated stock price and assuming Federated’s historical P/ E range of 10.0x to 14.0x for 2006 and 2007 to estimate Federated’s future stock prices as of the end of 2005 and 2006 and which were then discounted for one year and two years, respectively, at a 10.0% estimated cost of equity.

Implied per Share
Value of Federated
Common Stock

2005E EPS of $4.60	$55 - $60
2006E EPS of $4.98	$45 - $63
2007E EPS of $5.43	$45 - $63
      Morgan Stanley noted that the price per share of Federated common stock as of February 25, 2005 was $56.79.

Discounted Cash Flow Analysis
      Morgan Stanley performed a discounted cash flow analysis for May and Federated, which is designed to provide insight into the value of a company as a function of its future cash flows and expenditures.

May
      For May, Morgan Stanley performed a five-year discounted cash flow analysis, calculated as of February 25, 2005, of the after-tax unlevered free cash flows for 2005 through 2009, based on the financial forecasts and estimates of Scenarios A and C (as previously described in “Present Value of May Future Stock Price”) provided by May management as well as using financial forecasts and estimates based on the I/B/E/S median of publicly available equity research projections. Morgan Stanley estimated a range of terminal values calculated in 2009 based on a perpetual growth rate range of 0.5% to 1.5%. Morgan Stanley then discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a discount rate of 8.0% for each case. The discount rates utilized in this analysis were chosen based upon an analysis of the weighted average cost of capital of May and other comparable companies. The weighted average cost of capital is a measure of the average expected return on all of a company’s securities or loans based on the proportions of those securities or loans in such company’s capital structure. Based on the aforementioned projections and assumptions, the discounted cash flow analysis of May yielded an implied valuation range of May common stock as follows:

•	Research Case: $22 – $27 per share

•	Management Case A: $29 – $35 per share

•	Management Case C: $33 – $39 per share
      Morgan Stanley noted that the per share implied merger consideration for May common stock was $35.50 calculated as of February 25, 2005.

Federated
      Morgan Stanley performed a five-year discounted cash flow analysis for Federated, calculated as of February 25, 2005, of the after-tax unlevered free cash flows for 2005 through 2009, based on financial forecasts and estimates based on the I/B/E/S median of publicly available equity research projections. Morgan Stanley estimated a range of terminal values calculated in 2009 based on a perpetual growth rate range of 0.5% to 1.5%. Morgan Stanley discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a discount rate of 8.0%. The discount rates utilized in this analysis were chosen based upon an analysis of the weighted average cost of capital of Federated and other comparable companies. Based on the aforementioned projections and assumptions, the discounted cash flow analysis of Federated yielded an implied valuation range of Federated common stock of $58 to $67 per share.
      Morgan Stanley noted that the price per share of Federated common stock as of February 25, 2005, was $56.79.

Present Value Analysis of the Merger
      Morgan Stanley evaluated the cash and stock components of the merger consideration to arrive at the present value of the merger consideration on a per share basis. In arriving at the present value of the stock portion of the merger consideration on a pro forma basis, Morgan Stanley conducted the analysis using the present value of future stock price methodology, as described above, assuming a forward P/ E multiple range of 12.0x to 14.0x and an estimated cost of equity of 10.0% and the discounted cash flow valuation methodology, as described above, assuming a perpetual growth rate range of 1.0% to 1.5% and a weighted average cost of capital of 8.0%. Morgan Stanley used two pro forma scenarios based on forecasts and estimates provided by Federated’s management which assumed, among other things, cost synergies, certain adjustments for lost sales from stores sold, sales disruption and one time costs based on guidance from Federated’s management. The two scenarios differed primarily in the following respects:

•	Pro Forma Scenario A: no sale of Federated’s credit card receivables.

•	Pro Forma Scenario B: sale of Federated’s credit card receivables at par, with Federated retaining 75% of the operating income of the portfolio and using the proceeds from the receivables sale over two years to pay down debt and buy back shares.
      Based on the aforementioned assumptions and scenarios, the present value of future stock price analysis of Federated yielded an implied total value per share to May stockholders as follows:

•	Pro Forma Scenario A: $38 – $41 per share

•	Pro Forma Scenario B: $42 – $46 per share
      Based on the aforementioned assumptions and scenarios, the discounted cash flow analysis of Federated yielded an implied total value per share to May stockholders as follows:

•	Pro Forma Scenario A: $38 – $40 per share

•	Pro Forma Scenario B: $45 – $47 per share
      Morgan Stanley noted that the per share implied merger consideration for May common stock was $35.50 calculated as of February 25, 2005.
      In connection with the review of the merger by May’s board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley’s view of the actual value of May and Federated combined.
      In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of May and Federated. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of the analyses of Morgan Stanley of the fairness from a financial point of view of the consideration to be received by the holders of shares of May common stock pursuant to the merger agreement and were conducted in connection with the delivery by Morgan Stanley of its opinion dated February 27, 2005 to the board of directors of May. Morgan Stanley’s analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of May might actually trade. The merger consideration in the merger was determined through arm’s-length negotiations between May and Federated and was approved by May’s board of directors. Morgan Stanley did not recommend any specific merger consideration to May or that any given merger consideration constituted the only appropriate merger consideration for the merger.
      In addition, Morgan Stanley’s opinion and its presentation to May’s board of directors was one of many factors taken into consideration by May’s board of directors in deciding to approve the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of May’s board of directors with respect to the merger consideration or of whether May’s board of directors would have been willing to agree to a different merger consideration.
      Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities of or indebtedness of May and Federated for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness. Morgan Stanley has, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to May for which it received fees of approximately $20 million over the last two years.
      If the merger is consummated, May has agreed to pay Morgan Stanley under the terms of its engagement a fee which, if calculated as of February 27, 2005, would be approximately $51 million, all of which is payable upon consummation of the merger. May has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Morgan Stanley’s engagement and any related transactions.

Peter J. Solomon Company
      On February 23, 2005, May engaged PJSC to act as its financial advisor with respect to rendering a fairness opinion regarding the consideration proposed to be received by the holders of May common stock in the merger. On February 27, 2005, PJSC rendered its oral opinion telephonically to May’s board of directors, which opinion was confirmed by delivery of a written opinion, which we refer to in this joint proxy statement/ prospectus as PJSC’s opinion, to the effect that, based upon and subject to various considerations set forth in such opinion, as of February 27, 2005, the consideration proposed to be received by the holders of May common stock in connection with the merger was fair from a financial point of view to the holders of May common stock.
      The full text of PJSC’s opinion, which sets forth assumptions made, procedures followed, matters considered, limitations on and scope of the review by PJSC in rendering PJSC’s opinion, is attached to this joint proxy statement/ prospectus as Annex C and is incorporated by reference into this joint proxy statement/ prospectus. PJSC’s opinion was directed only to the fairness of the consideration proposed to be received by the holders of May common stock in the merger from a financial point of view, was provided to May’s board of directors in connection with its evaluation of the merger, did not address any other aspect of the merger and did not, and does not, constitute a recommendation to any holder of May common stock as to how any stockholder should vote or act on any matter relating to the merger. The summary of PJSC’s opinion set forth in this joint proxy statement/ prospectus is qualified in its entirety by reference to the full text of such opinion. Holders of May common stock are urged to read PJSC’s opinion carefully and in its entirety. PJSC has consented to the use of PJSC’s opinion in this joint proxy statement/ prospectus.
      In connection with PJSC’s opinion, PJSC:

(i) Reviewed certain publicly available financial statements and other information of May and Federated;

(ii) Reviewed certain internal financial statements and other financial and operating data concerning May prepared by the management of May;

(iii) Reviewed certain financial projections for May prepared by the management of May;

(iv) Reviewed financial forecasts and estimates for Federated prepared by independent research analysts contained in publicly available research reports regarding the future financial performance of Federated and discussed such forecasts and estimates with the management of Federated;

(v) Discussed the past and current operations, financial condition and prospects of May with the management of May;

(vi) Discussed the past and current operations, financial condition and prospects of Federated, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with the management of Federated;

(vii) Reviewed the reported prices and trading activity of May common stock and Federated common stock;

(viii) Compared the financial performance and condition of May and Federated and the reported prices and trading activity of May common stock and Federated common stock with that of certain other comparable publicly traded companies;

(ix) Reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or in part, to the merger;

(x) Reviewed the draft merger agreement dated as of February 25, 2005; and

(xi) Performed such other analyses as PJSC deemed appropriate.
      PJSC assumed and relied upon the accuracy and completeness of the information reviewed by PJSC for the purposes of this opinion and PJSC did not assume any responsibility for independent verification of such information and relied on such information being complete and correct. With respect to the financial projections of May, PJSC also assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of May. PJSC was not provided with, and did not have any access to, any financial projections of Federated prepared by the management of Federated or May. Accordingly, upon advice of the management of Federated and with May’s consent, PJSC assumed that the financial forecasts and estimates for Federated published by independent research analysts contained in publicly available research reports that PJSC reviewed were a reasonable basis upon which to evaluate the future financial performance of Federated, and PJSC relied upon such estimates, as modified by additional information from the management of Federated, in performing PJSC’s analysis. Furthermore, with May’s consent, PJSC relied upon the estimates made by the management of Federated of certain potential strategic, financial and other benefits expected to result from the merger without independent assessment. PJSC did not conduct a physical inspection of the facilities or property of May or Federated. PJSC did not assume any responsibility for any independent valuation or appraisal of the assets or liabilities of May or Federated, nor was PJSC furnished with any such valuation or appraisal. Furthermore, PJSC did not consider any tax effects of the merger on any person or entity.
      PJSC assumed that the final form of the merger agreement would be substantially the same as the last draft reviewed by PJSC. PJSC also assumed that the merger would be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the consideration to be received by the holders of May common stock in connection with the merger), and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have a material adverse effect on May or Federated or the contemplated benefits of the merger. PJSC further assumed that all representations and warranties set forth in the merger agreement were true and correct and that all parties to the merger agreement will comply with all covenants of such party thereunder.
      PJSC’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to PJSC as of, February 26, 2005. In particular, PJSC did not express any opinion as to the prices at which shares of either May common stock or Federated common stock may trade at any future time. Furthermore, PJSC’s opinion did not address May’s underlying business decision to undertake the merger.
      No limitations were imposed by May’s board of directors upon PJSC with respect to investigations made or procedures followed by PJSC in rendering PJSC’s opinion.
      The following summarizes the significant financial analyses performed by PJSC and reviewed with May’s board of directors on February 27, 2005, in connection with the delivery of PJSC’s opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand PJSC’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of PJSC’s financial analyses.

Historical Share Price Analysis — May
      PJSC performed an historical share price analysis to provide background information with respect to historical share price performance of May common stock and to assess the price implied by the merger consideration in comparison to this historical share price performance.
      PJSC reviewed the closing prices and trading volumes of May common stock on the New York Stock Exchange from February 25, 2000, to February 25, 2005 (one trading day prior to the rendering of PJSC’s opinion). During the twelve months ended February 25, 2005, the high closing price for May common stock was $36.31 per share and the low closing price was $23.95 per share. In addition, during the twelve months ended February 25, 2005, the average closing price for May common stock was $28.94 per share and the median closing price was $28.51 per share. During the period from February 25, 2000 to February 25, 2005, the high closing price for May common stock was $41.25 per share and the low closing price was $18.01 per share.
      PJSC calculated the premiums implied by the blended merger consideration of $35.44, which we refer to as the implied per share merger consideration, for each outstanding share of May common stock to derive premiums over the median price of May common stock for the specified time periods below. The implied per share merger consideration of $35.44 is based on $17.75 per share in cash and the 0.3115 shares of Federated common stock valued at $56.79 as of the close of trading on February 25, 2005. PJSC derived premiums over the median price of May common stock for periods prior to (1) January 14, 2005 (the date on which, after the stock market’s close, May announced the resignation of its chief executive officer, after which, on the following day, the price of May common stock closed at $32.21, up 15.7%), and (2) February 25, 2005 (one trading day prior to the rendering of PJSC’s opinion). PJSC analyzed premiums over the median price of May common stock prior to January 14, 2005, in order to analyze the premiums without the effect on the price of

May common stock of public speculation regarding a potential merger with Federated. The derived premiums were:

Offer Price
Premium to Median

Time Periods Prior to Jan. 14, 2005:
7 Days Prior	27.6%
30 Days Prior	23.7
60 Days Prior	23.6
90 Days Prior	24.6
180 Days Prior	35.5
Last 1 Year Prior	24.3
Last 3 Years Prior	28.9
Last 5 Years Prior	23.9
Time Periods Prior to Feb. 25, 2005:
7 Days Prior	4.3
30 Days Prior	6.3
60 Days Prior	11.0
90 Days Prior	20.9
180 Days Prior	25.6
Last 1 Year Prior	24.3
Last 3 Years Prior	28.9
Last 5 Years Prior	23.5
      PJSC also reviewed the relative performance from February 25, 2000, to February 25, 2005, of (1) May, (2) Federated, (3) the Standard & Poor’s 500 Index, and (4) a market capitalization weighted industry index consisting of the following department store retailers: Dillard’s, Inc., J.C. Penney Company, Inc., Kohl’s Corporation, Nordstrom, Inc., The Neiman Marcus Group, Inc. and Saks Incorporated. During the period from February 25, 2004, to February 25, 2005 (one trading day prior to the rendering of PJSC’s opinion), the price of May common stock returned 0.0%, the price of Federated common stock increased 8.1%, the market capitalization weighted index appreciated 14.3%, and the S&P 500 Index appreciated 5.9%. During the period from February 25, 2000, to February 25, 2005, the price per share of May common stock increased 38.0%, the price per share of Federated common stock increased 74.4%, the market capitalization weighted index appreciated 97.9%, and the S&P 500 Index depreciated 9.1%.
      The above analysis showed that: (1) the closing price per share of May common stock of $35.35 on February 25, 2005 was just below $36.31, its highest closing price during such period, and above its median price over the one year period prior to February 25, 2005 ($28.51); and (2) the price of May common stock increased during the one year period ending February 25, 2005 to a lesser extent than the industry index and the S&P 500. Furthermore, the implied per share merger consideration represented a premium of not less than 23.6% for all periods up to January 14, 2005 (one trading day prior to the announcement of the resignation of May’s chief executive officer), which PJSC believed to be the most relevant time period to consider. This analysis suggested that the value of the implied per share merger consideration was greater than the median of historical trading prices of May common stock over each calculated period.

Analysis of Selected Publicly Traded Comparable Companies
      PJSC performed a comparable companies analysis to determine (1) what May’s valuation would be if the May common stock traded in the valuation range of comparable retail companies, as determined based on publicly-available financial metrics for comparable retail companies, and (2) what May’s valuation would be if the May common stock traded in such range and were to receive a premium to this valuation consistent with premiums received by other publicly traded companies in recent, large mergers and acquisitions.

      PJSC reviewed and compared selected financial data of May with similar data using publicly available information of the following publicly traded companies, which, based on PJSC’s experience with companies in the department store retail industry, PJSC deemed comparable to May:

•	Federated,

•	Dillard’s, Inc.,

•	J.C. Penney Company, Inc.,

•	Kohl’s Corporation,

•	Nordstrom, Inc.,

•	The Neiman Marcus Group, Inc. and

•	Saks Incorporated.
These companies are referred to under this section “Peter J. Solomon Company” as the comparable companies.
      PJSC calculated and compared various financial multiples and ratios, including, among other things: (1) the most recent stock price per share as a multiple of earnings per share, commonly referred to as earnings per share or E.P.S., for the fiscal years (ended January 31 of the following year) 2004, 2005 and 2006 based upon (i) the closing stock prices as of February 25, 2005, and the median of Wall Street analysts’ estimates for E.P.S. for May as reported by First Call Investment Research on February 25, 2005 (one trading day prior to the rendering of PJSC’s opinion) for the comparable companies and (ii) E.P.S. for May based on (a) actual 2004 E.P.S. of May, (b) a set of projections prepared by May management, which we refer to as the Base Case, and (c) the median of Wall Street analysts’ expectations of E.P.S. for May for fiscal years 2005 and 2006; and (2) enterprise value (which represents total equity value plus book values of total debt, preferred stock and minority interests less cash) as a multiple of (i) net sales, earnings before interest and taxes, commonly referred to as EBIT, and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, for the comparable companies and (ii) pro forma net sales, EBIT and EBITDA of May (assuming May’s acquisition of Marshall Field’s occurred at the beginning of fiscal 2004 using estimates provided by May), in either case, over the latest twelve months or fiscal year ended January 31, 2005.
      Based on this data, as of February 25, 2005, PJSC developed a summary valuation analysis based on a range of trading valuation multiples and ratios for certain of the comparable companies and May. This analysis resulted in the following ranges of multiples and ratios:

	Range of
	Trading
	Multiples

Trailing Data for Last Twelve Months ended January 31, 2005
Enterprise Value as a Ratio of:
Net Sales	60.0%		-	115.0%
EBITDA	6.0	x	-	8.0	x
EBIT	9.0	x	-	14.0	x
Equity Value as a Ratio of:
Net Income	22.0	x	-	14.0	x
Projected Data
Equity Value as a Ratio of:
2005 Net Income	12.0	x	-	20.0	x
2006 Net Income	11.0	x	-	16.0	x
      PJSC calculated the implied equity value per share of May common stock using the multiples and ratios from the comparable companies and applied them to May’s financial statistics, both excluding and including a “control premium.” For these purposes, PJSC used a control premium of 19%, which is the mean control premium paid (to closing price one week prior) in all announced United States mergers and acquisitions transactions valued over $1 billion since February 22, 2002, as reported by Thomson Mergers & Acquisitions.
      This analysis yielded: (i) a range of values from $20.00 to $40.00 per share for May common stock excluding a control premium, and PJSC noted that the implied per share merger consideration of $35.44 was near the top of the valuation range for this analysis, and (ii) a range of values from $23.80 to $47.60 per share of May common stock including a control premium, and PJSC noted that the implied per share merger consideration of $35.44 was above the middle of the range of value implied by this analysis. This analysis suggested that the value of the implied per share merger consideration was within a range of values for May determined by comparison to the values of the comparable companies both with and without a control premium.

Analysis of Selected Comparable Transactions
      To analyze the valuation of the implied per share merger consideration to be received by holders of May common stock relative to the consideration received by shareholders in other similar transactions, PJSC prepared an analysis of selected comparable transactions.
      Using publicly available information, PJSC reviewed certain mergers and acquisitions transactions in the department store retail industry which PJSC believed were comparable to the merger. The list of transactions reviewed were (including the acquiror and target in the transaction, respectively):

(i) Kmart Holding Corporation/ Sears Roebuck & Co.

(ii) Jones Apparel Group/ Barneys, Inc.

(iii) May/ Marshall Field’s and nine Mervyn’s stores

(iv) Proffitt’s Inc./ Saks Holdings, Inc.

(v) Dillard’s Inc./ Mercantile Stores Co. Inc.

(vi) Proffitt’s Inc./ Carson Pirie Scott & Co.

(vii) Proffitt’s Inc./ Parisian, Inc.

(viii) May/ Strawbridge & Clothier

(ix) Federated/ Broadway Stores Inc.

(x) Federated/ R.H. Macy & Co., Inc.
      These transactions are referred to under this section “Peter J. Solomon Company” as the comparable transactions.
      PJSC calculated the multiples of the last twelve month’s net sales, EBITDA and EBIT paid in these selected comparable transactions. PJSC calculated the implied equity values per share for May using this range of multiples and ratios applied to pro forma statistics for 2004 of May (assuming the acquisition of Marshall Field’s occurred at the beginning of fiscal 2004, according to management of May). This analysis resulted in the following ranges of multiples and ratios:

	Range of
	Multiples

Enterprise Value as a Ratio of:
Net Sales	65.0%		-	125.0%
EBITDA	8.0	x	-	14.5	x
EBIT	11.0	x	-	19.0	x
      Based on the foregoing, this analysis yielded a range of values from $28.00 to $60.00 per share of May common stock. PJSC noted that the implied per share merger consideration fell in the range of the results of this analysis. This analysis suggested that the value of the implied per share merger consideration was within the range of values received in the comparable transactions.

Discounted Cash Flow Analysis
      PJSC performed a discounted cash flow analysis to calculate the theoretical per share value of May common stock based on the value of earnings from five years of forecasted future cash flows of May.
      PJSC prepared a discounted cash flow analysis to calculate the net present value per share of May common stock based on two financial forecasts prepared by May: (a) the Base Case and (b) a set of projections of May provided by May management derived from adding to the Base Case the following: the benefits of combining certain May divisions, the sale of May’s receivables portfolio and special share repurchases and debt refinancing per May’s management, which we refer to as the Alternative Case. In performing its discounted cash flow analysis, PJSC considered various assumptions that it deemed appropriate based on a review with management of May’s prospects and risks. PJSC believed it appropriate to utilize various discount rates ranging from 7.5% to 9.5% and EBITDA terminal value multiples ranging from 6.5x to 8.5x to apply to forecasted EBITDA for the fiscal year 2008.
      Based on the foregoing, this analysis yielded a range of net present values from $27.00 to $42.00 per share of May common stock based on the Base Case and a range of net present values from $32.00 to $46.00 per share of May common stock based on the Alternative Case. PJSC noted that the implied per share merger consideration fell within the range of per share results from these analyses. This analysis suggested that the value of the implied per share merger consideration was within the range of values of the May common stock based on the value of projected earnings from five years of forecasted future cash flows of May.

Historical Share Price Analysis — Federated
      In view of the fact that holders of May common stock would receive shares of Federated common stock as part of the merger consideration, PJSC evaluated the price of Federated common stock at February 25, 2005, relative to its historical share price performance.
      PJSC reviewed the closing prices and trading volumes of Federated common stock on the New York Stock Exchange from February 25, 2000, to February 25, 2005 (one trading day prior to the rendering of PJSC’s opinion). During the twelve months ended February 25, 2005, the high closing price for the Federated common stock was $59.13 per share and the low closing price was $43.11 per share. In addition, during the twelve months ended February 25, 2005, the average closing price for Federated common stock was $50.70 per share and the median closing price was $49.99 per share. During the period from February 25, 2000, to February 25, 2005, the high closing price for Federated common stock was $59.13 per share and the low closing price was $23.50 per share.
      PJSC noted that the closing price of Federated common stock on February 25, 2005 (one trading day prior to the rendering of PJSC’s opinion) was higher than the median price over the seven day period prior to February 25, 2005, lower than the median price over the 30 and 60 day periods prior to February 25, 2005, and higher than the 90 and 180 day periods prior to February 25, 2005. This analysis suggested that the value of the Federated common stock to be received by holders of May common stock as a part of the merger consideration was not significantly above the range of historical trading prices of Federated common stock for recent periods.

Relative Contribution Analysis
      PJSC performed a relative contribution analysis to compare the historical and projected financial operating contributions of each company relative to enterprise and equity value contributions of each company to the combined company based on the implied per share merger consideration for May and the closing price for Federated common stock as of February 25, 2005.
      PJSC calculated the relative net sales, EBITDA, EBIT and net income contributions of May and Federated based on actual historical results and projected results based on Base Case of May and a set of estimates of Federated based on Federated management’s guidance relating to net sales, comparable store sales growth, EBITDA and E.P.S. in fiscal year 2005 and fiscal year 2006 and E.P.S. growth rate, which we refer to in this joint proxy statement/ prospectus as the Guidance Case. PJSC compared the actual net income contribution of each company for fiscal years 2002, 2003 and 2004 and the projected net income contribution of each company for fiscal years 2005, 2006 and 2007 to the equity value contributions of each company to the combined company based on the implied per share merger consideration for May and the closing price for Federated common stock as of February 25, 2005. PJSC noted that the equity value contribution of May at the implied per share merger consideration exceeded the net income contribution of May for all periods analyzed. PJSC also compared actual net sales, EBITDA and EBIT (pro forma for May in 2004) for fiscal years 2002, 2003 and 2004 and projected net sales, EBITDA and EBIT for fiscal years 2005, 2006 and 2007 to contributions of each company to the enterprise value contributions of each to the combined company based on the implied per share merger consideration for May common stock and the closing price for Federated common stock as of February 25, 2005.
      PJSC noted that the percentage enterprise value contribution of May at the implied per share merger consideration exceeded each of the percentage net sales, EBITDA and EBIT contributions of May for all periods analyzed and that the percentage equity value contribution of May at the implied per share merger consideration exceeded the percentage net income contributions of May for all periods analyzed, indicating, in all cases, a higher May valuation relative to its net sales, EBITDA, EBIT and net income contributions to the combined company.

Historical Exchange Ratio Analysis
      PJSC prepared an historical exchange ratio analysis, which compares the exchange ratio determined by dividing the price of May common stock by the price of Federated common stock price, to evaluate the exchange ratio implied by the per share merger consideration, assuming an all stock deal, relative to the historic exchange ratio.
      PJSC compared the historical per share prices of May common stock and Federated common stock for the one-year period prior to February 25, 2005, in order to determine the implied average exchange ratio that existed for the period. The implied exchange ratio of 0.624x shares of Federated common stock for each share of May common stock (based on the implied per share merger consideration divided by Federated’s closing stock price of $56.79 per share on February 25, 2005) is greater than the average exchange ratio of 0.571x for the one-year period prior to February 25, 2005.
      PJSC noted that using such one year average exchange ratio of ..571 and the price of Federated common stock of $56.79 would have implied a value per share of May common stock of $32.43, well below the implied per share merger consideration, which suggested that the implied exchange ratio of the merger was greater than the historical average exchange ratio for such period.

Pro Forma Merger Analysis
      In view of the fact that holders of May common stock would receive shares of Federated common stock as part of the merger consideration, PJSC analyzed the pro forma earnings per share of Federated common stock as a result of the merger.
      PJSC analyzed the pro forma impact of the merger on Federated’s E.P.S. in fiscal years ended January 31, 2007, 2008 and 2009. PJSC compared the projected stand alone earnings per share of Federated common stock based on the Guidance Case, on a standalone basis, to the pro forma earnings per share of the common stock of the combined company based on the Guidance Case of Federated and the Base Case of May. This analysis took into account certain adjustments for lost sales from stores sold and sales disruptions based on guidance from management of Federated. This analysis was performed both with and without synergies in 2007, 2008 and 2009 based on guidance from management of Federated. This analysis suggested that, excluding synergies, the merger would be dilutive in 2007 and 2008 and accretive in 2009 to holders of Federated common stock.

      PJSC noted that, including the synergies, this analysis suggested that the merger would be accretive on an earnings per share basis in 2007, 2008 and 2009 to holders of Federated common stock.

Miscellaneous
      In arriving at PJSC’s opinion, PJSC performed a variety of financial analyses, the material portions of which are summarized above. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, PJSC did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to significance and relevance of each analysis and factor. Accordingly, PJSC believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all such analyses, could create an incomplete view of the process underlying PJSC’s opinion.
      In performing its analyses, PJSC relied on numerous assumptions made by the management of May and Federated and made numerous judgments of its own with regard to current and future industry performance, general business and economic conditions and other matters, many of which are beyond the control of May and Federated. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The analyses performed by PJSC are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of PJSC’s analysis of the fairness from a financial point of view of the consideration proposed to be received by the holders of May common stock in connection with the merger and were provided to May’s board of directors in connection with the delivery of PJSC’s opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. Because such analyses are inherently subject to uncertainty, neither of May or PJSC or any other person assumes responsibility for their accuracy. With regard to the comparable public company analysis and the comparable transactions analysis summarized above, PJSC selected comparable public companies on the basis of various factors for reference purposes only; however, no public company or transaction utilized as a comparison is fully comparable to May or the merger. Accordingly, an analysis of the foregoing was not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which May and the merger were being compared. The merger consideration in the merger was determined through arm’s-length negotiations between May and Federated and was approved by May’s board of directors. PJSC did not recommend any specific merger consideration to May or that any given merger consideration constituted the only appropriate merger consideration for the merger. In addition, as described elsewhere in this joint proxy statement/ prospectus, PJSC’s opinion was one of many factors taken into consideration by May’s board of directors in evaluating the merger. Consequently, the PJSC analyses described above should not be viewed as determinative of the opinion of May’s board of directors or management with respect to the merger.
      As part of its investment banking activities, PJSC is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, restructurings and valuations for corporate or other purposes. May’s board of directors selected PJSC to deliver an opinion with respect to the consideration proposed to be received by the holders of May common stock in connection with the merger on the basis of such experience.
      The financial advisory services PJSC provided to May in connection with the merger were limited to the delivery of PJSC’s opinion.
      Under the terms of its engagement with May, PJSC received a fee of $1,650,000 for its financial advisory services in connection with the merger, all of which was payable upon the delivery of PJSC’s opinion. In addition, May has also agreed to reimburse PJSC for its out-of-pocket expenses, including fees and disbursements of its counsel, incurred in connection with its engagement and to indemnify PJSC and certain related persons against liabilities and expenses, including liabilities under the federal securities laws, relating to or arising out of its engagement as financial advisor to May.
      PJSC has not received compensation during the last two years for providing investment banking services to May or Federated.
Opinion of Federated’s Financial Advisor
      Goldman, Sachs & Co. delivered an oral opinion to Federated’s board of directors, subsequently confirmed in writing, to the effect that, as of February 27, 2005, and based upon and subject to the factors and assumptions set forth in the opinion, the $17.75 in cash and 0.3115 shares of Federated common stock to be paid by Federated for each outstanding share of May common stock pursuant to the merger agreement was fair from a financial point of view to Federated.
      The full text of the written opinion of Goldman Sachs, dated February 27, 2005, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Goldman Sachs provided its opinion for the information and assistance of Federated’s board of directors in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Federated common stock should vote with respect to the merger. We encourage you to read the opinion in its entirety.
      In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Federated and May for the five fiscal years ended January 31, 2004;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Federated and May;

•	certain other communications from Federated and May to their respective stockholders;

•	certain internal financial analyses and forecasts for Federated prepared by its management; and

•	certain financial analyses and forecasts for May prepared by the management of Federated which are referred to as the Forecasts, including certain cost savings and operating synergies projected by the management of Federated to result from the merger, which are referred to as the synergies.
      Goldman Sachs held discussions with members of the senior management of Federated regarding their assessment of the strategic rationale for, and the potential benefits of, the merger. Goldman Sachs also held discussions with members of the senior management of Federated and May regarding the past and current business operations, financial condition and future prospects of Federated and May.
      In addition, Goldman Sachs:

•	reviewed the reported price and trading activity for the shares of Federated common stock and the shares of May common stock;

•	compared certain financial and stock market information for Federated and May with similar information for certain other companies the securities of which are publicly traded;

•	reviewed the financial terms of certain recent business combinations in the department store and retail industry specifically and in other industries generally; and

•	performed such other studies and analyses, and considered such other factors, as Goldman Sachs considered appropriate.
      Goldman Sachs has relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and has assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs has assumed with the consent of Federated that the Forecasts, including the synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Federated. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities and the credit card assets as to which Federated has announced that it is exploring various alternatives) of Federated or May or any of their respective subsidiaries, and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Federated or May, or the expected benefits of the merger, in any way meaningful to Goldman Sachs’ analyses.
      The following is a summary of the material financial analyses presented by Goldman Sachs on February 25, 2005, and February 27, 2005, to Federated’s board of directors in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. Goldman Sachs believes that each of these analyses was relevant to its examination and conclusion as to whether the consideration to be paid by Federated for each outstanding share of May common stock pursuant to the merger agreement was fair from a financial point of view to Federated. The measures chosen for analysis were selected by Goldman Sachs as customary and relevant to an acquisition utilizing a combination of cash and common stock of the acquiring company. The order of analyses described does not represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 27, 2005, and is not necessarily indicative of current market conditions.

Transaction Premium Analysis
      Goldman Sachs calculated the implied premium over the market price at various points for each share of May common stock that would be received by May stockholders. In these calculations, Goldman Sachs utilized an implied transaction price per share of $35.50. This price was calculated using a fixed exchange ratio of 0.3115 Federated common shares for each May share of common stock, fixed cash consideration of $17.75 per share of May common stock and the share price of $56.99 of Federated common stock based on the ten-day average trading price as of February 25, 2005, (the last trading day prior to the announcement of the proposed merger). Goldman Sachs compared the implied transaction price per share of $35.50 with the following trading prices for May common stock:

•	the closing price of $27.73 on January 13, 2005 (the last full trading day prior to any speculation regarding the resignation of May’s chief executive officer and a potential transaction between Federated and May);

•	the average trading price of $29.03 over the one-year period prior to January 13, 2005; and

•	the twelve-month high trading price of $36.31.
      The results of Goldman Sachs’ calculations are reflected below:

Implied Premium Based
on Implied Transaction
May Stock Price on:	Price per Share of $35.50

January 13, 2005	28.0%
One-year average	22.3%
Twelve-month High	(2.2)%

Implied Transaction Multiples
      The implied transaction multiples represent the ratio of the implied purchase price (expressed as either the implied fully diluted equity consideration or the implied enterprise value) to various financial measures, including net sales, earnings before interest, taxes, depreciation and amortization, or EBITDA, and net income. In performing this analysis, Goldman Sachs first derived the implied fully diluted equity consideration and the implied enterprise value in the merger based on the implied transaction price per share of $35.50 in the merger. The fully diluted equity consideration amount was derived by multiplying the implied transaction price per share of $35.50 by the number of fully diluted shares of May common stock outstanding as of February 25, 2005, assuming the conversion of May’s convertible preferred shares subject to its employee stock option plan, referred to as the ESOP, based on information provided by May management. The enterprise value of May was derived by adding the fully diluted equity consideration to May’s net debt of $5,925 million, as estimated for May as of July 31, 2005 (the estimated closing date of the merger), by Federated management. Net debt means total debt less cash and cash equivalents.
      Goldman Sachs also calculated the fully diluted May equity consideration amount based on the implied transaction price per share of $35.50 as a multiple of the 2005 and 2006 net income for May based on estimates as of February 12, 2005, prepared by Federated management.
      Goldman Sachs also calculated the May enterprise value based on the implied transaction price per share of $35.50 as a multiple of the following historical and estimated financial results for May:

•	2004 net sales based on publicly available information;

•	Federated management’s estimates of May net sales for 2005 and 2006;

•	2004 EBITDA based on publicly available information;

•	Federated management’s estimates of May EBITDA for 2005 and 2006;

•	2004 earnings before interest and taxation, or EBIT, based on publicly available information; and

•	Federated management’s estimates of May EBIT for 2005 and 2006.
      All 2004 financial results for May give effect to a full year pro forma adjustment for May’s acquisition of Marshall Field’s from Target Corporation in July 2004. In addition, all net sales amounts used for purposes of the foregoing calculations exclude leased and licensed department income. Each year referred to relates to the fiscal year ending in January of the following year.
      The results of these analyses are as follows:

Implied Transaction
Fully Diluted Equity Consideration as a Multiple of:	Price per Share:

2005 estimated net income	17.4x
2006 estimated net income	15.0x
Enterprise Value as a Multiple of:
2004 net sales	1.1x
2005 estimated net sales	1.1x
2006 estimated net sales	1.0x
2004 EBITDA	8.5x
2005 estimated EBITDA	7.9x
2006 estimated EBITDA	7.5x
2004 EBIT	13.1x
2005 estimated EBIT	11.8x
2006 estimated EBIT	10.9x

Discounted Cash Flow Analysis
      Goldman Sachs performed a discounted cash flow analysis with respect to May of the after-tax cash flow projected to be available for use at the discretion of May’s management, or free cash flow. This analysis is designed to represent the present value of a company based on its projected future cash flows. The discounted cash flow analysis gives effect to the synergies projected to result from the merger and related one-time costs. Goldman Sachs performed this analysis based on projections for May as prepared by Federated management and publicly available information. For the purposes of this analysis, Goldman Sachs utilized outstanding share and option information for May as provided by May management and assumed the conversion of all of May’s ESOP preference shares into common shares and the exercise of all in-the-money options.
      In performing this discounted cash flow analysis, Goldman Sachs used estimates of May’s free cash flows for the period from 2005 through 2009 and estimates of free cash flows from synergies projected to result for the period from 2005 through 2014, in each case prepared by Federated management, and applied discount rates ranging from 8.0% to 11.0% and terminal EBITDA multiples ranging from 6.0x to 7.0x. Goldman Sachs derived implied equity value indications ranging from $32.47 to $45.46 per share with respect to May common stock.

Pro Forma EPS Analysis
      A pro forma earnings per share, referred to as EPS, analysis involves the review of the projected earnings for the combined company, taking into account the effects of the merger. Goldman Sachs compared, for each of 2006 (the first full-year following projected completion of the merger), 2007 and 2008, the estimated EPS of Federated on a standalone basis with the estimated EPS of the combined company on the one hand, excluding one-time costs and, on the other hand, including one-time costs, in each case, using estimates prepared by Federated management for each of Federated, May, and the synergies projected to result from the merger and an illustrative asset integration strategy involving the closing of stores. Goldman Sachs prepared these analyses based on a total consideration of $35.50 per share of May common stock to be received by May stockholders, consisting of $17.75 in cash and 0.3115 shares of the common stock of Federated.
      Based on the foregoing and a merger closing date of July 31, 2005, and without giving effect to the one-time costs, the merger would be dilutive to Federated’s EPS in 2006 and somewhat accretive in each of 2007 and 2008. In giving effect to those one-time costs, the proposed merger would be significantly dilutive to Federated’s EPS in 2006, dilutive in 2007 and somewhat accretive in 2008.

Unlevered Internal Rate of Return Analysis
      Goldman Sachs performed an analysis of the implied internal rates of return that could theoretically be realized by an acquirer of May by utilizing projections of May’s free cash flows for 2005 through 2014 as estimated by Federated’s management and based on publicly available information. These projections included the synergies projected to result from the merger and an illustrative asset integration strategy involving the closing of stores. Goldman Sachs calculated implied rates of return assuming an acquisition of May as of July 31, 2005, based on a range of purchase prices per share of May common stock of $35.00 to $36.00 and a disposition of May by the acquirer at the end of 2014 at aggregate prices equal to 6.0x, 6.5x and 7.0x projected 2014 EBITDA. Based on the foregoing assumptions, Goldman Sachs calculated that an acquirer of May would realize implied internal rates of return ranging from 9.6% to 11.1%.

Selected Companies Analysis
      Goldman Sachs reviewed selected publicly available financial information, ratios and multiples for May and compared that data to corresponding data for the following selected companies in the department store and retail industry:

•	Dillard’s, Inc.

•	Federated Department Stores, Inc.

•	Nordstrom, Inc.

•	The Neiman Marcus Group, Inc.

•	J.C. Penney Company, Inc.

•	Saks Incorporated
      Although none of the selected companies are directly comparable to May, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to the operations of May.
      The equity market capitalization for the selected companies utilized by Goldman Sachs was calculated by multiplying each company’s closing stock price as of February 25, 2005, by the number of that company’s fully diluted shares outstanding. The equity market capitalization for May was calculated based on the $35.50 per share implied transaction price to be received by May stockholders in the merger. Each company’s enterprise value was calculated by adding to its diluted equity market capitalization the amount of its net debt as of the end of its most recently completed fiscal quarter. Historical financial results utilized by Goldman Sachs for purposes of this analysis were based upon information contained in the applicable company’s latest publicly available financial statements as of February 25, 2005. Estimates of future results used by Goldman Sachs in this analysis were calendarized and based on median estimates provided by Institutional Brokers Estimate System, referred to as IBES (a data service that compiles estimates issued by securities research analysts). Certain historical and estimated results were adjusted to reflect or exclude the pro forma effect of acquisitions. Goldman Sachs’ analysis of the selected companies compared the following to the results for May:

•	the February 25, 2005, closing stock price as a percentage of the 52-week high stock price;

•	enterprise value as a multiple of (1) sales for the twelve-month period completed as of the end of the quarter most recently completed prior to the announcement of the transaction, referred to as the LTM Period, (2) EBITDA for the LTM Period, (3) EBITDA for 2005, (4) EBITDA for 2006, and (5) EBIT for the LTM Period;

•	the February 25, 2005, closing stock price as a multiple of estimated 2005 and 2006 EPS, referred to as the 2005 and 2006 P/ E;

•	five-year EPS compounded annual growth rate, referred to as the 5-Year EPS CAGR, based on IBES median estimates;

•	the 2006 P/ E multiple as a multiple of 5-Year EPS CAGR;

•	EBITDA and EBIT margins for the LTM Period; and

•	dividend yield.

      The following table compares the multiples and percentages referred to above calculated for the selected companies with comparable information derived by Goldman Sachs with respect to May based on the implied transaction price per share of $35.50 payable in the merger:

									May

	Selected Companies								Based on Implied
									Transaction Price per
	High		Low		Mean		Median		Share of $35.50

February 25, 2005 closing stock price as a percentage of the 52-week high stock price (except as noted for May)	100%		87%		95%		97%		98%
Enterprise value to LTM Period Sales	1.2	x	0.5	x	0.8	x	0.8	x	1.1	x
Enterprise value to LTM Period EBITDA	9.5	x	5.9	x	7.8	x	7.9	x	8.6	x
Enterprise value to 2005 EBITDA	8.6	x	5.9	x	7.3	x	7.1	x	8.1	x
Enterprise value to 2006 EBITDA	8.1	x	5.9	x	6.8	x	6.5	x	7.4	x
Enterprise value to LTM Period EBIT	16.2	x	8.7	x	12.3	x	11.5	x	13.2	x
2005 P/ E	24.5	x	12.3	x	17.0	x	15.2	x	17.3	x
2006 P/ E	20.2	x	11.4	x	14.7	x	13.5	x	15.4	x
5-Year EPS CAGR	13.0%		5.0%		9.3%		9.6%		7.0%
2006 P/ E to 5-Year EPS CAGR	4.0	x	1.1	x	1.8	x	1.2	x	2.2	x
LTM Period EBITDA margin	14.3%		7.2%		10.5%		10.7%		12.6%
LTM Period EBIT margin	10.4%		3.2%		7.2%		8.1%		8.2%
Dividend yield	1.1%		0.0%		0.8%		0.9%		2.8%

Exchange Ratio Analysis
      Goldman Sachs calculated the implied exchange ratios of May common stock to Federated common stock based on the average closing share prices of May common stock and Federated common stock for the three-year and one-year periods ended February 24, 2005 (the last trading day prior to the presentation Goldman Sachs made to the Federated board of directors on February 25, 2005), and on the closing share prices of May common stock and Federated common stock on January 13, 2005, the last full trading day prior to any speculation regarding the resignation of May’s chief executive officer and a potential transaction between Federated and May. Goldman Sachs also performed this analysis after taking into account the 50% cash component of the consideration to be paid for each share of May common stock as of February 24, 2005. This analysis compared the closing prices as if all of the merger consideration, or half of the merger consideration, were to be paid in shares of Federated common stock. The following table reflects the results of this analysis:

Exchange Ratio

May Stock Price Over or on:	100% Stock	50% Stock

3 Year Average	0.68x	0.34x
1 Year Average	0.57x	0.29x
January 13, 2005	0.48x	0.24x

Selected Transactions Analysis
      Goldman Sachs analyzed certain publicly available information relating to selected business combination transactions involving companies in the department store and retail industry announced between December 1993 and January 2005. These transactions (listed by acquirer/target and month and year of announcement) included:

•	Jones Apparel Group, Inc./ Barney’s New York, Inc. (November 2004)

•	K-Mart Holding Corporation/ Sears, Roebuck and Co. (November 2004)

•	Investor Group consisting of Sun Capital Partners, Inc., Cerberus Capital Management, L.P., Lubert-Adler Real Estate Fund IV, L.P. and Klaff Partners, L.P./ Mervyn’s LLC (July 2004)

•	The May Department Stores Company/ Marshall Field’s division of Target Corporation (June 2004)

•	Proffitt’s, Inc./ Saks Holdings, Inc. (July 1998)

•	Dillard’s, Inc./ Mercantile Stores Company, Inc. (May 1998)

•	Proffitt’s, Inc./ Carson Pirie Scott & Co. (October 1997)

•	Proffitt’s, Inc./ G.R. Herberger’s, Inc. (November 1996)

•	Proffitt’s, Inc./ Parisian, Inc. (July 1996)

•	Proffitt’s, Inc./ Younkers, Inc. (October 1995)

•	Federated Department Stores, Inc./ Broadway Stores, Inc. (August 1995)

•	Federated Department Stores, Inc./ R.H. Macy’s & Co., Inc. (December 1994)
      For each of the selected transactions, Goldman Sachs calculated the implied enterprise value of the target company as a multiple of the target’s publicly reported EBITDA and sales, in each case, for the last twelve months, or LTM, period ended immediately prior to the announcement of the transaction (to the extent that information was publicly available). Goldman Sachs then compared the high, low, mean and median EBITDA and sales multiples calculated for the selected transactions with similar EBITDA and sales multiples calculated for the proposed merger between Federated and May. For purposes of this analysis, Goldman Sachs derived an implied enterprise value for May based on:

(1) an implied transaction price of $35.25 per share of May common stock, derived from (i) the closing price of $57.39 of Federated common shares on February 16, 2005; (ii) a fixed exchange ratio of 0.3070 Federated shares for each share of May common stock; and (iii) fixed cash consideration of $17.63 per share of May common stock;

(2) a number of fully diluted outstanding May common shares, which takes into account the number of outstanding common shares issuable upon conversion of all May ESOP preference shares and upon the exercise of all in-the-money May options; and

(3) net debt of May equal to approximately $5,925 million as of July 31, 2005, the expected closing date of the proposed merger, as estimated by Federated management.
      The following table shows the results of this comparison which takes into account the full pro forma effect of May’s acquisition of Marshall Field’s from Target Corporation in July 2004:

Selected Transactions

Enterprise Value as a Multiple of:	High	Low	Mean	Median	Proposed Transaction

EBITDA	20.1x	5.9x	10.7x	9.4x	8.5x
Sales	1.5x	0.4x	0.8x	0.7x	1.1x

Premium Analysis of Selected Transactions
      Using publicly available information, Goldman Sachs calculated the premia paid in selected pending and completed cash-and-stock business combination transactions announced since January 1, 2000, in which all the target’s shares are being, or have been, acquired for consideration in excess of $10 billion, 25% to 50% of which is paid in cash. These transactions (listed by acquirer/target and date of announcement) included:

•	The Procter & Gamble Company/ The Gillette Company (January 28, 2005)

•	Johnson & Johnson/ Guidant Corporation (December 15, 2004)

•	Sanofi-Synthelabo/ Aventis (January 26, 2004)

•	Anthem Inc./ WellPoint Health Networks Inc. (October 27, 2003)

•	Allianz Aktiengesellschaft/ Dresdner Bank AG (April 1, 2001)

•	DB Investments consisting of Anglo American, the Oppenheimer Family and the Botswana Government/ De Beers Consolidated Mines (February 15, 2001)

•	Deutsche Telekom AG/ VoiceStream Wireless Corporation (July 24, 2000)

•	HSBC Holdings PLC/ Credit Commercial de France (April 1, 2000)

•	Tribune Company/ The Times Mirror Company (March 13, 2000)
      Goldman Sachs calculated the premia represented by the transaction consideration in those transactions based on each target’s closing stock price one day, one week and four weeks prior to announcement of the applicable transaction. Goldman Sachs compared the high, low, mean and median premia calculated for the selected transactions with the implied premium based on the closing prices of May common stock on the one day, one week and four weeks prior to: (i) January 13, 2005, referred to as the undisturbed price, and (ii) February 24, 2005, referred to as the market price.
      In performing this analysis, Goldman Sachs calculated an implied enterprise value of May of $16,821 million as of February 24, 2005, that was determined based on the same assumptions enumerated in (1) through (3) under the Selected Transactions Analysis described above.
      The results of this analysis appear in the following tables:

			Selected Transaction

	Transaction	Percent	1 Day Prior to	1 Week Prior to	4 Weeks Prior to
	Value	Cash	Announcement	Announcement	Announcement

	(In millions)
High	$65,657	40.0%	98.2%	84.2%	68.9%
Low	$10,984	25.9%	0.3%	3.1%	13.1%
Mean	$28,007	32.9%	23.7%	26.3%	35.1%
Median	$19,656	33.7%	17.6%	21.3%	32.4%

			Proposed Transaction
	Transaction	Percent
	Value	Cash	1 Day Prior to:	1 Week Prior to:	4 Weeks Prior to:

	(In millions)
Undisturbed Price	$16,821	50.0%	27.1%	24.9%	24.7%
Market Price	$16,821	50.0%	3.4%	11.8%	6.3%
      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Federated or May or the proposed merger.
      Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to Federated’s board of directors as to the fairness from a financial point of view to Federated of the $17.75 in cash and 0.3115 shares of Federated common stock to be paid by Federated for each outstanding share of May common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Federated, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs’ opinion to Federated’s board of directors was one of many factors taken into consideration by Federated’s board of directors in making its determination to approve the merger agreement.
      Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to Federated in connection with, and has participated in certain of the negotiations leading to, the merger contemplated by the merger agreement. Goldman Sachs expects to receive fees for its services in connection with the merger, the principal portion of which is contingent upon consummation of the merger, and Federated has agreed to reimburse Goldman Sachs’ expenses and indemnify Goldman Sachs against certain liabilities arising out of Goldman Sachs’ engagement. Goldman Sachs also may provide investment banking and other services to Federated, May and their respective affiliates in the future for which Goldman Sachs may receive compensation.
      In addition, Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to Federated, May and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of Federated and May for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.
      Federated selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated February 25, 2005, Federated engaged Goldman Sachs to act as its financial advisor in connection with a possible acquisition of May. Pursuant to the terms of this letter agreement, Federated agreed to pay Goldman Sachs a transaction fee of $27,500,000, $2,750,000 of which was payable upon Federated’s entering into a merger agreement to acquire May and $24,750,000 of which is payable upon consummation of the merger. Federated has also agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs against various liabilities, including various liabilities under the federal securities laws.
Interests of May Directors and Executive Officers in the Merger
      May’s executive officers and members of the May board of directors, in their capacities as such, have financial interests in the merger that are in addition to or different from their interests as stockholders of May generally. May’s board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

Federated Board of Directors After the Merger
      Under the merger agreement, Federated has agreed to select two members of May’s board of directors who are recommended by the NCG Committee of Federated’s board of directors and, if those individuals are willing to serve, Federated will use its reasonable best efforts to appoint those individuals to Federated’s board of directors as of the effective time of the merger.

Executive Employment and Severance Agreements
      Under the merger agreement, May may, in the ordinary course of business, continue to enter into employment agreements or agree to employment agreement extensions, subject to certain limitations.
      May has entered into employment agreements with approximately 375 of its current employees, including all of its current executive officers. Each of these agreements provides, among other things, for a non-

competition covenant that is to be in effect for six months, one year or two years, as the case may be, after termination of employment. During the non-competition period, the executive is to be paid an amount equal to his or her base salary (we refer to this payment below as the “non-compete payment”).
      May has entered into severance agreements with approximately 38 of its current employees, including each of its current executive officers. Each of these agreements provides for cash severance and other benefits in the event that the individual’s employment is terminated under certain circumstances as of or within two years following a “change in control” of May. For purposes of the severance agreements, a “change in control” will occur at the effective time of the merger. Severance benefits under the agreements with the executive officers currently include: (i) a lump sum in cash equal to (a) 300% of the greater of the executive’s base salary at the time of termination or immediately prior to the change in control, plus (b) 300% of the executive’s target bonus with respect to the year in which the change in control occurs; (ii) continuation of life and health insurance benefits for three years; and (iii) for executive officers, a cash payment, in consideration of the cancellation of all outstanding stock options, that is equal to the “spread” of those options at the time of termination. Each of the severance agreements also provides that the executive will receive the non-compete payment. Each of the severance agreements further provides that if, after taking into account the 20% golden parachute excise tax that may be applied to the executive’s payments and benefits under his or her severance agreement and other May plans and programs, the executive’s net benefits would be less than the executive’s “safe harbor amount” under the Internal Revenue Code’s so-called “golden parachute rules,” May will reduce the executive’s cash severance payments so that the total change in control-related payments and benefits paid to the executive will not exceed the executive’s safe harbor amount. Mr. Dunham’s agreement provides that if the reduction described in the preceding sentence is not applicable, May will pay to Mr. Dunham 50% of the amount that would be otherwise necessary to make Mr. Dunham whole with respect to the excise tax.
      Under the merger agreement, May may amend the severance agreements to eliminate the mandatory cash-out of options and to clarify that certain fringe benefits to which the executive is entitled under the executive’s employment agreement immediately before the termination date will be provided through the end of the term of the employment agreement, as though employment had not been terminated, provided that this results in no duplication of benefits to be provided under the executive’s severance agreement.
      The table below lists the estimated aggregate cash severance and non-compete payment to which each of May’s executive officers named in the Summary Compensation Table on page 155 other than Mr. Kahn, May’s former chief executive officer (we will refer to these five individuals as the “named executive officers”), would be entitled under his employment and severance agreements if the executive officer’s employment with May was terminated as of the effective time of the merger under circumstances entitling the executive officer to the non-compete payment and to severance under the executive officer’s severance agreement. We have also included the aggregate amount of cash severance and non-compete payments that would be payable under these circumstances to all of May’s executive officers as a group.

Cash Severance
and Non-Compete
Name	Payment

Mr. Dunham	$9,372,500
Mr. Wolfe	$6,120,000
Mr. McNamara	$5,678,000
Mr. Fingleton	$5,202,000
Mr. Levitt	$4,726,000
All executive officers as a group (13 persons)	$46,806,300

Equity-Based Awards
      Under the merger agreement, May may make grants of equity awards in fiscal 2005 and 2006 (if the merger is not consummated during fiscal 2005) in the ordinary course of business, subject to certain limitations.

      All outstanding stock options and restricted stock awards granted by May prior to February 27, 2005, will become immediately vested upon approval of the merger agreement by May’s stockholders. Stock options and restricted stock awards granted by May on or after February 27, 2005, will become immediately vested upon the effective time of the merger. May stock options that are outstanding immediately prior to the effective time of the merger will be converted into options to purchase Federated common stock (as more fully described in the section entitled “The Merger Agreement — Covenants and Agreements — May Stock Options,” beginning on page 108), which options will be otherwise subject to their terms. May restricted stock awards will be converted, along with all other outstanding shares of May common stock, into the right to receive the merger consideration, as described in the section entitled “The Merger Agreement” beginning on page 95.
      The following table lists, with respect to the named executive officers, all of May’s executive officers as a group, and all of May’s non-management directors as a group, the number of (i) unvested options to purchase May common stock, along with the weighted average exercise price of such options, and (ii) restricted shares of May common stock, all of which will become vested as a result of either the approval of the merger agreement by May’s stockholders or the consummation of the merger. The information shown on this table is based on the equity awards outstanding as of May 20, 2005.

	Number of Shares	Weighted Average
	Subject to	Exercise Price of	Number of
Name	Unvested Options	Unvested Options	Restricted Shares

Mr. Dunham	236,250	$30.428	100,000
Mr. Wolfe	90,000	$31.185	65,000
Mr. McNamara	108,750	$31.151	100,000
Mr. Fingleton	90,000	$31.185	80,000
Mr. Levitt	87,500	$30.985	45,000
All executive officers as a group (13 persons)	828,450	$30.988	511,805
All non-management directors as a group (8 persons)	N/A	N/A	49,990

Bonuses; Profit Sharing Plan
      Under the merger agreement, with respect to annual bonuses for May’s fiscal year in which the effective time of the merger occurs, if May determines that it would be impractical after the effective time of the merger to continue to utilize one or more of the goals applicable in determining all or any portion of a May employee’s bonus for that year, May may authorize a bonus for any employee who remains employed at the end of the fiscal year, which bonus includes an amount that would have been payable to the employee assuming performance under the discontinued goal had been at target levels.
      Under the merger agreement, if, within the 18-month period following the effective time of the merger, a May employee is terminated at the initiative of Federated or an affiliate of Federated (including May and its subsidiaries) other than “for cause,” the employee will be entitled to payment of a pro-rata bonus with respect to the year of termination, based on actual results or assuming performance at target levels (depending upon the underlying performance goals). Each May employee will have the right individually to enforce his or her rights to this pro-rata bonus.
      Under the merger agreement, with respect to May’s tax-qualified Profit Sharing Plan, May may take such actions as are necessary to (i) equitably adjust the goals applied for purposes of determining matching contributions under the plan for the year in which the effective time of the merger occurs and (ii) based on this equitable adjustment, provide for a pro-rata matching contribution (at a rate of at least 33 1/3% for the portion of the plan year), up to the closing date of the merger, to be allocated under the plan as if the then-current plan year ended on the closing date of the merger.

Other Severance Arrangements
      May has established the Severance Policy for Associates, which provides for severance payments and benefits in the event that a participating employee is terminated under qualifying circumstances within 12 months following a “change in control.” Those of May’s employees who are party to an individual severance agreement (including all executive officers) are not eligible to participate in this plan. The plan currently provides that a change in control would occur when May’s stockholders approve the merger agreement. Under the merger agreement, May may modify the plan to provide that a change in control will occur at the effective time of the merger rather than upon approval of the merger agreement by May’s stockholders, and to provide that the period during which a May employee may become entitled to benefits under the plan will be extended from 12 months to 24 months following the effective time of the merger.
      Under the merger agreement, Federated and its affiliates (including May and its subsidiaries) will provide at least 30 days’ notice to any May employee whose employment is terminated (other than “for cause”) as a result of the merger at or within 18 months after the effective time of the merger.

Retirement Benefits
      Deferred Compensation Plans. May maintains two non-qualified deferred compensation plans, the Deferred Compensation Plan for Directors, as amended (referred to below as the “Director Plan”), which covers non-employee directors of May, and the Deferred Compensation Plan (referred to below as the “Employee Plan”), which covers certain May employees, including all executive officers. The Director Plan provides for deferrals of fees in either cash accounts, which accrue interest, or stock units, each of which is equivalent in value to one share of May common stock. All amounts deferred, whether deferred in a cash account or a stock unit account, will be paid in cash. The Employee Plan provides for deferrals of salary and bonuses in either cash accounts, which accrue interest, or in the form of stock units, each of which is equivalent in value to one share of May common stock and which may be paid in shares of May common stock or cash, as determined by the plan administrator. Each of these plans provides for a lump sum payout of the participant’s accounts upon the occurrence of a “change in control” which, under their current terms, would occur upon approval of the merger agreement by May’s stockholders; provided, that under the Director Plan, payment may not commence until the director’s board service is terminated. Each May director will cease service on May’s board of directors as of the effective time of the merger. All amounts deferred under the Director Plan and the Employee Plan are vested.
      Under the merger agreement, May may make certain modifications to these non-qualified deferred compensation plans, to provide that (i) a “change in control” under these plans will occur at the effective time of the merger rather than upon approval of the merger agreement by May’s stockholders and (ii) if the merger agreement has been approved by May’s stockholders but the merger has not been consummated before December 28, 2005, then all outstanding balances under the deferred compensation plans will be distributed prior to the end of 2005, with stock units allocated under the plans being valued for this purpose as if the closing date of the merger were December 28, 2005.

      The following table lists, with respect to the named executive officers, May’s executive officers as a group, and May’s non-management directors as a group, the amount of cash or the number of stock units, as applicable, credited to their accounts under the applicable May deferred compensation plan as of May 20, 2005.

Name	Cash Account	Stock Units

Mr. Dunham	$366,839	70,978
Mr. Wolfe	$0	0
Mr. McNamara	$1,895,970	43,092
Mr. Fingleton	$1,046,540	18,109
Mr. Levitt	$1,409,311	52,423
All executive officers as a group (13 persons)	$5,819,901	217,055
All non-management directors as a group (8 persons)	$298,325	187,965
      Supplementary Retirement Plan. May maintains the Supplementary Retirement Plan, as amended, for the benefit of certain May employees, including May’s executive officers. Under the plan generally, participants may become entitled to receive (i) a benefit based on 2% of the participant’s final average pay, with credit for up to 25 years of service, or, if greater, (ii) a benefit based on the benefits to which the individual would have been entitled under May’s tax-qualified retirement plans if certain Internal Revenue Code limitations did not apply (referred to as the Annual Minimum Benefit). Subject to certain transition rules adopted in 1997, benefits under the plan generally vest when a participant reaches age 60 with 10 years of service. However, in the event that (i) within five years after a “change in control” (currently defined under the plan as stockholder approval of the merger agreement), a participant’s employment is terminated other than for cause, and (ii) as of the date of the change in control, the participant is within five years of qualifying for benefits under the Supplementary Retirement Plan, the participant is entitled to receive a benefit computed as if the participant had continued to be employed through the period ending on the earliest date on which he or she would have qualified for benefits, using the participant’s final average pay as determined as of the date of the change in control or, if greater, as of the date of termination, and crediting the participant with additional years of service during this period.
      Under the merger agreement, May may make the following modifications to the Supplementary Retirement Plan:

•	a “change in control” under the plan will occur at the effective time of the merger, rather than at the time May’s stockholders approve the merger agreement;

•	any plan participant who is employed with May or one of its subsidiaries immediately prior to the effective time of the merger, who has completed five or more years of service and who is more than five years away from qualifying for benefits will be fully vested in the Annual Minimum Benefit that the participant has accrued as of the effective time of the merger;

•	eligibility for change in control-related benefits under the plan will be extended to plan participants who (i) as of the effective time of the merger have attained age 50 with five or more years of service, (ii) otherwise qualify for change in control related benefits, but whose employment terminates after the effective time of the merger because of death, or (iii) otherwise qualify for change in control-related benefits, but whose employment terminates because of death between the date on which May’s stockholders approve the merger agreement and the closing date of the merger, provided that the merger is consummated;

•	as of the effective time of the merger, any plan participant who has not then completed five years of service will become vested in the participant’s Annual Minimum Benefit accrued as of the effective time of the merger, which vesting will occur upon the completion of five years of service or upon the participant’s termination of employment within 18 months following the effective time of the merger, if the termination of employment is at the initiative of Federated or an affiliate of Federated (including May and its subsidiaries) other than for “cause”; and

•	benefits under the plan may commence on an actuarially reduced basis prior to the date currently provided under the plan, but in no event prior to age 55 (except in the case of survivor benefits payable in respect of a deceased participant).
      Retiree Welfare Benefits. Under the merger agreement, May and Federated have agreed to certain matters with respect to May’s retiree welfare benefit programs, including the following:

•	Federated and its affiliates (including May and its subsidiaries) will continue to provide to each May employee who is currently retired and each May employee who retires on or before the closing date of the merger (and eligible dependents), all benefits to which the individual (and eligible dependents) is entitled under May’s retiree welfare benefit plans (e.g., post-retirement medical and life), without adverse modifications, in each case for the life of the retiree and the retiree’s spouse;

•	specified active May employees (including each of the May named executive officers, two other executive officers and an additional 18 executives) who, immediately prior to the effective time of the merger, are eligible for retiree welfare benefits under a May retiree welfare benefit plan will qualify for retiree welfare benefits upon termination of employment for any reason following the effective time of the merger, provided that these benefits will generally not commence until the employee reaches age 55, and Federated and its affiliates (including May and its subsidiaries) will not adversely alter or modify the requirement that May’s retiree welfare benefits be provided for the life of any such retired May employee and any such employee’s spouse, or require any premium payments by any such retired May employee or any such employee’s eligible dependents; and

•	the level of excess medical benefits to be provided to or on behalf of the active May employees described above will not be reduced from that currently provided under the applicable May plan, and the level of medical benefits to which these May employees become entitled will be no less favorable than is provided from time to time to similarly situated employees of Federated and its affiliates.
      Federated has also agreed that each affected May employee or retiree will have the right individually to enforce his or her rights to these retiree welfare benefits.
      Store Discounts. Under the merger agreement, Federated and its affiliates (including May and its subsidiaries) will provide to each director and employee of May and its affiliates who is currently retired or who retires prior to the effective time of the merger, a lifetime discount on purchases in accordance with May’s policy currently covering that person. Federated has also agreed that each of these May directors and employees will have the right individually to enforce his or her rights as described in the immediately preceding sentence. In addition, Federated has agreed that Federated and its affiliates (including May and its subsidiaries) will provide to each May director or employee who, as of the effective time of the merger, has met the age and service requirements for retirement and to each May employee or director who meets those age and service requirements within three years after the effective time of the merger, a lifetime discount on purchases at any Federated store on a basis no less favorable than is provided pursuant to the discount policy covering that person at the time of retirement.
Accounting Treatment
      The merger will be accounted for as a business combination using the “purchase” method of accounting. Federated will be the acquirer for financial accounting purposes.
Appraisal Rights of May Stockholders
      Holders of record of May common stock who do not vote in favor of adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger, and who otherwise comply with the applicable provisions of Section 262 of the Delaware General Corporation Law, which we refer to throughout this joint proxy statement/ prospectus as the DGCL, will be entitled to exercise appraisal rights under Section 262 of the DGCL. A person having a beneficial interest in shares of May common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.
      The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is reprinted in its entirety as Annex E and incorporated into this joint proxy statement/ prospectus by reference. All references in Section 262 of the DGCL and in this summary to a “shareholder,” “stockholder” or “holder” are to the record holder of the shares of May common stock as to which appraisal rights are asserted.
      Under Section 262 of the DGCL, holders of shares of May common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their May common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of these shares of May common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by that court.
      Under Section 262 of the DGCL, when a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by May stockholders, the company, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for this meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in this required notice a copy of Section 262 of the DGCL.
      This joint proxy statement/ prospectus constitutes the required notice to the holders of these shares of May common stock and the applicable statutory provisions of the DGCL are attached to this joint proxy statement/ prospectus as Annex E. Any May stockholder who wishes to exercise their appraisal rights or who wishes to preserve their right to do so should review the following discussion and Annex E carefully, because failure to timely and properly comply with the procedures specified in Annex E will result in the loss of appraisal rights under the DGCL.
      A holder of May common stock wishing to exercise appraisal rights must not vote in favor of the approval and adoption of the merger agreement and must deliver to May before the taking of the vote on the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the May annual meeting a written demand for appraisal of their May common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from the vote on the merger or against the merger. This demand must reasonably inform May of the identity of the stockholder and of the stockholder’s intent thereby to demand appraisal of their shares. A holder of May common stock wishing to exercise appraisal rights must be the record holder of these shares of May common stock on the date the written demand for appraisal is made and must continue to hold these shares of May common stock through the effective date of the merger. Accordingly, a holder of May common stock who is the record holder of May common stock on the date the written demand for appraisal is made, but who thereafter transfers these shares of May common stock prior to consummation of the merger, will lose any right to appraisal in respect of these shares of May common stock.
      A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, or abstain from voting on the merger agreement.
      Only a holder of record of May common stock on the record date for the May annual meeting is entitled to assert appraisal rights for the shares of May common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s mailing address and the number of shares registered in the holder’s name, and must state that the person intends to demand appraisal of the holder’s shares pursuant to the merger agreement. If the shares of May common stock are held of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the May common stock is held of record by more than one holder as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint holders. An authorized agent, including an agent for one or more joint holders, may execute a demand for appraisal on behalf of a holder of record. The agent, however, must identify the record holder or holders and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the holder or holders. A record holder such as a broker who holds May common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of May common stock held for one or more beneficial owners while not exercising appraisal rights with respect to the May common stock held for other beneficial owners. In this case, the written demand should set forth the number of shares of May common stock as to which appraisal is sought. When no number of shares of May common stock is expressly mentioned, the demand will be presumed to cover all May common stock in brokerage accounts or other nominee forms held by such record holder, and those who hold shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
      All written demands for appraisal should be sent or delivered to The May Department Stores Company, 611 Olive Street, St. Louis, Missouri 63101, Attention: Corporate Secretary.
      Within ten days after the effective date of the merger, Milan Acquisition LLC, or its successor in interest, which we refer to generally as the surviving company, will notify each former May stockholder who has properly asserted appraisal rights under Section 262 of the DGCL and has not voted in favor of adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger, of the date the merger became effective.
      Within 120 days after the effective date of the merger, but not thereafter, the surviving company or any former May stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of May common stock that are entitled to appraisal rights. None of Federated, the surviving company or May is under any obligation to and none of them has any present intention to file a petition with respect to the appraisal of the fair value of the shares of May common stock. Accordingly, it is the obligation of May stockholders wishing to assert appraisal rights to take all necessary action to perfect and maintain their appraisal rights within the time prescribed in Section 262 of the DGCL.
      Within 120 days after the effective date of the merger, any former May stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving company a statement setting forth the aggregate number of shares of May common stock not voted in favor of adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger, and with respect to which demands for appraisal have been timely received and the aggregate number of former holders of these shares of May common stock. These statements must be mailed within ten days after a written request therefore has been received by the surviving company or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.
      If a petition for an appraisal is filed timely with the Delaware Court of Chancery by a former May stockholder and a copy thereof is served upon the surviving company, the surviving company will then be obligated within 20 days of service to file with the Delaware Register in Chancery a duly certified list containing the names and addresses of all former May stockholders who have demanded appraisal of their shares of May common stock and with whom agreements as to value have not been reached. After notice to such former May stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery may conduct a hearing on such petition to determine those former May stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the former May stockholders who demanded appraisal of their shares of May common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any former stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder.
      After determining which, if any, former May stockholders are entitled to appraisal, the Delaware Court of Chancery will appraise their shares of May common stock, determining their “fair value,” exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. May stockholders considering seeking appraisal should be aware that the fair value of their shares of May common stock as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of May common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL. The Delaware Supreme Court has stated that, among other factors, “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings.
      In addition, Delaware courts have decided that a stockholder’s statutory appraisal remedy may or may not be a dissenter’s exclusive remedy, depending on the factual circumstances.
      The costs of the appraisal action may be determined by the Delaware Court of Chancery and levied upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a former May stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any former May stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, be charged pro rata against the value of all of the shares of May common stock entitled to appraisal.
      Any holder of May common stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the merger, be entitled to vote the shares of May common stock subject to this demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of May common stock (except dividends or other distributions payable to holders of record of May common stock as of a record date prior to the effective date of the merger).
      If any stockholder who properly demands appraisal of their May common stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, their right to appraisal, as provided in Section 262 of the DGCL, that stockholder’s shares of May common stock will be converted into the right to receive the consideration payable with respect to those shares of May common stock in accordance with the merger agreement (without interest). A May stockholder will fail to perfect, or effectively lose or withdraw, their right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers to May or the surviving company, as the case may be, a written withdrawal of their demand for appraisal. Any attempt to withdraw an appraisal demand in this matter more than 60 days after the effective date of the merger will require the written approval of the surviving company and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.
      Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of these rights, in which event a May stockholder will be entitled to receive the consideration payable with respect to their shares of May common stock in accordance with the merger agreement (without interest).
      Consequently, any stockholder willing to exercise appraisal rights is urged to consult with legal counsel prior to attempting to exercise such rights.
Delisting and Deregistration of May Common Stock
      If the merger is completed, May common stock will be delisted from the New York Stock Exchange and will be deregistered under the Exchange Act, and May will no longer file periodic reports with the SEC. The stockholders of May will become stockholders of Federated and their rights as stockholders will be governed by applicable Delaware law and by Federated’s certificate of incorporation and by-laws. See “Comparison of Rights of Stockholders” beginning on page 177.
Federal Securities Laws Consequences; Resale Restrictions
      All shares of Federated common stock that will be distributed to May stockholders in the merger will be freely transferable, except for restrictions applicable to “affiliates” of May and except that resale restrictions may be imposed by securities laws in non-U.S. jurisdictions insofar as subsequent trades are made within these jurisdictions. Persons who are deemed to be affiliates of May may resell shares of Federated common stock received by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of May generally include executive officers, directors and holders of more than 10% of the outstanding shares of May. The merger agreement requires May to use its reasonable best efforts to cause each of its directors and executive officers who May believes may be deemed to be affiliates of May to execute a written agreement to the effect that those persons will not sell, assign or transfer any of the shares of Federated common stock issued to them in the merger unless that sale, assignment or transfer has been registered under the Securities Act of 1933, is in conformity with Rule 145 or is otherwise exempt from the registration requirements under the Securities Act of 1933.
      This joint proxy statement/ prospectus does not cover any resales of the shares of Federated common stock to be received by May stockholders in the merger, and no person is authorized to make any use of this joint proxy statement/ prospectus in connection with any resale.
Certain Events
      On March 1, 2005, Edward Decristofaro, an alleged May stockholder, filed a purported class action lawsuit on behalf of all May stockholders in the Circuit Court of St. Louis, Missouri against May and all of the members of the board of directors of May. The complaint generally alleges that the directors of May breached their fiduciary duties of loyalty, due care, good faith and candor to May stockholders in connection with the proposed merger. The plaintiff requests “rescissory damages” as well as the following relief:

•	an order declaring that the action is properly maintainable as a class action;

•	an order declaring that the merger agreement was entered into in breach of the fiduciary duties of the defendants;

•	an order enjoining the defendants from consummating the merger as planned;

•	an order directing that the defendants exercise their fiduciary duties to obtain a transaction which is in the best interests of May stockholders;

•	an order rescinding the merger to the extent already implemented;

•	an award of costs and disbursements, including reasonable attorneys’ and experts’ fees; and

•	such other and further equitable relief as the court may deem just and proper.
      On April 1, 2005, the defendants removed the lawsuit to the United States District Court for the Eastern District of Missouri and filed a motion to dismiss the lawsuit pursuant to the Securities Litigation Uniform Standards Act of 1998. On April 22, 2005, the plaintiff filed a motion to remand the lawsuit to the Circuit Court of St. Louis, Missouri and opposition to the defendants’ motion to dismiss. May believes the lawsuit is without merit and intends to contest it vigorously.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
      The following is a summary of the material United States federal income tax consequences of the merger to U.S. holders of Federated or May common stock who hold their stock as a capital asset. The summary is based on the Internal Revenue Code of 1986, as amended, referred to as the Code, Treasury regulations issued under the Code, and administrative rulings and court decisions in effect as of the date of this joint proxy statement/ prospectus, all of which are subject to change at any time, possibly with retroactive effect.
      For purposes of this discussion, the term “U.S. holder” means:

•	a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.
      If a partnership holds Federated or May common stock, the tax treatment of a partner will depend on the status of the partners and the activities of the partnership. If a U.S. holder is a partner in a partnership holding Federated or May common stock, the U.S. holder should consult its tax advisors.
      This summary is not a complete description of all the tax consequences of the merger and, in particular, may not address United States federal income tax considerations applicable to holders of Federated or May common stock who are subject to special treatment under United States federal income tax law (including, for example, non-United States persons, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired Federated common stock or May common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Federated common stock or May common stock as part of a hedge, straddle or conversion transaction). This summary does not address the tax consequences of any transaction other than the merger. This summary does not address the tax consequences to any person who actually or constructively owns 5% or more of Federated or May common stock. Also, this summary does not address United States federal income tax considerations applicable to holders of options or warrants to purchase Federated or May common stock, or holders of debt instruments convertible into Federated or May common stock. In addition, no information is provided with respect to the tax consequences of the merger under applicable state, local or non-United States laws.
      The obligations of Federated and May to consummate the merger as currently anticipated are conditioned on the receipt of opinions of their respective tax counsel, Jones Day (as to Federated) and Skadden, Arps, Slate, Meagher & Flom LLP (as to May), dated the effective date of the merger, each referred to as a Tax Opinion, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that May and Federated will each be a party to the reorganization within the meaning of Section 368(b) of the Code. Each of the Tax Opinions will be subject to customary qualifications and assumptions, including the assumption that the merger will be completed according to the terms of the merger agreement. In rendering the Tax Opinions, each counsel may rely upon representations and covenants, including those contained in certificates of officers of Federated and May. Although the merger agreement allows each of Federated and May to waive this condition to closing, neither Federated nor May currently anticipates doing so. However, in the event that Federated’s stock price declines to the point where counsel are unable to render one or both Tax Opinions, the structure of the merger may change and holders of May common stock may recognize taxable gain on the exchange of their shares, as more fully explained below under “Federal income tax consequences to May stockholders if the transaction is restructured because tax deferred exchange treatment cannot be obtained.”
      Neither the Tax Opinions nor the discussion that follows is binding on the Internal Revenue Service, referred to as the IRS, or the courts. In addition, the parties do not intend to request a ruling from the IRS with respect to the merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusion expressed in the Tax Opinions or the discussion below, or that a court will not sustain such a challenge.

Federal income tax consequences to Federated stockholders who do not hold any May common stock
      Because holders of Federated common stock will retain their common stock in the merger, holders of Federated common stock will not recognize gain or loss upon the merger.

Federal income tax consequences to May stockholders if the merger is consummated as currently anticipated
      The following discussion assumes that the exchange of May common stock for Federated common stock pursuant to the merger will constitute a reorganization within the meaning of Section 368(a) of the Code.
      A holder of May common stock who receives cash and Federated common stock in the merger will recognize gain equal to the lesser of (i) the excess of the sum of the fair market value of the Federated common stock received by the holder in exchange for May common stock and the amount of cash received by the holder (excluding any cash received in lieu of fractional shares) in exchange for May common stock over the holder’s tax basis in the May common stock and (ii) the amount of cash received by the holder in exchange for May common stock (excluding any cash received in lieu of fractional shares). No loss will be recognized by holders of May common stock in the merger, except, possibly, in connection with the receipt of cash in lieu of fractional shares, as discussed below. The gain recognized will be capital gain unless the receipt of cash by the holder of May common stock has the effect of a distribution of a dividend, in which case the gain will be treated as ordinary dividend income to the extent of the holder’s ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. In determining whether a holder’s receipt of cash has the effect of a distribution of a dividend, the holder will be treated as if it first exchanged all of its Federated common stock for May common stock and then Federated immediately redeemed a portion of the May common stock for the cash that the holder actually received pursuant to the merger agreement. The IRS has indicated in rulings that any reduction in the interest of a minority stockholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. In determining the interest of a stockholder in a corporation, the constructive ownership rules that apply for United States federal income tax purposes must be taken into account. This same analysis could apply to cash received by a holder of May common stock in lieu of fractional shares. Any gain recognized by a holder of May common stock will be long-term capital gain if the holder’s holding period of the May common stock is more than one year. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The aggregate tax basis of the Federated common stock received (including fractional shares deemed received and redeemed as described below) will be equal to the aggregate tax basis of the May common stock surrendered, reduced by the amount of cash the holder of May common stock receives (excluding any cash received in lieu of fractional shares), and increased by the amount of gain that the holder of May common stock recognizes, but excluding any gain or loss from the deemed receipt and redemption of fractional shares described below. The holding period of Federated common stock received by a holder of May common stock in the merger will include the holding period of the holder’s May common stock.
      Cash received by a holder of May common stock in lieu of fractional shares will be treated as if the holder received the fractional shares in the merger and then received the cash in a redemption of the fractional shares. The holder should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of fractional shares and the portion of the holder’s tax basis allocable to the fractional shares. Under the circumstances described in the preceding paragraph, the receipt of cash in lieu of fractional shares could also have the effect of a distribution of a dividend.

Federal income tax consequences to May stockholders if the transaction is restructured because tax deferred exchange treatment cannot be obtained
      If Federated’s stock price declines to the point where one or both Tax Opinions cannot be issued and if Federated, in these circumstances, does not opt to increase the amount of Federated common stock provided to holders of May common stock in the merger, May may elect to increase the cash consideration received in the merger for each share of May common stock to $18.75. If this restructuring occurs, a holder of May common stock who receives cash and Federated common stock in the merger will recognize gain or loss equal to the difference, if any, between (i) the sum of the fair market value of the Federated common stock and the amount of cash received and (ii) the holder’s tax basis in the May common stock. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) of May common stock surrendered for the consideration described above pursuant to the merger. Any gain or loss recognized by a holder of May common stock will be long-term capital gain or loss if the holder’s holding period of the May common stock is more than one year. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

Backup withholding
      Backup withholding may apply with respect to the cash consideration received by a holder of May common stock in the merger unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and that such holder is a U.S. person (including a U.S. resident alien) and otherwise complies with applicable requirements of the backup withholding rules.
      A holder of May common stock who does not provide Federated (or the exchange agent) with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s federal income tax liability, provided that the holder furnishes certain required information to the IRS.

Reporting requirements
      U.S. holders of May common stock receiving Federated common stock in the merger will be required to attach to their federal income tax returns for the taxable year in which the merger occurs a complete statement, and maintain a permanent record, of all the facts relating to the exchange of stock in connection with the merger. The facts to be disclosed by a U.S. holder include the holder’s basis in the May common stock transferred to Federated and the number of shares of Federated common stock received by the holder in the merger.
      THE FOREGOING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE APPLICABILITY TO YOU OF THE RULES DISCUSSED ABOVE AND THE PARTICULAR TAX EFFECTS TO YOU OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.
THE MERGER AGREEMENT
      The following is a summary of certain material provisions of the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/ prospectus and is incorporated into this joint proxy statement/ prospectus by reference. We urge you to read carefully this entire joint proxy statement/ prospectus, including the annexes and the other documents to which we have referred you. See “Where You Can Find More Information” beginning on page 185.
      The merger agreement has been included to provide you with information regarding its terms, and we recommend that you read it in its entirety.

      The merger agreement included as an annex to this joint proxy statement/ prospectus should be read in conjunction with the disclosures in Federated’s and May’s filings with the SEC incorporated by reference into this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 185 for the filings with the SEC incorporated by reference into this joint proxy statement/ prospectus. The terms of the merger agreement are intended to govern the contractual rights and relationships, and to allocate risks, between Federated and May with respect to the merger. The representations and warranties made by Federated and May to one another were negotiated between the parties for the principal purpose of setting forth their respective rights and obligations regarding closing the merger if events or circumstances change, and we do understand that, while not expected, such changes could nevertheless occur. Moreover, the representations and warranties are themselves specifically qualified in a number of important respects and we urge you to consider those qualifications as you read the representations and warranties in the merger agreement.

•	First, all of the representations and warranties that deal with the business and operations of Federated and May are qualified to the extent that any inaccuracy would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the party making the representation and warranty.

•	Second, none of the representations or warranties will survive the closing of the merger and they will therefore have no legal effect among the parties to the merger agreement after the closing, nor will the parties be able to assert the inaccuracy of the representations and warranties as a basis for refusing to close unless all such inaccuracies as a whole would reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the party that made the representations and warranties. Otherwise, for purposes of the merger agreement, the representations and warranties will be deemed to have been sufficiently accurate to require a closing.
      Federated and May have provided additional disclosure in their public reports and other filings with the SEC to the extent that they are aware of the existence of any material facts that are required to be disclosed under the federal securities laws and that might otherwise contradict the representations and warranties contained in the merger agreement and will update such disclosure as required by the federal securities laws.
The Merger; Closing
      Upon the terms and subject to the conditions of the merger agreement, and in accordance with Delaware law, at the effective time of the merger, May will merge with and into Merger Sub, a wholly owned subsidiary of Federated. The separate corporate existence of May will cease.
      The closing of the merger will occur no later than the second business day following the date on which all of the conditions to the merger, other than conditions that, by their terms, cannot be satisfied until the closing date (but subject to satisfaction of such conditions) have been satisfied or waived, unless the parties agree on another time. Federated and May expect to complete the merger in the third quarter of 2005. However, we cannot assure you that such timing will occur or that the merger will be completed as expected.
      As soon as practicable on or after the closing date of the merger, Federated and May will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger will be the time Federated and May file the certificate of merger or at a later time Federated and May may agree and specify in the certificate of merger.
Directors and Officers
      The directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving company, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of May immediately prior to the effective time of the merger will be the officers of the surviving company, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
      Federated will select two individuals who are directors of May as of the date of the merger agreement and who are recommended by the NCG Committee of Federated’s board of directors and, if such individuals are willing to serve, Federated will use its reasonable best efforts to appoint these individuals, as of the effective time of the merger, to Federated’s board of directors.
Merger Consideration
      Upon the effectiveness of the merger, each share of May common stock (other than shares held by any dissenting May stockholder that has properly exercised appraisal rights in accordance with Delaware law as described above) will be converted into the right to receive from Federated the merger consideration, consisting of the following:

•	$17.75 in cash, without interest; and

•	0.3115 fully paid, nonassessable shares of Federated common stock.
      The total value of the merger consideration that a May stockholder receives in the merger may vary. The value of the cash portion of the merger consideration is fixed at $17.75 for each share of May common stock. The value of the stock portion of the merger consideration is not fixed and will depend upon the value of 0.3115 shares of Federated common stock. This value may be ascertained by multiplying the trading price of Federated common stock by 0.3115.
      As illustrated in the table below, the value of 0.3115 shares of Federated common stock may be less than or greater than $17.75, which was the value of the stock portion of the merger consideration as of the announcement of the transaction, based on the 10-day trading average of Federated common stock as of February 25, 2005. In particular, if the closing price of Federated common stock upon completion of the merger is greater than $56.98, then the value of 0.3115 shares of Federated common stock would be greater than $17.75. If the closing price of Federated common stock upon completion of the merger is less than $56.98, then the value of 0.3115 shares of Federated common stock would be less than $17.75.

	Corresponding Value
Hypothetical Trading	of 0.3115 Shares of		Corresponding
Price of Federated’s	Federated’s Common		Value of Merger
Common Stock	Stock	Cash Consideration	Consideration
$70.98	$22.11	$17.75	$39.86
$69.98	$21.80	$17.75	$39.55
$68.98	$21.49	$17.75	$39.24
$67.98	$21.18	$17.75	$38.93
$66.98	$20.86	$17.75	$38.61
$65.98	$20.55	$17.75	$38.30
$64.98	$20.24	$17.75	$37.99
$63.98	$19.93	$17.75	$37.68
$62.98	$19.62	$17.75	$37.37
$61.98	$19.31	$17.75	$37.06
$60.98	$19.00	$17.75	$36.75
$59.98	$18.68	$17.75	$36.43
$58.98	$18.37	$17.75	$36.12
$57.98	$18.06	$17.75	$35.81

	Corresponding Value
Hypothetical Trading	of 0.3115 Shares of		Corresponding
Price of Federated’s	Federated’s Common		Value of Merger
Common Stock	Stock	Cash Consideration	Consideration
$56.98	$17.75	$17.75	$35.50
$55.98	$17.44	$17.75	$35.19
$54.98	$17.13	$17.75	$34.88
$53.98	$16.81	$17.75	$34.56
$52.98	$16.50	$17.75	$34.25
$51.98	$16.19	$17.75	$33.94
$50.98	$15.88	$17.75	$33.63
$49.98	$15.57	$17.75	$33.32
$48.98	$15.26	$17.75	$33.01
$47.98	$14.95	$17.75	$32.70
$46.98	$14.63	$17.75	$32.38
$45.98	$14.32	$17.75	$32.07
$44.98	$14.01	$17.75	$31.76
$43.98	$13.70	$17.75	$31.45
$42.98	$13.39	$17.75	$31.14
      If the total value of the Federated common stock to be received in the merger falls below 40% of the total consideration paid on the closing date, the merger consideration may be taxable for federal income tax purposes. In that event, Federated may elect to pay more in Federated common stock to maintain the nontaxable status or, if Federated does not so elect, May may elect to increase the cash consideration received in the merger for each share of May common stock to $18.75. Under the merger agreement, there are no other circumstances in which the exchange ratio or the cash consideration increases. Federated and May will issue a joint press release if either the exchange ratio or the cash consideration increases.
      The exchange ratio in the merger and the cash consideration will be proportionately and appropriately adjusted to reflect the effect of any reclassification, recapitalization, split-up, stock split, subdivision, combination or exchange of shares or readjustment, or stock dividend, or other like change with respect to Federated common stock or May common stock having a record date on or after the date of the merger agreement and prior to completion of the merger.
      Upon completion of the merger, each share of May common stock held by Federated, May or any direct or indirect majority owned subsidiary of Federated or May immediately prior to the merger will be automatically cancelled and extinguished, and none of Federated, May or any of their respective direct or indirect majority owned subsidiaries will receive any consideration in exchange for those shares.

Treatment of ESOP Preference Shares
      Each issued and outstanding May ESOP preference share will be converted into the right to receive the merger consideration on an as converted basis in the same manner as the shares of May common stock, as described above.

Fractional Shares
      No fractional Federated common shares will be issued in the merger. Instead, holders who would otherwise be entitled to receive a fractional share of Federated common stock will receive an amount in cash (without interest) determined by multiplying the fractional share interest by the average closing price for a share of Federated common stock as reported on the NYSE Composite Transactions Reports for the ten trading days prior to, but not including, the closing date of the merger.

Dissenters’ Shares
      Shares of May common stock held by any May stockholder that properly demands payment for its shares in compliance with the appraisal rights under Section 262 of the DGCL will not be converted into the right to receive the merger consideration. May stockholders properly exercising appraisal rights will be entitled to payment as further described above under “The Merger — Appraisal Rights of May Stockholders” beginning on page 88. However, if any May stockholder withdraws his or her demand for appraisal (in accordance with Section 262 of the DGCL) or becomes ineligible for appraisal, then that May stockholder will not be paid in accordance with Section 262 of the DGCL and the shares of May common stock held by that May stockholder will be converted as of the effective time of the merger into and represent the right to receive the merger consideration, without interest.
Exchange Procedures
      Not later than 15 business days prior to the effective time of the merger, Federated will enter into an agreement with an exchange agent for the merger to handle the exchange of shares of May common stock for the merger consideration, including the payment of cash for fractional shares. As of the effective time of the merger, Federated will deposit with the exchange agent, for the benefit of the holders of May common stock, cash and certificates representing Federated common shares issuable in the merger in exchange for outstanding shares of May common stock and ESOP preference shares, including any cash to be paid in lieu of fractional shares or in respect of any dividends or distributions on shares of Federated common stock with a record date after the effective time of the merger or in respect of dividends or distributions on shares of May common stock with a record date prior to the effective time of the merger which remain unpaid at the effective time of the merger.
      At the effective time of the merger, each certificate representing shares of May common stock that has not been surrendered will represent only the right to receive upon surrender of that certificate the merger consideration, dividends and other distributions on shares of Federated common stock with a record date after the effective time of the merger, dividends and other distributions on shares of May common stock with a record date prior to the effective time of the merger that remain unpaid as of the effective time of the merger and cash, without interest, in lieu of fractional shares. Following the effective time of the merger, no further registrations of transfers on the stock transfer books of the surviving company of the shares of May common stock will be made. If, after the effective time of the merger, May stock certificates are presented to Federated, the surviving company or the exchange agent for any reason, they will be cancelled and exchanged as described above.
Exchange of Shares
      As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail to each holder of record of a May stock certificate whose shares of May common stock were converted into the right to receive the merger consideration, a letter of transmittal and instructions explaining how to surrender May stock certificates in exchange for the merger consideration.
      After the effective time of the merger, upon surrender of a May stock certificate to the exchange agent, together with a letter of transmittal, duly executed, and other documents as may reasonably be required by the exchange agent, the holder of the May stock certificate will be entitled to receive the merger consideration, dividends and other distributions on shares of Federated common stock with a record date after the effective time of the merger, dividends and other distributions on shares of May common stock with a record date prior to the effective time of the merger that remain unpaid as of the effective time of the merger and cash, without interest, in lieu of fractional shares, and the May stock certificates surrendered will be cancelled.

Transfers of Ownership and Lost Stock Certificates
      A May stockholder desiring to receive payment upon the surrender of stock certificates registered in the name of another person will receive payment if the stock certificates have been properly endorsed or are otherwise in proper form for transfer and the stockholder:

•	pays any transfer or other taxes required because the payment is made to a person other than the registered holder of the May stock certificate; or

•	establishes to the satisfaction of the exchange agent that any transfer or other taxes described above have been paid or are not applicable.
      If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed and, if required by Federated or the surviving company, as the case may be, the posting by such person of a bond in a reasonable amount as Federated or the surviving company, as the case may be, may direct as indemnity against any claim that may be made against it with respect to the stock certificate, the exchange agent will issue, in exchange for such lost, stolen or destroyed stock certificate, the merger consideration, dividends and other distributions on shares of Federated common stock with a record date after the effective time of the merger, dividends and other distributions on shares of May common stock with a record date prior to the effective time of the merger that remain unpaid as of the effective time of the merger and cash, without interest, in lieu of fractional shares.
May stock certificates should not be returned with the enclosed proxy card(s). May stock certificates should be returned with a validly executed transmittal letter and accompanying instructions that will be provided to May stockholders following the effective time of the merger.
Termination of Exchange Fund
      Six months after the effective time of the merger, Federated may require the exchange agent to deliver to Federated all cash and shares of Federated common stock remaining in the exchange fund. Thereafter, May stockholders must look only to Federated for payment of the merger consideration on their shares of May common stock.
No Liability
      None of Federated, the surviving company or the exchange agent will be liable to any person in respect of any shares of Federated common stock, any dividends or distributions on Federated common stock with a record date after the effective time of the merger, dividends and other distributions on May common stock with a record date prior to the effective time of the merger that remain unpaid as of the effective time of the merger or cash, without interest, in lieu of fractional shares of Federated common stock or any cash from the exchange fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
Representations and Warranties
      The merger agreement contains representations and warranties made by each party to the other. These representations and warranties are qualified in their entirety by all information each of us has filed with the SEC prior to the date of the merger agreement (which filings are available without charge at the SEC’s website, www.sec.gov) as well as by a disclosure letter each of us delivered to the other immediately prior to signing the merger agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and the requisite corporate power and authority to carry on their respective businesses;

•	ownership of subsidiaries;

•	capital structure and equity securities;

•	corporate power and authority to enter into the merger agreement and due execution, delivery and enforceability of the merger agreement;

•	board of directors approval;

•	absence of conflicts with charter documents, breaches of contracts and agreements, liens upon assets and violations of applicable law resulting from the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement;

•	absence of required governmental or other third party consents in connection with execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement other than governmental filings specified in the merger agreement, such as filing premerger notification under the HSR Act;

•	timely filing of required documents with the SEC, material compliance with the requirements of the Securities Act and the Exchange Act and the absence of untrue statements of material facts or omissions of material facts in those documents;

•	material compliance of financial statements as to form with applicable accounting requirements and SEC rules and regulations and preparation in accordance with U.S. generally accepted accounting principles;

•	absence of misleading information contained or incorporated into this joint proxy statement/ prospectus or the registration statement of which this joint proxy statement/ prospectus forms a part;

•	absence of specified changes or events and that the conduct of its business has been in the ordinary course since January 31, 2004;

•	compliance with applicable laws and holding of all necessary permits;

•	employee benefits matters and ERISA compliance;

•	tax matters;

•	environmental matters and compliance with environmental laws;

•	the stockholder votes required to approve and adopt the merger agreement and authorize the issuance of Federated common stock;

•	receipt of a fairness opinion from each company’s financial advisors; and

•	brokers’ or finders’ fees.
      Federated and Merger Sub made additional representations and warranties to May in the merger agreement, including the availability of funds sufficient to pay the cash portion of the merger consideration and all other cash amounts to be paid pursuant to the merger agreement and that Merger Sub is a duly incorporated, wholly owned subsidiary of Federated, formed solely to enter into the merger agreement and engaging in the transactions contemplated by the merger agreement.
      May also made additional representations and warranties to Federated, including the non-applicability of anti-takeover laws to the merger and that it had taken all action necessary on the part of May to render May’s rights agreement inapplicable to the merger.
      The representations and warranties contained in the merger agreement will not survive the consummation of the merger, but they form the basis of specified conditions to the parties’ obligations to complete the merger.

Covenants and Agreements

Operating Covenants
      May has agreed that prior to the effective time of the merger it and its subsidiaries will carry on their businesses in the ordinary course. With specified exceptions, May has agreed, among other things, not to:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except, among other things, for quarterly cash dividends not in excess of $0.245 per share, and any dividends required under the terms of the ESOP preference shares;

•	split, combine or reclassify any of its capital stock;

•	except as required in connection with the ESOP preference shares or May’s stock plans, purchase, redeem or otherwise acquire any shares of its or its subsidiaries’ capital stock or any other securities of May or any of its subsidiaries or any rights, warrants or options to acquire any of those shares or other securities;

•	issue or authorize the issuance of, deliver or sell any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than in connection with May’s stock plans or the ESOP preference shares;

•	amend its certificate of incorporation or by-laws, other than amendments or changes to any such documents of May’s subsidiaries in the ordinary course of business;

•	sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business;

•	incur any material long or short-term indebtedness other than in the ordinary course of business or under existing lines of credit;

•	other than in the ordinary course of business, grant any increase in the compensation or benefits payable or to become payable by May or any of its subsidiaries to any current or former director, officer, employee or consultant;

•	other than in the ordinary course of business, adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any of May’s or its subsidiaries’ employee benefit plans;

•	other than in the ordinary course of business, enter into or amend any employment, bonus, severance, change-in-control, retention agreement or any similar agreement or any collective bargaining agreement, or grant any severance, bonus, termination or retention pay to any officer, director, employee or consultant;

•	other than in the ordinary course of business, pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding May employee benefit plans;

•	change the accounting principles used by it unless required by applicable generally accepted accounting principles or by any government entity;

•	acquire by merging or consolidating with, by purchasing any substantial equity interest in or a substantial portion of the assets of, or by any other manner, any significant business or any corporation, partnership, association or other business organization or division of that entity, or otherwise acquire any assets that are material to May and its subsidiaries, taken as a whole, other than; (i) the purchase of assets from suppliers or vendors in the ordinary course of business, (ii) items reflected in the capital plan of May previously made available to Federated, or (iii) acquisitions of businesses or assets involving consideration up to an aggregate amount not to exceed $50 million;

•	except in the ordinary course of business, make or rescind any material express or deemed election or settle or compromise any material claim or action relating to taxes, or materially change any of its methods of accounting or of reporting income or deductions for tax purposes;

•	satisfy any material claims or liabilities, other than satisfaction in the ordinary course of business or in accordance with their terms;

•	make any loans, advances or capital contributions to, or investments in, any other person in excess of $25 million in the aggregate, except for (i) loans, advances, capital contributions or investments between any wholly owned May subsidiary and May or another wholly owned May subsidiary, (ii) employee advances for expenses in the ordinary course of business or (iii) ordinary course proprietary credit card transactions;

•	other than in the ordinary course of business and other than contracts that may be terminated within one year or amendments renewing, on substantially similar terms, any contract existing on the date of the merger agreement, terminate or adversely modify or amend any contract having a duration of more than one year and total payment obligations of May in excess of $25 million;

•	other than in the ordinary course of business, waive, release, relinquish or assign any right or claim of material value to May;

•	other than in the ordinary course of business, cancel or forgive any material indebtedness owed to May or any of its subsidiaries; or

•	authorize, or commit or agree to take, any of the foregoing actions.
      Federated has agreed that, prior to the effective time of the merger, it and its subsidiaries will carry on their businesses in the ordinary course. Merger Sub has agreed that prior to the effective time of the merger, it will not engage in any activities of any nature except as contemplated in the merger agreement. With specified exceptions, Federated has agreed, among other things, not to:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except, among other things, for quarterly cash dividends of $0.14 per share;

•	split, combine or reclassify any of its capital stock;

•	except pursuant to agreements entered into with respect to Federated stock plans that are in effect as of the close of business on the date of the merger agreement, purchase, redeem or otherwise acquire any shares of capital stock of Federated or any of its subsidiaries or any other securities of Federated or any of its subsidiaries or any rights, warrants or options to acquire any of those shares or other securities;

•	issue or authorize the issuance of, deliver, or sell any shares of its capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any of such shares, voting securities or convertible securities, other than in connection with Federated’s stock plans;

•	amend its certificate of incorporation or by-laws, other than amendments or changes to any such documents of Federated’s subsidiaries in the ordinary course of business;

•	sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its material properties or assets other than in the ordinary course of business;

•	change the accounting principles used by it unless required by applicable generally accepted accounting principles or by any government entity;

•	acquire by merging or consolidating with, by purchasing any substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division of that entity, or otherwise acquire assets that are material to Federated and its subsidiaries, taken as a whole, other than; (i) the purchase of assets from suppliers or vendors in the ordinary course of business, (ii) items reflected in the capital plan of Federated previously made available to May, or (iii) acquisitions of businesses or assets involving consideration up to an aggregate amount not to exceed $50 million;

•	except in the ordinary course of business, make or rescind any material express or deemed election or settle or compromise any material claim or action relating to taxes, or materially change any of its methods of accounting or of reporting income or deductions for tax purposes;

•	satisfy any material claims or liabilities, other than in the ordinary course of business or in accordance with their terms;

•	other than in the ordinary course of business and other than contracts that may be terminated within one year or amendments renewing, on substantially similar terms, any contract existing on the date of the merger agreement, terminate or adversely modify or amend any contract having a duration of more than one year and total payment obligations of Federated in excess of $25 million;

•	other than in the ordinary course of business, waive, release, relinquish or assign any right or claim of material value to Federated;

•	other than in the ordinary course of business, cancel or forgive any material indebtedness owed to Federated or any of its subsidiaries; or

•	authorize, or commit or agree to take, any of the foregoing actions.

No Solicitation by May
      May has agreed, and agreed to use its reasonable best efforts to cause its officers, directors, employees, financial advisors, attorneys, accountants and other advisors, investment bankers, representatives and agents, to cease all then existing activities with any parties with respect to or that could reasonably be expected to lead to a “company takeover proposal.” A company takeover proposal means any bona fide written proposal or offer from any person relating to any:

•	direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of May and its subsidiaries, taken as a whole;

•	direct or indirect acquisition or purchase of 50% or more of the combined voting power of May;

•	any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of May; or

•	any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving May, other than the transactions contemplated by the merger agreement.
      In addition, May has agreed that it will not, and will not permit its officers, directors, employees, financial advisors, attorneys, accountants and other advisors, investment bankers, representatives and agents to, directly or indirectly:

•	solicit, initiate or knowingly encourage the making of a company takeover proposal;

•	enter into any agreement, arrangement or understanding with respect to any company takeover proposal; or

•	other than informing persons of the existence of the non-solicitation provision, participate in any discussions or negotiations regarding, or furnish or disclose to any person (other than to Federated) any non-public information with respect to May in connection with any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any company takeover proposal.
      Notwithstanding the foregoing, May may, at any time prior to obtaining May stockholder approval at the May annual meeting, in response to an unsolicited company takeover proposal that the board of directors of May determines in good faith (after consultation with its outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a “superior proposal” (as defined below), and which company takeover proposal was made after the date of the merger agreement and did not otherwise result from a breach of May’s non-solicitation obligations:

•	furnish information with respect to May to the person making the company takeover proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of the person than the existing confidentiality agreement between May and Federated, provided that all the information is, in substance, simultaneously provided to Federated; and

•	participate in discussions or negotiations with the person making the company takeover proposal (and its representatives) regarding the company takeover proposal.
      “Superior proposal” means a company takeover proposal from any person to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the combined voting power of May then outstanding or all or substantially all of the assets of May that the board of directors of May determines in its good faith judgment (after consulting with a nationally recognized investment banking firm), taking into account all legal, financial and regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation):

•	would be more favorable from a financial point of view to the stockholders of May than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions proposed by Federated in response to such company takeover proposal), and

•	for which financing, to the extent required, is then committed or may reasonably be expected to be committed.
      Unless the board of directors of May determines in good faith, after consulting with outside counsel, that taking such action would result in a reasonable probability that the board of directors of May would breach its fiduciary duties, May has agreed to promptly (but in any event within one business day) advise Federated of the receipt, directly or indirectly, of any inquiries, requests, discussions, negotiations or proposals relating to a company takeover proposal, or any request for nonpublic information relating to May by any person that informs May or its representatives that the person is considering making, or has made, a company takeover proposal, or an inquiry from a person seeking to have discussions or negotiations relating to a possible company takeover proposal.
      May’s board of directors will convene and hold a meeting of May stockholders, recommend that such stockholders approve the merger and use its reasonable best efforts to obtain such approval. May has further agreed that neither May’s board of directors nor any committee of May’s board of directors will

•	cause a “company adverse recommendation change” (as defined below); or

•	approve or recommend, or allow May or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any company takeover proposal.
      A “company adverse recommendation change” is where the May board of directors decides to (i) withdraw, or publicly propose to withdraw, (or, in either case, modify in a manner adverse to Federated) the approval recommendation or declaration of advisability by the board of directors of the merger agreement or (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any company takeover proposal.
      However, in the event that prior to obtaining May stockholder approval, May’s board of directors receives a company takeover proposal, then May’s board of directors may (1) make a company adverse recommendation change and/or (2) upon termination of the merger agreement and payment of the termination fee described below, approve and enter into an agreement relating to a company takeover proposal that constitutes a superior proposal, if May’s board of directors determines in good faith, after consultation with outside counsel, that it is necessary for the proper discharge of its fiduciary duties under applicable law to do so and if, in either case, May provides written notice advising Federated that the May board of directors intends to take such action and specifying the reasons therefor, and negotiates in good faith with Federated for three days following its receipt of such notice to make such adjustments to the terms and conditions of the merger agreement as would enable May to proceed with its recommendation of this merger agreement and/or not terminate the merger agreement.
      The merger agreement does not prohibit May from taking and disclosing to its stockholders, in compliance with the rules and regulations of the Exchange Act, a position regarding any unsolicited tender offer for May common stock or from making any other disclosure to May stockholders if, in the good faith judgment of the May board of directors, after consultation with outside counsel, failure to disclose would be inconsistent with the fulfillment of the fiduciary duties or any other obligations of the May board of directors under applicable law.

Federated Annual Meeting
      Federated’s board of directors will convene and hold an annual meeting of Federated stockholders, recommend that such stockholders authorize the issuance of Federated common stock in connection with the merger and use its reasonable best efforts to obtain such authorization. However, in the event that, prior to obtaining Federated stockholder approval, Federated’s board of directors receives a third-party takeover proposal (as defined below), then Federated’s board of directors may withdraw or modify or publicly propose to withdraw or modify its recommendation of the issuance of Federated common stock in connection with the merger, if Federated’s board of directors determines in good faith, after consultation with outside counsel, that it is necessary for the proper discharge of its fiduciary duties under applicable law to do so, and, in either case, Federated provides written notice advising May that the Federated board of directors intends to take such action and specifying the reasons therefor, and negotiates in good faith with May for three days following its receipt of such notice to make such adjustments to the terms and conditions of the merger agreement as would enable Federated to proceed with its recommendation. A “third-party takeover proposal” with respect to Federated means any bona fide written proposal or offer from any person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of Federated and its subsidiaries, taken as a whole, (B) direct or indirect acquisition of equity securities of Federated representing 50% or more of the combined voting power of Federated, (C) tender offer or exchange offer that if consummated would result in any person beneficially owning equity securities of Federated representing 50% or more of the combined voting power of Federated or (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Federated.

Access to Information; Confidentiality
      During the period prior to the effective time of the merger, Federated and May will, and will cause each of their subsidiaries to, afford to the other party and its representatives reasonable access during normal business hours to all of their respective properties, books, contracts, commitments, personnel and records, except that neither party is required to provide the other with any information that it reasonably believes it can not provide due to contractual restrictions or legal restrictions, or which it believes is competitively sensitive information. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between Federated and May.

Regulatory and Antitrust Approvals and Clearances
      Federated and May have each agreed to use its reasonable best efforts to cooperate and to take, or cause to be taken, all actions necessary, proper or advisable to complete and make effective the merger and the other transactions contemplated by the merger agreement, as promptly as practicable, but in no event later than the outside date of October 3, 2005, unless such date is extended up to and including August 31, 2006 in circumstances described below, in “The Merger Agreement — Termination of the Merger Agreement” beginning on page 113. This includes:

•	obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	the avoidance of impediments under any antitrust, merger control, competition or trade regulation law that may be asserted by any governmental entity;

•	obtaining all necessary consents, approvals or waivers from third parties;

•	defending any lawsuits or other legal proceedings challenging the merger agreement or the transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order vacated or reversed; and

•	executing and delivering any additional instruments necessary to complete the merger and the other transactions contemplated by the merger agreement and to fully carry out the purposes of the merger agreement.

      Federated and its subsidiaries are required to commit to any and all divestitures, licenses or hold separate or similar arrangements with respect to its assets or conduct of business arrangements as a condition to obtaining any and all approvals from any government entity for any reason in order to complete, as promptly as practicable, the merger and other transactions contemplated by the merger agreement to be performed or completed by Federated and its subsidiaries. Specifically, Federated and its subsidiaries will take any and all actions necessary to ensure that:

•	no requirement for non-action, a waiver, consent or approval of the FTC, the Antitrust Division, any State Attorney General or other governmental entity;

•	no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding; and

•	no other matter relating to any antitrust or competition law or regulation;
would preclude completion of the merger by August 31, 2006, provided that in no event will Federated be required to dispose of or hold separate assets of May, Federated or their respective subsidiaries which, in the aggregate, accounted for annual net sales for the most recently completed fiscal year exceeding $4 billion.
      In addition, Federated and May each agreed to:

•	file as soon as practicable (after the execution and delivery of the merger agreement) a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division, which Notification and Report Form was filed on March 8, 2005;

•	respond as promptly as practicable under the circumstances to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental entity in connection with antitrust matters;

•	not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to complete the transactions contemplated by the merger agreement;

•	subject to applicable laws and except as may be prohibited by any representative of any governmental entity, promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity, and permit the other party to review in advance any proposed written communication to any of the foregoing;

•	subject to applicable laws and except as may be prohibited by any representative of any governmental entity, not agree to participate in any substantive meeting or discussion with any governmental entity regarding any filings, investigation or inquiry concerning the merger agreement or the merger unless it consults with the other party in advance and, to the extent permitted by the governmental entity, gives the other party the opportunity to attend and participate in the meeting; and

•	subject to applicable laws and except as may be prohibited by any representative of any governmental entity, furnish the other party with copies of all correspondence, filings, and written communications, including summary memoranda, between it and its affiliates and their respective representatives on the one hand, and any governmental entity or members or their respective staffs on the other hand, with respect to the merger agreement and the merger.
      In connection with and without limiting these obligations, each of Federated and May will take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger agreement or any transaction contemplated by the merger agreement, including the merger. If any state takeover statute or similar statute or regulation becomes applicable to the merger agreement or any transaction contemplated by the merger agreement, each of Federated and May will take all action reasonably necessary to ensure that the merger agreement and the transactions contemplated by the merger agreement, including the merger, may be completed as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of the statute or regulation on the merger agreement and the transactions contemplated by the merger agreement, including the merger.

May Stock Options
      At the effective time of the merger each outstanding May stock option and stock plan will be assumed by Federated. To the extent provided under terms of May’s stock plans, all outstanding options will accelerate and become immediately exercisable in connection with the merger. Except for acceleration in accordance with the terms of May’s stock plans, each May stock option assumed by Federated will continue to have the same terms and conditions as were applicable immediately before the effective time of the merger, except that each May stock option will be exercisable for a number of shares of Federated common stock equal to the product of the number of shares of May common stock issuable upon exercise of the option immediately before the effective time of the merger multiplied by the sum of (1) the stock consideration plus (2) the cash consideration divided by the average closing price for a share of Federated common stock as reported on the NYSE Composite Transaction Reports for the ten days prior to the closing date of the merger. In addition, the per share exercise price of each May stock option will be equal to the quotient determined by dividing the per share exercise price of the May stock option by the sum of (1) the stock consideration plus (2) the cash consideration divided by the average closing price for a share of Federated common stock as reported on the NYSE Composite Transaction Reports for the ten days prior to the closing date of the merger.
      For example, if an executive has options to purchase 1,000 shares of May common stock for an exercise price of $20 per share, and if the “average closing price” of Federated common stock were $60 per share, then the stock option conversion calculations would be as follows:

	May Options		Conversion Calculation		Federated Options

Options	1,000	×	.3115 + ($17.75/$60) = .3115 + .2958 = .6073	=	607 options
Exercise price per share	$20 per share	÷	.6073	=	$32.9326 per share
Aggregate exercise price	$20,000.00				$19,990.09*

*	Aggregate exercise values fluctuate due to fractional share rounding and rounding of exercise price.
      If, on the other hand, the average closing price of Federated shares in the above example were $52 per share, then the conversion factor would be .3115 + ($17.75/$52) = .3115 + .3413 = .6528, so that the options for 1,000 shares of May stock would convert to options for 653 shares of Federated stock, and the $20 per share exercise price would convert to a $30.6373 per share exercise price, with an aggregate exercise price of $20,006.13.
      The conversion of any May stock options which are “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code, into options to purchase Federated common stock will be made so as not to constitute a “modification” of those May stock options within the meaning of Section 424 of the Internal Revenue Code.

      Federated will take all corporate action necessary to reserve for issuance a sufficient number of shares of Federated common stock for delivery upon exercise or settlement of the May stock plans described above that it will assume or settle pursuant to the merger agreement. Promptly after the effective time of the merger, Federated will file a registration statement on Form S-8, or other appropriate form, with respect to the shares of Federated common stock subject to the May stock plans and will maintain the effectiveness of such registration statement and maintain the current status of the prospectus or prospectuses contained in such registration statement, for so long as the May stock options assumed by Federated remain outstanding.

Indemnification and Insurance
      Federated has agreed that all rights to indemnification and exculpation, including any obligations to advance funds or expenses, from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of the current or former directors, officers and employees of May and its subsidiaries, as provided in their respective certificates of incorporation, by-laws and indemnification agreements will be assumed by the surviving company and will survive the merger and continue in full force and effect in accordance with their terms, and to the fullest extent permitted by law. In addition, Federated has agreed not to amend or otherwise modify those rights in any manner that would adversely affect the rights of individuals who on or prior to the effective time of the merger were directors, officers, employees or agents of May, unless the modification is required by law.
      Federated has agreed to maintain in effect, for at least six years after the effective time of the merger, the current May directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the effective time of the merger with respect to those persons who are currently covered by May’s directors’ and officers’ liability insurance policies for (or substitute policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous than the May policies), provided that Federated or the surviving company will not be required to expend in any one year an amount in excess of 300% of the annual premiums paid by May at the date of the merger agreement for the insurance and, provided, that, if the annual premiums exceed that amount, Federated will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the limit set forth above.

Employee Benefits Matters
      Federated agreed to assume all of the May benefit plans and honor and pay or provide the benefits required under the plans, recognizing that the consummation of the merger or approval of the merger agreement by May’s stockholders, as the case may be, will constitute a “change in control” for purposes of each such plan that includes a definition of “change in control.”
      Federated agreed to cause the surviving company to continue all May benefit plans in accordance with their terms as in effect immediately before the effective time of the merger until the first anniversary of the effective time of the merger, except as may be required under applicable law.
      From the first anniversary of the effective time of the merger until the third anniversary of the effective time of the merger, Federated agreed to provide to those individuals who were employees of May immediately before the effective time of the merger (other than those subject to collective bargaining obligations or agreements), compensation and employee benefits substantially comparable in the aggregate to those provided to the employees immediately before the effective time of the merger (excluding equity-based compensation) and consider May employees for equity-based award grants on the same basis that similarly situated employees of Federated are considered for such grants.
      Employees of May immediately before the effective time of the merger who are provided benefits under Federated employee benefit plans after the merger will receive credit for their service with May and its affiliates before the effective time of the merger for purposes of eligibility, vesting and benefit accrual (other than benefit accrual under a Federated defined benefit plan) to the same extent as they were entitled, before the effective time of the merger, to credit for service under any similar or comparable May benefit plan.

      For purposes of each Federated benefit plan providing medical, dental or health benefits to any May employee described above, Federated agreed to cause all pre-existing condition limitations and exclusions and all actively-at-work requirements of the plan to be waived for the employee and his or her covered dependents (but only to the extent that the limitations, exclusions and requirements would have been waived (or inapplicable) under the comparable May benefit plan). Federated also agreed to cause any eligible expenses incurred by the employee and his or her covered dependents during the portion of the plan year of the May plan ending on the date the employee’s participation in the corresponding Federated plan begins to be taken into account under the Federated plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to the employee and his or her covered dependents for the applicable plan year as if the amounts had been paid in accordance with the Federated plan.
      Under the merger agreement, May may take such action as may be necessary so that all unit awards granted under the Stock Appreciation Plan of The May Department Stores Company and Its Subsidiaries for International Employees will be settled in cash, whether or not the units are vested at the effective time of the merger. The amount of cash to be paid under the plan will be calculated as an amount equal to the product of (i) the closing price of May’s common stock on the last trading day prior to the date on which the merger closes over the base price of the unit award and (ii) the number of shares of May common stock represented by the unit award.
      Federated acknowledged and agreed to continue the following May practices with respect to its equity awards: (i) with respect to the noncompetition provisions under its 1994 Stock Incentive Plan, May has enforced the forfeiture provisions under the plan only with respect to terminating employees who terminate voluntarily at their own initiative or who have been terminated for cause; and (ii) with respect to options granted prior to the effective time of the merger, an option holder who is party to an employment agreement with May or a May affiliate and whose employment is terminated by the option holder’s employer other than for cause, will have his or her stock options generally remain exercisable until the scheduled expiration of the term of the employment agreement and, if at the expiration of the term of the employment agreement, the option holder would be treated as a retiree for stock option purposes, the option holder’s options will remain exercisable generally until the third anniversary of the date of termination of employment (or, if earlier, the expiration of the option term).

Federated Dividends
      Federated agreed to increase its quarterly dividend on Federated common stock to $0.25 per share beginning with the first quarterly dividend with a record date on or after the effective time of the merger. While Federated intends to maintain dividends at this level for the foreseeable future, it cannot assure you that dividends will be paid in future periods in any particular amount, or at all.

St. Louis Operations
      Federated will maintain in St. Louis, Missouri a major divisional headquarters, as well as certain regional corporate support functions.

Community Involvement
      Federated has agreed to honor any charitable contribution obligations of May in existence on the date of the merger agreement. For one year following the effective time of the merger, Federated will not reduce the total aggregate amount of funding for charitable causes by May from the total amount of such funding in the twelve month period immediately preceding the closing date of the merger. Between the first and second anniversary of the closing date of the merger, Federated will not reduce the total aggregate amount of funding for charitable causes by May by more than 50% from the total amount of such funding in the prior twelve month period. Between the second and third anniversary of the closing date of the merger, Federated will not reduce the total aggregate amount of funding for charitable causes by May by more than 75% from the total amount of such finding in the prior twelve month period. Federated’s funding obligations will in each case be reduced by the total aggregate amount of funding for charitable causes by the May Department Stores Company Foundation during the relevant time period.

Stockholder Litigation
      Federated and May shall cooperate and consult with one another in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by the merger agreement. Each of the parties will use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by the merger agreement in the manner contemplated by the merger agreement. May has agreed that it will not compromise or settle (other than compromises or settlements involving solely monetary damages) any litigation commenced against it or its directors and officers relating to the merger agreement or the transactions contemplated by the merger agreement (including the merger) without Federated’s prior written consent, not to be unreasonably withheld or delayed. However, May may compromise or settle any such litigation without Federated’s consent solely for monetary damages.

Additional Agreements
      The merger agreement contains additional agreements between Federated and May relating to, among other things:

•	preparation of the Form S-4 and this joint proxy statement/ prospectus;

•	tax treatment of the merger, and cooperation with respect to obtaining opinions from outside counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

•	consultations regarding public announcements;

•	delivery of a letter identifying all persons who are affiliates of May;

•	use of reasonable best efforts to cause the shares of Federated common stock to be issued to be approved for listing on the NYSE; and

•	ensure exemption under Rule 16b-3 of the Exchange Act.
Conditions to Completion of the Merger
      The obligations of Federated and May to complete the merger are subject to the satisfaction or waiver on or prior to the closing date of the merger of the following conditions:

•	the requisite stockholder approval from May and Federated stockholders (the satisfaction of which cannot be determined until the respective stockholders meetings);

•	the absence of any order or injunction of any governmental entity of competent jurisdiction that prohibits the consummation of the merger; provided, however, that prior to asserting this condition each of the parties shall have used its reasonable best efforts to prevent the entry of any such order or injunction and to appeal as promptly as possible any such order or injunction that may be entered (as of the date of this joint proxy statement/prospectus, no such order or injunction is in effect);

•	the registration statement of which this joint proxy statement/ prospectus forms a part must not be subject to any stop order or proceedings seeking a stop order (as of the date of this joint proxy statement/prospectus, no such stop orders or proceedings is in effect or ongoing);

•	the waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated (as of the date of this joint proxy statement/prospectus, such waiting period has not expired or been terminated and the parties have received a request for additional information from the FTC); and

•	the shares of Federated common stock issuable to May’s stockholders as contemplated by the merger agreement must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance (as of the date of this joint proxy statement/prospectus, this condition is not yet satisfied).

      The obligation of Federated to effect the merger is further subject to satisfaction or waiver of the following conditions (in each case, the satisfaction of which cannot be determined until the closing):

•	the representations and warranties of May set forth in the merger agreement must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained in them) both when made and at and as of the closing date of the merger, as if made at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on May;

•	May must have performed (i) in all material respects all of its obligations, except for the pre-closing conduct of business covenant described above, required to be performed by it under the merger agreement at or prior to the closing date of the merger and (ii) in all respects all of its obligations required to be performed by it under the pre-closing conduct of business covenant described above, except where the failure to do so would not have or result in, individually or in the aggregate, a material adverse effect on May;

•	May must have furnished Federated with a certificate dated the closing date of the merger signed on its behalf by an executive officer to the effect that the conditions set forth above in the two immediately preceding bullets have been satisfied; and

•	Federated shall have received from Jones Day, its counsel, an opinion dated as of the closing date of the merger, to the effect that the merger will constitute a reorganization within the meeting of Section 368(a) of the Code.
      The obligation of May to effect the merger is further subject to satisfaction or waiver of the following conditions (in each case, the satisfaction of which cannot be determined until the closing):

•	the representations and warranties of Federated and Merger Sub set forth in the merger agreement must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained in them) both when made and at and as of the closing date of the merger, as if made at and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of that date), except where the failure of the representations and warranties to be so true and correct would not have or result in, individually or in the aggregate, a material adverse effect on Federated and Merger Sub;

•	Federated and Merger Sub must have performed (i) in all material respects all of its obligations, except for the pre-closing conduct of business covenant described above, required to be performed by it under the merger agreement at or prior to the closing date of the merger and (ii) in all respects all of its obligations required to be performed by it under the pre-closing conduct of business covenant described above, except where the failure to do so would not have or result in, individually or in the aggregate, a material adverse effect;

•	Federated and Merger Sub must have each furnished May with a certificate dated the closing date of the merger signed on its behalf by an executive officer to the effect that the conditions set forth above in the two immediately preceding bullets have been satisfied; and

•	May shall have received from Skadden, Arps, Slate, Meagher, & Flom LLP, its counsel, an opinion dated as of the closing date, to the effect that the merger will constitute a reorganization within the meeting of Section 368(a) of the Code.
      “Material adverse effect,” when used in reference to May or Federated, means any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition, or results of operations of the referenced company and its subsidiaries taken as a whole.

However, any changes, effects, events, occurrences or state of facts will not be deemed to have a material adverse effect if they relate to:

•	the economy or financial markets in general, to the extent that they do not disproportionately affect the referenced company relative to the other participants in the industries in which the referenced company operates;

•	the industry in which the referenced company and its subsidiaries operate in general, to the extent that they do not disproportionately affect the referenced company relative to the other participants in the industries in which the referenced company operates;

•	the negotiation and entry into the merger agreement, the announcement of the merger agreement or the undertaking and performance or observance of the obligations contemplated by the merger agreement or necessary to consummate the transactions contemplated by the merger agreement (including adverse effects on results of operations attributable to the uncertainties associated with the period between the date of the merger agreement and the closing date of the merger);

•	the effect of incurring and paying expenses in connection with negotiating, entering into, performing and consummating the transactions contemplated by the merger agreement;

•	changes in applicable laws after the date of the merger agreement; and

•	changes in GAAP after the date of the merger agreement.
      May’s same store sales decreased by 2.4% in the fiscal year ended January 29, 2005. Although May has instituted a number of remedial measures designed to reverse this trend and to improve same store sales performance in fiscal 2005, there can be no assurance that this result will be successfully implemented or that same store sales performance will not continue the trends experienced in fiscal 2004 or that they will not be further adversely affected by the disruption caused by the merger with Federated. Before May and Federated signed the merger agreement, May informed Federated that comparative store for store sales performance may continue on a downward trend, and may be negatively influenced by the transactions contemplated by the merger agreement.
      In addition, compliance with the terms of the merger agreement, including the provisions with respect to the actions to be taken to obtain regulatory and antitrust approvals, and the consequences of compliance with the terms of the merger agreement will not be taken into account in determining whether a material adverse effect will have occurred or will be expected to occur.
      Neither Federated, nor Merger Sub, nor May, as applicable, may rely on the failure of any condition set forth above to be satisfied if the failure was caused by its failure to comply with its obligations to consummate the merger and the other transactions contemplated by the merger agreement. Other than the conditions pertaining to stockholder approvals and the expiration or termination of the HSR waiting period, either Federated or May may elect to waive conditions to its own performance and complete the merger. Neither Federated nor May intends to waive any condition as of the date of this joint proxy statement/prospectus.
Termination of the Merger Agreement
      Before the effective time of the merger, the merger agreement may be terminated:

•	by the mutual written consent of Federated and May;

•	by either Federated or May if:

•	the parties fail to consummate the merger on or before the outside date of October 3, 2005, or such later date, if any, as Federated and May may agree, unless the failure to consummate the merger by the outside date is the result of a breach of the merger agreement by the party seeking the termination; provided that the outside date will be extended to August 31, 2006, if all conditions to the closing have been fulfilled other than the absence of an order or injunction by a governmental entity prohibiting completion of the merger or the expiration or termination of the waiting period under HSR;

•	the Federated annual meeting has concluded and the authorization of the issuance of shares of Federated common stock pursuant to the merger agreement by the Federated stockholders was not obtained;

•	the May annual meeting has concluded and the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by the May stockholders was not obtained; or

•	any governmental entity issues an order or injunction that permanently prohibits the merger and such order or injunction has become final and non-appealable unless the order or injunction results from a breach of the merger agreement by the party seeking the termination;

•	by May if:

•	Federated or Merger Sub breaches its representations or warranties or breaches or fails to perform its covenants in the merger agreement, which breach or failure to perform results in a failure of certain of the conditions to the completion of the merger being satisfied and such breach or failure to perform is not cured within 60 days after the receipt of written notice thereof or is incapable of being cured by the outside date;

•	prior to the receipt of its stockholder approval, May (i) receives a superior proposal, (ii) provides Federated with a written notice that the board of directors has determined, in good faith, after consultation with outside counsel, that it is necessary for the proper discharge of its fiduciary duties under applicable law and (iii) thereafter satisfies the conditions for withdrawing (or modifying in a manner adverse to Federated) the recommendation by its board of directors of the merger or recommending such superior proposal; provided that May pays a $350 million termination fee to Federated and is not in material breach of its non-solicitation obligations under the merger agreement; or

•	the Federated board of directors or any committee thereof withdraws or modifies or publicly proposes to withdraw or modify its recommendation that Federated’s stockholders authorize the issuance of Federated common stock in the merger;

•	by Federated if:

•	May breaches its representations or warranties or breaches or fails to perform its covenants in the merger agreement, which breach or failure to perform results in a failure of certain of the conditions to the completion of the merger being satisfied, provided such breach or failure to perform is not cured within 60 days after receipt of a written notice thereof or is incapable of being cured by the outside date; or

•	the May board of directors or any committee thereof (i) withdraws or adversely modifies or publicly proposes to withdraw or adversely modify, its recommendation of the merger agreement and the transactions contemplated by the merger agreement, including the merger; or (ii) recommends, adopts or approves, or proposes publicly to recommend, adopt or approve a takeover proposal other than the merger agreement.
Termination Fees

May
      May must pay Federated a $350 million termination fee if the merger agreement is terminated:

•	by Federated if the May board of directors or any committee thereof (i) withdraws or adversely modifies or publicly proposes to withdraw or adversely modify, its recommendation of the merger agreement and the transactions contemplated by the merger agreement, including the merger; or

(ii) recommends, adopts or approves, or proposes publicly to recommend, adopt or approve a takeover proposal other than the merger agreement;

•	by May if, prior to the receipt of its stockholder approval, May (i) receives a superior proposal, (ii) provides Federated with a written notice that the board of directors has determined, in good faith, after consultation with outside counsel, that it is necessary for the proper discharge of its fiduciary duties under applicable law and (iii) thereafter satisfies the conditions for withdrawing (or modifying in a manner adverse to Federated) the recommendation by its board of directors of the merger or recommending such superior proposal; provided that May is not in material breach of its non-solicitation obligations under the merger agreement; or

•	(i) because (x) the merger has not been consummated by the outside date; (y) the May annual meeting has concluded and the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by the May stockholders was not obtained; or (z) May breaches its representations or warranties or breaches or fails to perform its covenants in the merger agreement, which breach or failure to perform results in a failure of certain of the conditions to the completion of the merger being satisfied, provided such breach or failure to perform is not cured within 60 days after receipt of a written notice thereof or is incapable of being cured by the outside date; (ii) at the time of such termination, Federated is not in breach in any material respect of any of its representations, warranties or covenants contained in the merger agreement; (iii) prior to such termination, any person publicly announces an alternative takeover proposal relating to May that has not been withdrawn; and (iv) within 12 months of such termination May enters into a definitive agreement with respect to, or consummates, an alternative takeover proposal relating to May.

Federated
      Federated must pay May a termination fee:

•	of $350 million if the merger agreement is terminated by May because the Federated board of directors or any committee thereof has withdrawn or modified, or publicly proposed to withdraw or modify, its recommendation that Federated stockholders authorize the issuance of Federated common stock in the merger;

•	of $350 million if the merger agreement is terminated by either party because the merger was not consummated by the outside date and at the time of the termination all of the conditions precedent to the obligations of the parties to consummate the merger agreement had been satisfied except for:

•	the condition that none of the parties shall be subject to any order or injunction of any government entity that prohibits the consummation of the merger, and the condition that the waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated;

•	the condition that the shares of Federated common stock issuable to May’s stockholders as contemplated in the merger agreement shall have been approved for listing on the NYSE, if such condition is capable of being satisfied at the time of termination, or the condition that Federated shall have received from Jones Day, an opinion dated as of the closing date, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code, if such condition is capable of being satisfied at the time of termination; and

•	any other conditions that are capable of being satisfied on the date of termination but by their terms cannot be satisfied until the closing date.

•	equal to the product of $20 million and the quotient (rounded to the nearest fourth decimal point) determined by dividing the number of calendar days between the date of the agreement and the date of the termination by 30, provided however that the amount of the fee will not be less than $150 million or more than $350 million, if the merger agreement is terminated by either party because any government entity issues an order or injunction that permanently prohibits the merger, such order or injunction becomes final and non-appealable, and at the time of the termination all of the conditions precedent to the obligation to consummate the merger agreement had been satisfied except for:

•	the condition that none of the parties shall be subject to any order or injunction of any government entity that prohibits the consummation of the merger, and the condition that the waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated; and

•	the condition that the shares of Federated common stock issuable to May’s stockholders as contemplated in the merger agreement shall have been approved for listing on the NYSE, if such condition is capable of being satisfied at the time of termination, or the condition that Federated shall have received from Jones Day, an opinion dated as of the closing date, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code, if such condition is capable of being satisfied at the time of termination; and

•	any other conditions that are capable of being satisfied on the date of termination but by their terms cannot be satisfied until the closing date.
      In general, each of Federated and May will bear its own expenses in connection with the merger agreement and the related transactions except that Federated and May will share equally the costs and expenses in connection with filing, printing and mailing of the registration statement and this joint proxy statement/ prospectus.
Amendments, Extensions and Waivers

Amendments
      The merger agreement may be amended by the parties at any time prior to the effective time of the merger by an instrument in writing signed on behalf of each of the parties. However, after the approval and adoption of the merger agreement with the transactions contemplated by the merger agreement, including the merger, at the May annual meeting or the approval of the issuance of shares of Federated common stock in the merger at the Federated annual meeting, there will be no amendment to the merger agreement made that by law, or, in the case of the approval at the Federated annual meeting, by the regulations established by the NYSE, requires further approval by the stockholders of May or Federated without the further approval of the stockholders of May or Federated.

Extensions and Waivers
      At any time prior to the effective time of the merger, any party to the merger agreement may:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement except as limited by the provisions of the merger agreement described above in the section “— Amendments.”
      Any agreement on the part of either party to any extension or waiver will be valid only if set forth in an instrument in writing signed by that party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

INFORMATION ABOUT FEDERATED
Business

General
      Federated is a Delaware corporation. Federated and its predecessors have been operating department stores since 1820.
      As of January 29, 2005, Federated, through its subsidiaries, operated 394 department stores and 65 furniture galleries and other specialty stores. The stores are located in 34 states, Puerto Rico and Guam, with 152 stores being located on the west coast, 104 stores in the southeast, 90 stores in the northeast, 48 stores in the midwest and the remaining 65 stores spread in other areas of the United States and its territories. Prior to March 6, 2005, the stores were operated under the names “Bloomingdale’s,” “Bon-Macy’s,” “Burdines-Macy’s,” “Goldsmith’s-Macy’s,” “Lazarus-Macy’s,” “Macy’s” and “Rich’s-Macy’s.” Pursuant to a broad national strategy announced by Federated in September 2004 to more fully leverage its “Macy’s” brand, the stores operating under the names “Bon-Macy’s,” “Burdines-Macy’s,” “Goldsmith’s-Macy’s,” “Lazarus-Macy’s” and “Rich’s-Macy’s” were renamed effective March 6, 2005, to become “Macy’s” stores. The department stores sell a wide range of merchandise, including men’s, women’s and children’s apparel and accessories, cosmetics, home furnishings and other consumer goods, and are diversified by size of store, merchandising character and character of community served. Most stores are located at urban or suburban sites, principally in densely populated areas across the United States.
      Federated, through its subsidiaries, conducts direct-to-customer mail catalog and electronic commerce businesses under the names “Bloomingdale’s By Mail” and “macys.com.” Additionally, Federated offers an on-line bridal registry to customers.
      Federated provides various support functions to its retail operating divisions on an integrated, company-wide basis.

•	Federated’s financial, administrative and credit services subsidiary, FACS Group, Inc., referred to as FACS, provides credit processing, collections, customer service and credit marketing services for the proprietary credit programs of Federated’s retail operating divisions in respect of all proprietary and non-proprietary credit card accounts owned by Federated and credit processing, customer service and credit marketing for those accounts owned by GE Money Bank, referred to as GE Bank. GE Bank owns all of the “Macy’s” credit card accounts originated prior to December 19, 1994, when R.H. Macy & Co., Inc. was acquired pursuant to a merger, and an allocated portion of the “Macy’s” credit card accounts originated subsequent to such merger. In addition, FACS provides payroll and benefits services to Federated’s retail operating and service divisions. As of the date of this joint proxy statement/ prospectus, Federated is exploring various alternatives with respect to its and May’s credit card related assets, including the possible purchase of the portion of the Macy’s accounts currently owned by GE Bank, the possible sale of all or a portion of Federated-owned accounts and related assets or possible entry into modified arrangements with GE Bank or another third party with respect thereto.

•	Federated’s data processing subsidiary, Federated Systems Group, Inc., referred to as FSG, provides (directly and pursuant to outsourcing arrangements with third parties) operational electronic data processing and management information services to each of Federated’s retail operating and service divisions.

•	Macy’s Merchandising Group, LLC, referred to as MMG, a wholly owned indirect subsidiary of Federated and successor in interest to Federated Merchandising Group, helps Federated to centrally develop and execute consistent merchandise strategies while retaining the ability to tailor merchandise assortments and strategies to the particular character and customer base of Federated’s various department store franchises. MMG is also responsible for all of the private label development of Federated’s retail operating divisions. However, Bloomingdale’s sources some of its private label merchandise through Associated Merchandising Corporation.

•	Federated Logistics and Operations, referred to as FLO, a division of a subsidiary of Federated, provides warehousing and merchandise distribution services, store design and construction services and certain supply purchasing services for Federated’s retail operating divisions.

•	Since April 2004, Macy’s Home Store, LLC, a wholly owned indirect subsidiary of Federated, has been responsible for the overall strategy, merchandising and marketing of home-related categories of business in all of Federated’s retail operating stores, except stores operated under the “Bloomingdale’s” name.

•	A specialized staff maintained in Federated’s corporate offices provides services for all divisions of Federated in such areas as accounting, legal, marketing, real estate and insurance, as well as various other corporate office functions.
      FACS, FSG and MMG also offer their services to unrelated third parties.
      Federated’s executive offices are located at 7 West Seventh Street, Cincinnati, Ohio 45202, telephone number: (513) 579-7000 and 151 West 34th Street, New York, New York 10001, telephone number: (212) 494-1602.

Employees
      As of January 29, 2005, Federated had approximately 112,000 regular full-time and part-time employees. Because of the seasonal nature of the retail business, the number of employees peaks in the holiday season. Approximately 10% of Federated’s employees as of January 29, 2005, were represented by unions. Federated management considers its relations with employees to be satisfactory.

Seasonality
      The retail business is seasonal in nature with a high proportion of sales and operating income generated in the months of November and December. Working capital requirements fluctuate during the year, increasing somewhat in mid-summer in anticipation of the fall merchandising season and increasing substantially prior to the holiday season when Federated must carry significantly higher inventory levels.

Purchasing
      Federated purchases merchandise from many suppliers, no one of which accounted for more than 5% of Federated’s net purchases during the fiscal year ended January 29, 2005, referred to as fiscal 2004. Federated has no long-term purchase commitments or arrangements with any of its suppliers, and believes that it is not dependent on any one supplier. Federated considers its relations with its suppliers to be satisfactory.

Competition
      The retailing industry is intensely competitive. Federated’s stores and direct-to-customer business operations compete with many retailing formats, including department stores, specialty stores, general merchandise stores, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and manufacturers’ outlets, among others. The retailers with which Federated competes include Dillard’s, J.C. Penney, Kohl’s, May, Nordstrom, Sears, Neiman Marcus, Saks, The Gap, The Limited, Old Navy, TJ Maxx, Wal-Mart, Target, Linens ’n Things, Bed, Bath & Beyond and many others. Federated seeks to attract customers by offering superior selections, value pricing and strong private label merchandise, and by providing an exciting shopping environment and superior service. Other retailers may compete for customers on some or all of these bases, or on other bases, and may be perceived by some potential customers as being better aligned with their particular preferences.

Credit Sales
      Sales at Federated’s stores are made for cash or credit, including Federated’s 30-day charge accounts and open-end credit plans for department store divisions, which include revolving charge accounts and revolving installment accounts. During fiscal 2004, approximately 42% of net sales were made through Federated’s department store credit plans, including the credit plans relating to certain operations of Federated that are owned by GE Money Bank.
Directors of Federated

Nominees for Election as Class II Directors — Term expires at the 2008 annual meeting
      Meyer Feldberg
      Professor Feldberg, age 63, has been Dean Emeritus and Sanford Bernstein Professor of Leadership and Ethics at Columbia Business School at Columbia University since June 2004. Prior thereto he served as the Dean of the Columbia Business School at Columbia University from 1989 to June 2004. He is also a member of the boards of directors of Revlon, Inc., Primedia, Inc., UBS Global Asset Management, SAPPI Limited and Select Medical Corporation. Professor Feldberg is a member of the NCG and Compensation and Management Development, referred to as the CMD Committee, Committees of the board. Professor Feldberg has been a director since 1992.
      Terry J. Lundgren
      Mr. Lundgren, age 53, has been Chairman of Federated since January 15, 2004, and President and Chief Executive Officer of Federated since February 26, 2003. Prior thereto he served as the President/ Chief Operating Officer and Chief Merchandising Officer of Federated since April 15, 2002. From May 1997 until April 15, 2002, he was President and Chief Merchandising Officer of Federated. Mr. Lundgren has been a director since May 1997.
      Marna C. Whittington
      Dr. Whittington, age 57, has been President of Nicholas Applegate Capital Management since 2001 and Chief Operating Officer of Allianz Global Investors, the parent of Nicholas Applegate Capital Management, since 2002. From 1996 until 2001 she was Chief Operating Officer of Morgan Stanley Dean Witter Investment Management. Dr. Whittington is also a member of the board of directors of Rohm & Haas Company. Dr. Whittington is a member of the Audit and Finance Committees of the board. Dr. Whittington has been a director since 1993.

Class III Directors — Term expires at the 2006 annual meeting
      Earl G. Graves, Sr.
      Mr. Graves, age 70, has been Chairman and Chief Executive Officer of Earl G. Graves, Ltd., a multi-faceted communications company, since 1970, and is the Publisher and Chief Executive Officer of “Black Enterprise” magazine, which he founded. From 1990 until 1998, Mr. Graves was Chairman and Chief Executive Officer of Pepsi-Cola of Washington, D.C., L.P., a Pepsi-Cola bottling franchise. Since 1998, Mr. Graves has been Chairman of the Pepsi-Cola Ethnic Advisory Board. Mr. Graves is also a member of the boards of directors of Aetna Inc., AMR Corporation, DaimlerChrysler Corporation and Rohm & Haas Company. He is a member of the NCG, Public Policy and Audit Committees of the board. Mr. Graves has been a director since 1994. Although Mr. Graves’ term expires at the 2006 annual meeting, he intends to resign his position as a Federated director effective at the 2005 annual meeting.
      Craig E. Weatherup
      Mr. Weatherup, age 59, was Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. from November 1998 until January 2003. Mr. Weatherup is also a member of the board of directors of Starbucks Corporation. Mr. Weatherup has been a director since August 1996.

Class I Directors — Term expires at the 2007 annual meeting
      Sara Levinson
      Ms. Levinson, age 54, has been President, Women’s Group of Rodale, Inc. since October 2002 and has been Non-Executive Chairman of Club Mom since May 2000. Prior to October 2000, she was President of NFL Properties, Inc. since September 1994. Ms. Levinson is also a member of the board of directors of Harley Davidson, Inc. Ms. Levinson is a member of the NCG and CMD Committees of the board. Ms. Levinson has been a director since May 1997.
      Joseph Neubauer
      Mr. Neubauer, age 64, has been Chairman and Chief Executive Officer of ARAMARK Corporation since September 2004. From January 2004 to September 2004 he served as Executive Chairman of ARAMARK Corporation. Prior thereto, he was Chief Executive Officer of ARAMARK Corporation from 1983 until December 2003 and Chairman from 1984 until December 2003. He is also a member of the boards of directors of ARAMARK Corporation, Verizon Communications, Inc., Wachovia Corporation and CIGNA Corporation. Mr. Neubauer is a member of the Audit, CMD and Finance Committees of the board. Mr. Neubauer has been a director since 1992.
      Joseph A. Pichler
      Mr. Pichler, age 65, was Chairman of The Kroger Co. from June 2003 until June 2004 and was Chief Executive Officer of The Kroger Co. from June 1990 until June 2003. Mr. Pichler is a member of the NCG and CMD Committees of the board. Mr. Pichler has been a director since December 1997.
      Karl M. von der Heyden
      Mr. von der Heyden, age 68, was Vice Chairman of the Board of Directors of PepsiCo, Inc. from September 1996 to January 2001. He is also a member of the boards of directors of ARAMARK Corporation and PanAmSat Corp. Mr. von der Heyden is a member of the Audit and Finance Committees of the board. Mr. von der Heyden has been a director since 1992.

Attendance at Board Meetings
      The board held nine meetings fiscal 2004. During fiscal 2004, no director attended fewer than 75%, in the aggregate, of the total number of meetings of the board and board committees on which such director served.

Director Attendance at Annual Meetings
      As a matter of policy, Federated expects its directors to make reasonable efforts to attend Federated’s annual meetings of stockholders. All of Federated’s directors attended its most recent annual meeting of stockholders.

Communications with the Board
      Interested parties may communicate with the full board, the Audit Committee, directors who are not employees of Federated, referred to as the non-management directors, or any individual director by communicating through Federated’s Internet website at www.fds.com/corporategovernance or by mailing such communications to 7 West Seventh Street, Cincinnati, Ohio 45202, Attention: General Counsel. Such communications should indicate to whom they are addressed. Any comments received that relate to accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee unless the communication is otherwise addressed. Parties may communicate anonymously and/or confidentially if they desire. All communications received will be collected by the Office of the General Counsel of Federated and forwarded to the appropriate director or directors.

Director Independence
      Federated’s Corporate Governance Guidelines require that a majority of the board consist of directors who the board has determined do not have any material relationship with Federated and are independent. The board has adopted standards for director independence, a copy of which is attached as Annex H to this joint proxy statement/ prospectus, to assist the board in determining if a director is independent.
      The board has determined that, except for Mr. Lundgren, who is a senior executive of Federated, and Mr. Weatherup, the remaining members of the board who are non-management directors qualify as independent. The board determined that, following the expiration of the transition rule applicable to Section 303A.02(b)(iv) of the New York Stock Exchange Listed Company Manual, referred to as the NYSE Manual, on October 31, 2004, Mr. Weatherup was not independent under Federated’s standards for director independence. Mr. Weatherup was Chairman and Chief Executive Officer of the Pepsi Bottling Group, Inc., referred to as PBG, from November 1998 until January 2003. Susan Kronick, a member of PBG’s compensation committee since 1999, became an executive officer of Federated on February 25, 2003. Although Mr. Weatherup’s tenure as a PBG executive officer did not overlap Ms. Kronick’s service on PBG’s compensation committee while she was also a Federated executive officer, the board determined that Mr. Weatherup was not independent based on the application of the three-year look-back under Section 303A.02(b)(iv) of the NYSE Manual. Each of the directors who were determined to be independent by the board satisfied Federated’s standards for director independence.

Non-Management Directors’ Meetings
      The non-management directors of the board meet in executive session without management either before or after all regularly scheduled board meetings. The chairpersons of the board committees preside at such sessions by rotation. Non-management directors who are not independent under the NYSE listing standards may participate in these executive sessions, but an executive session in which only independent directors participate is convened at least once per year.

Committees of the Board
      The following standing committees of the board were in existence throughout fiscal 2004: the Finance Committee, the Audit Committee, the NCG Committee (formerly called the Board Organization and Corporate Governance Committee), and the Compensation and Management Development Committee (formerly called the Compensation Committee). The Public Policy Committee and the Section 162(m) Subcommittee were in existence until May 2004. On the recommendation of the NCG Committee, the board resolved to dissolve the Public Policy Committee and the Section 162(m) Subcommittee as of May 21, 2004.
      Audit Committee. The Audit Committee (formerly called the Audit Review Committee) is presently composed of Dr. Whittington and Messrs. Graves, Neubauer and von der Heyden. The Audit Committee Charter is disclosed on Federated’s website at www.fds.com/corporategovernance. As required by the Audit Committee Charter, the board has determined that all members of the Audit Committee are independent and that Dr. Whittington and other members of the Audit Committee qualify as “financial experts.” For a portion of fiscal 2004, Mr. von der Heyden served on the audit committees of three other public companies. The board previously determined that such service did not impair Mr. von der Heyden’s ability to serve on Federated’s Audit Committee.
      The responsibilities of the Audit Committee include:

•	Reviewing the professional services provided by Federated’s independent registered public accounting firm and the independence of such firm;

•	Reviewing the scope of the audit by Federated’s independent registered public accounting firm;

•	Reviewing any proposed non-audit services by Federated’s independent registered public accounting firm to determine if the provision of such services is compatible with the maintenance of their independence, and approval of same;

•	Reviewing Federated’s annual financial statements, systems of internal accounting controls, material legal developments relating thereto, and legal compliance policies and procedures;

•	Reviewing matters with respect to the legal, accounting, auditing and financial reporting practices and procedures of Federated as it may find appropriate or as may be brought to its attention, including Federated’s compliance with applicable laws and regulations;

•	Reviewing with members of Federated’s internal audit staff the internal audit department’s staffing, responsibilities and performance, including its audit plans, audit results and actions taken with respect to those results; and

•	Establishing procedures for the Audit Committee to receive, review and respond to complaints regarding accounting, internal accounting controls, and auditing matters, as well as confidential, anonymous submissions by employees of concerns related to questionable accounting or auditing matters.
      See “Report of the Audit Committee” for further information regarding the Audit Committee’s review. The Audit Committee met seven times during fiscal 2004.
      Compensation and Management Development Committee. The charter for the CMD Committee is disclosed on Federated’s website at www.fds.com/corporategovernance. The CMD Committee is presently composed of Ms. Levinson and Messrs. Feldberg, Neubauer and Pichler. Prior to November 1, 2004, Mr. Weatherup also was a member of the CMD Committee. As required by the CMD Committee Charter, all current members of the CMD Committee are independent under Federated’s standards for director independence.
      The responsibilities of the CMD Committee include:

•	Reviewing and approving any proposed employment agreement with, and any proposed severance, termination or retention plans, agreements or payments applicable to, any executive officer of Federated;

•	Reviewing and approving the salaries of the chief executive officer and other executive officers of Federated;

•	Administering the bonus, incentive and stock option plans of Federated, including (i) establishing any annual or long-term performance goals and objectives and maximum annual or long-term incentive awards for the chief executive officer and the other executives, (ii) determining whether and the extent to which annual and/or long-term performance goals and objectives have been achieved, and (iii) determining related annual and/or long-term incentive awards for the chief executive officer and the other executives;

•	Reviewing and approving the benefits of the chief executive officer and the other executive officers of Federated;

•	Advising and consulting with Federated’s management regarding pension, benefit and compensation plans, policies and practices of Federated;

•	Establishing chief executive officer and key executive succession plans, including plans in the event of an emergency, resignation or retirement; and

•	Reviewing management development plans for key executives.
      The CMD Committee met four times during fiscal 2004.
      Finance Committee. The Finance Committee is presently composed of Dr. Whittington and Messrs. Neubauer and von der Heyden.

      The Finance Committee:

•	Reviews with the appropriate officers of Federated the financial considerations relating to acquisitions and dispositions of businesses and operations involving projected costs or income above $15 million and below $25 million and approves all such transactions, and makes recommendations to the Federated board on all such transactions involving projected costs or income of $25 million and above;

•	Reports to the Federated board on potential transactions affecting Federated’s capital structure, such as financings, refinancings and the issuance, redemption or repurchase of Federated’s debt or equity securities;

•	Reports to the Federated board on potential changes in Federated’s financial policy which could have a material financial impact on Federated;

•	Reviews capital projects and other financial commitments and approves such projects and commitments above $15 million and below $25 million, and makes recommendations to the Federated board on all such projects and commitments of $25 million and above; and

•	Reviews investment performance of pension and savings plans.
      The Finance Committee met twelve times during fiscal 2004.
      Nominating and Corporate Governance Committee. The charter for the NCG Committee is disclosed on Federated’s website at www.fds.com/corporategovernance. The NCG Committee is presently composed of Ms. Levinson and Messrs. Feldberg, Graves and Pichler. Prior to November 1, 2004, Mr. Weatherup also was a member of the NCG Committee. As required by the NCG Committee Charter, all current members of the NCG Committee are independent under Federated’s standards for director independence.
      The responsibilities of the NCG Committee include:

•	Identifying and screening candidates for future board membership;

•	Proposing candidates to the board to fill vacancies as they occur, and proposing nominees to the board for election by the stockholders at annual meetings;

•	Reviewing Federated’s Corporate Governance Principles and Practices and recommending to the board any modifications that the NCG Committee deems appropriate;

•	Overseeing the evaluation of and reporting to the board on the performance and effectiveness of the board and its committees, and other issues of corporate governance and recommending to the board any changes concerning the composition, size, structure and activities of the board and the committees of the board as the NCG Committee deems appropriate based on its evaluations;

•	Reviewing and reporting to the board with respect to director compensation and benefits and make recommendations to the board as the Committee deems appropriate; and

•	Considering possible conflicts of interest of board members and management and making recommendations to prevent, minimize, or eliminate such conflicts of interest.
      The NCG Committee met six times during fiscal 2004.
      Among other means of identifying potential candidates, under the NCG Committee Charter, the NCG Committee is authorized to employ third-party search firms. The criteria considered by the NCG Committee in evaluating potential candidates include the following:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Knowledge of the communities in which Federated does business and Federated’s industry or other industries relevant to Federated’s business;

•	Relevant experience and background that would benefit Federated;

•	Ability and willingness to commit adequate time to Federated board and committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of Federated; and

•	Diversity of viewpoints, background, experience and demographics.
      The NCG Committee also takes into consideration whether particular individuals satisfy the independence criteria set forth in the New York Stock Exchange listing standards together with any special criteria applicable to service on various standing committees of the Federated board. The full Federated board (a) considers candidates recommended to it by the NCG Committee, (b) considers the optimum size of the Federated board, (c) determines the manner in which any vacancies on the Federated board are addressed, and (d) determines the composition of all Federated board committees.
      The NCG Committee will consider nominees for directors recommended by stockholders of Federated and will evaluate such nominees using the same criteria used to evaluate director candidates otherwise identified by the NCG Committee. Stockholders wishing to make such recommendations should write to the Nominating and Corporate Governance Committee, c/o Dennis J. Broderick, Secretary, Federated Department Stores, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202. Persons making submissions should include the full name and address of the recommended nominee, a description of the proposed nominee’s qualifications and other relevant biographical information. See “— Directors of Federated — Director Nomination Procedures” beginning on page 124 for a discussion of nomination procedures under Federated’s by-laws.
      Public Policy Committee. The Public Policy Committee ceased to exist as of May 21, 2004. Prior to its dissolution, the Public Policy Committee was composed of Ms. Levinson and Messrs. Graves, von der Heyden and Weatherup, and had the following responsibilities:

•	Establishing, when necessary or appropriate, polices involving Federated’s role as a corporate citizen;

•	Reviewing, evaluating and monitoring the policies, programs and practices in public policy areas;

•	Maintaining an awareness of public affairs developments and trends; and

•	Reviewing and making recommendations to the Federated board on stockholder proposals relating to various matters.
      The Public Policy Committee met one time during fiscal 2004. The Federated board and the CMD Committee now perform the responsibilities previously performed by the Public Policy Committee.
      Section 162(m) Subcommittee. The Section 162(m) Subcommittee was established by the Federated board as a subcommittee of the CMD Committee, and was required to be composed solely of two or more members of the CMD Committee who were “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations of the Internal Revenue Service relating thereto, referred to collectively as Section 162(m). The Section 162(m) Subcommittee ceased to exist as of May 21, 2004, because all members of the CMD Committee are independent under Section 162(m).
      Prior to its dissolution, the Section 162(m) Subcommittee was composed of Messrs. Feldberg and Pichler and was authorized to take all required actions under the 1995 Equity Plan and the 1992 Bonus Plan, and such other compensation plans, agreements or arrangements of Federated as were specified by the Federated board from time to time, in each case with respect to such action as may be necessary under Section 162(m) in order to cause any compensation that was paid thereunder to a person who was specified by the CMD Committee as being reasonably likely to become, a “covered employee” within the meaning of Section 162(m) to qualify as “performance based” within the meaning of Section 162(m).
      The Section 162(m) Subcommittee did not meet during fiscal 2004. The CMD Committee now performs the responsibilities previously performed by the Section 162(m) Subcommittee.

Director Nomination Procedures
      Federated’s by-laws provide that nominations for election of directors by the stockholders will be made by the Federated board or by any stockholder entitled to vote in the election of directors generally. The by-laws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of Federated not less than 60 days prior to the annual meeting of stockholders. However, in the event that the date of the meeting is not publicly announced by Federated by inclusion in a report filed with the SEC or furnished to stockholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Federated not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The by-laws further require, among other things, that the notice by the stockholder set forth certain information concerning such stockholder and the stockholder’s nominees, including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, the class and number of shares of Federated’s stock owned beneficially and of record by such stockholder, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder, and the consent of each nominee to serve as a director of Federated if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements. Similar procedures prescribed by Federated’s by-laws are applicable to stockholders desiring to bring any other business before an annual meeting of Federated’s stockholders. See “Submission of Future Stockholder Proposals” on page 185.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
      The Federated board approved the adoption by Federated of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, each of which is disclosed on Federated’s website at www.fds.com/corporategovernance.

Director Compensation
      Non-management directors receive the following compensation:

Type of Fee	Amount of Fee

Base Retainer	$40,000 annually*
Board or Board Committee Meeting	$2,000 for each meeting attended and for each review session with one or more members of management.
Committee Chairperson	$10,000 annually

*	Since January 1, 1999, the annual base retainer fee (including the fee payable to a committee chair) and the meeting fee payable to non-management directors is being paid 50% (or such greater percentage, in ten percent increments, as any individual director may have elected) in credits representing the right to receive shares of common stock, with the balance being paid in cash. Such stock credits will be settled in shares of common stock three years following the issuance of such stock credits (or at such later time as any individual director’s service on the Federated board ends, if such individual director has elected to defer compensation under the directors’ deferred compensation plan).
      Subject to the holding period described above for stock credits covering a portion of retainer and meeting fees, any Non-Management Director may defer all or a portion of the total fees received by him or her either as stock credits or cash credits under the directors’ deferred compensation plan until such director’s service on the Federated board ends, provided that the stock credits subject to the holding period described above may be deferred under the directors’ deferred compensation plan only as stock credits.
      In connection with the termination of the retirement plan for non-management directors described below, the 1995 Equity Plan was amended to make each Non-Management Director eligible to receive annual grants of options to purchase up to 3,500 shares of Federated common stock. The 1995 Equity Plan was further amended to make each Non-Management Director eligible to receive, commencing with fiscal year 2001, annual grants of options to purchase up to 5,000 shares of Federated common stock. Each Non-Management Director was granted an option to purchase 5,000 shares of common stock in respect of his or her service during fiscal 2004. Directors who are also full-time employees of Federated receive no additional compensation for service as directors.
      Federated’s retirement plan for non-management directors was terminated on a prospective basis effective May 16, 1997, referred to as the plan termination date. As a result of such termination, persons who first become non-management directors after the plan termination date will not be entitled to receive any payment thereunder. Persons who were non-management directors as of the plan termination date will be entitled to receive retirement benefits accrued as of the plan termination date. Subject to an overall limit in an amount equal to the aggregate retirement benefit accrued as of the plan termination date (i.e., the product of the amount of the annual base retainer fee earned immediately prior to retirement and the years of Federated board service prior to the plan termination date), and the vesting requirements described below, persons who retire from service as non-management directors after the plan termination date will be entitled to receive an annual payment equal to the amount of the annual base retainer fee earned immediately prior to retirement, payable in monthly installments, commencing at age 60 (if such person’s termination of Federated board service occurred prior to reaching age 60) and continuing for the lesser of such person’s remaining life or a number of years equal to such person’s years of Federated board service prior to the plan termination date. Full vesting will occur for non-management directors who reach age 60 while serving on the Federated board, irrespective of such person’s years of Federated board service. Vesting will occur as follows for non-management directors whose Federated board service terminates before the director reaches age 60: 50% vesting after five years of Federated board service and an additional 10% vesting for each year of Federated board service after five years. Federated board service following the plan termination date will be given effect for purposes of the foregoing vesting requirements. There are no survivor benefits under the terms of the retirement plan.
      Non-management directors also receive executive discounts on merchandise purchased.

Certain Relationships and Related Transactions
      Dr. Whittington, a director of Federated, is Chief Operating Officer of Allianz Global Investors, which through its insurance affiliate, Allianz Insurance Company, is providing to Federated during fiscal year 2005 portions of Federated’s excess casualty insurance coverage at an aggregate premium cost of $111,000.
      Earl G. Graves, Sr., a director of Federated, is the Publisher and Chief Executive Officer of “Black Enterprise” magazine and Chairman and Chief Executive Officer of Earl G. Graves, Ltd. Federated anticipates that in fiscal year 2005 it will purchase at least $30,000 in advertising space in “Black Enterprise” magazine and spend approximately $30,000 for event sponsorship with Earl G. Graves, Ltd. These expenditures are being made in furtherance of Federated’s minority hiring programs.
Compliance with Section 16(a) of the Exchange Act
      Section 16(a) of the Exchange Act requires Federated’s directors and executive officers, and certain persons who own more than 10% of the common stock outstanding, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Federated with copies of all Section 16(a) reports they file. See “— Beneficial Ownership of Federated Common Stock” beginning on page 140.
      To Federated’s knowledge, based solely on a review of the copies of reports furnished to Federated and written representations signed by all directors and executive officers that no other reports were required with respect to their beneficial ownership of common stock during fiscal 2004, all reports required by Section 16(a) of the Exchange Act to be filed by the directors and executive officers and all beneficial owners of more than 10% of the common stock outstanding to report transactions in securities were timely filed, except as described below.
      Mr. Graves filed one report late because of inadvertent miscommunications between Mr. Graves and the broker at the time the option was exercised, which delayed the completion of the option exercise procedures.

      Mr. Weatherup filed one report late because the transactions required to be reported occurred through a discretionary investment account with an unaffiliated broker without the knowledge of Mr. Weatherup. The unintended acquisitions were corrected retroactively by the broker through its error account.
Executive Officers of Federated

List of Officers
      The names, ages and current positions of the executive officers of Federated are listed below. All executive officers listed below were elected at the 2004 annual meeting of the Federated board of directors. They are expected to serve as executive officers until the next annual meeting of the Federated board of directors.

Name	Age	Positions and Offices

Terry J. Lundgren	53	Chairman, President and Chief Executive Officer; Director
Thomas G. Cody	63	Vice Chair
Thomas L. Cole	56	Vice Chair
Janet E. Grove	53	Vice Chair
Susan D. Kronick	53	Vice Chair
Ronald W. Tysoe	52	Vice Chair
Dennis J. Broderick	56	Senior Vice President, General Counsel and Secretary
Karen M. Hoguet	48	Senior Vice President and Chief Financial Officer
Joel A. Belsky	51	Vice President, Principal Accounting Officer and Controller

Brief History of Officers
      Terry J. Lundgren has been Chairman of the Board since January 15, 2004 and President and Chief Executive Officer of Federated since February 26, 2003; prior thereto he served as the President/ Chief Operating Officer and Chief Merchandising Officer of Federated since April 15, 2002. Prior to April 15, 2002, Mr. Lundgren served as the President and Chief Merchandising Officer of Federated since May 1997.
      Thomas G. Cody has been Vice Chair, Legal, Human Resources, Internal Audit and External Affairs, since February 26, 2003; prior thereto he served as the Executive Vice President, Legal and Human Resources, of Federated since May 1988.
      Thomas L. Cole has been Vice Chair, Support Operations, since February 26, 2003, and Chairman of FLO since 1995, FSG since 2001 and FACS since 2002.
      Janet E. Grove has been Vice Chair, Merchandising, Private Brand and Product Development, since February 26, 2003, and Chairman of FMG since 1998 and Chief Executive Officer of FMG since 1999.
      Susan D. Kronick has been Vice Chair, Department Store Divisions, since February 26, 2003; prior thereto she served as Group President, Regional Department Stores, since April 2001, and prior thereto as Chairman and Chief Executive Officer of Burdines, Inc. since June 1997.
      Ronald W. Tysoe has been Vice Chair, Finance and Real Estate, of Federated since April 1990.
      Dennis J. Broderick has been Secretary of Federated since July 1993 and Senior Vice President and General Counsel of Federated since January 1990.
      Karen M. Hoguet has been elected Executive Vice President effective June 1, 2005, and has been Senior Vice President of Federated since April 1991 and Chief Financial Officer of Federated since October 31, 1997. Mrs. Hoguet also served as the Treasurer of Federated from January 1992 until July 6, 1999.

      Joel A. Belsky has been Vice President, Principal Accounting Officer and Controller of Federated since October 1996.
Executive Compensation

Three-Year Compensation Summary
      The following table summarizes the compensation of the Chairman and the five other most highly compensated executive officers of Federated as of January 29, 2005, referred to as the Federated Named Executives, for Federated’s last three fiscal years for services rendered in all capacities to Federated and its subsidiaries.
SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation

						Awards		Payouts

						Restricted	Securities
				Other		Stock	Underlying		All Other
				Annual		Award(s)	Options/	LTIP	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)		($)(1)	SARs (#)	Payouts ($)	($)(2)

T. Lundgren	2004	1,252,917	3,309,400	92,710	(3)	0	137,500	0	1,979,049	(4)
Chairman, President	2003	1,195,606	2,493,800	93,791		1,241,000	250,000	0	5,059
and Chief Executive	2002	1,100,000	837,300	60,413		0	250,000	0	6,029
Officer
T. Cody	2004	752,917	995,500	152,316	(5)	0	32,500	0	738,416	(6)
Vice Chair	2003	746,667	748,100	134,489		0	65,000	0	5,059
	2002	730,000	388,500	118,740		0	50,000	0	6,029
T. Cole	2004	752,917	995,500	79,016	(7)	0	32,500	0	738,416	(6)
Vice Chair	2003	745,000	1,506,600	74,115		0	65,000	0	5,059
	2002	720,000	459,400	84,416		0	36,000	0	6,029
J. Grove	2004	752,917	995,500	53,473	(8)	50,500	32,500	0	738,416	(6)
Vice Chair	2003	741,667	1,418,000	—		0	65,000	0	5,059
	2002	700,000	608,000	99,658		0	36,000	0	6,029
S. Kronick	2004	1,002,917	1,325,100	52,763	(9)	0	32,500	0	738,416	(6)
Vice Chair	2003	983,333	1,843,500	—		0	65,000	0	5,059
	2002	887,500	386,100	—		0	36,000	0	6,029
R. Tysoe	2004	827,917	1,094,400	159,332	(10)	0	32,500	0	738,416	(6)
Vice Chair	2003	825,000	822,900	130,617		0	65,000	0	5,059
	2002	825,000	439,100	125,419		0	50,000	0	4,019

(1)	At January 29, 2005, the aggregate number of shares of restricted stock held by each of the Federated Named Executives and the aggregate value thereof (based on the closing market price of the common stock on January 28, 2005) were as follows: Mr. Lundgren: 101,163 shares, $5,586,221; Mr. Cody: 33,953 shares, $1,874,885; Mr. Cole: 16,744 shares, $924,604; Ms. Grove: 17,279 shares, $954,146; Ms. Kronick: 19,186 shares, $1,059,451; and Mr. Tysoe: 38,372 shares, $2,118,902. Dividends are paid in cash on these shares at the same rate as the dividends received by other Federated stockholders.

(2)	Consists of:

(a)	stock credits awarded under a stock credit plan that was implemented in March 2004 as a long-term incentive program, referred to as the Stock Credit Plan, and valued at the closing market price of Federated common stock on March 26, 2004, the date of the award; and

(b)	contributions under Federated’s Profit Sharing 401(k) Investment Plan, referred to as the 401(k) plan.

See “— Fiscal 2004 Long-Term Incentive Plan Award Opportunities — Stock Credit Plan” for additional information regarding the stock credit program and “— Retirement Program” for additional information regarding the 401(k) plan.

(3)	For fiscal 2004, the amount shown includes $43,805 for executive discount on merchandise purchases and the applicable tax gross up amount.

(4)	For fiscal 2004, the amount shown includes $1,973,742 representing the value of stock credits awarded under the Stock Credit Plan and $5,307 of contributions under the 401(k) plan.

(5)	For fiscal 2004, the amount shown includes $82,323 for executive discount on merchandise purchases and the applicable tax gross up amount.

(6)	For fiscal 2004, the amount shown includes $733,109 representing the value of stock credits awarded under the Stock Credit Plan and $5,307 of contributions under the 401(k) plan.

(7)	For fiscal 2004, the amount shown includes $33,971 for executive discount on merchandise purchases and the applicable tax gross up amount.

(8)	For fiscal 2004, the amount shown includes $20,954 for executive discount on merchandise purchases and the applicable tax gross up amount and $15,867 for financial counseling.

(9)	For fiscal 2004, the amount shown includes $15,813 for executive discount on merchandise purchases and the applicable tax gross up amount, $15,200 for financial counseling and $13,802 for use of automobile.

(10)	For fiscal 2004, the amount shown includes $101,220 for executive discount on merchandise purchases and the applicable tax gross up amount.

Fiscal 2004 Stock Option Grants
      The following table sets forth certain information regarding grants of stock options made during fiscal 2004 to the Federated Named Executives pursuant to the 1995 Equity Plan. No grants of stock appreciation rights were made during fiscal 2004 to any of the Federated Named Executives.
OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants				Potential Realizable
						Value of Assumed Annual
	Securities	% of Total				Rates of Stock Price
	Underlying	Options Granted		Market Price		Appreciation for Option Term
	Options Granted	to Employees in	Price	on Grant Date	Expiration
Name	(#)(2)	Fiscal Year(%)	($)/ Share	$/Share(1)	Date	0% ($)	5% ($)	10% ($)

T. Lundgren	137,500	6.6	50.01	50.01	3/26/14	0	4,324,515	10,959,171
T. Cody	32,500	1.56	50.01	50.01	3/26/14	0	1,022,158	2,590,349
T. Cole	32,500	1.56	50.01	50.01	3/26/14	0	1,022,158	2,590,349
J. Grove	32,500	1.56	50.01	50.01	3/26/14	0	1,022,158	2,590,349
S. Kronick	32,500	1.56	50.01	50.01	3/26/14	0	1,022,158	2,590,349
R. Tysoe	32,500	1.56	50.01	50.01	3/26/14	0	1,022,158	2,590,349

(1)	The “market price” is the closing price for shares of common stock on the NYSE on the business day immediately preceding the grant date.

(2)	Twenty-five percent of the option award vested on March 26, 2005, referred to as the option vesting date, and twenty-five percent will vest on each of the first, second and third anniversaries of the option vesting date.
      See “Report of the Compensation and Management Development Committee — Stock Options” for further information regarding grants of stock options made during fiscal 2004.

Fiscal Year-End Option Values
      The following table sets forth certain information regarding the total number and aggregate value of options exercised by each of the Federated Named Executives during fiscal 2004 and the total number and aggregate value of options held by each of the Federated Named Executives at January 29, 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options at
			at Fiscal Year-End	Fiscal Year-End
	Shares Acquired on	Value	(#) Exercisable/	($) Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable(1)

T. Lundgren	0	0	731,250/ 603,488	13,445,094/ 9,716,998
T. Cody	75,000	1,679,188	198,750/ 220,610	1,686,838/ 3,181,367
T. Cole	64,000	1,408,435	205,750/ 186,215	3,669,288/ 2,757,620
J. Grove	22,750	517,882	182,750/ 183,424	3,199,790/ 2,723,514
S. Kronick	31,000	702,976	218,250/ 211,866	3,230,000/ 3,071,750
R. Tysoe	100,000	2,417,630	488,750/ 233,866	2,349,563/ 3,343,355

(1)	In-the-money options are options having a per share exercise price below the closing price of shares of common stock on the NYSE on January 28, 2005 (the last trading day in fiscal 2004). The dollar amounts shown represent the amount by which the product of such closing price and the number of shares purchasable upon the exercise of such in-the-money options exceeds the aggregate exercise price payable upon such exercise.

Fiscal 2004 Long-Term Incentive Plan Award Opportunities — Stock Credit Plan
      Under the Stock Credit Plan that was implemented in March 2004 as a long-term incentive program, a stock credit award was made to each of the Federated Named Executives. One-third of the stock credits awarded are subject to performance criteria. After giving effect to any reduction based on performance, the value of one-half the stock credits will be paid in cash in Spring 2008 and the value of the remaining one-half will be paid in cash in Spring 2009. In general, each stock credit is intended to represent the right to receive the value associated with one share of Federated common stock, including dividends paid on shares of Federated common stock during the period from the end of fiscal 2005 until such stock credit is settled in cash. The value in each case will be determined on the basis of the then-current 20-day average trading price of Federated common stock.

      The following table sets forth certain information with respect to award opportunities of the Federated Named Executives under Federated’s long-term incentive plan for the fiscal 2004 — 2005 measurement period for the one-third of the award that is subject to reduction.
LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts
	Number of Shares,	Performance or	Under Non-Stock Price Based Plans(1)
	Units or Other	Other Period Until
Name	Rights (#)	Maturation or Payout	Threshold (#)	Target (#)(2)	Maximum (#)

T. Lundgren	19,250	2004-2005	0	—	19,250
T. Cody	7,150	2004-2005	0	—	7,150
T. Cole	7,150	2004-2005	0	—	7,150
J. Grove	7,150	2004-2005	0	—	7,150
S. Kronick	7,150	2004-2005	0	—	7,150
R. Tysoe	7,150	2004-2005	0	—	7,150

(1)	The actual number of units earned will be based on quantitative and qualitative performance relating to achievement of Federated’s Four Priorities (Merchandise Assortments, Price Simplification, The Shopping Experience, and Marketing). The CMD Committee retains the discretion to determine the number of units earned. It is possible that none of the units will be earned following the performance period. The maximum number of units that could be earned is the number of units awarded at the beginning of the performance period.

(2)	There is no specified targeted level of performance and it is not possible to provide a representative amount based on the previous fiscal year’s performance.

Change-in-Control Agreements
      Federated has entered into change-in-control agreements, referred to as the Change-in-Control Agreements, with each of the Federated Named Executives. Under the Change-in-Control Agreements, if, prior to November 1, 2006, a change in control (as defined in the Change-in-Control Agreements) occurs and within three years thereafter Federated or, in certain circumstances, the executive terminates the executive’s employment and, in the case of a termination by Federated, cause (as defined in the Change-in-Control Agreements) therefor does not exist, the executive would be entitled to a cash severance benefit equal to three times the sum of his or her current base salary (or, if higher, the executive’s highest salary received for any year in the three full calendar years preceding the change in control) and target annual bonus (or, if higher, the executive’s highest bonus received for any year in the three full calendar years preceding the change in control), payment of any awards under Federated’s long-term incentive plan at target (if applicable, and prorated to the executive’s participation during each performance period), the continuation of welfare benefits for three years (subject, but only as to welfare benefits, to a requirement in any applicable welfare benefits plan that the executive maintain “actively at work status” and to early termination on the date the executive secures other full-time employment) and three years of retirement plan credits (but not pursuant to Federated’s qualified or non-qualified plans). The cash severance benefit payable under the Change-in-Control Agreements would be reduced by all amounts actually paid to the executive pursuant to any other employment or severance agreement or plan to which the executive and Federated are parties or in which the executive is a participant. In addition, the severance benefits under the Change-in-Control Agreements are subject to reduction in certain circumstances if the excise tax imposed under Section 280G of the Internal Revenue Code would reduce the net after-tax amount received by the executive.

Retirement Program
      Federated’s retirement program, referred to as the Retirement Program, consists of a defined benefit plan and a defined contribution plan. As of January 1, 2005, approximately 70,700 employees, including the executive officers of Federated, participated in the Retirement Program.

      To allow the Retirement Program to provide benefits based on a participant’s total compensation, Federated adopted a Supplementary Executive Retirement Plan, referred to as the SERP. The SERP, which is a nonqualified unfunded plan, provides to eligible executives retirement benefits based on compensation in excess of Internal Revenue Code maximums, as well as on amounts deferred under Federated’s Executive Deferred Compensation Plan, referred to as the EDCP, in each case employing a formula that is based on the participant’s years of vesting service and final average compensation, taking into consideration the participant’s balance in the Cash Account Pension Plan and Retirement Profit Sharing Credits (as defined below). As of January 1, 2005, approximately 730 employees were eligible to receive benefits under the terms of the SERP. Federated has reserved the right to suspend or terminate supplemental payments as to any category of employee or former employee, or to modify or terminate any other element of the Retirement Program, in accordance with applicable law.
      Under the Retirement Program’s Cash Account Pension Plan, a participant retiring at normal retirement age is eligible to receive the amount credited to his or her pension account or the monthly benefit payments determined actuarially based on the amount credited to his or her pension account. Amounts credited to a participant’s account consist of an opening cash balance equal to the single sum present value, using stated actuarial assumptions, of the participant’s accrued normal retirement benefit earned at December 31, 1996, under the applicable predecessor pension plan, Pay Credits (generally, a percentage of eligible compensation credited annually based on length of service) and Interest Credits (credited quarterly, based on the 30 Year Treasury Bond rate for the November prior to each calendar year). In addition, if a participant retires at or after age 55 having, while employed, both reached age 55 and completed ten or more years of vesting service by December 31, 2001, the pension benefit payable in an annuity form, other than a single life annuity, will not be less than that which would have been payable from the predecessor pension plan under which such participant was covered on December 31, 1996.
      Prior to the adoption of the Retirement Program, Federated’s primary means of providing retirement benefits to employees was through defined contribution profit sharing plans. An employee’s accumulated retirement profit sharing interests in the profit sharing plans, referred to as the Retirement Profit Sharing Credits, which accrued prior to the adoption of the pension plans, continue to be maintained and invested until retirement, at which time they are distributed.
      With defined benefit plans in place, Federated continued, and presently expects to continue, to make contributions to the 401(k) plan. It is impractical to estimate the accrued benefits upon retirement under the 401(k) plan because the amount, if any, that will be contributed by Federated and credited to a participant in any year is determined by such variable factors, among others, as the amount of net income of Federated, participants’ annual contributions to the 401(k) plan, the amount of matching contributions of Federated, and the earnings on participants’ accounts.

      The following table shows the estimated hypothetical total annual benefits payable under the SERP benefit formula pursuant to the Cash Account Pension Plan, Retirement Profit Sharing Credits and the SERP to persons retiring at their normal retirement age in 2005 in specified eligible compensation and years of service classifications, assuming that a retiring participant under the Retirement Program elects a single life annuity distribution of his or her balance in the Cash Account Pension Plan and Retirement Profit Sharing Credits. Such benefits are not subject to any deduction for Social Security or other offset amounts; however, if the total annual benefits payable to a person pursuant to the Cash Account Pension Plan and the Retirement Profit Sharing Credits under the foregoing assumptions would exceed the amount set forth below, no benefit would be payable to such person under the SERP. Eligible compensation for this purpose includes amounts reflected in the Annual Compensation portion of the Summary Compensation Table under the headings “Salary” and “Bonus,” but excludes amounts reflected in such portion of such table under the heading “Other Annual Compensation.” With respect to the Annual Compensation portion of the Summary Compensation Table, the eligible compensation of each of the Federated Named Executives did not vary by more than 10% from the total amount of such executive’s annual compensation.
PENSION PLAN TABLE

	Years of Service

Final Average Compensation	15	20	25	30	35

$ 250,000	$47,817	$63,756	$79,695	$95,634	$95,634
300,000	59,067	78,756	98,445	118,134	118,134
350,000	70,317	93,756	117,195	140,634	140,634
400,000	81,567	108,756	135,945	163,134	163,134
450,000	92,817	123,756	154,695	185,634	185,634
500,000	104,067	138,756	173,445	208,134	208,134
750,000	160,317	213,756	267,195	320,634	320,634
1,000,000	216,567	288,756	360,945	433,134	433,134
1,250,000	272,817	363,756	454,695	545,634	545,634
1,500,000	329,067	438,756	548,445	658,134	658,134
      Mr. Lundgren, Mr. Cody, Mr. Cole, Ms. Grove, Ms. Kronick and Mr. Tysoe have completed 23, 22, 32, 31, 31 and 17 years of vesting service, respectively. Pursuant to the terms of Mr. Tysoe’s employment with Federated, Mr. Tysoe, whose actual employment commenced on March 1, 1987, is deemed to have commenced employment on February 19, 1981, for the purpose of calculating years of vesting service for benefit accrual. All benefits under the SERP, including the additional benefits payable to Mr. Tysoe, are payable out of the general corporate assets of Federated. The present value of the total amount of additional benefits due to Mr. Tysoe, assuming that he satisfies certain eligibility requirements, is estimated to be approximately $245,000, as of January 29, 2005.
Report of the Compensation and Management Development Committee

Role of the CMD Committee
      The CMD Committee establishes and administers the compensation practices related to the senior executive officers of Federated, ensures appropriate succession plans for the CEO and key executive positions and periodically reviews and advises Federated on its diversity and inclusion initiatives, including those related to its employees, customers and vendors. When establishing and reviewing the compensation practices, the CMD Committee makes use of Federated resources and, when it deems appropriate, retains the services of independent compensation consultants. All members of the CMD Committee qualify:

•	as “independent” under the applicable listing standards of the New York Stock Exchange;

•	as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934; and

•	as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986.

Compensation Philosophy
      Federated’s compensation program is designed to support the needs of the business by:

•	Providing Competitive and Reasonable Compensation Opportunities
      Federated’s compensation levels and individual compensation programs are evaluated on an annual basis by the CMD Committee, with input from outside compensation consultants as needed. Pay data are validated against several benchmarks, including information from published survey data and specific pay levels of other large retail organizations.

•	Focusing on Results and Strategic Initiatives
      Federated’s compensation programs are based on the appropriate measures of success and reflect a combination of specific internal measurements (such as EBIT, sales and cash flow) and external measurements (such as customer satisfaction and stock price performance). A portion of the compensation program focuses on the strategic initiatives that will help differentiate Federated from other department store retailers and that are important in making Macy’s and Bloomingdale’s stores the customer’s first choice in department store shopping.

•	Fostering a Pay for Performance Culture
      A significant portion of an executive’s compensation program is linked to variable compensation components. As a result, an individual’s compensation level is dependent on individual and company performance, including stock price appreciation.

•	Attracting and Retaining Key Executives
      Federated’s executives are recognized as some of the most talented people in the retail industry, and its training and development programs have achieved national recognition. The compensation programs are designed to attract and retain high caliber executives who are key to the continued success of the business, who can provide consistent leadership and whose talents support strong succession planning.

•	Providing a Strong Link to the Stockholders’ Interests
      The combination of the core principles above appropriately ties Federated’s performance with compensation and thereby aligns key executives with the interests of the stockholders.
      Deductibility for federal income tax purposes under Section 162(m) is also considered in the design of compensation plans. The CMD Committee has taken what it believes to be appropriate steps to maximize the future deductibility of payments under Federated’s 1992 Bonus Plan and of stock options awarded under the 1995 Equity Incentive Plan. The CMD Committee realizes that in order to retain the flexibility to provide compensation that meets the needs of the business, there may be portions of the total compensation program that may not be deductible under Section 162(m).
      The current compensation program, which is a mix of short-term and long-term incentives, includes base salary, an annual cash incentive plan, and equity in the form of stock options, restricted stock and/or stock credits.

Base Pay
      Base pay is a significant retention tool when managed appropriately. Base pay decisions for an individual take into account many factors including:

•	The individual’s current and historical performance and contribution to Federated;

•	The individual’s future potential with Federated;

•	The individual’s role and unique skills;

•	Consideration of external market data for similar positions, adjusted for Federated’s size, the scope of responsibilities and the uniqueness of the role.

Annual Cash Incentive Plan
      The annual cash incentive plan is designed to align the pay of the senior executives with Federated’s annual performance. The actual amount of annual cash incentive earned each year is based on Federated’s performance results against pre-determined performance measures. In fiscal 2004, the performance components were EBIT, sales and cash flow dollars.
      In fiscal 2004, the components of the annual incentive plan for senior executives were structured and paid out as shown below.

Bonus Component	% of Bonus	How Bonus is Earned	Bonus Payout for 2004

EBIT $	60%	• Bonus begins to be earned when the pre-determined threshold result is achieved.	Earned payout for performance above target.
		• This component has no maximum; bonus continues to be earned as the EBIT result increases.
Sales $	20%	• Bonus begins to be earned when the pre-determined target result is achieved.	Earned payout for performance between target and maximum.
		• No bonus is earned for performance below target and there is a maximum result above which no additional bonus is earned for this component.
Cash Flow $	20%	• Bonus is earned when the pre- determined threshold result is achieved.	Earned maximum payout.
		• There is a maximum result above which no additional bonus is earned for this component.	Performance exceeded the requirement for a maximum payout.
      The maximum payment that can be received by any participant in the annual incentive plan is $7.0 million. For fiscal 2004, the bonus to the Chief Executive Officer was $3,309,400, or 47% of this maximum bonus opportunity.

Equity Compensation — 1995 Equity Incentive Plan
      Each year the CMD Committee reviews the use of long-term incentives under Federated’s 1995 Equity Plan. Grant types and levels are determined based on market data, emerging trends and other financial considerations, including the impact on stockholder dilution. Efforts to stem dilution over the last several years have led to a reduced reliance solely on stock option grants for long-term incentives. Federated’s equity compensation programs in fiscal 2004 consisted primarily of stock options under the 1995 Equity Incentive Plan and a stock credit plan outside the 1995 Equity Incentive Plan. The CMD Committee does provide, from time-to-time, restricted stock grants on a limited basis for retention or performance reasons.

Stock Options
      All stock options granted in fiscal 2004 were granted from the stockholder approved 1995 Equity Incentive Plan. Federated’s option plan is reasonable and competitive and incorporates the following:

•	The term of the grants does not exceed 10 years;

•	The grant price is not less than the market price;

•	Grants do not include “reload” provisions; and

•	The repricing of options is prohibited, unless approved by the stockholders.

      Options granted in fiscal 2004 vest 25% per year over four years beginning with the first anniversary of the date of grant. Therefore, in order to exercise all options in a grant, the recipient must remain with Federated for four years after the grant. In fiscal 2004, approximately 1,140 employees were issued options.
      Federated has continued to use stock options as a long-term incentive vehicle because:

•	Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee ownership, and focus the management team on increasing value for the stockholder;

•	Stock options are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price above the option price;

•	Stock options offer a balance to the compensation program — the annual incentive plan focuses on financial objectives; the stock credit plan focuses on longer-term financial and operational performance; and the stock options focus on increases in stockholder value; and

•	Stock options have retentive value and provide a long-term focus.

Stock Credit Plan
      In March 2004 Federated implemented the Stock Credit Plan to further align the interests of senior executives with those of the stockholders and to increase the focus on the achievement of Federated’s Four Priorities — Merchandise Assortments, Price Simplification, The Shopping Experience and Marketing. The Stock Credit Plan replaced 50% of the option grants and, as a result, the number of options that normally would have been granted to participants in fiscal years 2004 and 2005 were reduced by 50%. The number of stock credits was determined by converting the replaced options with stock credits at a ratio of three stock options to one stock credit. One-third of the stock credits are subject to performance criteria that have been established based on Federated’s Four Priorities.
      At the end of fiscal 2005, the CMD Committee will evaluate the performance results and may reduce the stock credits held by participants by up to one-third. The stock credits will then be subject to a two-year and three-year holding period and their ultimate value to the participants will be based on Federated’s stock price performance. The value of one-half of the stock credit balance will be paid in cash in Spring 2008 and the value of the other half will be paid in Spring 2009. In each case, the value will be determined on the basis of the then-current 20-day average trading price of Federated common stock. This current design is scheduled to conclude at the end of fiscal 2005. In conjunction with the scheduled conclusion of this program, the CMD Committee will be reviewing the total compensation program elements. Although the exact components of the program will not be developed until later this year, Federated will continue to focus on delivering variable pay based on performance and a mix of short-term and long-term incentives. Any proposed changes determined as a result of the review would not be implemented until 2006.

Restricted Stock
      The restricted stock granted in fiscal 2004 was granted from the stockholder approved 1995 Equity Incentive Plan. Under the provisions of this plan:

•	If the grant is performance based, the restrictions may lapse after one year; and

•	If the grant is not performance based, the restrictions may lapse after three years.
      In the past, Federated has granted a limited number of restricted shares for retention and performance purposes.

Compensation of Chairman, President and CEO
      With the assistance of outside compensation consultants, the CMD Committee reviews Mr. Lundgren’s total compensation annually, or more frequently if appropriate. The CMD Committee reviews Mr. Lundgren’s goals and objectives, evaluates his performance and establishes his compensation based on that evaluation. Mr. Lundgren’s performance is evaluated based on many factors, including the following:

•	The performance of Federated versus the established annual objectives and the significant role Mr. Lundgren plays in the achievement of the overall objectives;

•	The ability to develop long-term strategic initiatives that will provide competitive advantages; and

•	The ability to provide exceptional leadership that results in a focus on essential business elements including integrity within the organization, succession planning to ensure a strong talent base, and an organization that understands the importance of delivering results and exceeding expectations.
After an evaluation of Mr. Lundgren’s performance, the CMD Committee determines his total compensation. The components of Mr. Lundgren’s compensation for fiscal 2004 are identified in the “Summary Compensation Table.”

Employment Agreements
      Mr. Terry Lundgren. Upon his appointment as President, Chief Merchandising Officer and CEO in March 2003, Federated entered into an employment agreement with Mr. Lundgren with an expiration date of February 2007. Pursuant to that agreement, Mr. Lundgren’s base salary was $1,100,000. He was granted 250,000 stock options at an exercise price of $25.58 per share, which was the closing price of the stock on the trading day immediately preceding the grant date of February 24, 2003. The grant has a 10-year term and 25% of the option award vested or is scheduled to vest on each of the first four anniversaries of the grant beginning on February 24, 2004. He was granted 50,000 shares of restricted stock, with the restrictions on 100% of the award scheduled to lapse on February 28, 2007. He was specifically designated as a participant in the annual cash incentive plan.
      Mr. Lundgren’s employment agreement was amended in January 2004 when Mr. Lundgren was promoted to Chairman and CEO. Pursuant to that amendment Mr. Lundgren’s base salary was $1,250,000. He was also granted options to purchase 137,500 shares of common stock at an exercise price of $50.01 per share, which was the closing price of the stock on the trading day immediately preceding the grant date of March 26, 2004. The grant has a 10-year term and 25% of the option award vested or is scheduled to vest on each of the first four anniversaries of the grant beginning on March 26, 2005.
      Mr. Lundgren’s employment agreement was amended again in July 2004 to increase his base salary to $1,255,000. This increase reflects a compensatory payment made following the elimination by Federated of a supplemental medical plan.
      With the assistance of an outside compensation consultant, the CMD Committee reviewed Mr. Lundgren’s compensation and amended Mr. Lundgren’s employment agreement effective April 1, 2005, to increase his base salary to $1,300,000. He was also granted options to purchase 275,000 shares of common stock at an exercise price of $61.07 per share, which was the closing price of the stock on the trading day immediately preceding the grant date of March 25, 2005. The grant has a 10-year term and 25% of the option award is scheduled to vest on each of the first four anniversaries of the grant beginning on March 25, 2006.
      Mr. Lundgren’s employment agreement provides that if he is terminated by Federated for other than “cause” or by Mr. Lundgren for “good reason” he would be entitled to receive all salary and target annual bonuses until the expiration of the employment agreement. Under the terms of his agreement, “cause” is defined generally to include:

•	willful and material breaches of duties;

•	habitual neglect of duties; or

•	the final conviction of a felony.
      Generally “cause” is not defined to include bad judgment or negligence, any act or omission believed by Mr. Lundgren in good faith to have been in or not opposed to the interests of Federated or any act or omission in respect of which a determination could properly have been made by the board that Mr. Lundgren met the applicable standard of conduct prescribed for indemnification or reimbursement under Federated’s by-laws or the laws of the State of Delaware.
      Under the terms of his agreement, “good reason” is defined generally to include:

•	assignment to Mr. Lundgren of any duties materially inconsistent with his position, authority, duties or responsibilities as contemplated in the agreement, or any other action by Federated which results in a material diminution in such position, authority, duties or responsibilities;

•	any material failure by Federated to comply with any of the provisions of the agreement;

•	failure of Mr. Lundgren to be reelected Chairman of the Board of Federated or to be reelected to membership on the board; or

•	any purported termination by Federated of Mr. Lundgren’s employment otherwise than as expressly permitted by the agreement.
In addition, Mr. Lundgren’s agreement contains non-compete, non-solicitation and mitigation clauses.
      Other Senior Executive Officers. Federated has entered into employment agreements with each of the other Federated Named Executives. The agreements presently specify the following respective annual base salaries:

Executive	Annual Base Salary

Mr. Cody	755,000
Mr. Cole	755,000
Ms. Grove	755,000
Ms. Kronick	1,005,000
Mr. Tysoe	830,000
      The agreements with these executives contain provisions that in the event of termination of the executive by Federated other than for “cause” or by the executive for “good reason” the executive would be entitled to receive base salary until the end of the term of the agreement. The terms “cause” and “good reason” have the same definitions as previously described above in the discussion of Mr. Lundgren’s agreement. In addition, the agreements contain non-compete, non-solicitation and mitigation clauses.

Conclusion
      The CMD Committee will continue to review existing compensation programs and implement new compensation programs as appropriate to ensure the compensation policies and practices of Federated are consistent with its goals and objectives, including increasing long-term stockholder value and providing valuable compensation to attract and retain key executives who are vital to the continued success of the business.

Respectfully submitted,

Meyer Feldberg, Chairperson
Sara Levinson
Joseph Neubauer
Joseph A. Pichler
Report of the Audit Committee
      The board has adopted a written Audit Committee Charter. All members of the Audit Committee are independent, as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

      The Audit Committee has reviewed and discussed with Federated’s management and KPMG LLP the audited financial statements of Federated contained in Federated’s Annual Report to stockholders for fiscal 2004. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communications with Audit Committees).
      The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committee’s”), and has discussed with KPMG LLP their independence.
      Based on the review and discussions referred to above, the Audit Committee recommended to the board that the audited financial statements be included in Federated’s Annual Report on Form 10-K for fiscal 2004, filed with the SEC.

Respectfully submitted,

Marna C. Whittington, Chairperson
Earl G. Graves, Sr.
Joseph Neubauer
Karl M. von der Heyden
      The Audit Committee has adopted policies and procedures for the pre-approval of all permitted non-audit services provided by Federated’s independent registered public accounting firm. A description of such policies and procedures is attached as Annex I to this joint proxy statement/ prospectus and incorporated in this joint proxy statement/ prospectus by reference.

Stock Performance Graph

	2000	2001	2002	2003	2004	2005

FD	$100	$107	$100	$63	$114	$136
S&P 500	$100	$99	$83	$64	$86	$91
S&P Retail Department Stores	$100	$129	$140	$93	$125	$148

(1)	Constituents include Dillard’s, Federated, Kohl’s, May, Nordstrom, J.C. Penney and Sears.
Beneficial Ownership of Federated Common Stock
      The following table sets forth information as to the beneficial ownership of each person known to Federated to own more than 5% of Federated’s outstanding common stock:

		Number of	Percent of
Name and Address		Shares	Class

1.	AXA Financial, Inc.	13,372,202	7.90%
	(referred to as AXA Financial)
	1290 Avenue of the Americas
	New York, NY 10104
2.	Barclays Global Investors Japan Trust and Banking Company Limited	13,205,043	7.81%
	Barclays Global Investors, N.A.
	Barclays Global Fund Advisors
	Barclays Global Investors, LTD
	Barclays Life Assurance Company, Limited
	(and other affiliates)
	(collectively, referred to as Barclays)
	45 Fremont Street
	San Francisco, CA 94105
3.	Private Capital Management	12,101,959	7.20%
	Bruce S. Sherman
	Gregg J. Powers
	(collectively, referred to as Private Capital)
	8889 Pelican Bay Boulevard
	Naples, FL 34108
      1. According to information set forth in a Schedule 13G/A, dated February 14, 2005, referred to as the AXA Financial Schedule 13G, filed with the SEC by AXA Financial, as of December 31, 2004, AXA Financial’s affiliates were the beneficial owners of 13,372,202 shares of common stock (approximately 7.9% of the total number of shares of common stock outstanding). According to the AXA Financial Schedule 13G, (a) 11,576,963 of such shares were beneficially owned by Alliance Capital Management L.P., referred to as Alliance, a subsidiary of AXA Financial, (b) 7,844 of such shares were beneficially owned by AXA Equitable Life Insurance Company, referred to as Equitable, a subsidiary of AXA Financial, (c) 1,700 of such shares were beneficially owned by Advest, Inc., referred to as Advest, a subsidiary of AXA Financial, (d) 30,400 of such shares were beneficially owned by AXA Konzern AG, referred to as AXA Konzern, an affiliate of AXA Financial, (e) 3,524 of such shares were beneficially owned by AXA Investment Managers Paris, referred to as AXA Investment Managers, an affiliate of AXA Financial, and (f) 1,148,689 of such shares were beneficially owned by AXA Rosenberg Investment Management LLC, referred to as AXA Rosenberg, an affiliate of AXA Financial. According to the AXA Financial Schedule 13G:

•	Alliance has (i) sole power to vote 603,402 shares described in clause (a) above, (ii) shared power to vote 938,753 of such shares, and (iii) sole power to dispose of 11,576,963 of such shares;

•	Equitable has sole power to vote 3,300 shares described in clause (b) above, and (ii) sole power to dispose of 7,844 of such shares;

•	Advest has sole power to vote and the sole power to dispose of 1,700 shares described in clause (c) above;

•	AXA Konzern has sole power to vote and the sole power to dispose of 30,400 shares described in clause (d) above;

•	AXA Investment Managers has sole power to vote and the sole power to dispose of 3,524 shares described in clause (e) above; and

•	AXA Rosenberg has (i) sole power to vote 148,689 shares described in clause (f) above, and (ii) shared power to dispose of 751,771 of such shares.
      2. According to the information set forth in a Schedule 13G/A, dated January 10, 2005, referred to as the Barclays Schedule 13G, filed with the SEC by Barclays, as of December 31, 2004, Barclays was the beneficial owner of 13,205,043 shares of common stock (approximately 7.81% of the total number of shares outstanding). According to the Barclays Schedule 13G, (a) 9,539,148 of such shares (approximately 5.64% of the total number of shares of common stock outstanding) were beneficially owned by Barclays Global Investors, N.A., referred to as BGI, (b) 802,090 of such shares (approximately 0.47% of the total number of shares of common stock outstanding) were beneficially owned by Barclays Global Fund Advisors, referred to as BGFA, (c) 2,709,137 of such shares (approximately 1.60% of the total number of shares of common stock outstanding) were beneficially owned by Barclays Global Investors, LTD, referred to as BGIL, (d) 145,298 of such shares (approximately 0.09% of the total number of shares of common stock outstanding) were beneficially owned by Barclays Global Investors Japan Trust and Banking Company Limited, referred to as BGIJTBC, and (e) 9,370 of such shares (approximately 0.01% of the total number of shares of common stock outstanding) were beneficially owned by Barclays Life Assurance Company Limited, referred to as BLAC. According to the Barclays Schedule 13G:

•	BGI has (i) sole power to vote 8,268,838 of the shares described in clause (a) above, and (ii) the sole power to dispose of 9,539,148 shares described in clause (a) above;

•	BGFA has (i) sole power to vote 725,137 of the shares described in clause (b) above, and (ii) the sole power to dispose of 802,090 shares described in clause (b) above;

•	BGIL has (i) sole power to vote 2,698,737 of the shares described in clause (c) above, and (ii) the sole power to dispose of 2,709,137 of such shares;

•	BGIJTBC has sole power to vote and the sole power to dispose of 145,298 shares described in clause (d) above; and

•	BLAC has sole power to vote and the sole power to dispose of 9,370 shares described in clause (e) above.
      3. According to the information set forth in a Schedule 13G, dated February 14, 2005, referred to as Private Capital Schedule 13G, filed with the SEC by Private Capital, as of December 31, 2004, Private Capital was the beneficial owner of 12,101,959 shares of common stock (approximately 7.2% of the total number of shares of common stock outstanding). According to the Private Capital Schedule 13G, each of

Private Capital Management, Bruce S. Sherman and Gregg J. Powers has shared power to vote and shared power to dispose of all 12,101,959 of such shares.
Stock Ownership of Directors and Executive Officers
      The following table sets forth the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) as of May 20, 2005, by each director of Federated, by each of the Federated Named Executives and by directors and executive officers of Federated as a group. The business address of each of the individuals named in the table is 7 West Seventh Street, Cincinnati, Ohio 45202.

Name

			Percent of
	Number of Shares		Class

	(1)	(2)
Meyer Feldberg	32,534.00	27,800.00	less than 1%
Earl G. Graves, Sr.	36,069.00	28,723.00	less than 1%
Sara Levinson	28,061.00	26,500.00	less than 1%
Joseph Neubauer	43,020.00	28,233.00	less than 1%
Joseph A. Pichler	26,900.00	23,000.00	less than 1%
Karl M. von der Heyden	35,200.00	26,500.00	less than 1%
Craig E. Weatherup	30,073.00	27,073.00	less than 1%
Marna C. Whittington	34,537.00	27,800.00	less than 1%
Terry J. Lundgren	1,190,596.94	1,044,113.00	less than 1%
Thomas G. Cody	391,858.11	349,985.00	less than 1%
Thomas L. Cole	336,112.00	309,840.00	less than 1%
Janet E. Grove	318,017.00	300,299.00	less than 1%
Susan D. Kronick	388,389.00	364,241.00	less than 1%
Ronald W. Tysoe	722,459.52	653,241.00	less than 1%
All directors and executive officers as a group	3,986,904.11	3,564,317.00	2.34%

(1)	Aggregate number of shares of common stock currently held and which may be acquired within 60 days after May 20, 2005, through the exercise of options granted under the 1995 Executive Equity Incentive Plan as amended, referred to as the 1995 Equity Incentive Plan.

(2)	Number of shares of common stock which may be acquired within 60 days after May 20, 2005, through the exercise of options granted under the 1995 Equity Plan.

Securities Authorized for Issuance Under Equity Compensation Plans
      The following table presents certain aggregate information, as of January 29, 2005, with respect to (i) the 1995 Equity Plan (on the line captioned “Equity compensation plans approved by security holders”) and (ii) outstanding options that were granted to certain executives of Broadway Stores, Inc., formerly Carter Hawley Hale Stores, Inc., referred to as Broadway, or assumed by Federated, in connection with Federated’s acquisition of Broadway in 1995 (on the line captioned “Equity compensation plans not approved by security holders”).

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights ($)	in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	19,579,974	40.93	6,278,218
Equity compensation plans not approved by security holders	5,400	37.85	0
      The foregoing table does not reflect shares of restricted stock previously issued or remaining available for issuance under the 1995 Equity Plan. As of January 29, 2005, there were 272,278 shares of restricted stock outstanding that remained subject to possible forfeiture and 54,291 shares of common stock available for future issuance as restricted stock under the 1995 Equity Plan.
      The foregoing table does not reflect (i) stock credits issued as long-term incentive awards under the 1992 Incentive Bonus Plan, as amended, referred to as the 1992 Bonus Plan, which has been approved by Federated’s stockholders(1), or (ii) stock credits issued under the EDCP, the compensation program for the non-management directors, and the non-management directors’ deferred compensation plan, which have not been approved by Federated’s stockholders. Pursuant to amendments to the 1992 Bonus Plan, long-term incentive bonuses formerly payable in cash are now payable in the form of stock credits. Pursuant to the EDCP, eligible executives may elect to receive a portion of their cash compensation in the form of stock credits. Pursuant to the non-management directors’ compensation program, Federated directors are required to receive 50% of their annual fees in the form of stock credits. In addition, pursuant to the non-management directors’ deferred compensation plan, directors may elect to receive all or a portion of their remaining compensation in the form of stock credits.
      Under the plans described in the immediately preceding paragraph, entitlements due to participants are expressed as dollar amounts and then converted to stock credits in amounts (i) equal to the number of shares of common stock that could be purchased by the applicable Plan at current market prices with the cash contributed to the plan that otherwise would have been payable to the participant (in the case of the EDCP, the non-management directors’ compensation program and the non-management directors’ deferred compensation plan) or (ii) equal to the number of shares of common stock that could be purchased at current market prices as of specified dates with 120% of the applicable bonus amount (in the case of the 1992 Incentive Bonus Plan). In general, each stock credit entitles the holder to receive one share of common stock three years after the issuance of the stock credit, or, in the case of the EDCP and the non-management directors’ deferred compensation plan, upon the termination of the holder’s employment or service with Federated, together with amounts equal to any dividends paid on one share of common stock. No specific number of shares are authorized for issuance under the deferred compensation plans or the 1992 Bonus Plan.

      1 The use of long-term incentive awards under the 1992 Bonus Plan has been discontinued by the CMD Committee for an indefinite period.

INFORMATION ABOUT MAY
Business

General
      May, a corporation organized under the laws of the State of Delaware in 1976, became the successor to The May Department Stores Company, a New York corporation, referred to as May NY, in a reincorporation from New York to Delaware pursuant to a statutory share exchange accomplished in 1996. As a result of the share exchange, May NY became a wholly-owned subsidiary of May. May NY was organized under the laws of the State of New York in 1910, as the successor to a business founded by David May, who opened his first store in Leadville, Colorado, in 1877.

Department Stores
      May operates seven regional department store divisions nationwide under 12 long-standing and widely recognized trade names. Each department store division holds a leadership position in its region. At fiscal year-end 2004, May operated 491 department stores in 39 states and the District of Columbia. May plans to open eight department stores in 2005. The department store divisions and the geographic areas served are detailed below.

•	Lord & Taylor serves 21 geographic areas, including New York/ New Jersey Metro; Chicago; Boston; Philadelphia Metro; Washington, D.C. Metro; and Detroit.

•	Marshall Field’s serves 26 geographic areas, including Chicago, Detroit, and Minneapolis.

•	Filene’s and Kaufmann’s serve 40 geographic areas, including Boston Metro, Pittsburgh, Cleveland, Southern Connecticut, Providence Metro, Hartford, Buffalo, Rochester, and Columbus.

•	Robinsons-May and Meier & Frank serve 16 geographic areas, including Los Angeles/ Orange County, Riverside/ San Bernardino, Phoenix, San Diego, Las Vegas, Portland/ Vancouver Metro, and Salt Lake City.

•	Hecht’s and Strawbridge’s serve 21 geographic areas, including Washington, D.C. Metro; Philadelphia Metro; Baltimore; Norfolk; Nashville; Richmond; Charlotte; Greensboro; and Raleigh-Durham.

•	Foley’s serves 22 geographic areas, including Houston, Dallas/ Fort Worth, Denver, San Antonio, Austin, and Oklahoma City.

•	Famous-Barr, L.S. Ayres and The Jones Store serve 23 geographic areas, including St. Louis Metro, Kansas City Metro, and Indianapolis.

Bridal Group
      David’s Bridal, Inc. is the nation’s largest retailer of bridal gowns and bridal-related merchandise and offers a variety of special occasion dresses and accessories. At fiscal year-end 2004, David’s Bridal operated 239 stores in 45 states and Puerto Rico. After Hours Formalwear, Inc. is the largest tuxedo rental and sales retailer in the United States. During 2003, After Hours acquired 225 stores, including 125 Gingiss Formalwear and Gary’s Tux Shop stores, 64 Desmond’s Formalwear stores, and 25 Modern Tuxedo stores. At fiscal year-end 2004, After Hours operated 449 stores in 31 states. Priscilla of Boston, Inc. is one of the most highly recognized upscale bridal retailers in the United States. At fiscal year-end 2004, Priscilla of Boston operated 11 stores in nine states. May plans to open 18 David’s Bridal stores and 20 After Hours stores in 2005.

Employees
      May employs approximately 70,000 full-time and 62,000 part-time associates in 46 states, the District of Columbia, Puerto Rico and 10 offices overseas.

Competition
      May conducts its retail merchandising business under highly competitive conditions. May has numerous competitors at the national and local level including department stores, specialty, off-price, discount, Internet and mail-order retailers. Competition is characterized by many factors including price, quality, service location, reputation, advertising and credit availability. May believes that it is in a strong competitive position with regard to each of these factors.

Credit Sales
      Sales at May’s stores are made for cash or credit, including May’s 30-day charge accounts and open-end credit plans for department store divisions, which include revolving charge accounts and revolving installment accounts. During the fiscal year ended January 29, 2005, 34.8% of net sales were made through May’s department store credit plans. May National Bank of Ohio, referred to as MBO, is an indirectly wholly-owned and consolidated subsidiary of May. MBO extends credit to customers of May’s seven department store divisions. In 2003, May received approval from the Office of the Comptroller of the Currency and completed its merger of May National Bank of Arizona into MBO.

May Merchandising Company/ May Department Stores International, Inc.
      May Merchandising Company, referred to as MMC, an indirectly wholly-owned and consolidated subsidiary of May, identifies emerging fashion trends in both domestic brands and May’s exclusive proprietary brand merchandise. MMC works closely with May’s department store divisions and merchandise vendors to communicate emerging fashion trends, to develop meaningful merchandise assortments and negotiate the best overall terms for delivery of merchandise in a timely manner to its stores.
      May Department Stores International, Inc., referred to as MDSI, a wholly-owned and consolidated subsidiary of May, is primarily a design and sourcing company. MDSI owns all trade names and marks associated with proprietary brand merchandise and develops, designs, sources, imports, and distributes the proprietary brand merchandise bearing those trade names and marks for May. MDSI has approximately 40-50 private labels in use at the department store divisions and employs approximately 880 persons worldwide. In addition to its corporate office in St. Louis, MDSI operates offices in New York City and ten countries.
Directors of May

Nominees for Election — Term expires at the 2008 annual meeting (term will expire at the 2006 annual meeting if stockholders approve the proposed amendment to May’s certificate of incorporation)
      Marsha J. Evans
      Mrs. Evans, age 57, has been president and chief executive officer of The American Red Cross since August 2002. Mrs. Evans served as the national executive director of Girl Scouts of the USA from 1998 until she assumed her current position. She served with the United States Navy for 29 years, where she was commissioned ensign in 1968 and attained the designation of rear admiral before retiring in 1998. Prior to retirement, she served as superintendent of the Naval Postgraduate School in Monterey, Calif., and as director of the George C. Marshall European Center for Security Studies. She also serves on the boards of Lehman Brothers Holdings, Inc., and Weight Watchers International, Inc. Mrs. Evans has been a director since 1998.
      David B. Rickard
      Mr. Rickard, age 58, is executive vice president, chief financial officer and chief administrative officer of CVS Corporation, a retail pharmacy chain. Prior to assuming his position at CVS in 1999, he served as senior vice president and chief financial officer of RJR Nabisco Holdings Corporation from 1997 to 1999. He held several senior executive positions at Grand Metropolitan PLC from 1991 to 1997, and at Kraft Foods, Inc. from 1975 to 1991. Mr. Rickard also serves as a director of Harris Corporation and is a member of the Financial Accounting Standards Advisory Council. Mr. Rickard has been a director since January 2005.

      Joyce M. Roché
      Ms. Roché, age 58, is the president and chief executive officer of Girls Incorporated, a national nonprofit research, education and advocacy organization. Prior to assuming her position at Girls Incorporated in September 2000, Ms. Roché was an independent marketing consultant from 1998 to August 2000. She served as president and chief operating officer of Carson, Inc. from 1996 to 1998 and also held senior marketing positions with Carson, Inc., Revlon, Inc., and Avon, Inc. Ms. Roché is also a director of Anheuser-Busch Companies, Inc., SBC Communications, Inc., and Tupperware Corporation. Ms. Roché has been a director since 2003.
      R. Dean Wolfe
      Mr. Wolfe, age 61, is the executive vice president of acquisitions and real estate of May. He joined May in 1972. He served as executive vice president of real estate from 1986 to 1996, when he was appointed to his current position. Mr. Wolfe has been a director since 1997.

Continuing Directors — Term expires at the 2006 annual meeting
      John L. Dunham
      Mr. Dunham, age 58, is the chairman, president and chief executive officer of May. He joined May in 1976 and held a number of operations positions in various divisions until 1987, when he was named chairman of Sibley’s. He was named chairman of G. Fox in 1989 and was promoted to chairman of May Merchandising Company in 1993. He became executive vice president and chief financial officer in May 1996 and vice chairman and chief financial officer in November 1999. He became president in May 2001, president and acting chairman and chief executive officer in January 2005 and assumed his current position on March 18, 2005. Mr. Dunham has been a director since 1997.
      Helene L. Kaplan
      Mrs. Kaplan, age 71, has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1990. She is a director of MetLife, Inc. Mrs. Kaplan also serves as a trustee or director of many nonprofit cultural, educational, and scientific organizations. Mrs. Kaplan has been a director since 1985.
      Michael R. Quinlan
      Mr. Quinlan, age 60, is chairman of the board of trustees of Loyola University Chicago and chairman emeritus, McDonald’s Corporation. He joined McDonald’s in 1963 and served as chief executive officer from 1987 to 1998 and as chairman from 1990 to 1999. He served as chairman of the executive committee of the board from 1999 to 2002. Mr. Quinlan is also a director of Dun & Bradstreet Corporation and Warren Resources, Inc. Mr. Quinlan has been a director since 1993.

Continuing Directors — Term expires at the 2007 annual meeting
      James M. Kilts
      Mr. Kilts, age 57, is the chairman, president and chief executive officer of The Gillette Company. Prior to assuming his position at Gillette in February 2001, he served as president and chief executive officer of Nabisco, Inc. from 1998 to 2000. He held several positions with Philip Morris Companies, Inc., including president of Kraft Foods U.S.A. from 1989 to 1994 and executive vice president-worldwide food of Philip Morris from 1994 to 1997. Mr. Kilts serves on the boards of Gillette, MetLife, Inc., Whirlpool Corporation, the Grocery Manufacturers of America, and Knox College. Mr. Kilts has been a director since 1998.
      Russell E. Palmer
      Mr. Palmer, age 70, is the chairman and chief executive officer of The Palmer Group, a corporate investment firm. He is the retired managing partner and chief executive officer of Touche Ross International (now Deloitte and Touche LLP) and the retired dean of The Wharton School and Reliance Professor of

Management and Private Enterprise at the University of Pennsylvania. Mr. Palmer is also a director of Honeywell International Inc. Mr. Palmer has been a director since 1984.
      William P. Stiritz
      Mr. Stiritz, age 70, is chairman of the boards of Energizer Holdings, Inc. and Ralcorp Holdings, Inc. He served as chairman of the board, president and chief executive officer of Agribrands International, Inc. from 1998 to May 2001 and as chief executive officer of Ralston Purina Company from 1981 to 1997. Mr. Stiritz is also a director of Ball Corporation and Vail Resorts, Inc. Mr. Stiritz has been a director since 1983.

Attendance at Meetings
      The board held nine meetings during 2004. Each incumbent director attended at least 75% of the aggregate of the total number of:

•	board meetings held during the period for which the director held office; and

•	meetings held by all board committees on which the director served during the period that the director served.
      Overall, the directors’ attendance averaged 97%.

Director Attendance at Annual Meetings
      It is May’s policy that all directors should attend the annual meeting of stockholders. All directors attended the 2004 annual meeting, except for Mrs. Evans and Mr. Whitacre.

Communications with the Board
      You may send correspondence to May’s board of directors, any of the committees of the board or to any individual director to the following address: Board of Directors, The May Department Stores Company, c/o Corporate Secretary, 611 Olive Street, St. Louis, MO 63101-1799. The corporate secretary will review the correspondence and give a summary to the board or the director to whom it is addressed.

Director Compensation
      Management directors receive no compensation or fees for serving as a director or for attending board or committee meetings. Non-management directors receive both cash compensation and stock compensation.
      Cash compensation includes:

•	a $40,000 annual fee, plus an additional $5,000 fee if the director is a committee chairman ($10,000 for the audit committee chairman);

•	$3,000 for each board meeting attended; and

•	$2,000 for each committee meeting attended.
      Directors may defer all or any portion of their cash compensation under a deferred compensation plan that is substantially similar to May’s deferred compensation plan for management associates.
      Stock compensation includes:

•	a one-time grant of 3,000 shares of restricted common stock upon first being elected to the board. These shares are subject to forfeiture for five years and to restrictions on transferability while the director serves on the board; and

•	an annual grant equivalent to $80,000 of restricted common stock, which is not transferable while the director serves on the board. Instead of shares of restricted stock, a director may elect to have $80,000 of deferred stock units credited to his or her account under the deferred compensation plan, and a director who has received three annual grants may choose to receive this component of compensation in the form of cash.

Director Independence
      May has now, and has had for many years, a majority of directors who are “independent.” Under the NYSE rules, a director qualifies as “independent” if the board affirmatively determines that he or she has no material relationship with May, either directly or as a partner, stockholder or officer of an organization that has a relationship with May. To assist it in making determinations of independence, the board has adopted in the Board of Directors Governance Guidelines (the “Governance Guidelines”) categorical independence standards. Under our standards, the following relationships do not prevent a director from being independent:

•	ownership, by itself, of a significant amount of May common stock; or

•	employment by the director as an executive officer:

•	with a company or firm doing business with May during a fiscal year, when that business does not exceed the greater of $1 million or 2% of the company’s or firm’s consolidated gross revenues during the year; or

•	with an organization to which May makes charitable contributions during a fiscal year, when May’s contributions do not exceed the greater of $1 million or 2% of the consolidated gross revenues of that organization during the year; or

•	with an entity to which May makes payments for property or services, when the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; or

•	payments during a fiscal year by May to a law firm with which the director is affiliated (as partner or of counsel) for legal services provided to May, so long as:

•	May does not pay fees to the firm for legal services performed by the director or his or her immediate family for May; and

•	the fees paid by May to the firm do not exceed the greater of $1 million or 2% of the firm’s gross revenues for the fiscal year.
      The board has determined that each of Mrs. Evans, Mrs. Kaplan, Ms. Roché, and Messrs. Kilts, Palmer, Quinlan, Rickard, and Stiritz are independent.

Other Provisions
      The Governance Guidelines also provide that:

•	no non-management director shall serve as a director after the annual meeting following the director’s 72nd birthday;

•	any non-management director who experiences a significant change in occupation, a chief executive officer who leaves the position of chief executive officer, or a director who violates any of May’s business and ethics policies should tender a resignation from the board for consideration by the nominating and governance committee;

•	any management director, other than the chief executive officer, shall retire from the board when he or she ceases to be employed by May;

•	the board may hire outside consultants and experts as it deems necessary;

•	the chief executive officer is encouraged to bring members of management to board meetings from time to time to provide management insight into items being discussed at a meeting, make presentations on matters that involve the manager, and bring managers with significant potential into contact with the board;

•	the board will establish committees to assist the board in overseeing the company’s affairs;

•	with respect to the chief executive officer succession, the board will establish such procedures as it deems necessary or appropriate from time to time, including establishing an ad hoc committee;

•	the board will monitor and review management development efforts;

•	all new directors will participate in May’s orientation program for new directors;

•	each director will participate in continuing education to maintain the necessary level of expertise to perform his or her responsibilities as a director;

•	the board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively; and

•	the board will adopt a code of business conduct and ethics for directors, officers, and employees (including the chief executive officer, chief financial officer, and chief accounting officer) addressing conflicts of interest; corporate opportunities; confidentiality; fair dealing; protection and proper use of company assets; compliance with laws, rules, and regulations; and encouraging the reporting of any illegal or unethical behavior. The board will approve all waivers of the code for executive officers and directors; and any such waivers will be disclosed to shareowners.

Non-Management Directors’ Meetings
      In the past, May’s non-management directors periodically met in executive session without members of management present. Now, under the Governance Guidelines, the non-management directors meet in executive session after each regularly scheduled board meeting. Prior to January, 2005, at the beginning of each executive session, the non-management directors designated one or more of its members to preside at that session. The presiding director then briefed the chief executive officer regarding the executive session after the meeting. In January, 2005, the non-management directors designated Russell E. Palmer as “lead director.” As lead director, Mr. Palmer will preside at executive sessions and perform other duties as the non-management directors request from time to time.

Committees of the Board
      The following table provides current members and meeting information for each of the board committees. The board and the nominating and governance committee have determined that all committee members are “independent” within the meaning of the rules of the New York Stock Exchange.

Nominating and
Name	Audit		ECDC**		Finance		Governance

Mrs. Evans	x				x
Mrs. Kaplan					x	*	x
Mr. Kilts			x	*			x
Mr. Palmer	x	*	x
Mr. Quinlan	x		x
Mr. Rickard	x				x
Ms. Roché	x						x
Mr. Stiritz					x		x	*

Fiscal 2004 meetings	6		6		2		3

*	Chairman

**	Executive Compensation and Development Committee

The Audit Committee:

•	appoints or replaces the independent auditor, subject to shareowner ratification, and is directly responsible for the compensation and oversight of the work of the independent auditor;

•	preapproves all auditing services and all non-audit services permitted by applicable law to be performed for the company by the independent auditor;

•	reviews the results of the company’s quarterly reviews and year-end audit;

•	reviews and discusses with management and the independent auditor (i) the annual audited financial statements, and recommends to the board whether the audited financial statements should be included in the company’s annual report on Form 10-K, and (ii) the quarterly financial statements prior to the filing of the company’s quarterly report on Form 10-Q;

•	discusses with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements;

•	reviews and discusses reports from the independent auditor on all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; ramifications of the use of such alternative disclosures and treatments; and the treatment preferred by the independent auditor; and other material written communications to management, such as any management letter or schedule of unadjusted differences;

•	discusses with management the company’s (i) earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, and (ii) major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	discusses with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance-sheet structures on our financial statements;

•	discusses with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit;

•	reviews disclosures made to the committee by the CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and any fraud involving management or other employees who have a significant role in our internal controls;

•	reviews and evaluates (i) the lead partner of the independent auditor engagement team and (ii) the qualifications, performance, and independence of the independent auditor;

•	obtains and reviews a report from the independent auditor at least annually regarding the independent auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, any steps taken to deal with any such issues, and all relationships between the independent auditor and the company;

•	ensures the rotation of audit partners as required by law, and considers whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent audit firm on a regular basis;

•	reviews and recommends to the board the company’s policies for hiring employees or former employees of the independent auditor who participated in any capacity in the audit of the company;

•	discusses with the independent auditor the financial reporting issues and matters of audit quality and consistency on which they consulted their national office;

•	meets with the independent auditor prior to the audit to discuss the planning and staffing of the audit;

•	oversees our internal audit function;

•	obtains from the independent auditor assurance that Section 10A(b) of the 1934 Act has not been violated;

•	reviews procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	discusses with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the company’s financial statements or accounting policies;

•	meets with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that may have a material impact on the company’s financial statements or compliance procedures; and

•	reviews annually our policies concerning sensitive payments and conflicts of interest.
      The board has determined that all members of the committee are financially literate and that the Audit Committee chairman, Russell E. Palmer, meets the definition of “audit committee financial expert.” No member of the Audit Committee serves on more than three public company audit committees.

The Executive Compensation and Development Committee:

•	reviews and approves the goals and objectives relevant to CEO compensation, evaluates the CEO’s performance, and sets the CEO’s compensation level;

•	recommends to the board matters relating to incentive compensation plans and equity-based plans, including reviewing and approving any changes in any stock related plan;

•	reviews and recommends to the board May’s overall compensation programs;

•	assures that the board is updated at least annually on management development efforts to ensure development of a pool for adequate and orderly management succession;

•	recommends to the board nominees for all executive officers and for all members of the profit sharing plan committee, the retirement committees, and the long-term disability plan committee; and

•	serves as the “committee” under May’s stock option plans, stock appreciation rights plan, executive incentive compensation plan for corporate executives, executive incentive compensation plan for company principals (with power to delegate certain powers to a management committee thereunder in accordance with the terms of the plan), deferred compensation plan, and restricted stock plan for management employees.

The Finance Committee reviews and recommends to the board:

•	our financial policies, our long-range financial plans and targets, our capital expenditure program, specific debt and equity placement activities, and financial aspects of proposed acquisitions or divestitures;

•	our external financial relationships and financial public relations and communication programs; and

•	the retirement and profit sharing plans’ funding, our investments, and insurance and risk management programs.

The Nominating and Governance Committee:

•	recommends to the board nominees for directors and for chairmen and members of committees of the board, including developing criteria for the selection of non-management directors and procedures to solicit and review potential nominees;

•	advises the board with respect to criteria relating to director tenure and non-management director compensation;

•	oversees the performance of the board and all directors; and

•	takes a leadership role in shaping the corporate governance of the company by developing and reviewing periodically the Board’s Governance Guidelines and considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the board.

Director Nomination Procedures
      When considering candidates for director, the nominating and governance committee gives primary consideration to the following qualifications:

•	outstanding and recognized competence in general management, as well as possible specialization in one or more of the following fields: advertising, ecology, economics, finance, management development, marketing, public affairs, science or the professions;

•	an age at the time of first election to the board which generally would permit such person to serve May for not less than seven years prior to retirement pursuant to the board’s retirement policy;

•	a willingness and availability to commit the time and energies necessary to satisfy the requirements of the board and committee memberships; and

•	a commitment to represent May stockholders as a whole, without any particular constituency among the stockholders.
      Candidates may come to the attention of the committee through many sources, including current directors, officers, third party search firms, stockholders, and other persons. In evaluating candidates, the committee considers the attributes of the candidate (including the criteria for candidates described above) and the needs of the board. The committee reviews all candidates in the same manner regardless of the source of the recommendation. Any candidate must state in advance his or her willingness and interest in service on the board and provide sufficient background information to enable the committee to assess his or her qualifications. In addition, May’s by-laws permit stockholders to nominate directors for consideration at an annual stockholders’ meeting. To do so, the stockholder must give notice in writing to The May Department Stores Company, 611 Olive Street, St. Louis, MO 63101-1799, Attention: Corporate Secretary. The nomination must comply with the advance notice provisions in May’s by-laws. You may obtain a copy of the notice procedures from the corporate secretary.
      Mr. Rickard was recommended to the nominating and governance committee by a current independent director and committee member, Mr. Kilts, and a former independent director and committee member, William Perez, both of whom had worked with Mr. Rickard in the past and had personal knowledge of his experience and skills. Management obtained and reviewed additional background information, and members of management, including the chief executive officer, the president and the chief financial officer, the chairman of the audit committee and representatives from Deloitte & Touche LLP conducted in-person or telephonic interviews with Mr. Rickard and reported back to the committee. After completing this evaluation process, the committee recommended Mr. Rickard to the full board for nomination.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
      May is committed to good corporate governance. The board has had corporate governance standards in place for many years to promote May’s governance practices, in the form of written board and committee charters. May reviews its governance standards annually and revises the charters when necessary to respond to changing regulatory requirements and evolving best practices. In evaluating governance choices, the board considers the task to be more than one of form — more than simply adopting procedural rules. Rather, the board considers the task to be one of substance — one of building strong, high-functioning work groups whose members trust and challenge one another and engage directly with senior managers and with each other on critical issues facing the company.
      Over the past three years, the board and each board committee have reviewed May’s corporate governance practices in response to the Sarbanes-Oxley Act of 2002, the related SEC rules, and the new listing standards of the New York Stock Exchange (NYSE). In most instances, May already had in place procedures that complied with the new requirements. May’s review of its corporate governance practices is an on-going process.

Stockholder Access
      You can view the Board of Directors Governance Guidelines, the charters for the board committees, and May’s Policy on Business Conduct in the corporate governance section of May’s website at www.mayco.com. May intends to disclose any amendments to the Policy on Business Conduct and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE on the governance section of its Web site.
Compliance with Section 16(a) of the Exchange Act
      Section 16(a) of the Exchange Act requires executive officers and directors to file reports of holdings and transactions in May common stock with the SEC. Based on a review of copies of reports provided to the company, May believes that all executive officers and directors satisfied their reporting requirements for fiscal 2004.
Executive Officers of May

List of Officers
      The names, ages and current positions of the executive officers of May are listed below. All executive officers listed below were elected at the 2005 annual meeting of the May board of directors. They are expected to serve as executive officers until the annual meeting of the May board of directors.

Name	Age	Position and Officers

John L. Dunham	58	Chairman, President and Chief Executive Officer
William P. McNamara	54	Vice Chairman
Thomas D. Fingleton	57	Executive Vice President and Chief Financial Officer
Jay H. Levitt	47	Chief Executive Officer and President, May Merchandising Company and May Department Stores International
R. Dean Wolfe	60	Executive Vice President
Alan E. Charlson	56	Senior Vice President and General Counsel
Martin M. Doerr	50	Senior Vice President
Lonny J. Jay	62	Senior Vice President
Brian L. Keck	52	Senior Vice President
Jan R. Kniffen	56	Senior Vice President
Gregory A. Ott	45	Senior Vice President
Richard A. Brickson	57	Secretary and Senior Counsel
J. Per Brodin	43	Vice President

Brief History of Officers
      John L. Dunham has been chairman, president and chief executive officer since March 18, 2005; prior thereto he served as president and acting chairman and chief executive officer from January 2005 to

March 2005, as president from April 2001 to January 2005 and as executive vice president and chief financial officer from 1996 to April 2001.
      William P. McNamara has been vice chairman of May since February 2000; prior thereto he served as president of May Merchandising Company from 1998 to February 2000.
      Thomas D. Fingleton has been executive vice president and chief financial officer since April 2001; prior thereto he served as executive vice president of May from May 2000 to April 2001 and as chairman of Hecht’s from 1991 to May 2000.
      Jay H. Levitt has been chief executive officer and president of May Merchandising Company and May Department Stores International since July 2002; prior thereto he served as president of May Merchandising Company and May Department Stores International from July 2001 to July 2002 and as president and chief executive officer of Robinsons-May from 1999 to July 2001.
      R. Dean Wolfe has been executive vice president of acquisitions and real estate since 1996; prior thereto he served as executive vice president of real estate from 1986 to 1996.
      Alan E. Charlson has been senior vice president and general counsel since January 2001; prior thereto he served as senior vice president and chief counsel from 1998 to January 2001 and as senior counsel from 1988 to 1998.
      Martin M. Doerr has been senior vice president of taxes since September 1999; prior thereto he served as a vice president of May from 1992 to 1999.
      Lonny J. Jay has been senior vice president of planning and reporting since April 1986.
      Brian L. Keck has been senior vice president of human resources since April 2000; prior thereto he served as chairman of Meier & Frank from 1997 to April 2000.
      Jan R. Kniffen has been senior vice president and treasurer since May 1991.
      Gregory A. Ott has been senior vice president of strategy and new business development since October 2003; prior thereto he served as a senior engagement manager with an international strategic planning and consulting firm.
      Richard A. Brickson has been secretary and senior counsel since 1988.
      J. Per Brodin has been vice president of accounting and reporting since June 2002; prior thereto he served as director of May’s corporate accounting and reporting from March 2002 to June 2002 and was associated with a public accounting firm from 1989 to 2002.

Executive Compensation

Three Year Compensation Summary
      The following table summarizes the compensation of certain executive officers, referred to as the May Named Executives, for May’s last three fiscal years for services rendered in all capacities to May and its subsidiaries.
SUMMARY COMPENSATION TABLE

	Annual Compensation(2)			Long-Term Compensation

				Awards(3)(4)		Payouts

				Restricted		Long-Term
				Stock	Stock	Incentive	All Other
Name and Principal Position	Year	Salary(5)	Bonus(6)	Awards	Options	Payouts(2)(7)	Compensation(2)(8)

J. L. Dunham	2004	$1,041,677	$0	$3,388,000	165,000	$78,841	$509,667
Chairman, President and	2003	$950,000	$267,188	$0	60,000	$51,846	$9,145
Chief Executive Officer(1)	2002	$931,250	$89,063	$346,800	60,000	$39,551	$4,643
R. D. Wolfe	2004	$897,500	$0	$616,000	37,500	$40,074	$259,667
Executive Vice President	2003	$865,000	$195,750	$429,500	32,500	$37,848	$9,145
	2002	$837,500	$63,750	$0	32,500	$29,578	$4,643
W. P. McNamara	2004	$828,750	$0	$2,156,000	45,000	$36,838	$259,667
Vice Chairman	2003	$801,250	$182,250	$0	40,000	$34,447	$9,145
	2002	$760,000	$58,125	$1,213,800	40,000	$26,750	$4,643
T. D. Fingleton	2004	$758,750	$0	$2,156,000	37,500	$34,006	$259,667
Executive Vice President	2003	$735,000	$166,500	$0	32,500	$108,500	$9,145
and Chief Financial Officer	2002	$712,500	$187,455	$0	32,500	$87,545	$4,643
J. H. Levitt	2004	$690,000	$0	$847,000	35,000	$31,058	$9,667
President and CEO — May	2003	$671,250	$151,875	$0	35,000	$28,968	$9,145
Merchandising Company	2002	$653,750	$49,500	$0	35,000	$23,522	$4,643
E. S. Kahn	2004	$1,500,000	$0	$0	85,000	$0	$9,667
Former Chairman and	2003	$1,500,000	$675,000	$0	85,000	$132,494	$9,145
Chief Executive Officer(1)	2002	$1,487,500	$225,000	$7,088,000	585,000	$103,646	$4,643

(1)	Eugene S. Kahn resigned from his position as Chairman and Chief Executive Officer on January 14, 2005. The board of directors named John L. Dunham as Chairman and Chief Executive Officer in addition to his duties as President. See discussion of the separation arrangements for Mr. Kahn in “— Report of the Executive Compensation and Development Committee” beginning on page 161.

(2)	Total Cash Compensation. As supplemental information, the following table shows the total cash compensation (Salary, Bonus and Long-term Incentive Payouts, and, for 2004, the 2004 special bonus paid for the acquisition and assimilation of Marshall Field’s included in All Other Compensation) paid to the May Named Executives for the fiscal year listed.

Year	Mr. Dunham	Mr. Wolfe	Mr. McNamara	Mr. Fingleton	Mr. Levitt	Mr. Kahn

2004	$1,620,508	$1,187,574	$1,115,588	$1,042,756	$721,058	$1,500,000
2003	$1,269,034	$1,098,598	$1,017,947	$1,010,000	$852,093	$2,307,494
2002	$1,059,864	$930,828	$844,875	$987,500	$726,772	$1,816,146

(3)	“Restricted Stock” in the Summary Compensation Table is valued at the closing price of May common stock on the date the shares were granted. Each grant is subject to performance-based or time-based restrictions. Restrictions on performance-based awards are released only if May meets certain earnings performance standards; shares are forfeited in whole or on a pro rata basis if the standards are not achieved. Restrictions on time-based awards are released after specified time periods if the executive continues to be employed by May.

As of January 29, 2005, the value (at $33.40 per share) of all the performance-based and time-based restricted stock held by the May Named Executives was as follows:

	Mr. Dunham	Mr. Wolfe	Mr. McNamara	Mr. Fingleton	Mr. Levitt	Mr. Kahn

Shares	140,000	45,000	110,000	90,000	44,500	150,000
Value (from)	$2,505,000	$83,500	$0	$0	$0	$2,505,000
(to)	$4,676,000	$1,503,000	$3,674,000	$3,006,000	$1,486,300	$5,010,000

Each grant described in the Summary Compensation Table consisted of performance-based restricted stock or a combination of performance-based and time-based restricted stock. Mr. Dunham’s 2004 grant may vest 10,000 shares in 2005, 50,000 shares in 2006 and 50,000 shares in 2007; Mr. Dunham’s 2002 grant may vest 5,000 shares in each of 2003 and 2004; Mr. Wolfe’s 2004 grant may vest 20,000 shares in 2006; Mr. Wolfe’s 2003 grant may vest 15,000 shares in 2005 and 5,000 shares in 2006; Mr. McNamara’s 2004 grant may vest 10,000 shares in 2006, 30,000 shares in each of 2007 and 2008; Mr. McNamara’s 2002 grant may vest 5,000 shares in each of 2003 to 2005 and 15,000 shares in 2006; Mr. Fingleton’s 2004 grant may vest 20,000 shares in 2006 and 25,000 shares in each of 2007 and 2008; Mr. Levitt’s 2004 grant may vest 3,500 shares in 2006 and 12,000 shares in each of 2007 and 2008; Mr. Kahn’s 2002 grant may vest 50,000 shares in each of 2004-2007.

Each May Named Executive forfeited all of their shares of performance-based restricted stock that would otherwise have vested in each of 2003 through 2005.

Dividends are paid in cash on these shares at the same rate as the dividends received by all May stockholders. The plan under which these shares were granted provides that restricted stock grants become fully vested and all restrictions are waived when a change in control, as defined in the plan, occurs.

(4)	“Stock Options” represent non-qualified 10-year options under May’s 1994 Stock Incentive Plan. The plan provides that all outstanding options become fully exercisable upon the occurrence of a change in control, as defined in the plans.

(5)	The table reflects salary paid or deferred during the respective fiscal years shown. Annual salary changes normally occur on May 1 of each year.

(6)	“Bonus” reflects the annual portion of the bonus payable under May’s executive incentive compensation plan for corporate executives. The bonuses were either paid or were deferred under May’s deferred compensation plan. All deferrals would be distributed to participants in lump sum cash payments immediately following a change in control, as defined in the plan.

(7)	“Long-term Incentive Payouts” represent the long-term portion of the bonus payable under the executive incentive compensation plan for corporate executives. Such amounts were either paid or deferred under May’s deferred compensation plan.

(8)	“All Other Compensation” represents the effective matching allocation to the named individual’s accounts in May’s profit sharing plan. In addition, for 2004, the amount includes a special bonus paid for the acquisition and assimilation of Marshall Field’s for Mr. Dunham ($500,000), Mr. Wolfe ($250,000), Mr. McNamara ($250,000) and Mr. Fingleton ($250,000).

Fiscal 2004 Stock Option Grants
      The following table sets forth certain information regarding grants of stock options made during fiscal 2004 to the May Named Executives.
OPTION GRANTS IN LAST FISCAL YEAR

		Percent of
	Options	Total	Exercise or Base		Grant Date
Name	Granted(1)	Options Granted	Price(2)	Expiration Date	Present Value(3)

John L. Dunham	75,000	1.7%	$27.8900	5/12/2014	$573,000
	90,000	2.1%	$27.8900	5/12/2014	$687,600
R. Dean Wolfe	37,500	0.9%	$27.8900	5/12/2014	$286,500
William P. McNamara	45,000	1.0%	$27.8900	5/12/2014	$343,800
Thomas D. Fingleton	37,500	0.9%	$27.8900	5/12/2014	$286,500
Jay H. Levitt	35,000	0.8%	$27.8900	5/12/2014	$267,400
Eugene S. Kahn	85,000	2.0%	$27.8900	5/12/2014	$649,400

(1)	With the exception of Mr. Dunham’s 90,000 share grant, one-fourth of the options become exercisable on May 12 in each of 2005, 2006, 2007 and 2008. One-third of the options of Mr. Dunham’s 90,000 share grant became exercisable on April 30, 2005, and one-third become exercisable on April 30 in each of 2006 and 2007.

(2)	The exercise price is the market price on the date the options were granted.

(3)	The Grant Date Present Values were determined using the Black-Scholes option pricing model. The estimated values under the model are based on assumptions as to variables such as option term, interest rates, stock price volatility, and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. The Grant Date Present Value calculation is presented in accordance with SEC proxy disclosure requirements, and May has no way to determine whether the Black-Scholes model can properly determine the value of an option. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model. The model assumes: (a) an option term of 10 years, which represents the length of time between the grant date of options under May’s plans and the latest possible exercise date by the May Named Executives; (b) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option’s term; (c) stock price volatility calculated based on daily stock price changes during the year prior to the grant date; and (d) dividends at the rate of $0.97 per share, the annual dividend rate with respect to a share of stock on the grant date.

Fiscal Year-End Option Values
      The following table sets forth certain information regarding the total number and aggregate value of options exercised by each of the May Named Executives during fiscal 2004 and the total number and aggregate value of options held by each of the May Named Executives at January 29, 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Total Number of		Value of Unexercised
	Shares		Unexercised Options Held		In-the-Money Options(2)
	Acquired	Total Gain
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John L. Dunham	5,603	$65,029	315,929	252,500	$1,034,270	$1,441,500
R. Dean Wolfe	12,431	$147,135	280,045	86,250	$1,121,737	$494,981
William P. McNamara	4,143	$31,862	223,288	105,000	$687,723	$602,850
Thomas D. Fingleton	11,603	$151,194	175,390	86,250	$523,301	$494,981
Jay H. Levitt	32,050	$290,510	94,322	87,500	$13,824	$503,388
Eugene S. Kahn	20,718	$98,640	989,635	462,500	$2,273,603	$1,222,513

(1)	The amounts “realized” reflect the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the May Named Executives may keep the shares they acquired upon the exercise of the option (or sell them at different prices), these amounts do not reflect cash realized upon the sale of those shares.

(2)	“In-the-Money Options” are options outstanding at the end of the fiscal year for which the fair market value of the company’s common stock at the end of the last fiscal year ($33.40 per share) exceeded the exercise price of the options.

Executive Stock Ownership Guidelines
      May encourages all executives to align their interests with May’s stockholders by making a personal investment in May stock. May adopted minimum stock ownership guidelines in 1994 for its top management group. Executives can satisfy these minimum guidelines through direct stock ownership, profit sharing plan share equivalents, and deferred compensation plan stock units. May expects executives to meet these minimum guidelines within five years of when the guidelines first apply to them.

Ownership Guideline
Executive Level	(Multiple of Base Salary)

Chief Executive Officer	5.0 times
Corporate Senior Management Committee(1)	3.5 times
Presidents, Chairmen and Vice Chairmen of Operating Divisions	2.5 times
Corporate Executive Vice Presidents and Senior Vice Presidents and the Senior Management Committees of Operating Divisions	1.5 times

(1)	Includes five executive officers. The chief executive officer, who is also a member of the senior management committee, is covered by the CEO guideline above.

Change-in-Control Agreements
      May has severance agreements with each of Messrs. Dunham, Wolfe, McNamara, Fingleton and Levitt. For a detailed description of these agreements, see “The Merger — Interests of May Directors and Executive Officers in the Merger — Executive Employment and Severance Agreements” beginning on page 83.

Employment Agreements
      The five May Named Executives who are currently executive officers of May have written employment contracts. The agreements presently specify the following base salaries and contract term:

Executive	Salary	Contract Term

Mr. Dunham	$1,150,000	4/30/07
Mr. Wolfe	$900,000	5/31/07
Mr. McNamara	$835,000	4/30/07
Mr. Fingleton	$765,000	4/30/08
Mr. Levitt	$695,000	4/30/07
      The agreements contain non-compete, non-solicitation and mitigation clauses. In addition, the agreements contain provisions that in the event of termination of the executive by May other than for “cause” the executive would be entitled to receive base salary until the later of the end of the executive’s non-compete period and the end of the term of the agreement.
      In addition, Mr. Dunham and Mr. Wolfe have consulting contracts with May. Each contract commences at the end of the term of their employment agreement and extends for a period of two years. The contracts provide for consulting fees ($375,000/year for Mr. Dunham and $450,000/year for Mr. Wolfe) and contain non-compete and non-solicitation clauses.
      Mr. Kahn, former chairman and chief executive officer of May, has a written employment contract with a term that extends to April 30, 2006. As a result of his January 14, 2005 resignation, Mr. Kahn’s active employment under his employment agreement with May and his service on the board of directors terminated on January 14, 2005. The two-year non-compete and non-solicitation period provided for in Mr. Kahn’s employment agreement commenced on January 15, 2005, and will extend to January 14, 2007. The executive compensation and development committee of the board of directors is negotiating separation arrangements with Mr. Kahn.

Retirement Plans
      May has a noncontributory retirement plan that covers associates at least age 21 who are paid for 1,000 or more hours per year.
      In addition, May has a supplementary retirement plan that covers associates who, at one time, had compensation in a calendar year equal to twice the amount of “wages” then subject to the payment of old age, survivor, and disability insurance Social Security taxes. Participants become entitled to a single life annuity retirement benefit equal to:

•	2% of the average of the participant’s highest three out of five fiscal years of final annual salary and bonus multiplied by their years of service, up to a maximum of 25 years; reduced by

•	primary Social Security benefits, company-provided benefits under May’s retirement and profit sharing plans, and, if appropriate, amounts to reflect early retirement.
      The minimum benefit under the supplementary retirement plan is the amount of company-provided benefits that would be payable under May’s retirement and profit sharing plans determined without regard to any statutory limits, less the amount of these benefits actually payable under those plans. If there is a change in control, as defined in the plan, the supplementary retirement plan provides that vesting would be accelerated in limited circumstances and benefits would not be forfeitable.
      The expense for May’s retirement plans for fiscal 2004 for all associates totaled $97 million.

      The following table shows the estimated aggregate annual benefits payable under these retirement plans to eligible associates in specified compensation and years of service classifications, assuming normal retirement at age 65 in 2004. The May Named Executives had, as of December 31, 2004, the following years of service for purposes of the retirement plans: John L. Dunham, 28 years; R. Dean Wolfe, 32 years; William P. McNamara, 32 years; Thomas D. Fingleton, 26 years; Jay H. Levitt, 17 years; and Eugene S. Kahn, 14 years.
Pension Plan Table

	Years of Service

Average Annual Earnings	15	20	25	30	35

$1,000,000	$245,680	$320,991	$375,854	$286,258	$301,089
1,200,000	$302,348	$396,491	$462,706	$355,184	$370,436
1,300,000	$330,682	$434,269	$507,231	$390,754	$406,211
1,600,000	$415,684	$547,605	$642,372	$499,011	$515,098
1,900,000	$500,686	$660,941	$777,510	$607,274	$623,983
2,200,000	$585,687	$774,276	$912,652	$715,535	$732,870
2,500,000	$670,689	$887,612	$1,047,792	$823,796	$841,756
2,800,000	$755,691	$1,000,948	$1,182,933	$932,055	$950,644
3,000,000	$812,359	$1,076,505	$1,273,026	$1,004,230	$1,023,234

Profit Sharing Plan
      Associates of May who are at least age 21, with one year of service of at least 1,000 hours of paid employment, may participate in May’s profit sharing plan. During 2004, 69,814 associates invested $108.2 million in the plan. Of this amount, $33.7 million was invested in May common stock. In addition, May will credit $60.2 million of May common stock and ESOP stock to associates’ accounts as a result of the plan’s matching formula.
      The plan links its benefits to May’s performance each year and to the value of the common stock. Generally, May matches employee contributions up to the first 5% of pay for each pay period that an associate invests in the plan. In 2004, associates made $63.8 million of “matchable” contributions to the plan. The effective matching rate for 2004 was 94.0%. The effective matching rate has averaged 76.1% over the last five years.

Bonus Program
      During fiscal 2004, each of the May Named Executives became eligible to receive a potential long-term cash award for the three fiscal years ending in fiscal 2006 under May’s Executive Incentive Compensation Plan for Corporate Executives. The following table shows the maximum long-term cash awards payable for that period under the plan.
LONG-TERM INCENTIVE PLAN AWARDS
IN LAST FISCAL YEAR

	Performance or Other	Estimated Maximum Future
	Period Until Maturation	Payouts Under Non-Stock-
Name	or Payout	Price-Based Plan(1)

John L. Dunham	2004-2006	$879,681
R. Dean Wolfe	2004-2006	$408,675
William P. McNamara	2004-2006	$378,525
Thomas D. Fingleton	2004-2006	$346,800
Jay H. Levitt	2004-2006	$315,150
Eugene S. Kahn	2004-2006	$1,350,000

(1)	Payouts may range from $0 to the award values shown above. The estimate above assumes that the individual remains eligible to participate throughout the three-year period, that the maximum performance goals have been met, and that the stock price has increased sufficiently to result in the maximum stock price adjustment.

Report of the Executive Compensation and Development Committee
      Each member of the Executive Compensation and Development Committee, referred to as the ECD Committee, is an “independent,” non-management director. We review and approve, among other things, the compensation payable to each of the executive officers named in the summary compensation table.

2004 Compensation Review and 2005 Changes to Senior Executive Compensation Program

Review Process and Findings
      In early 2004, the ECD Committee recommended a redesign of May’s senior management compensation program to the board. The goal was to give the ECD Committee and the board more flexibility in the program’s design and administration. Specifically, the Committee wanted to:

•	allow the ECD Committee to set and change specific details of the program (e.g., measures, weightings and award opportunities) over time to respond to business needs and ensure appropriate sensitivity to stockholder’s interests;

•	design a plan that would be easier for participants to understand; and

•	include a higher percentage of annual compensation that is performance based.
      The stockholders approved the proposed amendments to the incentive plan in May 2004, and the ECD Committee engaged Sibson Consulting to work with the ECD Committee and management to develop the details of the new program.
      Sibson Consulting collected information on competitive pay practices of 14 companies in May’s retail peer group, using proxy disclosures and a confidential survey of retail competitors conducted by the Hay Group. The ECD Committee also reviewed data on general emerging compensation trends across all industries, and the results of confidential interviews with members of the ECD Committee, with members of the company’s senior management group and with participants in the divisions.
      The ECD Committee found that, overall, May’s total compensation falls within a competitive range. The most significant differences found in May’s program are that:

•	base salaries were generally above the competitive market median;

•	May’s program had lower than competitive annual incentive opportunities as a percent of base salary;

•	May’s program had a more limited range of payouts around target performance;

•	May’s program had a narrower range of performance that is considered for performance-based awards;

•	May uses more performance restricted stock (as compared to time restricted stock) than the competitive market; and

•	May used three long-term vehicles, while most of the competitive market used two.
      The ECD Committee also determined that some aspects of the existing program were not well understood by participants, making the program less effective than it could be.

Updated Compensation Philosophy
      The ECD Committee developed an updated compensation philosophy and plan that accomplishes the objectives of the project, responds to several of the competitive practice findings and should result in the following changes in executive behavior:

•	increased emphasis on annual results;

•	increased intensity to achieve both store-for-store sales and earnings growth; and

•	greater buy-in by executives in the divisions to more competitive and aggressive store-for-store sales growth strategies.

      The updated compensation philosophy will guide the ECD Committee and management as they consider the compensation of senior executives:

•	Pay Prominence

•	Incentive pay will be highly prominent in May’s executive compensation design, allowing for significantly increased payouts when performance exceeds internal targets and peer performance and significantly reduced payouts when performance is poorer.

•	Performance schedules will allow for a broad range of performance and payouts around target.

•	Performance measures and goals will be explicit and controllable by participants.

•	Annual incentive pay will be more prominent for division principals than for the corporate senior management committee, whose compensation will have more balance between annual and longer-term performance.

•	May’s performance-based compensation program will complement other reasons executives stay at May, including the company’s reputation and financial stability, the work environment and career opportunities.

•	Comparative framework

•	May will use a broad group of retail comparators to benchmark pay levels (department store peers and prominent specialty retailers).

•	May will place more emphasis on its key retail comparators when comparing design practices and company performance.

•	Pay positioning and mix

•	Base salaries and total pay opportunities will be targeted at the median of the retail peer group for positions with similar responsibility. Mix of annual and long-term incentive opportunities may be adjusted based on business needs.

•	When performance is above or below target, pay will be sufficiently variable to result in pay levels commensurately above or below median.

•	Stock ownership

•	May expects executives to hold stock in order to sustain a long-term link between executive and shareowner interests. May’s executive compensation program will include:

•	explicit ownership guidelines for executives;

•	annual communication about actual stock ownership versus the guidelines; and

•	equity programs intended to build stock ownership over time.

•	Performance measurement

•	Performance measures within May’s variable pay components will reflect the business priorities and have the following characteristics:

•	reinforce strong balances growth in revenue, earnings and stock market performance; and

•	represent a balanced emphasis on key financial and operational drivers, growth that will result in current and future profits and ultimate shareowner value creation.

•	The Committee and the company may also choose to reward executives for progress against agreed-upon strategic initiatives (e.g., integration of an acquisition, division combinations) through additional incentive opportunities or variations in equity grants.

•	Performance measurement for division principals will be based primarily on their own division’s annual performance, although they will be tied to overall corporate longer term performance through equity awards.

•	Goal setting

•	May’s overall approach to goal setting will encourage exceeding performance of key competitors as well as generating sustained year-over-year improvement.

Summary of Program Changes Beginning in 2005
      As a result of the comprehensive study and of implementation of the compensation philosophy, the ECD Committee recommended that, beginning in 2005, May implement the following key changes:

•	manage the growth of base salaries toward the competitive median range, and, over time, to 100% of the median, on average;

•	increase the percentage of annual compensation that is performance based, by:

•	shifting the current long-term cash bonus opportunity into the annual cash bonus opportunity, and positioning the annual opportunities closer to the competitive median;

•	placing a balanced emphasis on both store-for-store sales and earnings growth when determining payouts; and

•	paying no award for performance below threshold;

•	provide additional upside opportunities for superior performance, by increasing the maximum payout from 90% to 120% of salary (with higher opportunities for Mr. Dunham), noting that the 120% maximum positions the annual bonus opportunity closer to the competitive median;

•	shift the senior management committee’s performance restricted stock from a three-year earnings per share basis to an annual earnings per share basis; and

•	manage total compensation to market median.
      Generally, bonuses will be calculated on the pre-2005 basis and on the new basis, and the executive will get the higher of the two calculations. The ECD Committee anticipates that the new basis will generally produce the higher calculation.

2004 Compensation
      Compensation for senior executives in 2004 was composed of a base salary, bonus opportunities (a significant potential portion of the total compensation) and long-term stock-related incentives. We review compensation based on our compensation philosophy, on company performance, and on competitive practices.

Base Salary.
      We review base salaries annually. They may be increased after our review based on:

•	the individual’s contribution to the company, including changes in responsibilities;

•	competitive pay levels; and

•	management’s recommendations.
      As a result of this overall review, salary rates for the May Named Executives increased on May 1, 2004, an average of 3.6% over the rates in effect at the beginning of fiscal 2004. The salary rate for Mr. Kahn had not changed since May 2002.

Bonus Opportunities.
      May has performance-based bonus plans covering approximately 4,700 associates. Each plan links a major portion of the associates’ potential pay to the associates’ performance and to May’s performance. Before 2005, the bonus opportunities for the senior executives and executive officers included both annual and long-term opportunities. Each May Named Executive participates in the executive incentive compensation plan for corporate executives.

Annual Bonus.
      For 2004, the May Named Executives became eligible for annual bonuses of up to 45% (78.75% for Mr. Dunham) of base salary. We determined their bonuses based on whether May achieved certain predetermined performance levels (threshold, target or maximum) for (i) earnings per share (EPS) and (ii) return on net assets (RONA) over the year.
      The annual bonus may be adjusted in two ways:

•	downward, in our discretion; and

•	upward or downward, automatically, based on May’s performance relative to the EPS and RONA performance of a predetermined group of competitors consisting of Dillard’s, Federated Department Stores, J.C. Penney, Kohl’s, Nordstrom, Target, and Sears. For both the annual and long-term bonuses, May’s relative rank was determined based on publicly available information about the competitor group, adjusted for comparability. Our independent public accounting firm subjected the information to certain agreed upon procedures.
      While return on equity is the company’s principal measure in evaluating its performance for shareowners and its ability to invest shareowners’ funds profitably, the bonus plans use RONA in evaluating this element of bonus opportunity to facilitate industry comparisons without having to make adjustments for financial leverage among the competitor group. In 2004:

•	May achieved below the threshold performance level we set for EPS; and

•	May achieved below the threshold performance level we set for RONA.
      Based on these results, no annual bonus awards were paid to any of the May Named Executives.

Long-Term Bonus.
      For the three-fiscal-year period that ended in 2004, the May Named Executives became eligible for long-term bonuses of up to 45% (78.75% for Mr. Dunham) of average base salary. We determined their bonuses based on (a) whether May achieved certain predetermined performance levels (threshold, target or maximum) for (i) compound growth rate for EPS and (ii) average RONA over the three-fiscal-year period, and (b) the change in stock price over the three-fiscal-year period.
      The long-term bonus may be adjusted in two ways:

•	downward, in our discretion; and

•	upward or downward, automatically, based on May’s performance compared to the EPS and RONA performances of the competitor group, and predetermined levels of changes in May’s common stock price over the period.
      For the three-year period that ended with fiscal 2004:

•	May achieved below the threshold level of performance we set for compound EPS growth;

•	May achieved below the threshold performance level we set for average RONA, but May’s performance, relative to the average RONA performance of the competitor group, ranked fourth, so that the long-term bonus based on average RONA performance was adjusted to the threshold level; and

•	May’s common stock price decreased by 7.5% over the period, resulting in a 7.5% decrease in bonus.

      Based on these results, the long-term bonuses awarded for the three-year period that ended with fiscal 2004 represented 8.1% of average base salary for Mr. Dunham, and 4.6% of average base salary for each of the other May Named Executives.
      In addition, the committee approved special 2004 bonuses of $500,000 for Mr. Dunham and $250,000 each for Mr. McNamara, Mr. Fingleton and Mr. Wolfe for the successful acquisition and assimilation of Marshall Field’s.

Long-term Stock-related Incentives.
      May provides long-term stock-related incentives through stock options and restricted stock. These incentives are designed to attract, retain, and motivate management associates, and relate their compensation directly to May’s stock performance. May grants stock options at fair market value on the grant date. They have value to the executive only if May’s stock price increases. We establish guidelines for the grant of options for all executives, and we specifically approve any grants to the executive officers. We base the guidelines for annual grants on competitive practices and position levels. We approve restricted stock grants in special circumstances.
      The May Named Executives received annual stock option grants in 2004 consistent with normal annual grant levels previously established for them. Mr. Dunham received a special stock option grant in 2004, and each of Mr. Dunham, Mr. Wolfe, Mr. McNamara, Mr. Fingleton and Mr. Levitt received restricted stock grants in conjunction with extensions of their employment agreements. We made no other special option or restricted stock grants to the May Named Executives in 2004.

Compensation Arrangement for the CEO
      The base salary rate for Mr. Kahn did not change in 2003 or 2004. For 2004, Mr. Kahn was eligible for an annual bonus of up to 90% of base salary and, for the three-fiscal-year-period that ended in 2004, Mr. Kahn was eligible for a long-term bonus of up to 90% of his average base salary over that period. As a result of his January 14, 2005 resignation, Mr. Kahn’s active employment under his employment agreement with May and his service on the board of directors terminated on January 14, 2005. The committee is in the process of negotiating separation arrangements with Mr. Kahn. The two-year non-compete and non-solicitation period provided for in Mr. Kahn’s employment agreement commenced on January 15, 2005, and will extend to January 14, 2007. Under the terms of his employment agreement, Mr. Kahn continues to receive his base salary during the non-compete period.

Additional Information
      Tax laws and IRS regulations limit the tax deductibility of executive compensation in excess of $1 million. Certain exceptions permit tax deductions on this compensation, including exceptions for performance-based compensation. Our policy continues to be that May should attempt, whenever reasonably possible, to qualify future compensation to be tax deductible.

Executive Compensation and Development Committee:

James M. Kilts, Chairman
Russell E. Palmer
Michael R. Quinlan
Report of the Audit Committee
      The Audit Committee of The May Department Stores Company Board of Directors (the Committee) is composed of independent directors and operates under a written charter adopted by the Board of Directors. The charter is available on the company’s website at www.mayco.com.
      Management is responsible for the company’s internal controls and preparing the company’s consolidated financial statements. The company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the public company accounting oversight board and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to shareowner ratification, the appointment of the company’s independent accountants. As stated above and in the Committee’s charter, the Committee’s responsibility is one of oversight. The Committee does not provide any expert or special assurance as to the company’s financial statements concerning compliance with laws, regulations, or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information and the representations made by management and the independent auditors.
      The Committee reviewed and discussed the company’s consolidated financial statements as of and for the fiscal year ended January 29, 2005 with management and the independent public accountants. Management represented to the Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.
      The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.
      The Committee received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent public accountants their independence.
      During fiscal year 2004, the company retained its independent public accountants, Deloitte & Touche LLP, to provide audit services of $4.3 million and non-audit services of $0.8 million. The Committee has determined that the nature and extent of non-audit services provided by Deloitte & Touche is compatible with maintaining auditor independence.
      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the company’s Annual Report on Form 10-K/A.

Audit Committee Members

Russell E. Palmer, Chairman
Marsha J. Evans
Michael R. Quinlan
David B. Rickard
Joyce M. Roché

Pre-Approval Policy
      The Audit Committee has adopted the following pre-approval policies for fees and services provided by the independent public accountant:

•	management will not engage Deloitte & Touche to perform any service (audit or non-audit) without advance approval of the Audit Committee; subject to the de minimis exceptions allowed by Sarbanes-Oxley;

•	management intends to use Deloitte & Touche for performing only those non-audit services it deems are appropriate. Such services will be of a nature and extent that it would not be prohibited by law, SEC rules or professional standards, will not place Deloitte & Touche in a management role, will not impair the auditor’s capacity for objective and impartial judgment, and will be limited to those areas that management believes appropriately use Deloitte & Touche’s expertise; and

•	at least annually, the Audit Committee will review the fees associated with the services provided by Deloitte & Touche. This review shall include, but need not be limited to (a) the nature, scope, and magnitude of each service and the fees charged therefore, and (b) consideration of the possible effect of the performance of such services upon the independence of Deloitte & Touche.

Stock Performance Graph

	1999	2000	2001	2002	2003	2004

May	$100	124	123	72	120	126
S&P-Dept. Stores(1)	$100	131	144	99	135	159
S&P-500	$100	100	85	66	88	93

(1)	The companies included in the S&P Retail Department Stores Index are Dillard’s, Federated, J.C. Penney, Kohl’s, May, Nordstrom and Sears.
Beneficial Ownership of May Common Stock
      The following table sets forth information as to the beneficial ownership of each person known to May to own more than 5% of May’s outstanding common stock, based on reports filed with the SEC in February, 2005 in the case of Capital Research and Management Company and Dodge & Cox, and based on reports from the plan administrator, in the case of May’s Profit Sharing Plan:

Name and Address	Number of	% of Outstanding	% of Voting
of Beneficial Owner	Shares Owned	Shares Owned(1)	Power(2)

Capital Research and Management Company	30,173,000	10.1%	9.7%
333 South Hope Street
Los Angeles, CA 90071
Dodge & Cox	37,713,862	12.6%	12.1%
One Sansome Street
35th Floor
San Francisco, CA 94104
May’s Profit Sharing Plan
Common Stock	10,834,374	3.6%	3.5%
ESOP preference shares(3)	371,457	100%	4.0%

(1)	On May 20, 2005, there were 299,443,318 shares of May common stock outstanding.

(2)	On May 20, 2005, May’s voting securities carried 311,993,938 votes and consisted of 299,443,318 outstanding shares of common stock and 371,457 ESOP preference shares, which carry 12,550,620 votes.

(3)	These shares carry 12,550,620 votes.

Stock Ownership of Directors and Executive Officers
      The following table shows all May stock and stock-based holdings beneficially owned, as of May 20, 2005, by May’s directors, the May Named Executives, and all directors and current executive officers as a group. All individuals have sole voting and investment power over the shares beneficially owned, unless otherwise noted.

		Options
	Shares Beneficially	Exercisable within	Deferred Stock
Name	Owned(1)	60 Days	Units

John L. Dunham	177,129	395,576	70,978
Marsha J. Evans	3,000	0	30,144
Helene L. Kaplan	20,889	0	21,665
James M. Kilts	5,178	0	30,686
Russell E. Palmer	7,490	0	22,217
Michael R. Quinlan	5,715	0	20,573
David B. Rickard	3,929	0	2,085
Joyce M. Roché	3,200	0	13,298
William P. Stiritz	11,650	0	47,297
R. Dean Wolfe	268,641	301,364	0
Thomas D. Fingleton	144,206	209,140	18,109
Jay H. Levitt	55,172	129,322	52,423
William P. McNamara	108,038	264,538	43,092
Eugene S. Kahn	374,169	1,178,917	133,470
Directors and Current Executive Officers as a Group(2)	1,067,940	1,715,861	405,020

(1)	The total number of shares beneficially owned by each individual and group constitutes less than 1% of the outstanding shares. For the executive officers, the total includes interests in shares owned by May’s profit sharing plan. Participants may direct the voting of the shares held by the plan and share voting and investment power with the plan’s trustee.

(2)	Includes 21 individuals. Does not include the holdings for Mr. Kahn, who is not currently an executive officer.

PRO FORMA FINANCIAL DATA
UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF FEDERATED
      The following unaudited pro forma financial statements of Federated give effect to the merger as if the merger had been completed as of February 1, 2004, with respect to the pro forma statement of income, and as of January 29, 2005, with respect to the pro forma balance sheet. Because May’s acquisition of the Marshall Field’s department store group effective July 31, 2004, was accounted for under the purchase method of accounting, May’s historical statements of income give effect to the results of operations of the Marshall Field’s department store group only from and after that date. The following pro forma statement of income gives effect to May’s acquisition of the Marshall Field’s department store group as if such acquisition had been completed as of February 1, 2004, rather than effective July 31, 2004.
      The following unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Federated and May, which are incorporated by reference in this joint proxy statement/ prospectus, and the other information contained or incorporated by reference in this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 185. Certain items derived from May’s historical financial statements have been reclassified to conform to the pro forma presentation.
      The merger will be accounted for under the purchase method of accounting, with Federated treated as the accounting acquirer. Under this method of accounting, the purchase price will be allocated to May’s net assets based upon the estimated fair values of May’s assets and liabilities at the date of acquisition. The actual purchase price to be so allocated will depend upon, among other things, the number of shares of May common stock issued and outstanding or subject to outstanding options immediately prior to the merger. The unaudited pro forma financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to May’s net assets as of January 29, 2005. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of May as of the date of the completion of the merger. Accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected herein.
      The following unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of what Federated’s actual financial position or results of operations would have been had the merger, and May’s acquisition of the Marshall Field’s department store group, been completed on the dates indicated above. The following unaudited pro forma financial statements do not give effect to (1) Federated’s or May’s results of operations or other transactions or developments since January 29, 2005, (2) the synergies, cost savings and one-time charges expected to result from the merger, or (3) the effects of transactions or developments, including sales of stores or other assets, which may occur subsequent to the merger. In addition, the following unaudited pro forma financial statements assume the absence of any adjustment to the purchase price provided for in the merger agreement. The foregoing matters, and the possible sale by Federated of its or May’s credit card related assets and use of the proceeds from such a transaction to fund the cash portion, or to repay debt incurred to fund the cash portion, of the purchase price payable in the merger, could cause both Federated’s pro forma historical financial position and results of operations, and Federated’s actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma financial statements.

FEDERATED
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	Historical	Historical
	Federated	May
	January 29,	January 29,	Pro Forma		Federated
	2005	2005(a)	Adjustments		Pro Forma

	(All amounts in millions)
ASSETS:
Current Assets:
Cash and cash equivalents	$868	$62	$(548	)(b1)	$382
Accounts receivable	3,418	2,294	—		5,712
Merchandise inventories	3,120	3,092	93	(b2)	6,305
Supplies and prepaid expenses	104	129			233

Total Current Assets	7,510	5,577	(455)		12,632
Property and Equipment — net	6,018	6,190	785	(b3)	12,993
Goodwill	260	2,634	(2,634	)(b4)	9,965
			9,705	(b4)
Other Intangible Assets — net	378	602	(602	)(b5)	808
			430	(b5)
Other Assets	719	160	(49	)(b6)	783
			(47	)(b7)

Total Assets	$14,885	$15,163	$7,133		$37,181

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$1,242	$513	$1,765	(b1)	$3,520
Accounts payable and accrued liabilities	2,707	2,798	—		5,505
Income taxes	352	158			510

Total current liabilities	4,301	3,469	1,765		9,535
Long-Term Debt	2,637	5,662	3,325	(b1)	12,289
			665	(b7)
Deferred Income Taxes	1,199	818	(83	)(b8)	1,934
Other Liabilities	581	528	163	(b6)	1,272
ESOP Preference Shares	—	211	(211	)(b9)	—
Stockholders’ Equity	6,167	4,475	(4,475	)(b10)	12,151
			5,984	(b10)

Total Liabilities and Stockholders’ Equity	$14,885	$15,163	$7,133		$37,181

See Notes to Federated Unaudited Pro Forma Consolidated Balance Sheet

FEDERATED
Notes to Unaudited Pro Forma Consolidated Balance Sheet
(All amounts in millions except per share figures)

(a)	Certain reclassifications have been made to the historical presentation of May to conform to the presentation used in the unaudited pro forma consolidated balance sheet.

(b)	The merger agreement provides that, in connection with the merger, May stockholders will be entitled to receive 0.3115 shares of Federated common stock and $17.75 in cash for each May share of common stock. The merger agreement further provides that, if the total value of the Federated common stock to be received in the merger falls below 40% of the total merger consideration, Federated may elect to pay more in Federated common stock to maintain the nontaxable status of the merger or, if Federated does not so elect, May may elect to increase the cash consideration received in the merger for each share of May common stock to $18.75. Under the merger agreement, there are no other circumstances in which the exchange ratio or the cash consideration increases. Federated has assumed that none of these changes to the merger consideration payable to May stockholders will occur.

Under the purchase method of accounting, the total consideration payable in the merger will be allocated to May’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the merger. The preliminary estimated consideration is as follows:

		Common	Additional
		Stock	Paid-in Capital	Total

	Issuance of Federated shares to May stockholders (97.186 shares at $58.55 per share*)	$1	$5,689	$5,690
	Estimate of fair value of May stock options assumed			294

(b10)	Total equity consideration			5,984
	Cash consideration payable to May stockholders			5,538
	Estimated transaction costs			100

(b1)	Total cash consideration			5,638

	Total consideration			$11,622

*	the average market price of Federated common stock from February 24, 2005, to March 2, 2005.
      For purposes of cash consideration to be paid to May stockholders and to fund transaction costs, Federated has assumed that $548 million of cash will be utilized and that the remainder will be financed through the issuance of $3,325 million of long-term debt at a weighted-average interest rate of 4.8% and $1,765 million of short-term debt at approximately 3.0%. Actual amounts borrowed, and interest rates payable, will depend on Federated’s cash balances and conditions in the capital markets, including prevailing rates of interest, at the time the merger is completed. For purposes of cash consideration to be paid to May stockholders, or for purposes of repaying any debt incurred to fund such cash consideration, Federated has assumed no cash proceeds from the sale of any assets, including Federated’s or May’s credit card operations.

FEDERATED
Notes to Unaudited Pro Forma Consolidated Balance Sheet — (Continued)
      The estimated consideration is preliminarily allocated as follow:

(b10)	May’s historical net book value	$4,475
(b4)	Elimination of May’s historical goodwill	(2,634)
(b5)	Elimination of May’s historical identifiable intangible assets	(602)
(b2)	Estimate of adjustment to fair value of merchandise inventories	93
(b3)	Estimate of adjustment to fair value of property and equipment	785
(b4)	Goodwill created	9,705
(b5)	Estimate of adjustment to fair value of identifiable intangible assets	430
(b6)	Estimate of adjustment to fair value of pension and post-retirement obligations	(212)
(b7)	Estimate of adjustment to fair value of assumed long-term debt (including the write-off of deferred financing costs)	(712)
(b9)	Eliminate ESOP preference shares	211
(b8)	Estimate of deferred taxes on adjustments at combined rate of 38%	83

	Total consideration allocated	$11,622

      Federated has not completed an assessment of the fair values of assets and liabilities of May and has not finalized its plans regarding the integration of May’s businesses with Federated’s businesses. Although certain assets are expected to be deemed as held for sale, the identification of such assets will not be made until Federated’s review of May’s assets has been completed. Federated expects that the final purchase price allocation will include adjustments to the fair values of depreciable tangible assets, identifiable intangible assets (some of which will have indefinite lives) and liabilities, including the establishment of any potential liabilities associated with business integration plans, sales of assets or operations, and termination and change in control benefits. To the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book values, such differences would be allocated to those assets and liabilities.
      For purposes of the allocation above, Federated has allocated $785 million to property and equipment. This allocation has been preliminarily assigned to land and buildings and improvements. The purchase price was allocated to property and equipment, with the exception of recent May acquisitions, using an industry-specific income capitalization approach. Furniture, fixtures and equipment, which generally have short lives and relatively modest residual values, were determined to have fair values that approximated book values. The preliminary allocation to property and equipment included in these pro forma financial statements is as follows:

		Estimated
	Increase in	Remaining
Asset Classification	Value	Useful Life

Land	$380	n/a
Buildings and improvements	405	15 years
      For purposes of the allocation above, Federated has allocated $430 million to identifiable intangible assets. The values assigned to tradenames and customer relationships were estimated using relative value comparisons with prior acquisitions adjusted for the anticipated utility to Federated. The preliminary allocation to identifiable intangible assets included in these pro forma financial statements is as follows:

		Estimated
	Assigned	Remaining
Asset Classification	Value	Useful Life

Tradenames	$168	Indefinite
Tradenames	142	36
Customer relationships	120	7

FEDERATED
Notes to Unaudited Pro Forma Consolidated Balance Sheet — (Continued)
      For purposes of the allocation above, the $9,705 million of goodwill created represents the amount by which the total consideration preliminarily allocated exceeds the estimated fair value of the net assets to be acquired pursuant to the merger. As described in “The Merger — Background of the Merger” beginning on page 44, the consideration to be paid by Federated in the merger was determined through arm’s length negotiations between representatives of Federated and representatives of May. The factors considered by Federated’s board of directors in connection with its determinations that the transactions contemplated by the merger agreement are fair to and in the best interests of Federated and its stockholders are described in “The Merger — Federated’s Reasons for the Merger and Recommendation of Federated’s Board of Directors” beginning on page 55. In light of the various strategic, competitive, economic and other factors supporting its decision to approve the merger, Federated’s board of directors did not place undue emphasis on the fair value of the net assets to be acquired, as that concept is construed and applied for purposes of purchase accounting. The purchase price has been allocated to the assets acquired and liabilities assumed using the guidance of SFAS 141 and S-X Article 11. In accordance with this guidance, the purchase price has been allocated to identifiable assets acquired and liabilities assumed to the extent such allocations are currently factually supportable. Federated’s current strategy is to rebrand most of May’s store tradenames to current Federated tradenames. The residual purchase price has been allocated to goodwill.

FEDERATED
Unaudited Pro Forma Consolidated Statement of Income
For the Fiscal Year Ended January 29, 2005

		Pro Forma
	Historical	Historical	Pro Forma		Federated
	Federated	May(a)	Adjustments		Pro Forma

	(All amounts in millions except per share figures)
Net Sales	$15,630	$15,434			$31,064
Cost of sales	9,297	8,967	$93	(b)	18,357

Gross margin	6,333	6,467	(93)		12,707
Selling, general and administrative expenses	4,933	5,231	(8	)(c)	10,197
			27	(d)
			14	(d)

Operating income	1,400	1,236	(126)		2,510
Interest expense, net	(284)	(450)	(229	)(e)	(905)
			58	(f)

Income before income taxes	1,116	786	(297)		1,605
Federal, state and local income tax	(427)	(273)	113		(587)

Net income	$689	$513	$(184)		$1,018

Basic earnings per share	$3.93				$3.74

Diluted earnings per share	$3.86				$3.66

Average common shares:
Basic	175.1		97.2	(g)	272.3
Diluted	178.2		97.2	(g)	278.0
			2.6	(h)
See Notes to Federated Unaudited Pro Forma Consolidated Statement of Income for
the fiscal year ending January 29, 2005

FEDERATED
Notes to Unaudited Pro Forma Consolidated Statement of Income
For the Fiscal Year Ended January 29, 2005
(All amounts in millions)

(a)	Historical May results have been adjusted to reflect May’s acquisition of the Marshall Field’s department store group as if it had occurred as of February 1, 2004 rather than effective July 31, 2004. See “May Unaudited Pro Forma Consolidated Statement of Income for the fiscal year ended January 29, 2005” on page 178.

(b)	Represents the increase in cost of sales resulting from the adjustment of May’s merchandise inventories to fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(c)	Represents the elimination of compensation expense for employee stock options recorded by May under Statement of Financial Accounting Standards, referred to as SFAS, No. 123, “Accounting for Stock-Based Compensation,” to conform to Federated’s accounting principles. Federated accounts for its stock-based employee compensation plan in accordance with Accounting Principles Board, referred to as APB, Opinion No. 25 and related interpretations, so that no stock-based employee compensation cost related to stock options is reflected in net income.

(d)	Represents an increase in depreciation and amortization expense resulting from the adjustment to May’s property and equipment and identifiable intangible assets based on the adjustment of such assets to their fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. The increase in depreciation and amortization expense has been estimated as follows:

		Estimated	Additional Annual
	Increase in	Remaining	Depreciation and
	Value	Useful Life	Amortization

Buildings and improvements	$405	15	$27
Definite Lived Intangible Assets	100	7	14
      The unaudited pro forma consolidated financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma consolidated financial statements. An increase or decrease in the amount or purchase price allocated to amortizable assets would impact the amount of annual amortization expense. The following table shows the effect on pro forma net income and diluted earnings per share for every $100 million of purchase price allocated to property and equipment or amortizing intangible assets at a range of weighted-average useful lives:

	Additional Annual		Diluted
	Depreciation and		Earnings
Weighted Average Life	Amortization	Net Income	per Share

Five years	$20	$(12)	$(.04)
Ten years	10	(6)	(.02)
Twenty-five years	4	(3)	(.01)

(e)	Represents the increase in interest expense as a result of the cash funding of the acquisition as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. A 1/8 percentage point change in the assumed interest rates would result in an adjustment to net income of $8 million before income tax effects.

(f)	Represents the decrease in interest expense as a result of the adjustment of May’s long-term debt to its fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. The difference between the fair value and recorded value of each borrowing is amortized as a reduction to interest expense over the remaining term of the borrowing.

(g)	Represents the shares of Federated Common Stock to be issued to May stockholders to effect the merger as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(h)	Represents the impact of the dilutive May stock options to be assumed by Federated as described in Note (b) of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

MAY
Unaudited Pro Forma Consolidated Statement of Income
For the Fiscal Year Ended January 29, 2005

		May	Pro Forma
	Historical	Pro Forma	Historical
	May(a)	Adjustments(b)	May

	(All amounts in millions)
Net Sales	$14,311	$1,123	$15,434
Cost of sales	8,310	657	8,967

Gross margin	6,001	466	6,467
Selling, general and administrative expenses	4,812	419	5,231

Operating income	1,189	47	1,236
Interest expense, net	(386)	(64)	(450)

Income before income taxes	803	(17)	786
Federal, state and local income tax	(279)	6	(273)

Net income (loss)	$524	$(11)	$513

Notes:

(a)	Certain reclassifications have been made to the historical presentation of May to conform to the presentation used in the Federated Unaudited Pro Forma Consolidated Statement of Income. May’s historical leased department income of $95 million and shipping and handling income of $35 million were reclassified from net sales to selling, general and administrative expenses. Additionally, May’s historical buying and occupancy costs of $1,902 million were reclassified from cost of sales to selling, general and administrative expenses.

(b)	Adjustments give effect to the results of operations for the Marshall Field’s department store group for the 26 weeks ended July 31, 2004, as if May had acquired the Marshall Field’s department store group as of February 1, 2004, including pro forma adjustments to reflect depreciation and amortization using the asset values recognized after applying purchase accounting adjustments and interest expense on borrowings used to finance the acquisition. May acquired Marshall Field’s department store group effective July 31, 2004, and included Marshall Field’s results of operations in May’s consolidated financial statements only from and after that date.

DESCRIPTION OF FEDERATED CAPITAL STOCK
      The following is a summary of the terms and provisions of Federated’s capital stock. The rights of Federated stockholders are governed by Delaware law, Federated’s certificate of incorporation and Federated’s by-laws. This summary is qualified in its entirety by reference to the governing corporate instruments of Federated to which we have referred you and applicable provisions of Delaware General Corporation Law. To obtain a copy of Federated’s certificate of incorporation and by-laws, see “Where You Can Find More Information” beginning on page 185.
Common Stock
      Federated common stock is traded on the New York Stock Exchange under the symbol “FD.” The registrar and transfer agent is The Bank of New York. The holders of Federated common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of Federated stockholders. Common stockholders have no conversion, preemptive, subscription or redemption rights. All outstanding shares of Federated common stock are duly authorized, validly issued, fully paid and nonassessable.
      Upon satisfaction of Federated’s obligations to preferred stockholders, the common stockholders may receive dividends when declared by the board of directors. If Federated liquidates, dissolves or winds-up its business, holders of Federated common stock will share equally in the assets remaining after Federated pays all of its creditors and satisfies all of its obligations to preferred stockholders.
Preferred Stock
      The Federated board of directors can, without approval of stockholders, issue one or more series of preferred stock. The board can determine the number of shares of each series and the rights, preferences and limitations of each series, including dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay, defer or prevent a change in control of Federated and make it harder to remove present management, without further action by Federated stockholders. Under some circumstances, preferred stock could also decrease the amount of earnings and assets available for distribution to holders of Federated common stock if Federated liquidates or dissolves and could also restrict or limit dividend payments to holders of Federated common stock.
      Federated has not issued any shares of preferred stock to date, and Federated does not plan to issue any shares of preferred stock.
COMPARISON OF RIGHTS OF STOCKHOLDERS
      As a result of the merger, holders of May common stock will become holders of Federated common stock. See “The Merger Agreement — Merger Consideration” beginning on page 97. The rights of holders of Federated common stock are governed by applicable Delaware law and the provisions of Federated’s certificate of incorporation and by-laws.
      The following is a summary of the material differences between the rights of Federated stockholders and May stockholders. Because the rights of stockholders of both May and Federated are governed by Delaware law, these differences arise principally from differences between Federated’s certificate of incorporation and by-laws and May’s certificate of incorporation and by-laws.
      The following does not provide a complete description of the specific rights of Federated stockholders under Federated’s certificate of incorporation and by-laws as compared with the rights of May stockholders under May’s certificate of incorporation and by-laws. This summary is qualified in its entirety by reference to the governing corporate instruments of Federated and May to which we have referred you. You should read those documents for a complete understanding of all of the differences between the rights of Federated stockholders and those of May stockholders. See “Where You Can Find More Information” beginning on page 185.
Authorized Capital Stock
      Federated. Federated’s certificate of incorporation authorizes it to issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 125,000,000 shares of preferred stock, par value $0.01 per share.
      May. May’s certificate of incorporation authorizes it to issue up to 1,000,000,000 shares of common stock, par value $0.50 per share, and 25,000,000 shares of preferred stock, par value $0.50 per share.
Voting Rights
      Federated. Under Federated’s certificate of incorporation and by-laws, the holders of common stock shall be entitled to vote at all meetings of the stockholders and shall be entitled to cast one vote for each share of stock held by them respectively and registered in their respective names on the books of Federated as of the record date fixed by the Federated board of directors.
      May. Under May’s certificate of incorporation and by-laws, the holders of common stock shall be entitled to vote at all meetings of the stockholders and shall be entitled to cast one vote for each share of stock held by them respectively and registered in their respective names on the books of May as of the record date fixed by May’s board of directors.
Cumulative Voting
      Federated. Federated’s certificate of incorporation does not provide for cumulative voting, and accordingly, holders of Federated’s common stock do not have cumulative voting rights in connection with the election of directors.
      May. May’s certificate of incorporation does not provide for cumulative voting, and accordingly, holders of May’s common stock do not have cumulative voting rights in connection with the election of directors.
Stockholders Meetings

Annual and Special Meetings
      Federated. Federated’s by-laws provide that annual meetings shall be held at such date and time as is designated by the board. Federated’s by-laws provide that the annual meeting shall be held at the place stated in the notice of the meeting. Federated’s by-laws provide that special meetings may be called by the chairman of the board of directors, by the majority of the whole board, or by stockholders if certain conditions are satisfied.
      May. May’s by-laws provide that annual meetings may be held at such time, date and place as the May board of directors determines and states in the notice to stockholders, providing that the meeting shall not be more than thirteen months after the previous annual meeting. May’s certificate of incorporation and by-laws provide no provision stating who may call special meetings. Therefore, under Delaware law, special meetings may be called by the board of directors.

Quorum
      Federated. Federated’s by-laws provide that at all stockholders meetings a quorum shall consist of a majority of all of the shares of stock outstanding and entitled to vote on the business to be transacted at the meeting, present in person or represented by proxy.
      May. May’s by-laws provide that the owners of not less than a majority of the shares issued and outstanding of May, entitled to be voted thereat, present in person or by proxy or power of attorney, shall constitute a quorum.

Notice of Stockholder Meetings
      Federated. Federated’s by-laws provide that written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting.
      May. May’s by-laws provide that written notice of the date, time and place of each annual and special meeting of the stockholders shall be mailed not less than 10 nor more than 60 days previous to the date of such meeting, postage prepaid, to each stockholder of record entitled to vote thereat, at such address as shall appear on May’s books.

Notice of Stockholder Proposals
      Federated. Federated’s by-laws provide that only business properly brought before annual or special meetings will be considered at the meeting. To be properly brought before an annual meeting, business must be specified in a timely notice of the meeting given at the direction of the Federated board of directors, otherwise properly brought before the meeting by the presiding officer or by or at the direction of the Federated board of directors or otherwise properly requested to be brought before the meeting by a Federated stockholder. A proper request requires that the Federated stockholder must have been a stockholder of record at the time notice was given for the annual meeting, been entitled to vote at the annual meeting, and have given timely notice in writing to Federated’s Secretary of the business the Federated stockholder requests to be brought before the meeting. In general, notice of the Federated stockholder’s request must have been received at Federated’s principal executive offices not less than 60 calendar days prior to the annual meeting; provided that if the announcement of the date of the annual meeting is not made at least 75 days prior to the date of the annual meeting, notice by the stockholder must be received not later than the close of business on the 10th calendar day following the day on which the public announcement of the annual meeting is first made. Only matters specified in the notice for special meetings given by or at the direction of the chairman of the board, the president or the Federated board of directors or otherwise properly brought before special meetings by the presiding officer or by or at the direction of Federated’s board of directors will be considered at special meetings.
      Federated’s by-laws provide that, to be in proper form, stockholder notices must contain for each matter:

•	a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

•	the name and address, as they appear on the company books, of the proposing stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	the class and number of shares beneficially owned by the stockholder and by the beneficial owner, if any, on whose behalf the proposal is made;

•	a description of the material interest in the matter of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	other information required under federal securities laws.
      May. May’s by-laws provide that only business properly brought before annual or special meetings will be considered at the meeting. To be properly brought before an annual meeting, business must be specified in a timely notice of the meeting given at the direction of the May board of directors, otherwise properly brought before the meeting by the presiding officer or by or at the direction of the May board of directors or otherwise properly requested to be brought before the meeting by a May stockholder. A proper request requires that the May stockholder must have been a stockholder of record at the time notice was given for the annual meeting, been entitled to vote at the annual meeting, and have given timely notice in writing to May’s secretary of the business the May stockholder requests to be brought before the meeting. In general, notice of the May stockholder’s request must have been received at May’s principal executive offices not less than 90 calendar days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting;

provided that if the annual or special meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the 15th calendar day following the day on which the notice or public announcement of the meeting is first made to stockholders. Only matters specified in the notice for special meetings given by or at the direction of the chairman of the board, the president or the May board of directors or otherwise properly brought before special meetings by the presiding officer or by or at the direction of May’s board of directors will be considered at special meetings.
      May’s by-laws provide that, to be in proper form, stockholder notices must contain for each matter:

•	a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

•	the name and record address of the proposing stockholder;

•	the class and number of shares beneficially owned by the stockholder; and

•	any material interest of the stockholder in such business.

Proxy
      Federated. Federated’s by-laws provide that each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of Federated on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of Federated.
      May. May’s by-laws provide that at all meetings of stockholders each stockholder of record is entitled to cast one vote for each share appearing on May’s stock book as standing in his name, which vote may be cast either in person or by proxy, or power of attorney, but no proxy shall be voted on after three years from its date.

Actions by Written Consent
      Under Delaware law, unless the certificate of incorporation provides otherwise, any action by stockholders to be taken at a meeting of stockholders may be taken without a meeting if written consents stating the action to be taken are signed by stockholders having not less than the minimum number of votes necessary to take that action at a meeting at which all shares entitled to vote were present and voted.
      Federated. Federated’s certificate of incorporation provides that no action may be taken by the Federated stockholders by written consent.
      May. May’s certificate of incorporation allows actions to be taken by unanimous written consent of its stockholders.
Matters Relating to the Board of Directors

Number
      Federated. Federated’s certificate of incorporation provides for not less than three nor more than 16 directors and Federated’s by-laws provide that the precise number will be determined by the board or by the affirmative vote of the holders of at least 80% of the shares of voting stock. Federated’s board of directors currently consists of ten directors. Federated’s board members are elected by plurality voting, meaning that the director nominees receiving the greatest number of votes are elected.
      May. May’s certificate of incorporation provides for not less than three nor more than 21 directors and May’s by-laws provide that the number of directors shall be ten. May’s board members are elected by plurality voting, meaning that the director nominees receiving the greatest number of votes are elected.

Quorum
      Federated. Federated’s by-laws provide that a majority of the total number of directors then in office shall constitute a quorum.
      May. May’s by-laws provide that the presence of a majority of the entire board of directors shall be required to constitute a quorum for the transaction of business.

Classification of Directors
      Federated. Under Federated’s certificate of incorporation, members of the board of directors will be elected by a plurality vote at the annual meeting for a term of three years. Federated’s certificate of incorporation classifies the board of directors into three separate classes, consisting as nearly equal in number as may be possible of one-third of the total number of directors constituting the entire board of directors, with staggered three-year terms. An amendment to the certificate of incorporation is up for stockholder vote at the Federated annual meeting. If Federated stockholders approve this amendment, each Federated director will be elected to a one-year term as they come up for reelection each year. Within three years, all Federated directors will be up for reelection each year.
      May. Under May’s certificate of incorporation, the members of the board of directors are elected by a plurality vote at the annual meeting for a term of three years. May’s certificate of incorporation classifies the board of directors into three separate classes, consisting as nearly equal in number as may be possible of one-third of the total number of directors constituting the entire board of directors, with staggered three-year terms. An amendment to the May certificate of incorporation is up for stockholder vote at the May annual meeting. If May stockholders approve this amendment, each May director will be elected to a one-year term as they come up for reelection each year. Within three years, all May directors will be up for reelection each year.

Removal of Directors
      Federated. Federated’s certificate of incorporation provides that a director may be removed only for cause.
      May. May’s certificate of incorporation provides that a director may be removed only for cause.

Vacancies of the Board
      Federated. Federated’s certificate of incorporation provides that any newly created directorships resulting from any increase in the number of directors and any vacancies on the board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board, or by the sole remaining director.
      May. May’s certificate of incorporation provides that any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in such class will hold office for the remainder of the term of the class to which such director was appointed and until his successor has been elected and qualified.
Preemptive Rights
      Federated. Federated’s certificate of incorporation does not grant any preemptive rights.
      May. May’s certificate of incorporation does not grant any preemptive rights.

Dividends
      Federated. Federated’s by-laws contain no provisions relating to dividends. As such, under the DGCL, Federated’s board of directors may declare and pay dividends upon the shares of its capital stock out of its surplus, and in certain circumstances, out of its net profits for the fiscal year in which the dividends are declared.
      May. May’s by-laws provide that dividends on May’s stock may be paid at such times and in such amounts as the board of directors shall, from time to time, determine.
Limitation of Personal Liability of Directors
      Federated. Federated’s certificate of incorporation provides that to the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no director will be personally liable to Federated or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Federated.
      May. May’s certificate of incorporation provides that no director will be personally liable for monetary damages for any breach of fiduciary duty by such a director to the full extent authorized by the DGCL. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to May or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Indemnification of Directors and Officers
      Federated. Federated’s certificate of incorporation provides that each person who is or was or had agreed to become a director or officer of Federated, and each such person who is or was serving or who had agreed to serve at the request of the board or an officer of Federated as an employee or agent of Federated or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, will be indemnified by Federated to the full extent permitted by DGCL or any other applicable law.
      Federated’s by-laws provide that Federated will indemnify to the fullest extent permitted by applicable law, any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative because such person is or was or had agreed to become a director, officer, employee, or agent of Federated or is or was serving at the request of the board or an officer of Federated as a director, officer, employee, or agent of another entity, or anything done or not by such person in any such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. Further, Federated agrees to advance expenses necessary to defend such proceedings.
      May. May’s certificate of incorporation provides that officers and directors and such other persons as authorized by a majority of the entire board of directors consistent with the provisions of the DGCL will be indemnified by May to the fullest extent authorized or permitted by law.
      May’s by-laws provide that the company will indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of May or by reason of the fact that such director or officer, at the request of May, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Anti-Takeover Matters

Rights Plans
      Federated. The Federated company rights plan expired in accordance with its terms on December 19, 2004.
      May. May has in place a “shareowner rights plan” pursuant to which a right is attached to each outstanding share of May common stock. The rights become exercisable only under certain circumstances involving actual or potential acquisitions of May common stock by a person or affiliated persons. The May board of directors has taken all action required to authorize an amendment to May’s shareowner rights plan so as to render it inapplicable to the merger.
Certain Business Combination Restrictions
      Section 203 of the DGCL protects publicly-traded Delaware corporations, such as May and Federated, from hostile takeovers, and from actions following the takeover, by prohibiting some transactions once an acquirer has gained a significant holding in the corporation. A corporation may elect not to be governed by Section 203 of the DGCL.
      Federated. Federated’s certificate of incorporation contains a provision substantially the same as Section 203 of the DGCL. Thus, Federated is governed by the provisions of Section 203 of the DGCL, which protects it from hostile takeovers.
      May. Neither May’s certificate of incorporation or by-laws contain the election to not be governed by Section 203 of the DGCL. Therefore, May is governed by Section 203 of the DGCL. However, May’s board of directors has expressly approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. As such, the restrictions on business combinations set forth in Section 203 of the DGCL do not apply to the merger agreement or the transactions contemplated by the merger agreement, including the merger.
Vote on Certain Fundamental Issues
      Federated. Federated’s certificate of incorporation includes a provision substantially identical to Section 203 of the DGCL.
      May. In addition to the voting requirements of Section 203 of the DGCL, May’s certificate of incorporation requires that certain “business combinations,” including certain mergers, sales, leases and other dispositions of assets, loans and other financial assistance, plans of liquidation or dissolution, amendments to May’s by-laws and reclassifications or recapitalizations, involving an “interested stockholder,” or any affiliate or associate of the interested stockholder, which is defined as one who (i) beneficially owns or announces an intention to beneficially own 10% or more of May’s voting stock or (ii) is an affiliate or associate of May’s and at any time within two years preceding the date of the business combination transaction was the beneficial owner of 10% or more of May’s outstanding voting stock, must be approved by (A) at least 66 2/3% of the outstanding May’s voting stock and (B) a majority of the outstanding May’s voting stock, excluding shares held by the interested stockholder.
      These approvals are not required if the business combination:

•	is approved by a majority of the directors who are unaffiliated with the interested stockholder and were members of May’s board of directors prior to the time the interested stockholder became an interested stockholder; or

•	involves the payment of consideration to the holders of May’s capital stock and complies with specific pricing and procedural conditions set forth in May’s certificate of incorporation.

Amendments to Constituent Documents
      Delaware law provides that an amendment to a corporation’s certificate of incorporation requires that the board of directors adopt a resolution setting forth the proposed amendment and that a majority of the voting power of the then outstanding capital stock of the corporation approve the amendment, although the certificate of incorporation may provide for a greater vote.
      Federated. Federated’s certificate of incorporation requires the affirmative vote of 80% of its stockholders to amend Article Seventh (number, election and term of directors), provided that if the amendment is approved by less than 80% but at least a majority of the stockholder vote, the amendment will take effect twelve months after the date of the vote.
      Federated’s by-laws provide that they may be altered, amended or repealed and new by-laws made at a meeting of the board of directors or at a meeting of its stockholders, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders. The certificate of incorporation provides that certain by-laws may not be altered or amended by the stockholders without the affirmative vote of at least 80% of the shares then outstanding. If the amendment of such bylaw is approved by a majority, but less than 80% of the outstanding shares, the amendment will take effect twelve months after the date of the vote.
      May. May’s certificate of incorporation provides that the certificate may be amended as provided under Delaware law. As such, to amend the certificate of incorporation the board of directors must adopt a resolution setting forth the proposed amendment and a majority of the voting power of the then outstanding capital stock of the corporation must approve the amendment.
      May’s certificate of incorporation further provides that its by-laws may be adopted, amended, repealed or rescinded by the vote of two-thirds of the entire board of directors. In addition, the by-laws may be amended at any general or special meeting of stockholders, providing that notice of the proposed amendment was given in the call for such meeting.
LEGAL MATTERS
      The validity of the Federated common shares to be issued in the merger will be passed on for Federated by Dennis J. Broderick, Esq., Federated’s General Counsel. The material United States federal income tax consequences of the merger as described in “Material United States Federal Income Tax Consequences” beginning on page 92 will be passed upon for Federated by Jones Day and for May by Skadden, Arps, Slate, Meagher & Flom LLP. Helene L. Kaplan, of counsel to Skadden, Arps, Slate, Meagher & Flom LLP, is a member of May’s board of directors and owns 20,889 shares of May common stock, with the associated rights thereto.
EXPERTS
      The consolidated financial statements of Federated as of January 29, 2005, and January 31, 2004, and for each of the three fiscal years in the period ended January 29, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of January 29, 2005, have been incorporated by reference herein and in the registration statement of which this joint proxy statement/ prospectus forms a part through the incorporation of Federated’s Annual Report on Form 10-K for the year ended January 29, 2005, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
      The consolidated financial statements and related financial statement schedules of May as of January 29, 2005, and January 31, 2004, and for each of the three years in the period ended January 29, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of January 29, 2005 (which excludes internal control over financial reporting at the Marshall Field’s division, which was acquired on July 31, 2004), incorporated by reference herein and in the registration statement of which this joint proxy statement/ prospectus forms a part from May’s Annual Report on Form 10-K/A for the year ended

January 29, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
      Federated. If you wish to submit a proposal to be included in the proxy statement for Federated’s 2006 annual meeting, we must receive it on or before December 15, 2005. You should follow the procedures described in Rule 14a-8 of the Exchange Act and send the proposal to our principal executive offices: Federated Department Stores, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202, Attention: Corporate Secretary.
      If you wish to bring matters before stockholders at the 2006 annual meeting other than pursuant to the procedures in Rule 14a-8, you must satisfy the following requirements under Federated’s by-laws:

•	you must notify Federated’s corporate secretary in writing not less than 60 days prior to the annual meeting, except where the date of the annual meeting was not publicly announced at least 75 days prior to the date of the annual meeting, in which case you must notify Federated’s corporate secretary in writing within 10 days of the date of the public announcement of the date of the annual meeting; and

•	your notice must contain the specific information required by the by-laws.
      We retain the discretion to vote proxies on a proposal filed within these deadlines provided (i) we include in the proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion, and (ii) the proponent does not issue a proxy statement.
      May. If you wish to submit a proposal to be included in the proxy statement for May’s 2006 annual meeting, we must receive it on or before December 22, 2005. You should follow the procedures described in Rule 14a-8 of the Exchange Act and send the proposal to our principal executive offices: The May Department Stores Company, 611 Olive Street, St. Louis, Missouri 63101, Attention: Corporate Secretary.
      If you wish to bring matters before stockholders at the 2006 annual meeting other than pursuant to the procedures in Rule 14a-8, you must satisfy the following requirements under May’s by-laws:

•	you must notify May’s corporate secretary in writing not less than 90 days nor more than 105 days prior to the anniversary date of the 2005 annual meeting, provided that if the 2006 annual meeting is called for a date that is not within 30 days before or after such anniversary date, you must notify May’s corporate secretary in writing within 15 days of the date of the public announcement of the date of the 2006 annual meeting; and

•	your notice must contain the specific information required by the by-laws.
      We retain the discretion to vote proxies on a proposal filed within these deadlines provided (i) we include in the proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion, and (ii) the proponent does not issue a proxy statement.
WHERE YOU CAN FIND MORE INFORMATION
      Federated and May file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that Federated and May have filed with the SEC at the following SEC public reference room:
450 Fifth Street, N.W.
Washington, D.C. 20549
Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
      Federated’s and May’s SEC filings are also available for free to the public on the SEC’s Internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, Federated’s SEC filings are also available for free to the public on Federated’s website, www.fds.com/corporategovernance, and May’s filings with the SEC are also available for free to the public on May’s website, www.mayco.com. Information contained on Federated’s website and May’s website is not incorporated by reference into this joint proxy statement/ prospectus, and you should not consider information contained on those websites as part of this joint proxy statement/ prospectus.
      Each of Federated and May incorporate by reference into this joint proxy statement/ prospectus the documents listed below, and any filings Federated or May makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/ prospectus until the date of the annual meetings shall be deemed to be incorporated by reference into this joint proxy statement/ prospectus. The information incorporated by reference is an important part of this joint proxy statement/ prospectus. Any statement in a document incorporated by reference into this joint proxy statement/ prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/ prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this joint proxy statement/ prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/ prospectus.
Federated SEC Filings

Commission File Number 001-13536	Period

Registration Statement on Form 8-A	Filed on December 12, 1994
Current Reports on Form 8-K	Filed on February 8, 2005; Filed on February 22, 2005; Filed on February 28, 2005; Filed on March 17, 2005; Filed on March 29, 2005; Filed on April 8, 2005; Filed on May 5, 2005; Filed on May 11, 2005
Annual Report on Form 10-K	Year Ended January 29, 2005 (filed on March 28, 2005)
      Federated has supplied all information contained or incorporated by reference into this joint proxy statement/ prospectus relating to Federated and its respective affiliates.
      You can obtain a copy of any document incorporated by reference into this joint proxy statement/ prospectus except for the exhibits to those documents from Federated. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference are available from Federated without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this joint proxy statement/ prospectus. You may obtain documents incorporated by reference into this joint proxy statement/ prospectus by requesting them in writing or by telephone from Federated at the following address and telephone number:
Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202
Attention: Investor Relations
(513) 579-7780
      If you would like to request documents, please do so by July 6, 2005, to receive them before the Federated annual meeting. If you request any of these documents from Federated, Federated will mail them to you by first-class mail, or similar means.
      You should rely only on the information contained or incorporated by reference into this joint proxy statement/ prospectus in voting your shares at the Federated annual meeting. Federated has not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/ prospectus. This joint proxy statement/ prospectus is dated May 31, 2005. You should not assume that the information contained in this joint proxy statement/ prospectus is accurate as of any other date, and neither the mailing of this joint proxy statement/ prospectus to Federated stockholders nor the issuance of Federated common stock in the merger will create any implication to the contrary.
May SEC Filings

Commission File No. 001-00079	Period

Current Reports on Form 8-K	Filed on February 10, 2005; Filed on February 11, 2005; Filed on February 28, 2005; Filed on March 2, 2005; Filed on March 23, 2005; Filed on April 8, 2005; Filed on May 9, 2005; Filed on May 10, 2005
Annual Report on Form 10-K/A	Year Ended January 29, 2005 (filed on May 10, 2005)
      May has supplied all information contained or incorporated by reference into this joint proxy statement/ prospectus relating to May and its respective affiliates.
      You can obtain a copy of any document incorporated by reference into this joint proxy statement/ prospectus except for the exhibits to those documents from May. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by referenced are available from May without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this joint proxy statement/ prospectus. You may obtain documents incorporated by reference into this joint proxy statement/ prospectus by requesting them in writing or by telephone from May at the following address and telephone number:
The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101
Attention: Investor Relations
(314) 342-6300
      If you would like to request documents, please do so by July 6, 2005, to receive them before the May annual meeting. If you request any of these documents from May, May will mail them to you by first-class mail, or similar means.
      You should rely only on the information contained or incorporated by reference into this joint proxy statement/ prospectus in voting your shares at the May annual meeting. May has not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/ prospectus. This joint proxy statement/ prospectus is dated May 31, 2005. You should not assume that the information contained in this joint proxy statement/ prospectus is accurate as of any other date, and neither the mailing of this joint proxy statement/ prospectus to May stockholders nor the consummation of the merger will create any implication to the contrary.

ANNEX A
EXECUTION COPY
AGREEMENT AND PLAN OF MERGER
by and among
FEDERATED DEPARTMENT STORES, INC.,
MILAN ACQUISITION CORP.*
and
THE MAY DEPARTMENT STORES COMPANY
Dated as of February 27, 2005

*	It is intended that prior to the meetings of the stockholders of each of Federated and May, Milan Acquisition Corp. will be converted to, or otherwise become, a limited liability company under Delaware law.

TABLE OF CONTENTS — (Continued)

CONFIDENTIAL DISCLOSURE SCHEDULES

Federated
Section 3.10	Employee Benefits
Section 3.11	Taxes
Section 4.1(b)	Conduct of Business by Parent
May
Section 3.2	Subsidiaries
Section 3.5	Non-contravention; Consents and Approvals
Section 3.6	SEC Reports and Financial Statements
Section 3.8	Absence of Certain Changes or Events
Section 3.10	Employee Benefit Plans
Section 3.11	Taxes
Section 4.1	Conduct of the Business of Company
Schedule 5.14(d)	Compensation and Benefit Matters

TABLE OF DEFINED TERMS

Term	Page

1992 EEIP	A-15
1995 EEIP	A-15
Adjusted Option	A-31
Adjustment Event	A-13
affiliate	A-41
Agreement	A-8
Antitrust Division	A-30
Antitrust Filings	A-30
Average Closing Price	A-12
Benefit Plans	A-18
Benefits Maintenance Period	A-34
Business Day	A-8
Cash Consideration	A-10
Certificate of Merger	A-9
Closing	A-8
Closing Date	A-8
Code	A-8
Company	A-8
Company Adverse Recommendation Change	A-26
Company Certificate	A-10
Company Common Stock	A-8
Company Disclosure Letter	A-13
Company Employees	A-34
Company Representatives	A-25
Company Rights	A-14
Company Rights Agreement	A-14
Company Stock Options	A-14
Company Stock Plans	A-14
Company Stockholder Approval	A-21
Company Stockholders Meeting	A-28
Company Subsidiary	A-22
Company Takeover Proposal	A-26
Confidentiality Agreement	A-29
DCP	A-14
DGCL	A-8
Directors DCP	A-14
Dissenting Shares	A-13
Dissenting Stockholder	A-13
EDCP	A-15
Effective Time	A-9
Environment	A-20
Environmental Claim	A-20

Term	Page

Environmental Condition	A-21
Environmental Laws	A-21
Environmental Permit	A-21
ERISA	A-18
ESOP Preference Shares	A-14
Exchange Act	A-16
Exchange Agent	A-10
Exchange Fund	A-10
Expenses	A-39
Foreign Plan	A-18
Form S-4	A-17
FTC	A-30
GAAP	A-17
Governmental Entity	A-16
Hazardous Substance	A-21
HSR Act	A-16
HSR Filing	A-30
IBP	A-15
Indemnified Parties	A-33
Joint Proxy Statement	A-16
Junior Preference Shares	A-14
knowledge	A-41
Law	A-41
Leases	A-41
Liens	A-41
material adverse effect	A-41
Maximum Premium	A-33
Merger	A-8
Merger Consideration	A-10
Merger Sub	A-8
Multiemployer Plan	A-18
Notice of Adverse Recommendation	A-26
Outside Date	A-38
Parent	A-8
Parent Adverse Recommendation Change	A-28
Parent Common Stock	A-8
Parent Disclosure Letter	A-14
Parent Stockholder Approval	A-21
Parent Stockholders Meeting	A-28
Parent Stock Options	A-15
Parent Stock Plans	A-15
Parent Takeover Proposal	A-29
PCBs	A-21
Permits	A-17

Term	Page

Permitted Liens	A-42
person	A-42
Prior Plan	A-35
Release	A-21
Representing Party	A-14
Representing Party Disclosure Letter	A-14
Representing Party Entities	A-14
Representing Party Subsidiaries	A-14
SEC	A-16
SEC Documents	A-17
Securities Act	A-16
Series A Preferred Stock	A-15
SERP	A-15
SIP	A-14
Stock Consideration	A-9
subsidiary	A-42
Successor Plan	A-35
Superior Proposal	A-26
Surviving Corporation	A-8
Takeover Statute	A-21
Tax Certificates	A-31
Tax Return	A-20
Taxes	A-19
Termination Fee	A-39
Transferee	A-11

AGREEMENT AND PLAN OF MERGER
      AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 27, 2005, by and among Federated Department Stores, Inc., a Delaware corporation (“Parent”), Milan Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and The May Department Stores Company, a Delaware corporation (the “Company”).
W I T N E S S E T H:
      WHEREAS, the respective Boards of Directors of the Company and Parent have each determined that a business combination between Parent and the Company is in the best interests of their respective companies and stockholders and accordingly have agreed to effect the merger of the Company with and into Merger Sub (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby the separate corporate existence of the Company shall cease and each issued and outstanding share of common stock, par value $0.50 per share, of the Company (together with any associated Company Rights (as defined below), “Company Common Stock”), other than Dissenting Shares and any shares of Company Common Stock owned by Parent or any direct or indirect subsidiary of Parent or held in the treasury of the Company, will be converted into the right to receive shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) and cash as provided in Section 2.1;
      WHEREAS, the Board of Directors of each of the Company, Parent and Merger Sub has determined that the Merger is advisable and fair to and in the best interests of their respective companies and stockholders;
      WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and
      WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:
ARTICLE I
THE MERGER
      Section 1.1     The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Company will be merged with and into Merger Sub at the Effective Time and the separate corporate existence of the Company will thereupon cease. Following the Effective Time, Merger Sub will be the surviving corporation (the “Surviving Corporation”).
      Section 1.2     Closing. The closing of the Merger (the “Closing”) will take place at a time and on a date to be specified by the parties, which is to be no later than the second Business Day after satisfaction or waiver (to the extent permitted by applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or (to the extent permitted by applicable Law) waiver of those conditions) set forth in Article VI, unless another time or date is agreed to by the parties to this Agreement. The Closing will be held at the offices of Jones Day, 222 East 41st Street, New York, New York 10017, or such other location to which the parties to this Agreement agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.” “Business Day” means any day other than Saturday, Sunday or any day on which banking and savings and loan institutions are authorized or required by Law to be closed.

      Section 1.3     Effective Time. On the terms and subject to the conditions set forth in this Agreement, (i) as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the terms of this Agreement and (ii) as soon as practicable on or after the Closing Date, the parties shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware on the Closing Date, or at such subsequent date or time as the Company, Parent and Merger Sub agree and specify in the Certificate of Merger (the date and time the Merger becomes effective is hereinafter referred to as the “Effective Time”).
      Section 1.4     Effects of the Merger. The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
      Section 1.5     Certificate of Incorporation and By-laws. The certificate of incorporation and by-laws of Merger Sub as in effect immediately before the Effective Time will be the certificate of incorporation and by-laws, respectively, of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law, except that Article I of the certificate of incorporation of the Surviving Corporation shall state “The name of the corporation is The May Department Stores Company.”
      Section 1.6     Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
      Section 1.7     Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code and Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations, and for all relevant tax purposes.
      Section 1.8     Adjustments to Preserve Tax Consequences.
      (a) If the value of the Stock Consideration on the Closing Date declines to a level that prevents the satisfaction of the condition expressed in either or both of Section 6.2(d) and Section 6.3(d), then Parent shall have the option, exercisable in its sole discretion, to increase the number of shares (or fraction of a number of shares) of Parent Common Stock comprising the Stock Consideration such that the conditions expressed in both Section 6.2(d) and Section 6.3(d) are satisfied. If Parent exercises the option provided in this Section 1.8(a), then for all purposes in this Agreement the term “Stock Consideration” shall mean the number (or fraction of a number) of fully paid, nonassessable shares of Parent Common Stock as so increased.
      (b) If Parent declines or fails to exercise the option provided in Section 1.8(a) within three Business Days of the putative Closing Date, the Company shall have the option to require that the Company and not Merger Sub be the Surviving Corporation in the Merger for all purposes in this Agreement and that the Cash Consideration be increased by $1.00 per share of Company Common Stock. In such event, all parties to this Agreement shall be deemed to have waived the conditions expressed in Section 6.2(d) and Section 6.3(d). If the Company exercises the option provided in this Section 1.8(b), then for all purposes in this Agreement:

(i) the Merger shall be the merger of Merger Sub with and into the Company;

(ii) the Company will be the Surviving Corporation; and

(iii) the Cash Consideration shall be $18.75.

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES AND PAYMENT
      Section 2.1     Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

(a) Merger Sub’s Common Stock. Each share of Merger Sub’s common stock, par value $0.01 per share, outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or any direct or indirect majority owned subsidiary of the Company or Parent immediately prior to the Effective Time will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock, other than shares of Company Common Stock to be canceled in accordance with Section 2.1(b) and Dissenting Shares, will be converted into the right to receive (i) $17.75 in cash (the “Cash Consideration”) without interest and (ii) 0.3115 fully paid, nonassessable shares of Parent Common Stock (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

(d) ESOP Preference Shares. Each issued and outstanding ESOP Preference Share will be converted into the Merger Consideration on an as converted basis in the same manner as shares of Company Common Stock under Section 2.1(c). The Company shall use its reasonable best efforts to comply with the terms of the Certificate of Designation, Preferences and Rights governing the ESOP Preference Shares in order to effect the foregoing.

(e) Cancellation of Shares of Company Common Stock. As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and will automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any shares of Company Common Stock (a “Company Certificate”) shall cease to have any rights with respect thereto, except either (i) the rights of Dissenting Shares contemplated in Section 2.4 or (ii) the right to receive the Merger Consideration, certain dividends or other distributions, if any, and cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Company Certificate, in each case, in accordance with this Article II, without interest.
      Section 2.2     Exchange of Certificates.
      (a) Exchange Agent. As soon as practicable following the date of this Agreement and in any event not less than 15 Business Days prior to the Closing Date, Parent will designate a national bank or trust company reasonably satisfactory to the Company to act as agent of Parent for purposes of, among other things, mailing and receiving transmittal letters and distributing the Merger Consideration to the Company stockholders (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the Company’s stockholders for the purpose of receiving and holding their Company Certificates and shall obtain no rights or interests in the shares represented by such Company Certificates. As of the Effective Time, Parent and the Exchange Agent shall enter into an agreement which will provide that Parent shall have deposited with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash and certificates representing the shares of Parent Common Stock (such cash and such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the “Exchange Fund”) issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock.

      (b) Exchange Procedures.

(i) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a Company Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration (A) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Company Certificates will pass, only upon proper delivery of the Company Certificates to the Exchange Agent and will be in such form and have such other provisions as Parent may specify consistent with this Agreement) and (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration.

(ii) After the Effective Time, upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the letter of transmittal contemplated in Section 2.2(b)(i), duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e), and the Company Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that are not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Company Certificate so surrendered is registered (the “Transferee”), if such Company Certificate is properly endorsed or otherwise in proper form for transfer and the Transferee pays any transfer or other Taxes required by reason of such payment to a person other than the registered holder of such Company Certificate or establishes to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Company Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Company Certificate pursuant to the provisions of this Article II, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e). No interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article II.
      (c) Dividends; Other Distributions. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock will be paid by Parent to the Exchange Agent and will be included in the Exchange Fund, in each case until the surrender of such Company Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Company Certificate in accordance herewith, there will be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.
      (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and all Cash Consideration paid upon the surrender for exchange of Company Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) and Section 2.2(e)) will be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Certificates, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions, in each case with a record date (i) prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or (ii) prior to the date of this Agreement and in each case which remain unpaid at the Effective Time, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to Parent, the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article II.
      (e) No Fractional Shares.

(i) No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates, no dividend or distribution of Parent will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

(ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) shall receive, in lieu thereof, an amount in cash (without interest), rounded to the nearest cent, equal to the product obtained by multiplying (A) the fractional share interest to which such former holder would otherwise be entitled by (B) the average of the closing prices for a share of Parent Common Stock as reported on the NYSE Composite Transactions Reports (as reported in the Wall Street Journal, or, if not reported thereby, any other authoritative source) for the ten trading days prior to, but not including, the Closing Date (the “Average Closing Price”).

(iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Certificates formerly representing shares of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Certificates formerly representing shares of Company Common Stock subject to and in accordance with the terms of Section 2.2(c).
      (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Certificates for six months after the Effective Time will be delivered to Parent, upon demand, and any holders of Company Certificates who have not theretofore complied with this Article II may thereafter look only to Parent for payment of their claim for Stock Consideration, Cash Consideration and any dividends or distributions, if any, with respect to Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock.
      (g) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent will be liable to any person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
      (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent in direct obligations of the U.S. Treasury, on a daily basis. Any interest and other income resulting from such investments will be paid to Parent. If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.
      (i) Lost Certificates. If any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, as the case may be, the posting by such person of a bond in such reasonable amount as Parent or the Surviving Corporation, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Certificate, the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.
      Section 2.3     Certain Adjustments. If, after the date of this Agreement and at or prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, stock split, subdivision, combination or exchange of shares or readjustment, or any dividend payable in stock or other securities is declared thereon or rights issued in respect thereof with a record date within such period, or any similar event occurs (any such action, an “Adjustment Event”), the Merger Consideration will be proportionately and appropriately adjusted to reflect such Adjustment Event.
      Section 2.4     Dissenters’ Rights. Shares of Company Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal has been properly demanded in accordance with Section 262 of the DGCL (“Dissenting Shares”) will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares (a “Dissenting Stockholder”) withdraws such demand for such appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws such demand for appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder’s Dissenting Shares will cease to be a Dissenting Share and will be converted as of the Effective Time into and represent the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to stockholders’ rights of appraisal, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable Law. The Company shall not, except with prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Law. Only the Company shall be entitled to make any payment with respect to any demands for appraisal of Dissenting Shares, and Parent shall not reimburse the Company, directly or indirectly, for any such payment made by the Company.
      Section 2.5     Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
      Section 2.6     Withholding Rights. The Surviving Corporation, Parent or the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such amounts withheld shall be treated for purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
      Except as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), and except as set forth in the Company’s SEC Documents filed prior to the date of this Agreement, the Company hereby represents and warrants to Parent and Merger Sub, and, except as set forth in the disclosure letter delivered by Parent and Merger Sub to the

Company prior to the execution of this Agreement (the “Parent Disclosure Letter”), and except as set forth in Parent’s SEC Documents filed prior to the date of this Agreement, each of Parent and Merger Sub hereby represents and warrants to the Company, in each case, as set forth in this Article III, with the party making such representations and warranties being referred to as the “Representing Party” and such Representing Party’s Disclosure Letter as the “Representing Party Disclosure Letter.” Notwithstanding the foregoing, any representation or warranty which expressly refers to the Company, Parent or Merger Sub is being made solely by the Company, Parent or Merger Sub, as the case may be.
      Section 3.1     Organization, Standing and Corporate Power. The Representing Party and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for such failures of such organization, existence, good standing and power which would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Representing Party. The Representing Party and each of its subsidiaries is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Representing Party. The Representing Party has made available to the other Representing Party prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, each as amended to the date of this Agreement.
      Section 3.2     Subsidiaries. All outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Representing Party (collectively, the “Representing Party Subsidiaries” and, together with the Representing Party, the “Representing Party Entities”) (i) have been validly issued and are fully paid and nonassessable and (ii) are free and clear of all Liens other than Permitted Liens. All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Representing Party Subsidiaries are beneficially owned, directly or indirectly, by the Representing Party. The Representing Party does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person.
      Section 3.3     Capital Structure.
      (a) The Company represents and warrants that the authorized capital stock of the Company consists entirely of (i) 1,000,000,000 shares of Company Common Stock and (ii) 25,000,000 shares of preference stock, par value $0.50 per share, of the Company, of which (A) 1,000,000 shares have been designated as Junior Participating Preference Shares, par value $0.50 per share (the “Junior Preference Shares”), and (B) 800,000 shares have been designated ESOP Preference Shares, par value $0.50 per share (the “ESOP Preference Shares”). Each share of Company Common Stock carries with it an associated share purchase right issued pursuant to the Amended and Restated Rights Agreement between the Company and The Bank of New York, as rights agent, dated as of August 31, 2004 (as amended from time to time, the “Company Rights Agreement”), which entitles the holder thereof to purchase, on the occurrence of certain events, Junior Preference Shares (the “Company Rights”). At the close of business on February 25, 2005: (i) 293,834,196 shares of Company Common Stock were issued and outstanding (including 1,550,298 shares of restricted stock); (ii) 26,621,298 shares of Company Common Stock were held by the Company in its treasury; (iii) 1,000,000 Junior Preference Shares were reserved for issuance in connection with the Company Rights; (iv) 26,559,937 shares of Company Common Stock were subject to issued and outstanding options to purchase Company Common Stock granted under the Company’s 1994 Stock Incentive Plan, as amended (the “SIP”); (v) 2,199,589 shares of Company Common Stock were subject to issuance under the Company’s Deferred Compensation Plan (the “DCP”); (vi) 171,285 shares of Company Common Stock were subject to issuance under the Company’s Deferred Compensation Plan for Non-Management Directors (the “Directors DCP” and, together with the SIP and the DCP, the “Company Stock Plans” and, such stock options collectively, the “Company Stock Options”); and (vii) 415,451 ESOP Preference Shares were issued and outstanding. All outstanding shares of capital stock of the Company are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights.
      (b) Parent and Merger Sub represent and warrant that the authorized capital stock of Parent consists entirely of (i) 500,000,000 shares of Parent Common Stock and (ii) 125,000,000 shares of preferred stock, par value $0.01 per share, of Parent, of which 5,000,000 shares have been designated as Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). At the close of business on February 25, 2005: (i) 167,417,349 shares of Parent Common Stock were issued and outstanding (including 272,278 shares of restricted stock); (ii) 31,242,770 shares of Parent Common Stock were held by Parent in its treasury; (iii) no shares of Parent Common Stock were subject to issued and outstanding Parent Series D Warrants; and (iv) 19,585,374 shares of Parent Common Stock were subject to issued and outstanding options to purchase Parent Common Stock granted under Parent’s 1992 Executive Equity Incentive Plan (the “1992 EEIP”), Parent’s 1995 Executive Equity Incentive Plan, as amended (the “1995 EEIP”), Parent’s 1992 Incentive Bonus Plan, as amended (the “IBP”), Parent’s Supplementary Executive Retirement Plan, as amended (the “SERP”), and Parent’s Executive Deferred Compensation Plan, as amended (the “EDCP” and, together with the 1992 EEIP, the 1995 EEIP, the IBP and the SERP, the “Parent Stock Plans”) (collectively, the “Parent Stock Options”). All outstanding shares of capital stock of Parent are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights.
      (c) Except as set forth in Section 3.3(a) or 3.3(b), as the case may be, as of February 25, 2005, (1) there are not issued, reserved for issuance or outstanding (i) any shares of capital stock or other voting securities of the Representing Party, (ii) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Representing Party, or (iii) any warrants, calls, options or other rights to acquire from the Representing Party or any Representing Party Subsidiary any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Representing Party or any Representing Party Subsidiary and (2) there are no outstanding obligations of the Representing Party or any Representing Party Subsidiary to (i) issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Representing Party or any Representing Party Subsidiary or (ii) repurchase, redeem or otherwise acquire any such securities.
      Section 3.4     Authority.
      (a) The Company represents and warrants that it has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles. The Board of Directors of the Company has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders and (iii) resolved to recommend to such stockholders that they vote in favor of the Merger.
      (b) Parent and Merger Sub represent and warrant that each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively, subject, in the case of the Merger, to receipt of the Parent Stockholder Approval.

This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles. The Board of Directors of Parent has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of Parent and its stockholders and (iii) resolved to recommend to such stockholders that they vote in favor of the issuance of Parent Common Stock pursuant to this Agreement.
      Section 3.5     Non-Contravention; Consents and Approvals.
      (a) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws (or comparable organizational documents) of any of the Representing Party Entities, (ii) except in connection with the Leases, result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Representing Party Entities under, any loan or credit agreement, note, bond, mortgage, indenture or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Representing Party Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 3.5(b), conflict with or violate any judgment, order, decree or Law applicable to any of the Representing Party Entities or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party and that would not prevent or materially delay consummation of the Merger.
      (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a “Governmental Entity”) or any third party is required by the Representing Party in connection with the execution and delivery of this Agreement by the Representing Party or the consummation by the Representing Party of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the “SEC”) of (A) a joint proxy statement relating to the Company Stockholders Meeting and the Parent Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the “Joint Proxy Statement”) and, in the case of Parent and Merger Sub, the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) or such other applicable sections of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iii) the filing of a premerger notification and report form by the Representing Party under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) notifications to the NYSE and, in the case of Parent, filings with and approvals of the NYSE to permit the shares of Parent Common Stock that are to be issued in the Merger to be listed on the NYSE; and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party and that would not prevent or materially delay consummation of the Merger.
      Section 3.6     SEC Reports and Financial Statements.
      (a) The Representing Party has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act with the SEC since January 31, 2003 (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the “SEC Documents”). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Representing Party’s SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the Representing Party’s SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
      (b) The consolidated financial statements of the Representing Party included in its SEC Documents comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Representing Party and its consolidated subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). No Representing Party Subsidiary is required to make any filings with the SEC.
      Section 3.7     Information Supplied. None of the information supplied or to be supplied by the Representing Party specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the “Form S-4”) will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company’s stockholders and Parent’s stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Representing Party with respect to statements made or incorporated by reference therein based on information supplied by the other party specifically for inclusion or incorporation by reference in the Joint Proxy Statement.
      Section 3.8     Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since January 31, 2004, (i) each of the Representing Party Entities has conducted its respective operations only in the ordinary course consistent with past practice and (ii) there has not been a material adverse change in the Representing Party.
      Section 3.9     Compliance with Applicable Laws.
      (a) The operations of the Representing Party Entities have not been and are not being conducted in violation of any Law (including the Sarbanes-Oxley Act of 2002, including Section 404 thereof, and the USA PATRIOT Act of 2001) or any Permit necessary for the conduct of their respective businesses as currently conducted, except where any such violations, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party.
      (b) The Representing Party Entities hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other persons (“Permits”) necessary for the conduct of their respective businesses as currently conducted, except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party.

      Section 3.10     Employee Benefit Plans.
      (a) The Representing Party has made available to the other Representing Party a true and complete list of (i) each material United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, consulting, disability, death benefit, hospitalization, medical insurance, life insurance, welfare, severance or other employee benefit plan, agreement, arrangement or understanding maintained by the Representing Party or any Representing Party Subsidiary or to which the Representing Party or any Representing Party Subsidiary contributes or is obligated to contribute or with respect to which the Representing Party or any Representing Party Subsidiary has any liability, including each multiemployer plan (as defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (a “Multiemployer Plan”) and (ii) each change of control agreement providing benefits to any current or former employee, officer or director of the Representing Party or any Representing Party Subsidiary, to which the Representing Party or any Representing Party Subsidiary is a party or by which the Representing Party or any Representing Party Subsidiary is bound (collectively, the “Benefit Plans”). For purposes of this Agreement, the term “Foreign Plan” refers to each plan, agreement, arrangement or understanding that is subject to or governed by the Laws of any jurisdiction other than the United States other than any such plan, the establishment or maintenance of which is mandated by applicable Law, and that would have been treated as a Benefit Plan had it been a United States plan, agreement, arrangement or understanding. The Representing Party has made available or shall, as soon as practicable after the date of this Agreement, make available to the other Representing Party a true and correct list of the Foreign Plans. With respect to each Benefit Plan and Foreign Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Representing Party or any Representing Party Subsidiary would reasonably be expected to be subject to any liability that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Representing Party.
      (b) Each Benefit Plan (other than a Multiemployer Plan) is in compliance with, and has been administered in accordance with, its terms, all applicable Laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Benefit Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party. Each Benefit Plan (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the knowledge of the Representing Party, no fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Benefit Plan or the exempt status of any related trust, except for any occurrence that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party. All trusts providing funding for Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Benefit Plans, have been operated and administered in compliance with all applicable requirements, except where a failure to comply with such requirements would not reasonably be expected to have or result in a material adverse effect on the Representing Party. Each Foreign Plan is in compliance with, and has been administered in accordance with, its terms and applicable Laws, except for any failures so to administer any Foreign Plan that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party.
      (c) No Benefit Plan (other than a Multiemployer Plan) provides medical or life insurance benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service, other than any such coverage required by Law, and, except as provided in the Benefit Plans, the Representing Party and the Representing Party Subsidiaries have reserved all rights necessary to amend or terminate each of the Benefit Plans without the consent of any other person.
      (d) Except as provided in the Benefit Plans, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, entitle any current or former employee, officer or director of the Representing Party or the Representing Party Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement.
      (e) Neither the Representing Party nor any Representing Party Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that would reasonably be likely to result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code as a result of the consummation of the transactions contemplated by this Agreement (either alone or in combination with other events). No Benefit Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code.
      (f) With respect to each Benefit Plan (other than a Multiemployer Plan), the Representing Party has delivered or made available to the other Representing Party or shall, as soon as practicable following the date of this Agreement, deliver or make available a true and complete copy of: (i) each writing constituting a part of such Benefit Plan, including all Benefit Plan documents and trust agreements; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the most recent annual financial report, if any; (iv) the most recent actuarial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.
      (g) There are no pending or, to the knowledge of the Representing Party, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Benefit Plans, any fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans that would reasonably be expected to have or result in a material adverse effect on the Representing Party.
      Section 3.11     Taxes. (i) The Representing Party and each Representing Party Subsidiary has filed all Tax Returns required to be filed, and all such returns are materially complete and accurate, other than such Tax Returns, the failure of which to file has not had or would not reasonably be expected to have a material adverse effect on the Representing Party; (ii) the Representing Party and each Representing Party Subsidiary has paid all Taxes due except for those Taxes being disputed in good faith through appropriate proceedings; (iii) there are no Liens for Taxes upon the assets of the Representing Party or any of the Representing Party Subsidiaries, other than Liens for Taxes not yet due and Liens for Taxes that are being contested in good faith by appropriate proceedings; (iv) neither the Representing Party nor any of the Representing Party Subsidiaries has any liability for Taxes of any person (other than the Representing Party and the Representing Party Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of Law as a transferee or successor, by contract, or otherwise); (v) neither the Representing Party nor any Representing Party Subsidiary is a party to any agreement relating to the allocation or sharing of Taxes; (vi) neither the Representing Party nor any Representing Party Subsidiary has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (vii) no deficiencies for any Taxes have been proposed, asserted or assessed against the Representing Party or any Representing Party Subsidiary for which adequate reserves in accordance with GAAP have not been created; (viii) the financial statements included in the Representing Party’s SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes for which the Representing Party or any Representing Party Subsidiary may be liable for all taxable periods and portions thereof through the date hereof; (ix) the Representing Party and each Representing Party Subsidiary has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (x) since January 1, 2003, neither the Representing Party nor any Representing Party Subsidiary has distributed stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code; (xi) neither the Representing Party nor any Representing Party Subsidiary has participated in any listed transaction within the meaning of Treasury Regulation Section 1.6011-4; and (xii) the consolidated federal income Tax Returns of the Representing Party have been examined and such examinations have been completed with respect to all taxable years through and including 2000. As used in this Agreement, “Taxes” includes all federal, state or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto. As used herein, “Tax Return” shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.
      Section 3.12     Environmental Matters.
      (a) Except where noncompliance, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party, the Representing Party Entities are and have been for the past five years in compliance with all applicable Environmental Laws and Environmental Permits.
      (b) There are no written Environmental Claims pending against the Representing Party or any Representing Party Subsidiary, except for matters that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Representing Party.
      (c) The Representing Party has made available to other Representing Party all material information, including such studies, reports, correspondence, notices of violation, requests for information, audits, analyses and test results in the possession, custody or control of the Representing Party Entities relating to (i) the Representing Party Entities’ present compliance or noncompliance within the past five years with Environmental Laws and Environmental Permits, and (ii) Environmental Conditions on, under or about any of the properties owned, leased or operated by any of the Representing Party Entities for which any of the Representing Party Entities may be responsible or liable as a result of a written Environmental Claim, which, in the case of both clause (i) and clause (ii) above, would reasonably be expected to have or result in a material adverse effect on the Representing Party Entities, taken as a whole.
      (d) Within the past five years, there have been no Releases of any Hazardous Substance in, on, under, from or affecting any currently or, to the knowledge of the Representing Party, previously owned, leased or operated properties that, individually or in the aggregate, would reasonably be expected to have or result in a material adverse effect on the Representing Party.
      (e) Within the past five years, none of the Representing Party or the Representing Party Subsidiaries has received from any Governmental Entity or other third party any written notice that any of them or any of their predecessors is or may be a potentially responsible party in respect of, or may otherwise bear liability for, any actual or threatened Release of any Hazardous Substance at any site or facility that is or has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, the National Corrective Action Priority System or any similar or analogous federal, state, provincial, territorial, municipal, county, local or other domestic or foreign list, schedule, inventory or database of Hazardous Substance sites or facilities, except as would not reasonably be expected to have or result in a material adverse effect on the Representing Party Entities, taken as a whole.
      (f) None of the Representing Party or the Representing Party Subsidiaries has assumed, undertaken or otherwise become subject to any liability of any other person relating to or arising from Environmental Laws, except for such liabilities that would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Representing Party.
      (g) As used in this Agreement:

(i) the term “Environment” means soil, surface waters, ground water, land, stream sediment, surface and subsurface strata, ambient air, indoor air or indoor air quality;

(ii) the term “Environmental Claim” means any written demand, suit, action, proceeding, order, investigation or notice to any of the Representing Party Entities by any person alleging any potential liability (including potential liability for investigatory costs, risk assessment costs, cleanup costs, removal costs, remedial costs, operation and maintenance costs, governmental response costs, natural resource damages, or penalties) under any Environmental Law;

(iii) the term “Environmental Laws” means all Laws relating to (A) pollution or protection of the Environment, (B) emissions, discharges, Releases or threatened Releases of Hazardous Substances, (C) threats to human health or ecological resources arising from exposure to Hazardous Substances, or (D) the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances;

(iv) the term “Hazardous Substance” means any chemical, substance or waste that is regulated under any Environmental Law as toxic, hazardous or radioactive or as a pollutant or a contaminant and any substance that is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), petroleum or petroleum-derived substances or wastes, leaded paints or radon gas;

(v) the term “Release” means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, placing and the like, or otherwise entering into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substances);

(vi) the term “Environmental Condition” means any contamination, damage, injury or other condition related to Hazardous Substances and includes any present or former Hazardous Substance treatment, storage, or disposal or recycling units, underground storage tanks, wastewater treatment or management systems, wetlands, sumps, lagoons, impoundments, landfills, ponds, incinerators, wells, asbestos-containing materials, lead paint or PCB-containing materials.

(vii) the term “Environmental Permit” means all Permits and the timely submission of applications for Permits, as required under Environmental Laws.
      Section 3.13     Voting Requirements.
      (a) The Company represents and warrants that the affirmative vote at the Company Stockholders Meeting of at least a majority of the votes entitled to be cast by the holders of outstanding shares of Company Common Stock and ESOP Preference Shares, voting together as one class, is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby (collectively, the “Company Stockholder Approval”).
      (b) Parent and Merger Sub represent and warrant that the affirmative vote at the Parent Stockholders Meeting of at least a majority of the votes cast by the holders of outstanding shares of Parent Common Stock present (in person or by proxy) at the Parent Stockholders Meeting, where the holders of at least a majority of all outstanding shares of Parent Common Stock vote on the proposal to approve the issuance of Parent Common Stock pursuant to this Agreement (which will constitute a quorum), is the only vote of the holders of any class or series of Parent’s capital stock necessary to authorize the issuance of the shares of Parent Common Stock to be issued in connection with the Merger (the “Parent Stockholder Approval”).
      Section 3.14     State Takeover Statutes. The Company represents and warrants that the Board of Directors of the Company has taken all necessary action so that no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law (each, a “Takeover Statute”) (including the interested stockholder provisions codified in Section 203 of the DGCL) or any anti-takeover provision in the Company’s Amended and Restated Certificate of Incorporation (including Article 12 thereof) or by-laws is applicable to this Agreement, the Merger and the transactions contemplated by this Agreement.
      Section 3.15     Opinion of Financial Advisors.
      (a) The Company represents and warrants that the Company has received the opinions of Morgan Stanley & Co Incorporated and Peter J. Solomon Company, each dated the date of this Agreement, to the effect that, as of such date and subject to the considerations set forth therein, the Merger Consideration is fair from a financial point of view to holders of shares of Company Common Stock.
      (b) Parent and Merger Sub represent and warrant that Parent has received the opinion of Goldman Sachs, dated the date of this Agreement, to the effect that, as of such date and subject to the considerations set forth therein, the Merger Consideration is fair from a financial point of view to Parent, without taking into account any adjustments made pursuant to Section 1.8.
      Section 3.16     Brokers.
      (a) The Company represents and warrants that, except for Morgan Stanley & Co Incorporated and Peter J. Solomon Company, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
      (b) Parent and Merger Sub represent and warrant that, except for Goldman Sachs, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.
      Section 3.17     The Company Rights Agreement. The Company represents and warrants that the Company has taken all corporate action on behalf of the Company required to authorize an amendment to the Company Rights Agreement so as to render the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.
      Section 3.18     Financing. Parent and Merger Sub represent and warrant that Parent will have at the Effective Time, sufficient funds available to pay the Cash Consideration and all other cash amounts payable to holders of Company Common Stock pursuant to this Agreement.
      Section 3.19     Merger Sub. Parent and Merger Sub represent and warrant that Merger Sub is a duly incorporated, validly existing direct, wholly owned Delaware subsidiary of Parent, was formed for the purpose of engaging in the transactions contemplated by this Agreement, and does not have any subsidiaries and has not undertaken any business or other activities other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby.
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS
      Section 4.1     Conduct of Business.
      (a) Conduct of Business by the Company. Except as set forth on Section 4.1(a) of the Company Disclosure Letter, except as otherwise required, permitted or contemplated by this Agreement or except as consented to in writing by Parent, which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the ordinary course. Without limiting the generality of the foregoing, except as set forth on Section 4.1(a) of the Company Disclosure Letter, except as otherwise required, permitted or contemplated by this Agreement or except as consented to in writing by Parent, which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, the Company shall not and shall not permit any subsidiary of the Company (each, a “Company Subsidiary”) to:

(i) (A) other than (x) dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, (y) regular quarterly cash dividends with respect to Company Common Stock not in excess of $0.245 per share of Company Common Stock and (z) as required under the terms of the ESOP Preference Shares, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or (C) except as required under the terms of the ESOP Preference Shares or pursuant to agreements entered into with respect to the Company Stock Plans that are in effect as of the close of business on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) issue or authorize the issuance of, deliver or sell any shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Company Common Stock and associated Company Rights (A) upon the exercise of the Company Stock Options under the Company Stock Plans or in connection with other awards or issuances of Company Common Stock under the Company Stock Plans or (B) upon the conversion of shares of ESOP Preference Shares, in any such case, outstanding as of the date of this Agreement (or granted hereafter as permitted under this Agreement) and in accordance with their terms as in effect on the date of this Agreement (or, in the case of grants made subsequent to the date of this Agreement, in accordance with their terms as in effect on the date of grant, which terms shall be consistent with past practice);

(iii) amend its certificate of incorporation or by-laws (or other comparable organizational documents), other than amendments or changes to any such documents of the Company Subsidiaries in the ordinary course of business;

(iv) other than in the ordinary course of business, sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its material properties or material assets;

(v) incur any material long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur material short-term indebtedness other than indebtedness incurred in the ordinary course of business or under lines of credit existing on the date of this Agreement (or any refinancing thereof not to exceed the amount borrowable thereunder);

(vi) other than in the ordinary course of business: (A) grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director or consultant of the Company or any Company Subsidiary; (B) grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any officer or employee of the Company or any Company Subsidiary; (C) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any Benefit Plan or Foreign Plan of the Company; (D) enter into or amend any employment, bonus, severance, change in control, retention agreement or any similar agreement or any collective bargaining agreement or, grant any severance, bonus, termination, or retention pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries; or (E) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding Benefit Plan or Foreign Plan of the Company; provided, however, that nothing in this Agreement, including this Section 4.1(a)(vi) or Section 4.1(a)(ii) shall be construed as preventing the Company from taking any of the actions described in Schedule 5.14(d);

(vii) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles) or any Governmental Entity;

(viii) acquire by merging or consolidating with, by purchasing any substantial equity interest in or a substantial portion of the assets of, or by any other manner, any significant business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets that are material, individually or in the aggregate, to the Company Entities, taken as a whole, except for (A) the purchase of assets from suppliers or vendors in the ordinary course of business, (B) items reflected in the capital plan of the Company previously made available to Parent and (C) acquisitions of businesses or assets not contemplated in clause (A) or (B) involving consideration up to an aggregate amount not to exceed $50,000,000;

(ix) except in the ordinary course of business, make or rescind any material express or deemed election or settle or compromise any material claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes in any material respect;

(x) satisfy any material claims or liabilities, other than in the ordinary course of business or in accordance with their terms;

(xi) make any loans, advances or capital contributions to, or investments in, any other person in excess of $25,000,000 in the aggregate, except for (A) loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary, (B) employee advances for expenses in the ordinary course of business or (C) ordinary course proprietary credit card transactions;

(xii) other than in the ordinary course of business, (A) terminate or adversely modify or amend any contract having a duration of more than one year and total payment obligations of the Company in excess of $25,000,000 (other than (1) contracts terminable within one year or (2) the renewal, on substantially similar terms, of any contract existing on the date of this Agreement), (B) waive, release, relinquish or assign any right or claim of material value to the Company, or (C) cancel or forgive any material indebtedness owed to the Company or any Company Subsidiary; or

(xiii) authorize, commit or agree to take any of the foregoing actions.
      (b) Conduct of Business by Parent. Except as set forth on Section 4.1(b) of the Parent Disclosure Letter, except as otherwise required, permitted or contemplated by this Agreement or except as consented to in writing by the Company, which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, carry on their respective businesses in the ordinary course. Without limiting the generality of the foregoing, except as set forth on Section 4.1(b) of the Parent Disclosure Letter, except as otherwise required, permitted or contemplated by this Agreement or except as consented to in writing by the Company, which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Parent shall not and shall not permit any Parent Subsidiary to:

(i) (A) other than (1) dividends and distributions by a direct or indirect wholly owned Parent Subsidiary to its parent and (2) regular quarterly cash dividends with respect to Parent Common Stock, which shall be $0.14 per share of Parent Common Stock, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or (B) split, combine or reclassify any of its capital stock or (C) except pursuant to agreements entered into with respect to the Parent Stock Plans that are in effect as of the close of business on the date of this Agreement, purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of the Parent Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) issue or authorize the issuance of, deliver or sell any shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Parent Common Stock upon the exercise of the Parent Stock Options under the Parent Stock Plans or in connection with other awards or issuance of Parent Common Stock under the Parent Stock Plans, in any such case, outstanding as of the date of this Agreement (or granted hereafter as permitted under this Agreement) and in accordance with their terms as in effect on the date of this Agreement (or, in the case of grants made subsequent to the date of this Agreement, in accordance with their terms as in effect on the date of grant, which terms shall be consistent with past practice);

(iii) amend its certificate of incorporation or by-laws (or other comparable organizational documents), other than amendments or changes to any such documents of the Parent Subsidiaries in the ordinary course of business;

(iv) other than in the ordinary course of business, sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Parent Permitted Liens) or otherwise dispose of any of its material properties or material assets;

(v) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles); or any Governmental Entity;

(vi) acquire by merging or consolidating with, by purchasing any substantial equity interest in or a substantial portion of the assets of, or by any other manner, any significant business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets that are material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole, except for (A) the purchase of assets from suppliers or vendors in the ordinary course of business, (B) items reflected in the capital plan of Parent previously provided to the Company or (C) acquisitions of businesses or assets not contemplated in clause (A) or (B) involving consideration up to an aggregate amount not to exceed $50,000,000;

(vii) except in the ordinary course of business, make or rescind any material express or deemed election or settle or compromise any material claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes in any material respect;

(viii) satisfy any material claims or liabilities, other than in the ordinary course of business or in accordance with their terms;

(ix) other than in the ordinary course of business, (A) terminate or adversely modify or amend any contract having a duration of more than one year and total payment obligations of Parent in excess of $25,000,000 (other than (1) contracts terminable within one year or (2) the renewal, on substantially similar terms, of any contract existing on the date of this Agreement), (B) waive, release, relinquish or assign any right or claim of material value to Parent, or (C) cancel or forgive any material indebtedness owed to Parent or any Parent Subsidiary; or

(x) authorize, commit or agree to take any of the foregoing actions.
      (c) Conduct of Business by Merger Sub. During the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.
      (d) Advice of Changes. Each of the Company, Parent and Merger Sub shall promptly advise the other parties to this Agreement orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen, would reasonably be expected to have, a material adverse effect on such party or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.
      Section 4.2     No Solicitation by the Company.
      (a) Company Takeover Proposal. From and after the date of this Agreement, the Company shall, and shall cause the Company Subsidiaries to, and it shall use its reasonable best efforts to cause any of its and their officers, directors, employees, financial advisors, attorneys, accountants and other advisors, investment bankers, representatives and agents retained by the Company or any of the Company Subsidiaries (collectively, “Company Representatives”) to, immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any parties conducted heretofore with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal. From and after the date of this Agreement, the Company shall not, nor shall it permit any of the Company Subsidiaries to, and it shall use its reasonable best efforts to cause any of the Company Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage the making of a Company Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Company Takeover Proposal (other than a confidentiality agreement entered into in accordance with the provisions of this Section 4.2(a)) or (iii) other than informing persons of the existence of the provisions contained in this Section 4.2, participate in any discussions or negotiations regarding, or furnish or disclose to any person (other than a party to this Agreement) any non-public information with respect to the Company in connection with any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that, at any time prior to obtaining the Company Stockholder Approval, in response to an unsolicited Company Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Company Takeover Proposal was made after the date hereof and did not otherwise result from a breach of this Section 4.2, the Company may, subject to compliance with Section 4.2(a), (i) furnish information with respect to the Company Entities to the person making such Company Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement; provided, however, that all such information is, in substance, provided to Parent contemporaneously as it is provided to such person, and (ii) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its representatives) regarding such Company Takeover Proposal.
      (b) Definitions. As used herein, (i) “Superior Proposal” means a Company Takeover Proposal from any person to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the combined voting power of the Company then outstanding or all or substantially all of the assets of the Company that the Board of Directors of the Company determines in its good faith judgment (after consulting with a nationally recognized investment banking firm), taking into account all legal, financial and regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (A) would be more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such Company Takeover Proposal) and (B) for which financing, to the extent required, is then committed or may reasonably be expected to be committed and (ii) “Company Takeover Proposal” means any bona fide written proposal or offer from any person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of the Company and the Company Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of equity securities of the Company representing 50% or more of the combined voting power of the Company, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning equity securities of the Company representing 50% or more of the combined voting power of the Company, or (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.
      (c) Actions by the Company. Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Company Takeover Proposal (other than a confidentiality agreement referred to in Section 4.2(a)). Notwithstanding the foregoing, if, prior to obtaining the Company Stockholder Approval, (v) the Company receives a Company Takeover Proposal, (w) the Board of Directors of the Company shall have determined in good faith, after consultation with outside counsel, that it is necessary for the proper discharge of its fiduciary duties under applicable Law, (x) the Company provides written notice (a “Notice of Adverse Recommendation”) advising Parent that the Board of Directors of the Company has made the determination described in clause (w) above, (y) for a period of three calendar days (at least one of which shall be a Business Day) following Parent’s receipt of a Notice of Adverse Recommendation, the Company negotiates with Parent in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and the Merger and not make such Company Adverse Recommendation Change and (z) at the end of such three-day period the Board of Directors of the Company maintains its determination described in clause (w) above (after taking into account such proposed adjustments to the terms and conditions of this Agreement), then the Board of Directors of the Company may (A) make a Company Adverse Recommendation Change and/or (B) upon termination of this Agreement in accordance with Section 7.1(d)(ii) and concurrent payment of the Termination Fee in accordance with Section 7.3(b), approve and enter into an agreement relating to a Company Takeover Proposal that constitutes a Superior Proposal. No Company Adverse Recommendation Change shall change the approval of the Board of Directors of the Company for purposes of causing Article 12 of the Company’s Amended and Restated Certificate of Incorporation, any state takeover Law (including Section 203 of the DGCL) or other state Law to be inapplicable to the Merger and the other transactions contemplated by this Agreement.
      (d) Notice of Company Takeover Proposal. From and after the date of this Agreement, unless the Board of Directors of the Company shall have determined in good faith, after consultation with outside counsel, that taking such action would result in a reasonable probability that the Board of Directors of the Company would breach its fiduciary duties under applicable Law, the Company shall promptly (but in any event within one Business Day) advise Parent and Merger Sub of the receipt, directly or indirectly, of any inquiries, requests, discussions, negotiations or proposals relating to a Company Takeover Proposal, or any request for nonpublic information relating to any of the Company Entities by any person that informs the Company or any Company Representative that such person is considering making, or has made, a Company Takeover Proposal, or an inquiry from a person seeking to have discussions or negotiations relating to a possible Company Takeover Proposal. Any such notice shall be made orally and confirmed in writing, and shall indicate the material terms and conditions thereof and the identity of the other party or parties involved and promptly furnish to Parent and Merger Sub a copy of any such written inquiry, request or proposal and copies of any material information provided to or by any third party relating thereto.
      (e) Rule 14e-2(a), Rule 14d-9 and Other Applicable Law. Nothing contained in this Section 4.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), failure so to disclose would be inconsistent with the fulfillment of its fiduciary duties or any other obligations under applicable Law; provided, however, that compliance with such rules and Laws shall not in any way limit or modify the effect that any action taken pursuant to such rules and Laws has under any other provision of this Agreement, including that such compliance could result in a Company Adverse Recommendation Change.
      (f) Return or Destruction of Confidential Information. The Company agrees that immediately following the execution of this Agreement it shall request each person (other than Parent) which has heretofore executed a confidentiality agreement within the past two years in connection with such person’s consideration of acquiring the Company to return or destroy all confidential information heretofore furnished to such person by or on the Company’s behalf.
ARTICLE V
ADDITIONAL AGREEMENTS
      Section 5.1     Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.
      (a) Form S-4 Proxy Statement. As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to maintain the effectiveness of the Form S-4 through the Effective Time and to ensure that it complies in all material respects with the applicable provisions of the Exchange Act or Securities Act. The Company shall use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company’s stockholders, and Parent shall use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent’s stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. The Company, in connection with a Company Adverse Recommendation Change, may amend or supplement the Form S-4 or Joint Proxy Statement (including by incorporation by reference) to effect such a Company Adverse Recommendation Change. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to the Joint Proxy Statement will be made by the Company or Parent, in each case, without providing the other party and its respective counsel the reasonable opportunity to review and comment thereon. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the Merger. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order or the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and the parties shall cooperate in the prompt filing with the SEC of an appropriate amendment or supplement describing such information and, to the extent required by Law, in the disseminating the information contained in such amendment or supplement to the stockholders of each of the Company and Parent.
      (b) Stockholders Meetings.

(i) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) in accordance with applicable Law, the Company’s Amended and Restated Certificate of Incorporation and by-laws for the purpose of obtaining the Company Stockholder Approval and shall, subject to Section 4.2(c), (A) through the Board of Directors of the Company, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and include in the Joint Proxy Statement such recommendation and (B) use its reasonable best efforts to solicit and obtain such approval and adoption.

(ii) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholders Meeting”) in accordance with applicable Law, Parent’s Second Restated Certificate of Incorporation and by-laws for the purpose of obtaining the Parent Stockholder Approval and shall (A) through the Board of Directors of Parent, recommend to its stockholders the approval of the issuance of Parent Common Stock pursuant to this Agreement and include in the Joint Proxy Statement such recommendation and (B) use its reasonable best efforts to solicit and obtain such approval and (C) not withdraw or modify, or publicly propose to withdraw or modify, the recommendation contemplated by clause (A) (any such action being referred to as a “Parent Adverse Recommendation Change”); provided, however, that, notwithstanding the foregoing, Parent may make a Parent Adverse Recommendation Change if, prior to obtaining the Parent Stockholder Approval, (v) Parent receives a Parent Takeover Proposal, (w) the Board of Directors of

Parent shall have determined in good faith, after consultation with outside counsel, that it is necessary for the proper discharge of its fiduciary duties under applicable Law, (x) Parent provides written notice “Notice of Adverse Recommendation” advising the Company that the Board of Directors of Parent has made the determination described in clause (w) above, (y) for a period of three calendar days (at least one of which shall be a Business Day) following the Company’s receipt of such notice, Parent negotiates with the Company in good faith to make such adjustments to the terms and conditions of this Agreement as would enable Parent to proceed with its recommendation of this Agreement and the Merger and not withdraw or modify such recommendation and (z) at the end of such three-day period the Board of Directors of Parent maintains its determination described in clause (w) above (after taking into account such proposed adjustments to the terms and conditions of this Agreement). For purposes of this Agreement “Parent Takeover Proposal” means any bona fide written proposal or offer from any person relating to any (A) direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the assets of Parent and the Parent Subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of equity securities of Parent representing 50% or more of the combined voting power of Parent, (C) any tender offer or exchange offer that if consummated would result in any person beneficially owning equity securities of Parent representing 50% or more of the combined voting power of Parent, or (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent.

(iii) Each of Parent and the Company agrees to use its reasonable best efforts to hold the Parent Stockholders Meeting and the Company Stockholders Meeting on the same day.

      Section 5.2     Letters of the Company’s Accountants. The Company shall request to be delivered to Parent two letters from the Company’s independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to Parent customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. The Company shall be deemed to have fully discharged its obligations under this Section 5.2 if it mails or hand delivers a letter of request stating the terms of this Section 5.2 to its client account partner at Deloitte & Touche, regardless of whether Deloitte & Touche delivers the letters contemplated by this Section 5.2.
      Section 5.3     Letters of Parent’s Accountants. Parent shall request to be delivered to the Company two letters from Parent’s independent accountants, one dated a date within two Business Days before the date on which the Form S-4 will become effective and one dated a date within two Business Days before the Closing Date, each addressed to the Company customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Parent shall be deemed to have fully discharged its obligations under this Section 5.3 if it mails or hand delivers a letter of request stating the terms of this Section 5.3 to its client account partner at KPMG, regardless of whether KPMG delivers the letters contemplated by this Section 5.3.
      Section 5.4     Access to Information; Confidentiality. To the extent permitted by applicable Law and subject to the Confidentiality Agreement, dated February 4, 2005, between the Company and Parent (the “Confidentiality Agreement”), each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and its respective representatives reasonable access, during normal business hours and after reasonable prior notice, during the period prior to the Effective Time, to such other party’s and its subsidiaries’ properties, books, contracts, commitments, personnel and records and all other information concerning their business, properties and personnel as such party may reasonably request. Parent and the Company shall hold, and shall cause their respective affiliates and representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing or Section 5.5, neither party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of contractual or legal restrictions, including applicable Law, or which it believes is competitively sensitive information. In addition, either party may designate any competitively sensitive information provided to the other under this Agreement as “outside counsel only.” Such information shall be given only to outside counsel of the recipient. Each party will use reasonable best efforts to minimize any disruption to the businesses of the other party and its subsidiaries which may result from the requests for access, data and information hereunder.
      Section 5.5     Reasonable Best Efforts.
      (a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, but in no event later than the Outside Date, the Merger and the other transactions to be performed or consummated by such party in accordance with the terms of this Agreement, including (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, (iv) the obtaining of all necessary consents, approvals or waivers from third parties, including any such consents, approvals or waivers required in connection with any divestiture, (v) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (vi) the execution and delivery of any additional instruments necessary to consummate the Merger and other transactions contemplated hereby and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and Parent shall (A) duly file with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) the notification and report form (the “HSR Filing”) required under the HSR Act and (B) duly make all notifications and other filings required (together with the HSR Filing, the “Antitrust Filings”) under any other applicable competition, merger control, antitrust or similar Law that the Company and Parent deem advisable or appropriate, in each case with respect to the transactions contemplated by this Agreement and as promptly as practicable. The Antitrust Filings shall be in substantial compliance with the requirements of the HSR Act or other Laws, as applicable. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, Parent and its subsidiaries shall commit to any and all divestitures, licenses or hold separate or similar arrangements with respect to assets or conduct of business arrangements as a condition to obtaining any and all approvals from any Governmental Entity for any reason in order to consummate and make effective, as promptly as practicable, but in no event later than the Outside Date, the Merger and the other transactions to be performed or consummated by Parent and its subsidiaries, including, without limitation, taking any and all actions necessary in order to ensure that (x) no requirement for non-action, a waiver, consent or approval of the FTC, the Antitrust Division, any State Attorney General or other Governmental Entity, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding, and (z) no other matter relating to any antitrust or competition Law or regulation, would preclude consummation of the Merger by th e Outside Date; provided, however, that in no event shall Parent or Merger Sub be required to dispose of or hold separate assets of the Company, Parent or their respective subsidiaries which, in the aggregate, accounted for annual net sales for the most recently completed fiscal year exceeding $4,000,000,000. Neither party shall, nor shall it permit any of its subsidiaries to, acquire or agree to acquire any business, person or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, would reasonably be expected to materially increase the risk of not obtaining the applicable clearance, approval or waiver from any Governmental Entity with respect to the transactions contemplated by this Agreement.
      (b) Cooperation. Each party shall, subject to applicable Law and except as prohibited by any applicable representative of any applicable Governmental Entity: (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any

other Governmental Entity relating to this Agreement or the Merger, and permit the other Party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings, and written communications (and memoranda setting forth the substance thereof) between them and its affiliates and their respective representatives, on the one hand, and any Governmental Entity or members or their respective staffs, on the other hand, with respect to this Agreement and the Merger. Each party shall (y) respond as promptly as practicable under the circumstances to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters relating to this Agreement or the Merger and (z) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement.
      (c) No Takeover Statutes Apply. In connection with and without limiting the foregoing, the Company, Parent and Merger Sub shall (i) take all action reasonably necessary to ensure that no Takeover Statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute or similar Law becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement.
      (d) Opinions Regarding Tax Treatment. Parent and the Company shall cooperate with each other in obtaining the opinions of Jones Day, counsel to Parent, for the benefit of Parent, and Skadden, Arps, Slate, Meagher, & Flom LLP, counsel to the Company, for the benefit of the Company’s stockholders, respectively, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of Parent and the Company shall deliver to Jones Day and Skadden, Arps, Slate, Meagher, & Flom LLP customary representation letters in form and substance reasonably satisfactory to such counsel, and at such time or times that may be reasonably requested by such law firms (the representation letters referred to in this sentence are collectively referred to as the “Tax Certificates”).
      Section 5.6     Company Stock Options; Stock Plans.
      (a) Assumption of Company Stock Options. At the Effective Time, (i) each outstanding Company Stock Option, whether vested or unvested immediately prior to the Effective Time, to purchase shares of Company Common Stock, and (ii) each of the Company Stock Plans and all agreements thereunder, shall be assumed by Parent. To the extent provided under the terms of the Company Stock Plans, all such outstanding options shall accelerate and become immediately exercisable in connection with the Merger in accordance with their existing terms (or, in the case of grants made after the date hereof as permitted by this Agreement, in accordance with their terms as in effect on the date of grant). Except for the acceleration of the Company Stock Options in accordance with the terms of the Company Stock Plans and any agreements thereunder, prior to or at the Effective Time, each Company Stock Option so assumed by Parent under this Agreement (an “Adjusted Option”) shall continue to have, and be subject to, the same terms and conditions as were applicable under the Company Stock Plans and the documents governing the Company Stock Options immediately before the Effective Time, except that (x) each Company Stock Option will be exercisable for that number of shares (rounded up or down to the nearest share) of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the sum of (1) the Stock Consideration plus (2) the Cash Consideration divided by the Average Closing Price and (y) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Stock Option will be equal to the quotient (rounded up or down to the nearest cent) determined by dividing the per share exercise price of the Company Stock Option by the sum of (1) the Stock Consideration plus (2) the Cash Consideration divided by the

Average Closing Price. The date of grant of each Adjusted Option will be the date on which the corresponding Company Stock Option was granted. Notwithstanding the foregoing, with respect to each Company Stock Option that is an incentive stock option (within the meaning of Section 422(b) of the Code), no adjustment will be made that would be a modification (within the meaning of Section 424(h) of the Code) to such option.
      (b) Stock Plans. The Company and Parent agree that each of the Company Stock Plans and all relevant Parent Stock Plans will be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including conversion of shares of the Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Parent agree to submit the amendments to the Parent stock plans or the Company Stock Plans to their respective stockholders if such submission is determined to be necessary by counsel to the Company or Parent after consultation with one another; provided, however, that such approval will not be a condition to the consummation of the Merger.
      (c) Reservation of Shares. Parent will (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.6 and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock, pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. Promptly after the Effective Time, Parent will prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent’s obligations under this Section 5.6. Such registration statement will be kept effective (and the current status of the prospectus required thereby will be maintained) for at least as long as awards granted under the Company Stock Plans remain outstanding.
      (d) Notices. As soon as practicable after the Effective Time, Parent will deliver to the holders of the Company Stock Options appropriate notices setting forth such holders’ rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and the related agreements will be assumed by Parent and will continue in effect on the same terms and conditions (subject to the adjustment required by this Section 5.6 after giving effect to the Merger).
      Section 5.7     Indemnification.
      (a) Rights Assumed by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, and provide advancement of expenses to, all current and former directors, officers and employees of the Company and the Company Subsidiaries (in all of their capacities) (i) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company or a Company Subsidiary pursuant to the Company’s or such Company Subsidiary’s certificates of incorporation, by-laws (or comparable organizational documents) and indemnification agreements, if any, in existence on the date hereof with any current or former directors, officers and employees of the Company and the Company Subsidiaries and (ii) without limitation to clause (i), to the fullest extent permitted by Law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby). Without limiting the foregoing, Parent agrees that all rights to indemnification (including any obligations to advance funds for expenses) and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents), indemnification agreements or otherwise will be assumed by the Surviving Corporation without further action, as of the Effective Time, and will survive the Merger and will continue in full force and effect in accordance with their terms and such rights will not be amended, or otherwise modified in any manner that would adversely affect the rights of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by Law.

      (b) Successors and Assigns of Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provisions to be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.7.
      (c) Continuing Coverage. For six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (a copy of which has been heretofore made available to Parent) (the “Indemnified Parties”); provided, however, that in no event will Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance (the “Maximum Premium”); and provided further, however, that, if the annual premiums of such insurance coverage exceed such amount, Parent will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium; and provided further, however, that, if the Company in its sole discretion elects, by giving written notice to Parent at least 30 days prior to the Effective Time, then, in lieu of the foregoing insurance, effective as of the Effective Time, the Company shall purchase a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company’s existing directors and officers liability policy, and in all other respects shall be comparable to such existing coverage), provided that the premium for such “tail” or “runoff” coverage shall not exceed an amount equal to the Maximum Premium.
      (d) Intended Beneficiaries. The obligations of Parent and the Surviving Corporation under this Section 5.7 shall not be terminated or modified after the Effective Time in such a manner as to adversely affect any Indemnified Party without the express written consent of such Indemnified Party. The provisions of this Section 5.7 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.
      Section 5.8     Public Announcements. Parent and the Company shall consult with each other before holding any press conferences and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as, in the reasonable judgment of the relevant party, may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.
      Section 5.9     Affiliates. The Company shall deliver to Parent prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, “affiliates” of the Company for purposes of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.
      Section 5.10     NYSE Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock issuable to the Company’s stockholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.
      Section 5.11     Stockholder Litigation. The parties to this Agreement shall cooperate and consult with one another in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company agrees that it will not compromise or settle (other than compromises or settlements involving solely monetary damages) any litigation commenced against it or its directors and officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent’s prior written consent, not to be unreasonably withheld or delayed, it being understood and agreed that the Company may compromise or settle any such litigation without Parent’s consent solely for monetary damages.
      Section 5.12     Tax Treatment. Each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(d) and 6.3(d), including forbearing from taking any action that would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code.
      Section 5.13     Section 16(b). Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 under the Exchange Act.
      Section 5.14     Employee Benefit Matters.
      (a) Company Obligations. The Company shall adopt such amendments to the Benefit Plans or Foreign Plans of the Company as may reasonably be requested by Parent and as may be necessary to ensure that Benefit Plans and Foreign Plans of the Company cover only employees and former employees (and their dependents and beneficiaries) of the Company and the Company Subsidiaries following the consummation of the transactions contemplated by this Agreement.
      (b) Parent Obligations. Parent shall and shall cause the Parent Subsidiaries (including the Surviving Corporation) to:

(i) assume the terms of all Benefit Plans and Foreign Plans of the Company and honor and pay or provide the benefits required thereunder in accordance with their terms, recognizing that the consummation of the transactions contemplated hereby or approval of this Agreement by the Company’s stockholders, as the case may be, will constitute a “change in control” for purposes of such Benefit Plans that include a definition of “change in control”;

(ii) until the first anniversary of the Effective Time, except as may be required by applicable Law, continue the terms of all Benefit Plans and Foreign Plans of the Company in accordance with their terms in effect as of immediately prior to the Effective Time; and

(iii) from the first anniversary of the Effective Time until the third anniversary of the Effective Time (the “Benefits Maintenance Period”), with respect to employees of the Company and the Company Subsidiaries as of the Effective Time (collectively, the “Company Employees”) (other than those subject to collective bargaining obligations or agreements), (x) provide a level of aggregate employee benefits and compensation (excluding equity based awards), taking into account all Benefit Plans of the Company and other programs sponsored or maintained by the Company and the Company Subsidiaries (other than equity based plans) immediately prior to the Effective Time (including amendments thereto that are permitted or contemplated by this Agreement, including those described on Schedule 5.14(d)), that is substantially comparable in the aggregate to the aggregate employee benefits and compensation provided, with respect to service to the Company or any of the Company Subsidiaries, to Company Employees immediately prior to the Effective Time and (y) consider Company Employees for equity based award grants on the same basis that similarly situated employees of Parent are considered for such grants.

      (c) Credit for Service of Company Employees. If Company Employees are included in any benefit plan maintained by Parent or any subsidiary of Parent following the Effective Time, such Company Employees shall receive credit for service with the Company and the Company Subsidiaries and their predecessors prior to the Effective Time to the same extent and for the same purposes thereunder as such service was counted under similar Benefit Plans of the Company for all purposes (except that, with respect to benefit accrual, such service shall not be counted to the extent that it would result in a duplication of benefits and shall not be counted for purposes of benefit accrual under any defined benefit plan, provided that such service shall be taken into account for purposes of determining the applicable credit rate in effect under the Parent’s qualified cash balance pension plan); provided, however, that service of Company Employees subject to collective bargaining agreements or obligations shall be determined under such collective bargaining agreements or obligations. If Company Employees or their dependents are included in any medical, dental or health plan (a “Successor Plan”) other than the plan or plans in which they participated immediately prior to the Effective Time (a “Prior Plan”), any such Successor Plan shall not include any restrictions or limitations with respect to pre-existing condition exclusions or any actively-at-work requirements (except to the extent such exclusions were applicable under any similar Prior Plan at the Effective Time) and any eligible expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year of such Prior Plan ending on the date such Company Employee’s participation in such Successor Plan begins shall be taken into account under such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Successor Plan. Without limiting the generality of the foregoing, for purposes of determining severance pay and benefits under any applicable Benefit Plan of the Company covering a Company Employee at or after the Effective Time other than a Company Employee subject to collective bargaining agreements or obligations, each such Company Employee shall receive credit for service prior to the Effective Time with the Company and the Company Subsidiaries and their predecessors to the same extent and for the same purposes as such service was counted under the applicable Benefit Plan of the Company as in effect before the Effective Time, as well as for service from and after the Effective Time with Parent and any Parent Subsidiary (including the Surviving Corporation).
      (d) Additional Matters. Parent agrees to the additional compensation and benefits matters set forth on Schedule 5.14(d) to this Agreement.
      (e) No Third-Party Beneficiaries. Nothing in this Section 5.14 shall (i) except as provided in Schedule 5.14(d), confer any rights upon any person, including any Company Employee or former employees of the Company, other than the parties hereto and their respective successors and permitted assigns or (ii) constitute or create an employment agreement.
      Section 5.15     Parent Board. Parent shall select two individuals who are directors of the Company as of the date of this Agreement and who are recommended by the nominating committee of the Board of Directors of Parent and, if such individuals are willing to serve, Parent shall use its reasonable best efforts to appoint such individuals, as of the Effective Time, to the Board of Directors of Parent.
      Section 5.16     Dividends. Parent shall increase its quarterly dividend on the Parent Common Stock to $0.25 per share beginning with the first quarterly dividend with a record date on or after the Effective Time. It is Parent’s intention to continue its quarterly dividend at this amount for the foreseeable future.
      Section 5.17     St. Louis Operations and Community Involvement.
      (a) Parent will maintain in St. Louis, Missouri a major divisional headquarters, as well as certain regional corporate support functions.

      (b) After the Effective Time, Parent will honor any charitable contribution obligations of the Company that exist as of the date of this Agreement. For one year following the Effective Time, Parent shall not reduce the total aggregate amount of funding for charitable causes by the Company from the total amount of such funding in the twelve month period immediately preceding the Closing Date. Between the first and second anniversary of the Closing Date, Parent shall not reduce the total aggregate amount of funding for charitable causes by the Company by more than 50% from the total amount of such funding in the prior twelve month period. Between the second and third anniversary of the Closing Date, Parent shall not reduce the total aggregate amount of funding for charitable causes by the Company by more than 75% from the total amount of such finding in the prior twelve month period. For the avoidance of doubt and notwithstanding anything to the contrary contained in the preceding sentence, Parent’s obligations as set forth in this Section 5.17(b) shall be reduced by the total aggregate amount of funding for charitable causes by the May Department Stores Company Foundation during the same time period.
ARTICLE VI
CONDITIONS PRECEDENT
      Section 6.1     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approvals. Each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

(b) No Orders or Injunctions. None of the parties hereto shall be subject to any order or injunction of any Governmental Entity of competent jurisdiction that prohibits the consummation of the Merger; provided, however, that prior to asserting this condition, each of the parties shall have used its reasonable best efforts to prevent the entry of any such order or injunction and to appeal as promptly as possible any such order or injunction that may be entered.

(c) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(d) HSR. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(e) NYSE Listing. The shares of Parent Common Stock issuable to the Company’s stockholders as contemplated by this Agreement must shall have been approved for listing on the NYSE, subject to official notice of issuance.
      Section 6.2     Conditions to Obligations of Parent and Merger Sub.
      The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the Company.

(b) Performance of Obligations of the Company. The Company shall have performed (i) in all material respects all of its obligations (other than pursuant to Section 4.1(a)) required to be performed by it under this Agreement at or prior to the Closing Date and (ii) in all respects all of its obligations required to be performed by it under Section 4.1(a) at or prior to the Closing Date, except where the failure to perform such obligations would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on the Company. Notwithstanding the foregoing, the delivery of the comfort letters by Deloitte & Touche contemplated by Section 5.2 is not a condition to Parent’s obligation to effect the Merger.

(c) Officer’s Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

(d) Tax Opinion. Parent shall have received from Jones Day, counsel to Parent, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and Parent and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Parent may require delivery of, and rely upon, the Tax Certificates.

      Section 6.3     Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Parent and Merger Sub.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed (i) in all material respects all obligations (other than pursuant to Section 4.1(b)) required to be performed by it under this Agreement at or prior to the Closing Date and (ii) in all respects all of its obligations required to be performed by it under Section 4.1(b) at or prior to the Closing Date, except where the failure to perform such obligations would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Parent. Notwithstanding the foregoing, the delivery of the comfort letters by KPMG contemplated by Section 5.3 is not a condition to the Company’s obligation to effect the Merger.

(c) Officer’s Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(d) Tax Opinion. The Company shall have received from Skadden, Arps, Slate, Meagher, & Flom LLP, counsel to the Company, an opinion dated as of the Closing Date, to the effect that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and Parent and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for the Company may require delivery of, and rely upon, the Tax Certificates.
      Section 6.4     Frustration of Closing Conditions. Neither Parent nor Merger Sub nor the Company may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

ARTICLE VII
TERMINATION
      Section 7.1     Termination.
      (a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by mutual written consent of Parent, Merger Sub and the Company.
      (b) Termination by Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by written notice of either Parent or the Company:

(i) if the Merger has not been consummated by October 3, 2005, or such later date, if any, as Parent and the Company agree upon in writing (as such date may be extended, the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party whose breach of any provision of this Agreement results in or causes the failure of the Merger to be consummated by such time; provided further, however, that if on the Outside Date the conditions to the Closing set forth in Sections 6.1(b) or 6.1(d) shall not have been fulfilled (and Section 7.1(b)(iv) is not applicable) but all other conditions to the Closing either have been fulfilled or are then capable of being fulfilled, then the Outside Date shall, without any action on the part of the parties hereto, be extended to August 31, 2006, and such date shall become the Outside Date for purposes of this Agreement;

(ii) if the Company Stockholders Meeting (including any adjournment or postponement thereof) has concluded, the Company’s stockholders have voted and the Company Stockholder Approval was not obtained; or

(iii) if the Parent Stockholders Meeting (including any adjournment or postponement thereof) has concluded, Parent’s stockholders have voted and the Parent Stockholder Approval was not obtained; or

(iv) if any Governmental Entity of competent jurisdiction issues an order or injunction that permanently prohibits the Merger and such order or injunction has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iv) is not available to any party whose breach of any provision of this Agreement results in or causes such order or injunction or who has not used its reasonable best efforts to prevent the entry of such order or injunction or to appeal or lift such order or injunction.
      (c) Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by written notice of Parent:

(i) if the Company (A) has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 6.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied and, in the case of both (A) and (B), such breach or failure to perform (1) is not cured within 60 days after receipt of written notice thereof or (2) is incapable of being cured by the Company by the Outside Date; or

(ii) if the Board of Directors of the Company or any committee thereof has made a Company Adverse Recommendation Change.
      (d) Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval, by written notice of the Company.

(i) if either Parent or Merger Sub (A) has breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 6.3(b) would not be satisfied, or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 6.3(a) would not be satisfied and, in the case of both (A) and (B), such breach or failure to perform (1) is not cured within 60 days after receipt of written notice thereof or (2) is incapable of being cured by Parent by the Outside Date;

(ii) if, prior to receipt of the Company Stockholder Approval, the Company (A) receives a Superior Proposal, (B) shall have given Parent a Notice of Adverse Recommendation, and (C) shall have thereafter satisfied the conditions for making a Company Adverse Recommendation Change in accordance with Section 4.2(c); provided, however, that such termination shall not be effective until such time as payment of the Termination Fee required by Section 7.3(b) shall have been made by the Company; provided further, however, that the Company’s right to terminate this Agreement under this Section 7.1(d)(ii) shall not be available if the Company is then in material breach of Section 4.2;

(iii) if the Board of Directors of Parent or any committee thereof has made a Parent Adverse Recommendation Change.
      Section 7.2     Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of the Confidentiality Agreement, this Section 7.2, Section 7.3 and Article VIII, which provisions shall survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of this Agreement.
      Section 7.3     Fees and Expenses.
      (a) Division of Fees and Expenses. Except as provided in this Section 7.3, all Expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that (i) each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) any real estate transfer, gain or other similar Taxes to the Company or any of the Company Subsidiaries resulting from the transactions contemplated by this Agreement shall be borne by the Company. Parent shall not reimburse the Company, directly or indirectly, for any payment made by the Company pursuant to this Section 7.3(a). As used in this Agreement, “Expenses” includes all out-of-pocket fees and expenses (including all fees and expenses of accountants, investment bankers, counsel, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.
      (b) Termination Fee Payable By Company. In the event that this Agreement (i) is terminated pursuant to Section 7.1(c)(ii), (ii) is terminated pursuant to Section 7.1(d)(ii), or (iii) is terminated pursuant to Section 7.1(b)(i), Section 7.1(b)(ii) or Section 7.1(c)(i) and at such time of termination Parent is not in breach in any material respect of any of its representations, warranties or covenants contained in this Agreement and (A) prior to such termination, any person publicly announces a Company Takeover Proposal which shall not have been withdrawn and (B) within 12 months of such termination the Company or any of the Company Subsidiaries enters into a definitive agreement with respect to, or consummates, any Company Takeover Proposal, then the Company shall (1) in the case of termination pursuant to clause (i) or (ii) of this Section 7.3(b), promptly, but in no event later than two Business Days after the date of such termination, or (2) in the case of termination pursuant to clause (iii) of this Section 7.3(b), upon the earlier to occur of the execution of such definitive agreement and such consummation, pay Parent a non-refundable fee equal to $350,000,000 (the “Termination Fee”), payable by wire transfer of same day funds to an account designated in writing to the Company by Parent.

      (c) Termination Fees Payable By Parent. In the event that this Agreement is terminated pursuant to Section 7.1(d)(iii), then Parent shall, promptly, but in no event later than two Business Days after the date of such termination, pay the Company a non-refundable fee equal to the Termination Fee, payable by wire transfer of same day funds to an account designated in writing to Parent by the Company. In the event that this Agreement is terminated pursuant to Section 7.1(b)(i) and at the time of any such termination all of the conditions set forth in Article VI have been satisfied or waived except for (1) any of the conditions set forth in Sections 6.1(b) and 6.1(d), (2) any of the conditions set forth in Sections 6.1(e) or 6.2(d) if, at the time of such termination, such conditions are capable of being satisfied, and (3) such other conditions that are capable of being satisfied on the date of termination but, by their terms, cannot be satisfied until the Closing Date, then Parent shall promptly, but in no event later than two Business Days after the date of such termination, pay the Company a non-refundable fee equal to $350,000,000, payable by wire transfer of same day funds to an account designated in writing to Parent by the Company. In the event that this Agreement is terminated pursuant to Section 7.1(b)(iv) and at the time of any such termination all of the conditions set forth in Article VI have been satisfied or waived except for (1) any of the conditions set forth in Sections 6.1(b) and 6.1(d), (2) any of the conditions set forth in Sections 6.1(e) or 6.2(d), if at the time of such termination, such conditions are capable of being satisfied, and (3) such other conditions that are capable of being satisfied on the date of termination but, by their terms, cannot be satisfied until the Closing Date, then the Parent shall promptly, but in no event later than two Business Days after the date of such termination, pay the Company a non-refundable fee equal to the product of (x) $20,000,000 and (y) the quotient (rounded to the fourth decimal point) determined by dividing (1) the number of calendar days between the date hereof and the date of such termination by (2) 30, provided that the amount of such fee shall not be less than $150,000,000 or more than $350,000,000. The non-refundable fee referred to in the previous sentence shall be payable by wire transfer of same day funds to an account designated in writing to Parent by the Company.
ARTICLE VIII
GENERAL PROVISIONS
      Section 8.1     Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
      Section 8.2     Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed by telephone) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):
      if to the Company, to:

The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101
Telecopy No.: (314) 342-3040
Attention: Alan Charlson
      with a copy to:

Skadden, Arps, Slate, Meagher, & Flom LLP
Four Times Square
New York, New York 10036-6522
Telecopy No.: (212) 735-2000
Attention: J. Michael Schell, Esq.
Margaret L. Wolff, Esq.

      if to Parent or Merger Sub, to:

Federated Departments Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202
Telecopy No.: (513) 579-7354
Attention: Dennis Broderick
      with a copy to:

Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telecopy No.: (216) 579-0212
Attention: Lyle G. Ganske
      Section 8.3     Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. The parties hereto have participated jointly in the negotiating and drafting of this Agreement and, in the event an ambiguity or question of intent arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. For purposes of this Agreement:

(a) “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

(b) “knowledge” of any person that is not a natural person means the actual knowledge of such person’s executive officers;

(c) “Law” means any foreign, federal, state or local law, statute, code, ordinance, regulation, legally binding rule or other legally enforceable obligation imposed by a court or other Governmental Entity;

(d) “Leases” means all leases of real property leased by the Company or any of its subsidiaries;

(e) “Liens” means all pledges, claims, liens, options, charges, mortgages, easements, restrictions, covenants, conditions of record, encroachments, encumbrances and security interests of any kind or nature whatsoever;

(f) “material adverse change” or “material adverse effect” means, when used in connection with the Company or Parent (including references to the “Representing Party”), as the case may be, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition, or results of operations of such party and its subsidiaries taken as a whole, other than any changes, effects, events, occurrences or state of facts relating to (i) the economy or financial markets in general, (ii) the industry in which such party and its subsidiaries operate in general, (iii) negotiation and entry into this Agreement, the announcement of this Agreement or the undertaking and performance or observance of the obligations contemplated by this Agreement or necessary to consummate the transactions contemplated hereby (including adverse effects on results of operations attributable to the uncertainties associated with the period between the date hereof and the Closing Date), (iv) the effect of incurring and paying Expenses in connection with negotiating, entering into, performing and consummating the transactions contemplated by this Agreement, (v) changes in applicable Laws after the date hereof and (vi) changes in GAAP after the date hereof; provided, that with respect to clauses (i) and (ii) such changes, effects, events, occurrences or state of facts do not disproportionately affect such persons relative to the other participants in the industries in which such persons operate; provided, further, that, for the avoidance of doubt, compliance with (and the consequences thereof) the terms of this Agreement (including Section 5.5) shall not be taken into account in determining whether a material adverse change or material adverse effect shall have occurred or shall be expected to occur for any and all purposes of this Agreement; and provided, further, that it is understood and agreed that the terms “material” and “materially” have correlative meanings;

(g) “Permitted Liens” means (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith by the relevant party or any subsidiary of it and for which the relevant party or a subsidiary of it has established adequate reserves, (ii) Liens for Taxes that are not due and payable, that are being contested in good faith by appropriate proceedings or that may thereafter be paid without interest or penalty, (iii) Liens that are reflected as liabilities on the balance sheet of the relevant party and its consolidated subsidiaries as of October 30, 2004, contained in its SEC Documents or the existence of which is referred to in the notes to such balance sheet and (iv) Liens that, individually or in the aggregate, do not materially impair, and would not reasonably be expected materially to impair, the value or the continued use and operation of the assets to which they relate;

(h) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including its permitted successors and assigns); and

(i) a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person.

      Section 8.4     Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
      Section 8.5     Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments relating to the Merger referred to herein) and the Confidentiality Agreement, taken together with the Company Disclosure Letter and Parent Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.7, Section 5.14 and the applicable provisions of Schedule 5.14(d), are not intended to confer upon any person other than the parties any rights or remedies. Notwithstanding clause (b) of the immediately preceding sentence, following the Effective Time the provisions of Article II shall be enforceable by holders of Company Certificates.
      Section 8.6     Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      Section 8.7     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of this Section 8.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.
      Section 8.8     Consent to Jurisdiction; Waiver of Jury Trial.
      (a) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Delaware or a Delaware state court.
      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8(b).
      Section 8.9     Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.
      Section 8.10     Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that, after such approval, there is not to be made any amendment that by Law or stock exchange regulation requires further approval by the stockholders of the Company or the stockholders of Parent, as applicable, without further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
      Section 8.11     Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.10, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
      Section 8.12     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this

Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
(SIGNATURES ARE ON THE FOLLOWING PAGE.)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

THE MAY DEPARTMENT STORES COMPANY

By:	/s/ John L. Dunham

Name: John L. Dunham

Title:	President and Acting Chairman and CEO

FEDERATED DEPARTMENT STORES, INC.

By:	/s/ Terry J. Lundgren

Name: Terry J. Lundgren

Title:	Chairman, President and CEO

MILAN ACQUISITION CORP.

By:	/s/ Dennis J. Broderick

Name: Dennis J. Broderick

Title:	Senior Vice President and Secretary

EXHIBIT A
FORM OF COMPANY AFFILIATE LETTER
                    , 200
Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202
Ladies and Gentlemen:
      ***Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 27, 2005 (the “Merger Agreement”), by and among The May Department Stores Company, a Delaware corporation (the “Company”), Milan Acquisition Corp., a Delaware corporation (“Merger Sub”), and Federated Department Stores, Inc., a Delaware corporation (“Parent”), the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub as the surviving corporation. As a result of the Merger, the undersigned may receive shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) in exchange for shares owned by the undersigned of common stock, par value $0.50 per share, of the Company (the “Company Common Stock”).
      The undersigned has been advised that the undersigned may be deemed an “affiliate” of the Company, as such the term is defined for purposes of paragraphs (c) and (d) of Rule 145 (“Rule 145”) promulgated under the Securities Act of 1933 (the “Securities Act”) by the Securities and Exchange Commission (the “SEC”). However, it is understood and agreed that the execution and delivery of this letter agreement by the undersigned shall not be deemed an admission that the undersigned is an “affiliate” of the Company or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter. If in fact the undersigned is an affiliate of the Company under the Securities Act, the undersigned’s ability to sell, assign or transfer Parent Common Stock received by the undersigned in exchange for any shares of the Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent is under no obligation to register the sale, assignment, transfer or other disposition of Parent Common Stock to be received by the undersigned in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available.
      The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in exchange for shares of the Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated under the Securities Act or (iii) in a transaction which, in the opinion of counsel, or as described in a “no-action” or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.
      In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, the transfer agent shall effectuate the transfer of such shares indicated as sold, transferred or otherwise disposed of in such letter.

      The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent’s obligations to consummate the Merger.

Very truly yours,

[Name]

Agreed to and accepted

Federated Department Stores, Inc.

By:

Name:
Title:

Annex I
                    , 200
Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202
Ladies and Gentlemen:
      On                     , the undersigned sold                      shares of common stock (“Common Stock”) of Federated Department Stores, Inc., a Delaware corporation (the “Company”), received by it in connection with the merger of The May Department Stores Company, a Delaware corporation, and Milan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.
      The undersigned represents that the Common Stock has been sold in conformity with Rule 145 and the undersigned has complied with its covenants in the affiliate letter between the Company and the undersigned dated                    , 200 . Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the shares of Common Stock sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933 (the “Act”).
      The undersigned hereby represents that the above-described shares of Common Stock were sold in “brokers’ transactions” within the meaning of Section 4(4) of the Act or in transactions directly with a “market maker” as the term is defined in Section (3)(a)(38) of the Securities Exchange Act of 1934. The undersigned further represents that it has not solicited or arranged for the solicitation of orders to buy the above-described shares of Common Stock, and that the undersigned has not made any payment in connection with the offer or sale of such shares to any person other than to the broker who executed the order in respect of such sale.

Very truly yours,

[Name]

ANNEX B
February 27, 2005
Board of Directors
The May Department Stores Company
611 Olive Street
St. Louis, MO 63101
Members of the Board:
      We understand that The May Department Stores Company (“May” or the “Company”), Federated Department Stores Inc. (“Federated”) and Merger Sub, a wholly owned subsidiary of Federated (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 27, 2005 (the “Merger Agreement”), which provides, among other things, for the merger of the Company with and into Merger Sub. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Federated and each outstanding share of common stock, par value $0.50 per share, of May (the “Company Common Stock”), other than shares held in treasury or held by Federated or any subsidiary of Federated or May or as to which dissenters’ rights have been perfected, will be converted into the right to receive (i) $17.750 in cash without interest and (ii) 0.3115 fully paid, nonassessable shares of common stock, par value $0.01 per share, of Federated (“Federated Common Stock”) (collectively, the “Merger Consideration”). In addition, we also note that each share of the ESOP Preference shares, par value $0.50 per share, of May will, on an as-converted basis, be converted into the right to receive the Merger Consideration. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
      You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.
      For purposes of the opinion set forth herein, we have:

i) reviewed certain publicly available financial statements and other business and financial information of the Company and Federated, respectively;

ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

iii) reviewed certain financial projections prepared by the management of the Company;

iv) discussed the past and current operations and financial condition and the prospects of the Company, with senior executives of the Company;

v) discussed the past and current operations and financial condition and the prospects of Federated, with senior executives of Federated;

vi) discussed certain limited financial projections for Federated with the management of Federated;

vii) discussed limited pro forma financial projections, including information relating to strategic, financial and operational benefits and issues anticipated from the Merger, with senior executives of Federated;

viii) discussed the strategic rationale of the Merger with the management of May and Federated;

ix) reviewed the pro forma impact of the Merger on Federated’s publicly available operating statistics, consolidated capitalization and financial ratios;

x) reviewed the reported prices and trading activity for Company Common Stock and Federated Common Stock;

xi) compared the financial performance of the Company and Federated and the prices and trading activity of the Company Common Stock and Federated Common Stock with that of certain other comparable publicly-traded companies and their securities;

xii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

xiii) participated in discussions and negotiations among representatives of the Company, Federated and their financial and legal advisors;

xiv) reviewed the draft Merger Agreement, dated February 27, 2005 and certain related documents; and

xv) considered such other factors and performed such other analyses as we have deemed appropriate.
      We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company and Federated for the purposes of this opinion. With respect to the financial projections supplied to us or discussed with us, including information relating to strategic, financial and operational benefits and issues anticipated from the Merger, we have assumed they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and Federated. For purposes of its analysis with respect to Federated and after discussions with the management of Federated, Morgan Stanley used and relied on publicly available projections of equity research analysts who report on Federated. We have also relied without independent verification of the assessments of management of the Company and Federated of the strategic rationale of the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement with no material waiver, delay or amendment, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. We have assumed that in connection with the receipt of all the necessary regulatory and other approvals and consents for the proposed Merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and veracity of assessments by such advisors to the Company and Federated with respect to such issues. We have also relied upon, without independent verification, the assessment by the management of the Federated and the Company of the timing and risks associated with the integration of Federated and the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Federated, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.
      In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a business combination involving the Company or any of its assets.
      We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In the past, Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In addition, Morgan Stanley is a full service securities firm engaged in securities trading, investment management and brokerage services. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade the debt and equity securities of the Company or Federated for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.
      It is understood that this letter is for the information and use of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which Federated Common Stock will trade following the announcement of the Merger or at any other time, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company and Federated should vote at the shareholders’ meetings held in connection with the Merger.
      Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Mark D. Eichorn

Mark D. Eichorn
Managing Director

ANNEX C
February 27, 2005
Board of Directors
The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101
Ladies and Gentlemen:
      You have asked us to advise you with respect to the fairness to the holders of common stock, par value $0.50 per share (“May Common Stock”), of The May Department Stores Company (“May”) from a financial point of view of the consideration proposed to be received by the holders of May Common Stock pursuant to the terms of the Agreement and Plan of Merger, to be dated on or about February 27, 2005 (the “Agreement”), by and among Federated Department Stores, Inc. (“Federated”), a wholly-owned subsidiary of Federated (“Merger Sub”), and May.
      We understand that the Agreement provides for the merger of Merger Sub with and into May, with May continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Federated (the “Merger”), and that, upon the effectiveness of the Merger, each issued and outstanding share of May Common Stock will be converted into the right to receive 0.3115 shares of common stock, par value $.01 per share, of Federated (“Federated Common Stock”) plus $17.75 in cash.
      For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other information of May and Federated;

(ii) reviewed certain internal financial statements and other financial and operating data concerning May prepared by the management of May;

(iii) reviewed certain financial projections for May prepared by the management of May;

(iv) reviewed financial forecasts and estimates for Federated prepared by independent research analysts contained in publicly available research reports regarding the future financial performance of Federated and discussed such forecasts and estimates with the management of Federated;

(v) discussed the past and current operations, financial condition and prospects of May with the management of May;

(vi) discussed the past and current operations, financial condition and prospects of Federated, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with the management of Federated;

(vii) reviewed the reported prices and trading activity of May Common Stock and Federated Common Stock;

(viii) compared the financial performance and condition of May and Federated and the reported prices and trading activity of May Common Stock and Federated Common Stock with that of certain other comparable publicly traded companies;

(ix) reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or in part, to the Merger;

(x) reviewed the draft Agreement dated as of February 25, 2005; and

(xi) performed such other analyses as we have deemed appropriate.
      We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such

C-1

information and have relied on such information being complete and correct. With respect to the financial projections of May, we also have assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of May. We have not been provided with, and did not have any access to, any financial projections of Federated prepared by the management of Federated or May. Accordingly, upon advice of the management of Federated and with May’s consent, we have assumed that the financial forecasts and estimates for Federated published by independent research analysts contained in publicly available research reports that we have reviewed are a reasonable basis upon which to evaluate the future financial performance of Federated, and we have relied upon such estimates, as modified by additional information from the management of Federated, in performing our analysis. Furthermore, with May’s consent, we have relied upon the estimates made by the management of Federated of certain potential strategic, financial and other benefits expected to result from the Merger without independent strategic, financial and other benefits expected to result from the Merger without independent assessment. We have not conducted a physical inspection of the facilities or property of May or Federated. We have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities of May or Federated, nor have we been furnished with any such valuation or appraisal. Furthermore, we have not considered any tax effects of the Merger on any person or entity.
      We have assumed that the final form of the Agreement will be substantially the same as the last draft reviewed by us. We have also assumed that the Merger will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the consideration proposed to be received by the holders of May Common Stock in connection with the Merger), and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on May or Federated or the contemplated benefits of the Merger. We have further assumed that all representations and warranties set forth in the Agreement are true and correct and that all parties to the Agreement will comply with all covenants of such party thereunder.
      Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of February 26, 2005. In particular, we do not express any opinion as to the prices at which shares of either May Common Stock or Federated Common Stock may trade at any future time. Furthermore, our opinion does not address May’s underlying business decision to undertake the Merger.
      In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving May or any of its assets.
      The financial advisory services we have provided to May in connection with this Merger were limited to the delivery of this opinion. We will receive a fee upon the delivery of this opinion.
      This letter is for the information of the board of directors of May, and may not be used for any other purpose without our prior written consent. This letter does not constitute a recommendation to any holder of May Common Stock as to how any such holder should vote or act on any matter relating to the Merger.
      Based on, and subject to, the foregoing, we are of the opinion that on the date hereof, the consideration proposed to be received by the holders of May Common Stock in connection with the Merger is fair from a financial point of view to the holders of May Common Stock.

Very truly yours,

PETER J. SOLOMON COMPANY, L.P.

C-2

ANNEX D
PERSONAL AND CONFIDENTIAL
February 27, 2005
Board of Directors
Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, OH 45202
Ladies and Gentlemen:
      You have requested our opinion as to the fairness from a financial point of view to Federated Department Stores, Inc. (the “Company”) of the $17.75 in cash (the “Cash Consideration”) and 0.3115 of a share of the common stock, par value $0.01 per share (the “Company Common Stock”), of the Company (the “Stock Consideration”; together with the Cash Consideration, the “Consideration”) to be paid by the Company for each outstanding share of common stock, par value $0.50 per share (the “Seller Common Stock”), of The May Department Stores Company (the “Seller”) pursuant to the Agreement and Plan of Merger, dated as of February 27, 2005 (the “Agreement”), by and among the Company, Milan Acquisition Corp., a wholly owned subsidiary of the Company, and the Seller.
      Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We also may provide investment banking and other services to the Company, the Seller and their respective affiliates in the future for which we may receive compensation.
      Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, the Seller and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and the Seller for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.
      In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and the Seller for the five fiscal years ended January 31, 2004; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and the Seller; certain other communications from the Company and the Seller to their respective stockholders; certain internal financial analyses and forecasts for the Company prepared by its management; and certain financial analyses and forecasts for the Seller prepared by the management of the Company (the “Forecasts”), including certain cost savings and operating synergies projected by the management of the Company to result from the Transaction (the “Synergies”). We have held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction. We also have held discussions with members of the senior management of the Company and the Seller regarding the past and current business operations, financial condition and future prospects of the Company and the Seller. In addition, we have reviewed the reported price and trading activity for the shares of Company Common Stock and the shares of Seller Common Stock, compared certain financial and stock market information for the Company and the Seller with similar information for certain

D-1

other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the department store and retail industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.
      We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities and the credit card assets as to which the Company has announced that it is exploring various alternatives) of the Company or the Seller or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Seller, or the expected benefits of the Transaction, in any way meaningful to our analyses.
      Our opinion does not address the underlying business decision of the Company to engage in the Transaction, nor are we expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to the Transaction.
      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company for each share of Seller Common Stock pursuant to the Agreement is fair from a financial point of view to the Company.
Very truly yours,
/s/ GOLDMAN, SACHS & CO.

(GOLDMAN, SACHS & CO.)

D-2

ANNEX E
Section 262 of the General Corporation Law of the State of Delaware
Appraisal Rights
      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
      (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX F
Amended and Restated Article Seventh to the Certificate of Incorporation
of Federated Department Stores, Inc.
      SEVENTH. Section 1.     NUMBER, ELECTION, AND TERMS OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than three nor more than 16 and will be fixed from time to time in the manner described in the by-laws of the Company. At the annual meeting of stockholders to be held in 2006, the successors of the Directors whose terms expire at that meeting shall be elected for a term expiring at the next following annual meeting of stockholders, at the annual meeting of stockholders to be held in 2007, the successors of the Directors whose terms expire at that meeting shall be elected for a term expiring at the next following annual meeting of stockholders, and at the annual meeting of stockholders to be held in 2008 and at each annual meeting of stockholders thereafter, each of the Directors shall be elected for a term expiring at the next following annual meeting of stockholders. In each case, Directors shall be elected by plurality vote of all votes cast at such meeting and shall hold office until his or her successor has been elected and qualified. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.
      Section 2.     NOMINATION OF DIRECTOR CANDIDATES. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the by-laws of the Company.
      Section 3.     NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.
      Section 4.     REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, may remove such Director or Directors. If, at the time of any such meeting, the Board is classified as provided in Section 141(d) of the DGCL (or in any successor provision thereto), such removal may be effected only for cause.
      Section 5.     AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, Sections 2 through 5 of this Article Seventh.

F-1

ANNEX G
Amended and Restated Article Thirteenth to
The Amended and Restated Certificate of Incorporation of
The May Department Stores Company
THIRTEENTH.
      The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than three nor more than twenty-one directors, the exact number of directors shall be fixed by the By-laws. At the 2005 meeting of shareowners, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2006 annual meeting of shareowners (which number of directors shall be approximately one-third of the total number of directors of the Corporation); at the 2006 annual meeting of shareowners, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 annual meeting of shareowners (which number of directors shall be approximately two-thirds of the total number of directors of the Corporation); and at each annual meeting of shareowners thereafter, the directors shall be elected for terms expiring at the next annual meeting of shareowners.
      A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

G-1

ANNEX H
Federated’s Standards for Director Independence
      As set forth in Federated’s Corporate Governance Principles, a majority of the Board shall consist of directors who the Board has determined do not have any material relationship with Federated and who are otherwise independent. A director shall be presumed independent by the Board if all of the standards set forth below are met.

A.	Independence Standards
      1. The director may not be (and may not have been within the preceding 60 months) an employee and no member of the director’s immediate family may be (and may not have been within the preceding 36 months) an executive officer of Federated or any of its subsidiaries. For purposes of these Standards for Director Independence, “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
      2. The director is not a party to any contract pursuant to which such Director provides personal services (other than as a director) to Federated or any of its subsidiaries.
      3. Neither the director nor any member of his or her immediate family receives, or has received within the preceding 36 months, direct compensation of more than $100,000 per year from Federated or any of its subsidiaries (other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service or, in the case of an immediate family member, compensation for service as a non-executive employee).
      4. Neither the director nor any member of his or her immediate family is (and has not been within the preceding 60 months) affiliated with or employed in a professional capacity, including as an executive officer, partner or principal, by any corporation or other entity that is or was a paid adviser, consultant or provider of professional services to, or a substantial supplier of, Federated or any of its subsidiaries.
      5. The director is not an employee or executive officer and no member of his or her immediate family is an executive officer of (and have not been within the preceding 36 months) a company that makes payments to, or receives payments from, Federated for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
      6. The director is not employed by an organization that received, within the preceding 60 months, eleemosynary grants or endowments from Federated or any of its subsidiaries in excess of $250,000 in any fiscal year of Federated.
      7. The director is not a parent, child, sibling, aunt, uncle, niece, nephew or first cousin of any other director of Federated.
      8. The director is not a party to any agreement binding him or her to vote, as a stockholder of Federated, in accordance with the recommendations of the Board.
      9. The director is not a director of any corporation or other entity (other than Federated) of which Federated’s Chairman or Chief Executive Officer is also a director.
      10. Neither the director nor a member of the director’s immediate family is employed (and has not been employed for the preceding 12 months) by another company whose compensation committee includes as a member any of Federated’s present executive officers.

B.	Rules of Application
      In determining whether any of the foregoing criteria are satisfied, reference may be made to the commentary accompanying any related NYSE listing standard and any other interpretation or guidance of the NYSE relating to such listing standard.

H-1

      In making a determination regarding a proposed director’s independence, the Board shall consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.
      Any interest or relationship of a director of a type described in Item 404 of Regulation S-K that is outside of the scope of the foregoing criteria and that is not required to be disclosed pursuant to Item 404 shall be presumed not to be inconsistent with the independence of such director.
      Except to the extent otherwise provided in the applicable NYSE listing standards, neither the failure of a director to satisfy one or more of the foregoing criteria, nor the existence of any obligation to disclose an interest or relationship of a director pursuant to Item 404, will preclude the Board from determining that such director is independent.

H-2

ANNEX I
Federated’s Policy and Procedures for Pre-Approval of Non-Audit Services by Outside Auditors

I.	Authority to Approve Non-Audit Services
      Except as noted below, the Audit Review Committee (the “Committee”) will approve in advance all permitted non-audit services(1) (the “Permitted NAS”).
      A. The Committee may delegate to the Chair of the Committee the authority to pre-approve Permitted NAS; provided that any such pre-approval of Permitted NAS granted by any such delegee must be presented to the Committee at its meeting next following the approval.
      B. Pre-approval is not required for any Permitted NAS if:

1. the aggregate amount of any such Permitted NAS constitutes no more than five percent (5%) of the total revenues paid by Federated to its auditors during the fiscal year in which the Permitted NAS are provided;

2. the Permitted NAS were not recognized at the time of the auditor’s engagement to be a Permitted NAS (i.e., either a service indicated as an audit service at the time of the engagement evolves over the course of the engagement to become a non-audit service, or a non-audit service not contemplated at all at the time of the engagement is preformed by the outside auditor after the engagement is approved); and

3. the Permitted NAS are promptly brought to the attention of the Committee (or its delegee) by management and approved prior to the completion of the audit.

II.	Disclosure of Permitted Non-Audit Services in Outside Auditor’s Engagement Letter
      A. The Committee is to receive an itemization in the outside auditor’s engagement letter of Permitted NAS that the outside auditors propose to deliver to Federated during the course of the year covered by the engagement and contemplated at the time of the engagement.
      1. In its submissions to management covering its proposed engagement the outside auditors are to include a statement that the delivery of Permitted NAS during the preceding fiscal year did not impair the independence of the outside auditors.
      B. Whether a Permitted NAS is set out in the auditor engagement letter or proposed by the outside auditors subsequent to the time the engagement letter is submitted, the Committee (or its delegee as described above) is to consider, with input from management, whether delivery of the Permitted NAS impairs independence of the outside auditors.
      1. The Committee is to evaluate, in making such consideration, the non-audit factors and other related principles (the “Qualifying Factors”) set out below.

•	Whether the service is being performed principally for the Audit Review Committee;

•	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Federated’s financial reporting process;

      1 The nine categories of prohibited non-audit services are: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

I-1

•	Whether the service would be performed by specialists (e.g., technology specialists) who ordinarily also provide recurring audit support;

•	Whether the service would be performed by outside audit personnel and, if so, whether it will enhance their knowledge of Federated’s business and operations;

•	Whether the role of those performing the service (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted) would be inconsistent with the outside auditor’s role;

•	Whether the outside audit firm’s personnel would be assuming a management role or creating a mutuality of interest with Federated’s management;

•	Whether the outside auditors, in effect, would be auditing their own numbers;

•	Whether the project must be started and completed very quickly;

•	Whether the outside audit firm has unique expertise in the service;

•	Whether the service entails the outside auditor serving in an advocacy role for Federated; and

•	The size of the fee(s) for the non-audit service(s).
III.     Annual Assessment of Policy
      The Committee will determine on an annual basis whether to amend this policy.

I-2

ANNEX J
Form of Proxy Card for May Common Stockholders
MAY
      The May Department Stores Company encourages you to take advantage of two convenient ways to vote. You may vote 24 hours a day, seven days a week, either over the Internet or using a touch-tone telephone. Your Internet or telephone vote authorizes the named proxies to vote shares in the same manner as if you marked, signed and returned this proxy card. If you vote by Internet or telephone, you do not need to mail back this proxy card.
      If you vote over the Internet, you may also elect to receive future annual reports and proxy statements via the Internet.
INTERNET

•	Go to www.proxyvote.com.

•	Have this proxy card in hand.

•	Follow the simple instructions.
TELEPHONE

•	Using a touch-tone telephone, dial 1-800-690-6903.

•	Have this proxy card in hand.

•	Follow the simple recorded instructions.
MAIL

•	Mark and sign the proxy card below.

•	Detach the proxy card.

•	Return the proxy card in the postage-paid envelope provided.

Admission Ticket
This is your Admission Ticket to May’s 2005
Annual Stockholders Meeting

Please mark all choices like this/ /

 — Fold and detach Proxy Card here if you are not voting by Internet or telephone —
MAY The directors recommend a vote FOR proposals 1, 2, 3, 4 and 5.

Proposal 2 — Election of Directors. The nominees are: (01) Marsha J. Evans	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote for a nominee(s), mark “For All Except” and write in the nominee’s number on the line below.
(02) David B. Rickard
(03) Joyce M. Roché
(04) R. Dean Wolfe
Proposal 1: Approve and adopt the Agreement and Plan of Merger, dated as of February 27, 2005, by and among The May Department Stores Company, Federated Department Stores, Inc. and Milan Acquisition LLC, a wholly owned subsidiary of Federated Department Stores, Inc., and the transactions contemplated by the merger agreement, including the merger.	For / /	Against / /	Abstain / /
Proposal 3: Adopt an amendment to May’s Certificate of Incorporation to provide for annual election of directors.	/ /	/ /	/ /
Proposal 4: Ratification of the appointment of independent registered public accounting firm.	/ /	/ /	/ /
Proposal 5: Approve adjournments or postponements of the May annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the May annual meeting to approve the above proposals.	/ /	/ /	/ /

Signature [PLEASE SIGN WITHIN BOX]                    Date

Signature (Joint Owners)                    Date

 — Fold and detach Proxy Card here if you are not voting by Internet or telephone —
PROXY
THE MAY DEPARTMENT STORES COMPANY
      This proxy is solicited on behalf of the board of directors for the annual meeting on July 13, 2005.
      By signing this card, the undersigned appoints each of John L. Dunham, Alan E. Charlson, and Richard A. Brickson, as proxy, with full power of substitution, to vote all common shares of the undersigned in The May Department Stores Company at the July 13, 2005, annual meeting of stockholders, or when the meeting reconvenes if it is adjourned or postponed, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card. This card is also the undersigned’s voting instruction for any and all shares held of record by The Bank of New York for the undersigned’s account in our Dividend Reinvestment Plan.
The board of directors recommends a vote

•	FOR election of all listed director nominees, and

•	FOR proposals (1), (3), (4) and (5)
      If no directions are given, and this signed card is returned, the undersigned understands that the proxies will vote in accordance with recommendations of the board of directors and in each proxy’s discretion on any other matters that are properly raised at the meeting or when the meeting reconvenes if it is adjourned or postponed.
      The nominees for the board of directors are Marsha J. Evans, David B. Rickard, Joyce M. Roché, and R. Dean Wolfe.
      Please vote by Internet or telephone, or sign the other side of this card and return it promptly in the enclosed return envelope to: The May Department Stores Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Form of Voting Instruction Card for Profit Sharing Plan Members
MAY
      The May Department Stores Company encourages you to take advantage of two convenient ways to instruct the Trustee on how to vote. You may give those instructions 24 hours a day, seven days a week through July 8, 2005, either over the Internet or using a touch-tone telephone. Your Internet or telephone instructions authorizes the Trustee to vote in the same manner as if you marked, signed and returned this voting instruction card. If you give those instructions by Internet or telephone you do not need to mail back this voting instruction card.
      If you vote over the Internet, you may also elect to receive future annual reports and proxy statements via the Internet.
INTERNET

•	Go to www.proxyvote.com.

•	Have this voting instruction card in hand.

•	Follow the simple instructions.
TELEPHONE

•	Using a touch-tone telephone, dial 1-800-690-6903.

•	Have this voting instruction card in hand.

•	Follow the simple recorded instructions.
MAIL

•	Mark and sign the voting instruction card below.

•	Detach the voting instruction card.

•	Return the voting instruction card in the postage-paid envelope provided.
Please mark all choices like this / /

 — Fold and detach Voting Instruction Card here if you are not giving your instructions by
Internet or Telephone —
MAY The directors recommend a vote FOR proposals 1, 2, 3, 4 and 5.

Proposal 2 — Election of Directors. The nominees are: (01) Marsha J. Evans	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote for a nominee(s), mark “For All Except” and write in the nominee’s number on the line below.
(02) David B. Rickard
(03) Joyce M. Roché
(04) R. Dean Wolfe
Proposal 1: Approve and adopt the Agreement and Plan of Merger, dated as of February 27, 2005, by and among The May Department Stores Company, Federated Department Stores, Inc. and Milan Acquisition LLC, a wholly owned subsidiary of Federated Department Stores, Inc., and the transactions contemplated by the merger agreement, including the merger.	For / /	Against / /	Abstain / /
Proposal 3: Adopt an amendment to May’s Certificate of Incorporation to provide for annual election of directors.	/ /	/ /	/ /
Proposal 4: Ratification of the appointment of independent registered public accounting firm.	/ /	/ /	/ /
Proposal 5: Approve adjournments or postponements of the May annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the May annual meeting to approve the above proposals.	/ /	/ /	/ /

Signature [PLEASE SIGN WITHIN BOX]                    Date

Signature (Joint Owners)                    Date

 — Fold and detach Voting Instruction Card here if you are not giving your instructions by
Internet or telephone —
CONFIDENTIAL VOTING INSTRUCTIONS TO THE BANK OF NEW YORK AS TRUSTEE
UNDER THE MAY DEPARTMENT STORES COMPANY PROFIT SHARING PLAN
      By signing this card, the undersigned instructs the Trustee to vote all shares of common stock of The May Department Stores Company represented by units credited to the undersigned’s account in the May Common Stock Fund of the Profit Sharing Plan and all shares of ESOP Preference Shares of the company credited to the undersigned’s account in the ESOP Preference Fund of the Profit Sharing Plan at the July 13, 2005 annual meeting of stockholders, or when the meeting reconvenes if it is adjourned or postponed, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card.
      The board of directors recommends a vote

•	FOR election of all listed director nominees, and

•	FOR proposals (1), (3), (4) and (5)
      If no directions are given, and this signed card is returned, the undersigned understands that the Trustee will vote in accordance with recommendations of the board of directors and in its discretion on any other matters that are properly raised at the meeting or when the meeting reconvenes if it is adjourned or postponed. If the undersigned’s voting instructions are not received by the Trustee on or before July 8, 2005, the Trustee will vote the shares in the same proportion as the other shares held by the Trustee are voted pursuant to instructions received from other participants in the Profit Sharing Plan.
      The nominees for the board of directors are Marsha J. Evans, David B. Rickard, Joyce M. Roché, and R. Dean Wolfe.
      Please give your instructions by Internet or telephone, or sign the other side of this card and return it promptly in the enclosed return envelope to: The May Department Stores Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ANNEX K
Form of Proxy Card for Federated Common Stockholders
      Federated offers stockholders of record three alternative means of voting proxies:

• By Telephone (using a touch-tone phone)	• Through the Internet (using a browser)	• By Mail (traditional method)
      Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.
TELEPHONE VOTING Available only for residents of the United States and Canada.

•	On a touch tone telephone, call TOLL FREE 877-381-4019, 24 hours a day, 7 days a week.

•	Enter ONLY the Control Number shown below.

•	Have your proxy card ready, then follow the instructions.

•	Your vote will be confirmed and cast as you directed.

•	The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on July 12, 2005.

INTERNET VOTING

•	Visit our Internet voting website at http://proxy.georgeson.com and have your proxy card ready.

•	Enter Federated’s Company Number AND the Control Number shown below and follow the instructions on your screen.

•	You will incur only your usual Internet charges.

•	The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on July 12, 2005.

VOTING BY MAIL

•	Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

•	Federated must receive your executed proxy card by 5:00 p.m., Eastern Daylight Savings Time, on July 12, 2005.

•	If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 1, “FOR” ALL NOMINEES
LISTED IN ITEM 2, AND “FOR” ITEMS 3, 4 AND 5.
      1. To authorize the issuance of Federated common stock pursuant to the terms of the Agreement and Plan of Merger, dated as of February 27, 2005, by and among The May Department Stores Company, Federated and Milan Acquisition LLC, a wholly owned subsidiary of Federated, pursuant to which May will merge with Milan Acquisition LLC on the terms and subject to the conditions contained in the merger agreement.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
      2. Election of Directors

FOR all nominees	☐	WITHHOLD AUTHORITY to vote	☐
*EXCEPTIONS	☐

listed below		for all nominees listed below.
Nominees for a three-year term: Meyer Feldberg, Terry J. Lundgren and Marna C. Whittington.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)
*Exceptions
________________________________________________________________________________
      3. To adopt an amendment to Federated’s Certificate of Incorporation to provide for the annual election of directors.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
      4. To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending January 28, 2006.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
      5. To approve adjournments or postponements of the Federated annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Federated annual meeting to approve the above proposals.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
      For purposes of the 2005 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.     ☐
      If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address Mark box to the right.     ☐
      Unless voting by telephone or Internet, this proxy should be dated, signed by the stockholder as his or her name appears hereon, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Dated:	, 2005

Signature of Stockholder

Signature of Stockholder
Votes must be indicated, as in example to the left, in Black or Blue ink.

FEDERATED DEPARTMENT STORES, INC.
Proxies Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders on July 13, 2005
      The undersigned holder of shares of Common Stock of Federated hereby appoints Earl G. Graves, Sr. and Craig E. Weatherup, and each of them, as proxies of the undersigned, with full power of substitution, to act and to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Federated to be held at its corporate offices located at 7 West Seventh Street, Cincinnati, Ohio, 45202 at 11:00 a.m., Eastern Daylight Savings Time, on July 13, 2005 and at any and all postponements and adjournments thereof, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present at such meeting, and particularly with respect to the proposals listed on the reverse side.
      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ITEM 1, “FOR” ALL NOMINEES LISTED IN ITEM 2, AND “FOR” ITEMS 3, 4 AND 5 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES IN RESPECT OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
      PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED.
      IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)

Form of Voting Instruction Card for Profit Sharing Plan Members
      Federated offers stockholders of record three alternative means of giving their voting instructions:

• By Telephone (using a touch-tone phone)	• Through the Internet (using a browser)	• By Mail(traditional method)
      Your telephone or Internet vote authorizes the trustee to vote your shares in the same manner as if you had returned your voting instruction card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.
TELEPHONE VOTING Available only for residents of the United States and Canada.

•	On a touch tone telephone, call TOLL FREE 877-381-4019, 24 hours a day, 7 days a week.

•	Enter ONLY the Control Number shown below.

•	Have your voting instruction card ready, then follow the instructions.

•	Your vote will be cast as you directed.

•	The deadline for giving your voting instructions is 5:00 p.m., Eastern Daylight Savings Time on July 11, 2005.

INTERNET VOTING

•	Visit our Internet voting website at http://www.fds.com/vote and have your voting instruction card ready.

•	Enter Federated’s Company Number AND the Control Number shown below and follow the instructions on your screen.

•	You will incur only your usual Internet charges.

•	The deadline for giving your voting instructions is 5:00 p.m., Eastern Daylight Savings Time on July 11, 2005.

VOTING BY MAIL

•	Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope.

•	Federated must receive your executed voting instruction card by 5:00 p.m., Eastern Daylight Savings Time, on July 11, 2005.

•	If you are voting by telephone or the Internet, please do not mail your voting instruction card.

COMPANY NUMBER	CONTROL NUMBER
TO VOTE BY MAIL, PLEASE DETACH VOTING INSTRUCTION CARD HERE
THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 1, “FOR” ALL NOMINEES
LISTED IN ITEM 2, AND “FOR” ITEMS 3, 4 AND 5.

      1. To authorize the issuance of Federated common stock pursuant to the terms of the Agreement and Plan of Merger, dated as of February 27, 2005, by and among The May Department Stores Company, Federated and Milan Acquisition LLC, a wholly owned subsidiary of Federated, pursuant to which May will merge with Milan Acquisition LLC on the terms and subject to the conditions contained in the merger agreement.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
      2. Election of Directors

FOR all nominees	☐	WITHHOLD AUTHORITY to vote	☐
*EXCEPTIONS	☐

listed below		for all nominees listed below.
      Nominees for a three-year term: Meyer Feldberg, Terry J. Lundgren and Marna C. Whittington.
      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)
*Exceptions

      3. To adopt an amendment to Federated’s Certificate of Incorporation to provide for the annual election of directors.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
      4. To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending January 28, 2006.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
      5. To approve adjournments or postponements of the Federated annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Federated annual meeting to approve the above proposals.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
      For purposes of the 2005 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.     ☐
      If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address Mark box to the right.     ☐

Dated:	, 2005

Signature of Participant
      Instructions
      1. Read the enclosed materials carefully.
      2. Unless voting by telephone or Internet, please complete and sign this instruction card, and return it promptly in the enclosed postage paid envelope.

3. The tabulator is:	Georgeson Shareholders Communications, Inc. c/o Proxyco P.O. Box 1100 New York, NY 10269-0224
Votes must be indicated, as in example to the left, in Black or Blue ink.

FEDERATED DEPARTMENT STORES, INC.

To:	J.P. Morgan Chase Bank, as Trustee for the Federated Department Stores, Inc.
Profit Sharing 401(k) Investment Plan.
      I acknowledge receipt of this Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Federated Department Stores, Inc. to be held on July 13, 2005, and the related Proxy Instructions.
      As to my proportional interest in any stock of Federated registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Federated.
      I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted in accordance with the recommendations of the Board of Directors of Federated as to all proposals.
      If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.
      PLEASE MARK, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY, USING THE ENVELOPE PROVIDED.
      IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR VOTING INSTRUCTION CARD.
(Continued, and to be dated and signed, on the other side)

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
      The following summary of the material provisions of Federated’s by-laws and certificate of incorporation relating to indemnification of directors and officers, Federated’s indemnification agreements with officers and directors, insurance policies maintained by Federated in respect of directors and officers and the Delaware General Corporation Law is not intended to be exclusive and is qualified in its entirety by such by-laws, certificate of incorporation, agreements, insurance policies and statutes.
      Federated’s certificate of incorporation and by-laws provide that Federated shall indemnify its officers and directors to the full extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she has been adjudged to be liable to the corporation unless a court determines otherwise.
      Federated also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of Federated against expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by Federated.
      Pursuant to separate indemnification agreements with Federated, each officer and director of Federated is indemnified against all liabilities relating to his or her position as an officer or director of Federated, to the fullest extent permitted under applicable law.
      For the undertaking with respect to indemnification, see Item 22 herein.

Item 21.	Exhibits and Financial Statement Schedules.
      (a) See Exhibit Index.
      (b) Not applicable.
      (c) The opinion of Goldman, Sachs & Co. is included as Annex D to the joint proxy statement/ prospectus included as part of this registration statement.

Item 22.	Undertakings.

(a)	(1)	The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
	(2)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	(3)	The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)		The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)	(1)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
	(2)	The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)		Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the information statement-prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, state of Ohio, on May 25, 2005.

FEDERATED DEPARTMENT STORES, INC.
(Registrant)

By:	/s/ Dennis J. Broderick

Dennis J. Broderick
Senior Vice President, General Counsel and
Secretary
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Terry J. Lundgren	Chairman, President and Chief Executive Officer, and Director (Principal Executive Officer)	May 25, 2005

* Karen M. Hoguet	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2005

* Joel A. Belsky	Vice President and Controller (Principal Accounting Officer)	May 25, 2005

* Sara Levinson	Director	May 25, 2005

* Joseph Neubauer	Director	May 25, 2005

Joseph A. Pichler	Director	, 2005

* Karl M. von der Heyden	Director	May 25, 2005

* Meyer Feldberg	Director	May 25, 2005

* Ronald W. Tysoe	Director	May 25, 2005

* Marna C. Whittington	Director	May 25, 2005

Signature	Title	Date

Earl G. Graves, Sr.	Director	, 2005

Craig E. Weatherup	Director	, 2005

*	The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 pursuant to the Powers of Attorney executed by the above-named persons.

By:	/s/ Dennis J. Broderick Dennis J. Broderick Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.		Exhibit Description

2.1		Agreement and Plan of Merger, dated as of February 27, 2005, by and among Federated, May and Merger Sub (included as Annex A to the joint proxy statement/ prospectus forming a part of this registration statement). The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request. A list identifying the contents of the omitted schedules is included in the table of contents to Annex A.

5	.1†	Opinion of Dennis J. Broderick, Senior Vice President, General Counsel and Secretary of Federated, regarding the validity of the Federated common shares being registered hereby.

8.1		Opinion of Jones Day regarding certain U.S. federal income tax aspects of the merger.

8.2		Opinion of Skadden, Arps, Slate, Meagher & Flom regarding certain U.S. federal income tax aspects of the merger.

23.1		Consent of KPMG LLP, independent registered public accounting firm for Federated.

23.2		Consent of Deloitte & Touche, LLP, independent registered public accounting firm for May.

23.3		Consent of Dennis J. Broderick (included in Exhibit 5.1 and incorporated herein by reference).

23.4		Consent of Jones Day (included as part of its opinion filed as Exhibit 8.1).

23.5		Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of its opinion filed as Exhibit 8.2).

24	.1†	Powers of Attorney of directors and officers of Federated (included in the signature page to this registration statement filed on March 30, 2005).

99.1		Opinion of Morgan Stanley & Co. Incorporated (included as Annex B to the joint proxy statement/ prospectus forming a part of this registration statement).

99.2		Opinion of Peter J. Solomon Company, L.P. (included as Annex C to the joint proxy statement/ prospectus forming a part of this registration statement).

99.3		Opinion of Goldman, Sachs & Co. (included as Annex D to the joint proxy statement/ prospectus forming a part of this registration statement).

99.4		Consent of Morgan Stanley & Co. Incorporated.

99.5		Consent of Peter J. Solomon Company, L.P.

99.6		Consent of Goldman, Sachs & Co.

†	Previously filed.